   As filed with the Securities and Exchange Commission on November 3, 1997.

                          Registration No. 333-39339
 -----------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                 AMENDMENT NO. 1
                                        TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              EMERGENT GROUP, INC.
EMERGENT MORTGAGE CORP.                  EMERGENT MORTGAGE CORP. OF TENNESSEE
CAROLINA INVESTORS, INC.                 EMERGENT FINANCIAL CORP.
STERLING LENDING CORPORATION             EMERGENT EQUITY ADVISORS, INC.
STERLING LENDING INSURANCE AGENCY        THE LOAN PRO$, INC.
EMERGENT BUSINESS CAPITAL, INC.          PREMIER FINANCIAL SRVICES, INC.
EMERGENT COMMERCIAL MORTGAGE, INC.       EMERGENT INSURANCE AGENCY CORP.
        (Exact names of registrants as specified in their charters)



       South Carolina                                        6162                                57-0513287
-----------------------------                 -----------------------------------             ---------------
(State or other jurisdiction                     (Primary Standard Industrial                (I.R.S. Employer
of incorporation or organization)                 Classification Code Number)                Identification No.)

                         15 SOUTH MAIN STREET, SUITE 750
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 235-8056
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                              JOHN M. STERLING, JR.
                             CHIEF EXECUTIVE OFFICER
                              EMERGENT GROUP, INC.
                         15 SOUTH MAIN STREET, SUITE 750
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 235-8056
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:

                         WILLIAM P. CRAWFORD, JR., ESQ.
                     WYCHE, BURGESS, FREEMAN & PARHAM, P.A.
                               POST OFFICE BOX 728
                      GREENVILLE, SOUTH CAROLINA 29602-0728
                           (864) 242-8200 (TELEPHONE)
                           (864) 235-8900 (FACSIMILE)

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|


                         CALCULATION OF REGISTRATION FEE



                                                         Proposed maximum
  Title of each class of                                offering price per       Proposed maximum            Amount of
securities to be registered Amount to be registered          note(1)         aggregate offering price    registration fee
--------------------------  ------------------------  ---------------------  ------------------------- ---------------------
10-3/4% Senior Notes due          $125,000,000                 100%                $125,000,000              $36,878.79(2)
2004, Series B
--------------------------  ------------------------  ---------------------  ------------------------- ---------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

(A redherring appears on the left hand side of this page, rotated 90 degrees. Text follows.)

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS                           [LOGO OF EMERGENT GROUP, INC. APPEARS HERE]

November 12, 1997


                              EMERGENT GROUP, INC.
                              OFFER TO EXCHANGE ITS
                     10-3/4% SENIOR NOTES DUE 2004, SERIES B
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                           FOR ANY AND ALL OUTSTANDING
                     10-3/4% SENIOR NOTES DUE 2004, SERIES A

                     ---------------------------------------

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON
DECEMBER 17, 1997, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (THE "EXPIRATION DATE").

       Emergent Group, Inc., a South Carolina corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange up to $125.0 million in aggregate principal amount of its 10-3/4% Senior Notes due 2004, Series B (the "Exchange Notes") for equal principal amounts of its outstanding 10-3/4% Senior Notes due 2004, Series A (the "Senior Notes"). The Exchange Notes are substantially identical (including principal amount, interest rate, maturity and redemption rights) to the Senior Notes for which they may be exchanged pursuant to this offer, except that (i) the offering and sale of the Exchange Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) holders of Exchange Notes will not be entitled to certain rights of holders of Senior Notes under a Registration Rights Agreement (as defined herein) of the Company. The Senior Notes have been, and the Exchange Notes will be, issued under an Indenture dated as of September 23, 1997 (the "Indenture") by and among the Company, the Subsidiary Guarantors (as defined herein) and Bankers Trust Company, as trustee (the "Trustee"). The Company will not receive any proceeds from this Exchange Offer; however, pursuant to the Registration Rights Agreement, the Company will bear certain offering expenses. See "The Exchange Offer-- Senior Notes Registration Rights." The Senior Notes together with the Exchange Notes are referred to herein as the "Notes."

       The Exchange Notes will bear interest at the same rate and on the same terms as the Senior Notes. Consequently, interest on the Exchange Notes will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 1998. The Exchange Notes will mature on September 15, 2004, and may be redeemed at the option of the Company, in whole or in part, on or after September 15, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest thereon, including under certain circumstances additional interest resulting from any registration default that may have aoccured as discussed herein, to the applicable redemption date. Upon a Change of Control (as defined herein), each holder of Exchange Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Exchange Notes at an offer price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, including under certain circumstances additional interest resulting from any registration default that may have occured as discussed herin, to the date of purchase. See "Description of Exchange Notes -- Optional Redemption" and -- Change of Control."

       The Exchange Notes will be general unsecured obligations of the Company and will rank pari passu in right of payment with all existing and future unsecured unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. In addition, the Exchange Notes will be fully and unconditionally guaranteed on a joint and several basis (each, a "Guarantee") by each of the Company's existing and future Subsidiaries (as defined herein), other than any Subsidiary that is either a Securitization Special Purpose Subsidiary or a Small Business Investment Company (each as defined herein) and Subsidiaries designated in the future as "Unrestricted Subsidiaries" in accordance with the Indenture (as defined herein) (collectively, the "Subsidiary Guarantors"). With the exception of the Guarantee by the Company's subsidiary, Carolina Investors, Inc. ("CII"), the Guarantees will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of the Subsidiary Guarantors and senior in right of payment to all existing and future subordinated indebtedness of such Subsidiary Guarantors. The Guarantee by CII will be a senior subordinated obligation of CII, subordinated in right of payment to all existing and future senior indebtedness of CII (which, as of June 30, 1997, totaled $16.1 million, all of which was secured), and will rank pari passu in right of payment with all existing and future senior subordinated indebtedness of CII (which, as of June 30, 1997, totaled $105.7 million) and senior in right of payment to all subordinated indebtedness of CII (which, as of June 30, 1997, totaled $19.2 million). See "Description of Exchange Notes." The Exchange Notes and the Guarantees will be subordinated to all existing and future secured indebtedness of the Company and the Subsidiary Guarantors (to the extent of the assets securing such indebtedness). As of June 30, 1997, after giving pro forma effect to the Offering of the Senior Notes, the Company and the Subsidiary Guarantors had approximately $53.6 million of secured indebtedness outstanding. See "Description of Exchange Notes."

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS WITH RESPECT TO THE SENIOR NOTES AND THE EXCHANGE NOTES.

       The Company will accept for exchange any and all Senior Notes validly tendered by eligible holders and not withdrawn prior to 5:00 p.m. Eastern time on December 17, 1997, unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Senior Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Senior Notes may be tendered only in integral multiples of $1,000. See "The Exchange Offer."

       Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal provides that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for Senior Notes where such Senior Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, beginning on the date of this Prospectus and ending on the close of business no more than one year after the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Explanatory Note," "The Exchange Offer -- Terms of the Exchange Offer" and "Plan of Distribution."

       The Senior Notes are not listed on any securities exchange and are not traded on the National Association of Securities Dealers Automated Quotation System, Inc. ("Nasdaq"). The Senior Notes are traded through the National Association of Securities Dealers, Inc.'s ("NASD") PORTAL trading system under the symbol "EMERNP04," and it is expected that the Exchange Notes will be eligible for trading through the PORTAL system. The Company does not intend to list the Exchange Notes on any national securities exchange or to seek admission thereof to trading on Nasdaq.

       The Initial Purchasers (as defined herein) have advised the Company that they have made a market in the Senior Notes, and that they may make a market in the Senior Notes and in the Exchange Notes; however, they are not obligated to do so and any market-making activity may be discontinued at any time. As a result, there is no assurance that an active public market will develop or continue for the Exchange Notes, or that the market, if any, that develops for the Exchange Notes will be similar to the limited market that currently exists for the Senior Notes. To the extent that a market for the Exchange Notes does develop, the market value of the Exchange Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition and certain other factors. Such conditions might cause the Exchange Notes, to the extent that they are traded, to trade at a significant discount from face value. See "Risk Factors -- Lack of Public Market."

       Except as specifically requested by a holder on the Letter of Transmittal, the Exchange Notes will be issued in the form of a Global Note (as defined herein). Beneficial interests in the Global Note representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by The Depository Trust Company ("DTC") and its participants. See "Explanatory Note."

       The Company will not receive any proceeds from, and has agreed to bear the expenses of, the Exchange Offer. No underwriter is being used in connection with this Exchange Offer. See "The Exchange Offer."

       THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF SENIOR NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.


       NO PERSON IS AUTHORIZED IN CONNECTION WITH THE EXCHANGE OFFER TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

       UNTIL FEBRUARY 16, 1998 DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS IN CONNECTION THEREWITH. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                EXPLANATORY NOTE

       This Registration Statement covers $125.0 million in aggregate principal amount of 10-3/4% Senior Notes due 2004, Series B of the Company (the "Exchange Notes") to be offered in exchange for equal principal amounts of the Company's outstanding 10-3/4% Senior Notes due 2004, Series A (the "Senior Notes"). This Registration Statement is being filed to satisfy certain requirements of a Registration Rights Agreement (the "Registration Rights Agreement") dated as of September 23, 1997, by and among the Company, the Subsidiary Guarantors (as defined herein) and First Union Capital Markets Corp., JP Morgan Securities, Inc. and Wheat, First Securities, Inc. (collectively, the "Initial Purchasers") of the Senior Notes.

       Based on interpretations by the staff of the Securities and Exchange Commission (the "SEC" or the "Commission") set forth in no-action letters issued to unrelated third parties (see e.g. EXXON CAPITAL HOLDINGS CORP., SEC No-Action Letter (available April 13, 1989) and MORGAN STANLEY & CO. INC., SEC No-Action Letter (available June 5, 1991), collectively, the "No-Action Letters"), holders of Senior Notes who tender their Senior Notes in the Exchange Offer with the intention of participating in a distribution of the Exchange Notes will not be able to rely on the No-Action Letters or similar no-action letters. The Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Senior Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities
Act), without compliance with the registration and prospectus delivery provisions of the Securities Act; PROVIDED that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, and had no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Senior Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer that receives Exchange Notes for its own account in exchange for Senior Notes, where such Senior Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Company believes that none of the registered holders of the Senior Notes is an affiliate (as such term is defined in Rule 405 under the Securities
Act) of the Company.

       The Company hereby notifies each holder of Senior Notes that any broker-dealer that holds Senior Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes pursuant to the Exchange Offer may be a statutory underwriter, and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. Any broker-dealer that holds Senior Notes acquired for its own account as a result of market-making or other trading activities acknowledges and agrees, as a term of the Exchange Offer, that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received pursuant to the Exchange Offer. However, by so doing, the broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Such broker-dealer will also be deemed to represent and warrant to the Company that it is not participating in, and has no intent to participate in, any distribution of Exchange Notes, and has not entered into any arrangement or understanding with any person to distribute the Exchange Notes.

       In the event that (i) any holder of Senior Notes is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or
(ii) any such holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in this Registration Statement is not appropriate or available for such resales by such holder, or (iii) such holder is a broker-dealer and holds Senior Notes acquired directly from the Company or one of its affiliates, then the Company has agreed to file a shelf registration statement pursuant to Rule 415 under the Securities Act for resales of Senior Notes for holders meeting certain requirements, pursuant to the Registration Rights Agreement. See "Summary -- The Exchange Offer," "The Exchange Offer" and "Plan of Distribution."

       Any Senior Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent any Senior Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered and unregistered Senior Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Senior Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have fulfilled certain of its obligations under the Registration Rights Agreement. Holders of Senior Notes who do not tender their Senior Notes generally will not have any further registration rights under the Registration Rights Agreement or otherwise. See "Risk Factors -- Failure to Exchange Senior Notes" and "The Exchange Offer."

       The Company expects that, similar to the Senior Notes, and except as specifically requested by a holder on the Letter of Transmittal, the Exchange Notes will be issued in the form of a Global Note (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in its name or in the name of the Depositary's nominee, Cede & Co. Beneficial interests in the Global Note representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Note, Exchange Notes in certificated form may be issued in exchange for the Global Note on the terms and conditions set forth in the Indenture. See "Description of Exchange Notes -- Book-Entry, Delivery and Form."

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. See "Available Information" for information regarding the reports, proxy statements and other information filed by the Company with the Commission.

       In addition, the Company has agreed that, for so long as any of the Senior Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, it will make available to any prospective purchaser of the Senior Notes or holder of the Senior Notes upon the request of such prospective purchaser or holder the information required by Rule 144A(d)(4) under the Securities Act.


         SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

       THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND 21E OF THE EXCHANGE ACT. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS ("CAUTIONARY STATEMENTS") THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, THOSE STATEMENTS MADE IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED UNDER "RISK FACTORS" AND OTHERWISE HEREIN. ALL WRITTEN OR ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.


                           REPORTS TO SECURITY HOLDERS

       See "Description of Exchange Notes -- SEC Reports" for a description of reports that will be available to Holders of the Exchange Notes.

                                TABLE OF CONTENTS





EXPLANATORY NOTE..........................................................................................................3

SUMMARY...................................................................................................................8
       The Company........................................................................................................8
       Mortgage Loan Division.............................................................................................8
       Small Business Loan Division.......................................................................................9
       The Exchange Offer................................................................................................11
       Summary of Terms of Exchange Notes................................................................................14
       Risk Factors......................................................................................................15
       Summary Consolidated Financial and Operating Data.................................................................16

RISK FACTORS.............................................................................................................19
       Failure To Exchange Senior Notes..................................................................................19
       Leverage; Asset Encumbrance.......................................................................................19
       Ability to Service Debt; Negative Cash Flows......................................................................20
       Dependence on Securitizations and Loan Sales......................................................................20
       Availability of Funding Sources...................................................................................20
       Creditworthiness of Non-prime Borrowers and Risk of Default.......................................................21
       Credit Risks Associated with High LTV Loans.......................................................................21
       Potential Change in Valuation of Interest-Only and Residual Certificates..........................................21
       Contingent Risks..................................................................................................21
       Right to Terminate Servicing Rights; Delinquencies................................................................21
       Management of Rapid Growth........................................................................................21
       Non-attainment of Growth in Retail Originations...................................................................21
       Limited History in Securitization Servicing.......................................................................22
       Termination of Mortgage Banker Relationships and Strategic Alliance Agreements....................................22
       Economic Conditions...............................................................................................22
       Adequacy of Allowance for Credit Losses...........................................................................22
       Dependence on Federal Programs and Related Agreements.............................................................24
       Interest Rate Sensitivity.........................................................................................24
       Hedging Risks.....................................................................................................24
       Competition.......................................................................................................24
       Regulation of Lending Activities; Changing Regulatory Environment.................................................24
       Fraudulent Conveyance Considerations..............................................................................24
       Dependence upon Key Executives....................................................................................24
       Actual Results May Differ From Forward Looking Statements.........................................................25

USE OF PROCEEDS..........................................................................................................26

CAPITALIZATION...........................................................................................................26

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA.......................................................................27

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS....................................32
       General...........................................................................................................32
       Operating Cash Flow...............................................................................................33
       Profitability.....................................................................................................34
       Results of Operations.............................................................................................35
           Six Months Ended June 30, 1997 Compared To Six Months Ended June 30, 1996.....................................35
           Year Ended December 31, 1996 Compared To Year Ended December 31, 1995.........................................35
           Year Ended December 31, 1995 Compared To Year Ended December 31, 1994.........................................36
       Financial Condition...............................................................................................37
       Discontinued Operations...........................................................................................38
           Transportation Segment........................................................................................38
           Apparel Segment...............................................................................................38
       Allowance for Credit Losses and Credit Loss Experience............................................................38
       Summary of Allowance for Credit Losses............................................................................39
       Liquidity and Capital Resources...................................................................................40
       Loan Sales and Securitizations....................................................................................41
       Accounting Considerations.........................................................................................41
       Tax Considerations - The NOL......................................................................................42
       Inflation and Interest Rates......................................................................................43

                                        5

BUSINESS.................................................................................................................44
       General...........................................................................................................44
       Mortgage Loan Division............................................................................................45
           Overview......................................................................................................45
           Mortgage Loan Origination.....................................................................................46
           Loan Originations by Channel .................................................................................46
           Retail Mortgage Loan Originations ............................................................................47
           Loan Underwriting.............................................................................................48
           Internal Loan Classification..................................................................................48
           Loan Originations by Credit Classification....................................................................49
           Mortgage Loan Servicing, Delinquencies and Collections........................................................51
              Servicing..................................................................................................51
              Delinquencies and Collections .............................................................................51
       Small Business Loan Division......................................................................................52
           Overview......................................................................................................52
           Small Business Loan Customers.................................................................................53
           Section 7(a) Loan Program.....................................................................................53
           SBA Guarantees................................................................................................54
           Loan Origination and Approval.................................................................................54
           Small Business Loan Sales and Securitizations.................................................................54
           Small Business Loan Servicing, Delinquencies and Collections..................................................55
              Servicing..................................................................................................55
              Delinquencies and Collections .............................................................................55
       Auto Loan Division................................................................................................57
           Overview......................................................................................................57
           Loan Securitizations..........................................................................................57
           Servicing, Collection and Delinquencies.......................................................................57
       Auto Loan Delinquencies and Charge-Offs ..........................................................................58
       Competition.......................................................................................................59
       Regulation........................................................................................................59
           General.......................................................................................................59
           Mortgage Loans................................................................................................59
           Small Business Loans..........................................................................................60
           Auto Loans....................................................................................................60
       Employees.........................................................................................................61
       Properties........................................................................................................61
       Legal Proceedings.................................................................................................61




MANAGEMENT...............................................................................................................62
       Executive Officers and Directors..................................................................................62

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........................................................64

CERTAIN TRANSACTIONS.....................................................................................................66

THE EXCHANGE OFFER.......................................................................................................67
       Purpose of the Exchange Offer.....................................................................................67
       Resale of the Exchange Notes......................................................................................67
       Terms of the Exchange Offer.......................................................................................67
       Expiration Date; Extensions; Amendments...........................................................................68
       Interest on the Exchange Notes....................................................................................68
       Procedures for Tendering..........................................................................................68
       Return of Senior Notes............................................................................................69
       Book-Entry Transfer...............................................................................................70
       Guaranteed Delivery Procedures....................................................................................70
       Withdrawal of Tenders.............................................................................................70
       Conditions........................................................................................................70
       Senior Notes Registration Rights..................................................................................70
       Termination of Certain Rights.....................................................................................71
       Exchange Agent....................................................................................................71
       Fees and Expenses.................................................................................................72
       Consequence of Failures to Exchange...............................................................................72
       Accounting Treatment..............................................................................................72
       Appraisal Rights..................................................................................................72

DESCRIPTION OF EXCHANGE NOTES............................................................................................73
       General...........................................................................................................73
       Maturity, Interest and Principal..................................................................................73
       Optional Redemption...............................................................................................73

                                        6

       Mandatory Redemption .............................................................................................74
       Certain Covenants.................................................................................................74
           Limitation on Additional Indebtedness.........................................................................74
           Limitation on CII Indebtedness................................................................................74
           Limitation on Restricted Payments.............................................................................74
           Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.......................75
           Limitation on Liens...........................................................................................75
           Limitation on Sales of Assets.................................................................................75
           Limitation on Preferred Stock of Subsidiaries.................................................................76
           Limitation on Transactions with Affiliates....................................................................76
       Payments for Consent .............................................................................................77
       Change of Control Offer...........................................................................................77
       Merger, Consolidation or Sale of Assets...........................................................................78
       SEC Reports.......................................................................................................78
       Subsidiary Guarantees.............................................................................................78
       Events of Default.................................................................................................78
       Satisfaction and Discharge of the Indenture.......................................................................79
       Defeasance........................................................................................................79
       Modification and Waiver...........................................................................................80
       Governing Law.....................................................................................................80
       The Trustee.......................................................................................................80
       Certain Definitions...............................................................................................80
       Form, Denomination, Book-entry Procedures and Transfer............................................................88
       Depository Procedures.............................................................................................88
       Exchange of Book-entry Notes for Certificated Notes...............................................................89

DESCRIPTION OF OTHER INDEBTEDNESS........................................................................................90
       Mortgage Loan Division............................................................................................90
       Small Business Loan Division......................................................................................90
       Auto Loan Division................................................................................................91

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS................................................................................92

PLAN OF DISTRIBUTION.....................................................................................................93

LEGAL MATTERS............................................................................................................94

EXPERTS..................................................................................................................94

AVAILABLE INFORMATION....................................................................................................94

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .......................................................................94

INDEX TO FINANCIAL STATEMENTS...........................................................................................F-1
       INDEPENDENT AUDITORS' REPORT.....................................................................................F-2
       CONSOLIDATED BALANCE SHEETS......................................................................................F-3

                                     SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE HEREIN. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF, AMONG OTHER THINGS, THE CAUTIONARY STATEMENTS, INCLUDING WITHOUT LIMITATION THE FACTORS SET FORTH BEOW UNDER "RISK FACTORS." THE INFORMATION SET FORTH BELOW UNDER "RISK FACTORS" SHOULD BE CONSIDERED CARFULLY IN EVALUATING THE EXCHANGE OFFER. UNLESS THE CONTEXT REQUIRES OTHERWISE, ALL REFERENCES TO THE COMPANY INCLUDE THE COMPANY AND ALL OF ITS SUBSIDIARIES.

                                   THE COMPANY

         Emergent Group, Inc. is a diversified financial services company that originates, services, sells and securitizes residential mortgage loans ("Mortgage Loans"), small business loans ("Small Business Loans") and, to a lesser extent, used automobile loans ("Auto Loans"). The Company makes substantially all of its loans to borrowers who have limited access to credit or who may be considered credit-impaired by conventional lending standards ("non-prime borrowers"). Based on industry publications, the Company believes that it is among the top 15 retail originators of non-prime Mortgage Loans and among the top 30 originators of wholesale and retail Mortgage Loans, in aggregate, in the United States. According to the U.S. Small Business Administration ("SBA"), the Company was the seventh largest originator of SBA loans in the United States, by principal amount of SBA loans approved, for the SBA's fiscal year ended September 30, 1996.

         The Company commenced its lending operations in 1991 with the acquisition of Carolina Investors, Inc. ("CII"), a South Carolina non-prime mortgage lender which has been in business since 1963. Since such acquisition, the Company has significantly expanded its lending operations and through December 31, 1996 experienced a compounded annual growth rate in total loan originations of 86%. During the years 1994, 1995 and 1996, the Company originated $150.0 million, $249.5 million and $415.1 million in loans, respectively. This loan growth has been accelerated by the successful implementation during 1996 and 1997 of the Company's retail Mortgage Loan origination strategy. The Company's loan originations increased 164% to $513.7 million for the six months ended June 30, 1997 compared to $194.4 million for the six months ended June 30, 1996. Of the Company's loan originations for the six months ended June 30, 1997, 92% were Mortgage Loans, 6% were Small Business Loans and 2% were Auto Loans. The Company currently intends to divest its Auto Loan operations.

         The Company believes the rapid market penetration and growth of its retail Mortgage Loan operation results in part from its philosophy of encouraging its retail Mortgage Loan customers to become debt free in the shortest practicable time-frame. The Company believes that this approach is unique among its competitors. By providing coupled first and second lien Mortgage Loans, which typically have terms of 15 years and are used to consolidate higher interest rate consumer debt, the Company provides customers with similar monthly payments, but more rapid debt reduction, than typical 30 year mortgages. The Company's originators are trained to emphasize the benefits of both rapid debt repayment and monthly debt service reduction. In addition, borrowers are provided access to a free financial counseling program, known as REAL REWARDS, which was developed by the Company to help individual borrowers accelerate debt repayment and improve their credit ratings.

         The Company markets its Small Business Loan operation as a commercial lender offering a variety of loan products capable of meeting substantially all of the commercial credit needs of small businesses in various stages of development, and believes it is one of only a few national, non-bank lending operations which focuses on smaller businesses with debt needs of generally less than $2.0 million.

MORTGAGE LOAN DIVISION

         The Company's Mortgage Loan operation (the "Mortgage Loan Division") makes Mortgage Loans primarily to owners of single family residences who use the loan proceeds for such purposes as refinancing, debt consolidation, home improvements and educational expenditures. The Company believes the non-prime mortgage market is highly fragmented and growing rapidly. The Mortgage Bankers Association estimates that total loan originations for the non-prime mortgage industry grew approximately 21% from $120 billion in 1995 to $145 billion in 1996. In addition, industry publications estimate that the top 25 lenders to the non-prime mortgage loan industry represented, in aggregate, approximately 21% of 1996 loan originations, with the largest lender representing approximately 4% of the total. The Company believes there are opportunities to capture market share from independent brokers who cannot provide the level of service, rapid response time and operating efficiencies typically associated with larger lending entities such as the Company.

         The Company has developed a comprehensive credit analysis system for its loan originations to ensure that credit standards are maintained and consistent underwriting procedures are followed. The Company's focus is to capture higher quality non-prime borrowers, and during the first six months of 1997, 72% and 20% of the Mortgage Loans originated by the Company were to borrowers internally classified as "AA/A" and "B", respectively. In addition, 55% of the Company's first Mortgage Loans originated in the first six months of 1997 have maturities of 15 years or less, which provides for more rapid reduction of principal and, consequently, a faster improvement in loan-to-value ("LTV") ratios compared to traditional 30 year mortgages.

         In the first six months of 1997, 75% of the Mortgage Loans originated were secured by first liens. Such first Mortgage Loans had an average principal balance of approximately $66,500, a weighted average interest rate of approximately 11% and an average LTV ratio of 79%. Approximately 43%, or $154.0 million, of the Company's first Mortgage Loans originated during the first six months of 1997 were originated through the Company's retail operation. In connection with approximately 60% of such loans, the Company also made a second Mortgage Loan to the same borrower, which resulted in combined LTV ratios that averaged 105%, and may have been as high as 125%. Such second Mortgage Loans had an average principal balance of approximately $26,400 and a weighted average interest rate of approximately 15%.

         The Company believes this structure of coupled first and second Mortgage Loans generally will result in slower prepayment rates on its first Mortgage Loans compared with stand-alone first mortgage loans, because borrowers have less opportunity to refinance, since the second mortgage generally must be repaid or refinanced in order to refinance the first mortgage. In order to reduce the Company's credit risk, second Mortgage Loans with a combined LTV ratio greater than 100% are pre-approved and pre-underwritten by a third party and generally sold without recourse on a whole loan basis with certain representations and warranties. Second Mortgage Loans with a combined LTV ratio less than 100% are underwritten by the Company and generally sold on a whole loan basis without recourse.

         The Company has invested significantly in technology and personnel to improve and expand its underwriting, servicing, and collection functions. The members of the Company's front-line management team have an average of over 11 years of experience in the non-prime mortgage industry. Also, a substantial number of the Company's retail underwriters, originators and servicers hired to date have significant prior industry experience. The Company believes its current operations are capable of handling substantial increases in both loan origination volume and securitization servicing capacity with only modest increases in fixed expenses. The Company believes that this industry-specific experience, coupled with the Company's underwriting guidelines, existing MIS systems and servicing infrastructure will enable the Company to execute successfully its business strategy.

         The Mortgage Loan Division originates Mortgage Loans on a retail basis through regional offices and on a wholesale basis through independent mortgage brokers and mortgage bankers (collectively, the "Mortgage Bankers"). The Company's mortgage lending operations are currently conducted in 42 states through twelve retail offices and approximately 700 Mortgage Bankers. The Company has established strategic alliance agreements with certain Mortgage Bankers (the "Strategic Alliance Mortgage Bankers"), which require the Strategic Alliance Mortgage Bankers to sell to the Company all of their loans up to specified levels which meet the Company's underwriting criteria in exchange for delegated underwriting, administrative support and expedited funding. The Company believes that its use of retail and wholesale origination and strategic alliances is an effective diversification strategy which enables the Company to penetrate the non-prime mortgage loan market through multiple channels without being overly dependent on any one channel. Principal elements of the Company's retail and wholesale Mortgage Loan operations are outlined below.

o RETAIL LOAN ORIGINATIONS. Since the first quarter of 1996, the Company has successfully focused a significant portion of its resources on developing its retail loan operation, thereby reducing its dependence on third party origination sources. In June 1997, retail Mortgage Loan originations represented 53% of the Company's total Mortgage Loan originations. The Company believes that its retail operation has significant long-term profit potential because the origination and other fees (typically paid to the broker-originators) will more than offset the infrastructure expenses associated with operating a retail operation. The Company also believes that the retail operation will allow more Company control over the underwriting process and the borrower relationship, reduce reliance on wholesale sources and build brand recognition.

         Unlike many of its competitors (particularly non-prime mortgage lenders that began operations as traditional finance companies), the Company markets its retail lending operations in large part through direct mail and telemarketing methods, as compared to a traditional "bricks and mortar" retail approach. The Company believes that this strategy allows it to target different areas of the country more quickly, depending on the economic, business and other characteristics that may exist at a particular point in time. The Company uses large regional operating centers consisting of underwriters, originators and loan processors which enable it to realize economies of scale and to compete more efficiently than through traditional retail operations.

o WHOLESALE LOAN ORIGINATIONS. The Company believes that its wholesale lending operation will continue to play an important part in its business and that the wholesale operation, when coupled with retail origination channels, will maximize the Company's potential growth and penetration of the non-prime mortgage loan market, particularly because there are a large number of independent mortgage brokers who require outside funding of their loans. The wholesale strategy also provides more favorable cash flow than a correspondent-based strategy because such loans are generally funded at par, rather than at the premiums typically associated with bulk correspondent purchases.


SMALL BUSINESS LOAN DIVISION

         The Company's Small Business Loan operation (the "Small Business Loan Division") makes loans to small businesses primarily for the acquisition or refinancing of property, plant and equipment, working capital and debt consolidation. The Company's principal strategy in the Small Business Loan Division is to market the Company's SBA loans ("SBA Loans"), asset-based small business loans ("Asset-Based Small Business Loans") and mezzanine loans as products of a single commercial loan company capable of meeting the range of commercial credit needs of small businesses in various stages of development. The Company believes that it is one of only a few national, non-bank lenders that focus on smaller businesses with debt needs of generally less than $2.0 million, that also offers such businesses various commercial loan products designed to meet substantially all of their financing needs.

         During 1994, 1995 and 1996, Small Business Loan originations totaled $43.1 million, $39.6 million and $68.2 million, respectively. During the six months ended June 30, 1997, Small Business Loan originations totaled $31.0 million. Principal loan products of the Company's Small Business Loan Division consist of the following:

o SBA LOANS. For the first six months of 1997, approximately 71% of the Company's Small Business Loans were SBA Loans. The Company is one of approximately 12 non-depository entities in the United States utilizing a license to make SBA Loans. Substantially all of the Company's SBA Loans are made under Section 7(a) ("Section 7(a) Loans") of the Small Business Act of 1953, as amended (the "Small Business Act"). During the six months ended June 30, 1997, the Company originated approximately $22.1 million in SBA Loans. The SBA guarantees on a pro rata basis generally 75% of the original principal amount of an SBA Loan, subject to a maximum guarantee amount per borrower of $750,000. The Company sells participations representing the SBA-guaranteed portion of its SBA Loans (the "SBA Loan Participations") in the secondary market. In connection with such sales, the Company typically receives cash premiums of approximately 10% of the guaranteed portion being sold. In addition, the Company retains servicing rights for which it currently receives an average of 2% of the guaranteed portion annually over the life of the loan. The Company securitizes the unguaranteed portions of its SBA Loans. According to the SBA, the Company was the seventh largest originator of SBA Loans in the United States, by principal amount of SBA Loans approved, for the SBA's fiscal year ended September 30, 1996. The Company intends to expand its SBA Loan operations by utilizing its "Preferred Lender" status (the highest designation) with the SBA to minimize response time and maximize loan production, opening additional offices, increasing the number of relationships with referral sources such as commercial loan and real estate brokers ("Commercial Loan Brokers") and increasing the number of internal business development officers.

o ASSET-BASED LOANS. The Small Business Loan Division also provides Asset-Based Small Business Loans, which are revolving working capital loans secured by accounts receivable, inventory and equipment to small and medium-sized businesses. The Company's asset-based lending operation, which began in April 1996, originated approximately $8.9 million in the first six months of 1997 (based on the aggregate commitment amount of loans closed).

o MEZZANINE LOANS. The Small Business Loan Division also makes mezzanine loans through Reedy River Ventures Limited Partnership ("Reedy River Ventures"), which is a Small Business Investment Company, and serves as investment manager for a venture fund which makes seed capital investments. The Company acquired Reedy River Ventures in June 1997. Reedy River Ventures currently has $5.0 million in outstanding loans receivable. Prior to June 1997, the Company owned a minority interest in Reedy River Ventures and served as its general partner and investment manager.

                               THE EXCHANGE OFFER

Securities Offered                         $125.0 million in aggregate principal amount of 10-3/4% Senior Notes due
                                           September 15, 2004, Series B.

The Exchange Offer                         Pursuant to an Exchange and Registration Rights Agreement (the "Registration
                                           Rights Agreement") between the Company and the Initial Purchasers, the Company and the Subsidiary Guarantors have agreed to file, within 45 days following the closing of the sale of the Senior Notes in the Offering (the "Closing"), a registration statement relating to an exchange offer (the "Exchange Offer") pursuant to which the Company and the Subsidiary Guarantors will offer to issue securities that are substantially identical to the Senior Notes and the Guarantees in exchange for the then outstanding Senior Notes tendered at the option of the Holders thereof and to use their best efforts to cause such registration statement to become effective within
                                           120 days following the Closing. The Company has further agreed to keep the
                                           Exchange Offer open for a period of at least 30 days.

                                           Under current interpretations of applicable law by the staff of the Commission, holders of Senior Notes who receive Exchange Notes in exchange therefor pursuant to the
                                           Exchange Offer would be permitted to resell such securities into the public market without further registration or delivery of a prospectus, except that any such holder who is a broker or dealer would be required to deliver a copy of the Exchange Offer prospectus in connection with any such resale. The Company and the Subsidiary
                                           Guarantors have agreed to keep such prospectus current so as to enable brokers and dealers to effect such resales for a period of 180 days following completion of the
                                           Exchange Offer. Certain holders who participate in the Exchange Offer will not be permitted to rely on the interpretations of the Commission staff. For a discussion of the requirements that must be met in order to rely on the interpretations, see
                                           "Exchange Offer; Registration Rights."

                                           In the event the interpretations of the Commission staff are changed such that the
                                           Exchange Notes received in the Exchange Offer would not in general be freely transferable, the Company and the Subsidiary Guarantors have agreed to use their best efforts to cause to become effective a "shelf" registration statement with respect to the resale of the Senior Notes (a "Resale Registration") and to keep such Resale
                                           Registration effective until the second anniversary of the effective date of such registration statement. In such event, Holders who registered their Senior Notes would be permitted to resell their Senior Notes into the public market, but only if they delivered a copy of the prospectus for the Resale Registration in connection with such resales.

                                           In the event that (i) the Company has not filed the registration statement relating to the Exchange Offer (or, if applicable, the Resale Registration) within 45 days following the Closing, (ii) such applicable registration statement has not become effective within 120 days following the Closing, (iii) the Exchange Offer has not been consummated within 30 business days after the effective date of the Exchange Offer registration statement or (iv) any required registration statement is filed and declared effective but shall thereafter cease to be effective (except as permitted by the Registration Rights Agreement) without being promptly succeeded by an additional registration statement filed and declared effective, then the per annum interest rate on the Notes will increase by 0.5%, and the per annum interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which any such registration default remains in effect, up to a maximum additional interest rate of 2%, for the period from the occurrence of the registration default until such time as no registration default is in effect (at which time the interest rate will be reduced to its initial rate). See "Exchange Offer; Registration Rights".

                                           If the Company makes the Exchange Offer, the Company will be entitled to close the
                                           Exchange Offer 30 days after the commencement thereof provided that it has accepted all
                                           Notes tendered thereunder. The Holders of any Notes not tendered in the Exchange Offer will not be entitled to require the Company to file a Resale Registration, and the interest rate on such Notes will remain at its initial level.

                                           Holders of Senior Notes will not have dissenters' or appraisal rights in connection with the Exchange Offer. See "The Exchange Offer -- Appraisal Rights."


                                       11


Expiration Date                            The Exchange Offer will expire at 5:00 p.m., Eastern time, on December 17, 1997 unless the Exchange Offer is extended by the Company in its sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer -- Expiration
                                           Date; Extensions; Amendments."

Conditions to the Exchange                 The Exchange Offer is subject to certain customary conditions, which may be
Offer                                      waived, to the extent permitted by law, by the Company.  See "The Exchange Offer
                                           -- Conditions."

Procedures for Tendering                   Each eligible holder of Senior Notes wishing to accept the Exchange Offer must
Exchange Notes                             complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Senior Notes and any other required documentation to the Exchange Agent (as defined herein) at the address set forth in the Letter of Transmittal. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer, including an Agent's Message in lieu of the Letter of Transmittal.
                                           By executing the Letter of Transmittal, or by use of an Agent's Message,
                                           each holder will represent to the Company that, among other things, (i) the Exchange
                                           Notes to be acquired by such holder of Senior Notes in connection with the Exchange
                                           Offer are being acquired by such holder in the ordinary course of its business, (ii)
                                           such holder has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes, (iii) that if such holder is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing Exchange Notes, such holder will comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in the No-Action Letters
                                           (see "The Exchange Offer -- Resale of the Exchange Notes"), (iv) such holder understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the
                                           Commission and (v) such holder is not an "affiliate" as defined in Rule 405 under the
                                           Securities Act, of the Company. If the holder is a broker-dealer that will receive
                                           Exchange Notes for its own account in exchange for Senior Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange
                                           Offer -- Procedures for Tendering."


Special Procedures for Beneficial          Any beneficial owner whose Senior Notes are registered in the name of a broker, dealer,
Owners                                     commercial bank, trust company or other nominee and who wishes to tender such Senior
                                           Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Senior Notes, either make appropriate arrangements to register ownership of the Senior Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer -- Procedures for
                                           Tendering."


Guaranteed Delivery                        Holders of Senior Notes who wish to tender their Senior Notes and whose Senior Notes
Procedures                                 are not immediately available or who cannot deliver their Senior Notes, the Letter of
                                           Transmittal or any other documents required by the Letter of Transmittal to the
                                           Exchange Agent (or comply with the procedures for book-entry transfer) prior to the
                                           Expiration Date must tender their Senior Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."


                                           13

Withdrawal Rights                          Tenders may be withdrawn at any time prior to 5:00 p.m., Eastern time, on the
                                           Expiration Date pursuant to the procedures described under "The Exchange Offer --
                                           Withdrawal of Tenders."


Acceptance of the Senior Notes and         Subject to the satisfaction or waiver of the conditions to the Exchange Offer, the
Delivery of the Exchange Notes             Company will accept for exchange any and all Senior Notes that are properly tendered in the Exchange Offer, and not withdrawn, prior to 5:00 p.m., Eastern time, on the
                                           Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. See "The
                                           Exchange Offer -- Terms of the Exchange Offer."

Certain Federal Income Tax                 For a discussion of certain federal income tax considerations relating to the exchange
Consequences                               of the Exchange Notes for Senior Notes, see "Certain Federal Income Tax
                                           Considerations."

Registration Rights Agreement              The Senior Notes were sold by the Company on September 23, 1997 to the Initial
                                           Purchasers pursuant to a purchase agreement dated September 17, 1997 (the
                                           "Purchase Agreement") by and among the Company, the Subsidiary  Guarantors and the Initial Purchasers, in an offering consisting in the aggregate of $125,000,000 of the Senior Notes.  Pursuant to the Purchase Agreement, the Company, the
                                           Subsidiary Guarantors and the Initial Purchasers entered into the Registration Rights
                                           Agreement, which grants the holders of the Senior Notes certain exchange and registration rights.  This Exchange Offer is intended to satisfy such rights, which generally will terminate upon the consummation of the Exchange Offer.  The holders of the Exchange Notes will not be entitled to any exchange or registration rights with respect to the Exchange Notes.  See "The Exchange Offer -- Senior
                                           Notes Registration Rights."

Effect on Holders of the                   As a result of the making of this Exchange Offer, the Company will have fulfilled
Senior Notes                               certain of its obligations under the Registration Rights Agreement, and holders of
                                           Senior Notes who do not tender their Senior Notes generally will not have any further registration rights under the Registration Rights Agreement or otherwise. Such holders will continue to hold the untendered Senior Notes and will be entitled to all the rights and subject to all the limitations, including, without limitation, transfer restrictions, applicable thereto under the Indenture, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer. Accordingly, if any Senior Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the untendered Senior
                                           Notes could be adversely affected.


Exchange Agent                             The Bankers Trust Company is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer.


                       SUMMARY OF TERMS OF EXCHANGE NOTES

         The form and terms of the Exchange Notes are substantially identical to the form and terms of the Senior Notes which they replace except that (i) the Exchange Offer will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) the holders of Exchange Notes generally will not be entitled to further registration rights under the Registration Rights Agreement, which rights generally will have been satisfied when the Exchange Offer is consummated. The Exchange Notes will evidence the same indebtedness as the Senior Notes which they replace and will be issued under, and be entitled to the benefits of, the Indenture. See "Description of Exchange Notes."


Maturity Date.................................. September 15, 2004.

Interest Payment Dates......................... Each March 15 and September 15, commencing March 15, 1998.

Optional Redemption............................ The Exchange Notes will be redeemable at the option of the
                                                Company, in whole or in part, on or after September 15, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. See "Description of Exchange Notes --
                                                Optional Redemption."

                                                Prior to September 15, 2000, the Company, at its option, may redeem in the aggregate up to 25% of the original principal amount of the Exchange
                                                Notes at 110.75% of the aggregate principal amount so redeemed, plus accrued and unpaid interest to the redemption date, with the Net
                                                Proceeds of one or more Public Equity Offerings, provided that at least
                                                $93.75 million of the principal amount of the Exchange Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering. See "Description of
                                                Exchange Notes -- Optional Redemption."

Mandatory Redemption........................... None.

Ranking........................................ The Exchange Notes will be general unsecured obligations of the Company and will rank pari passu in right of payment with all existing and future unsecured unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the
                                                Company. The Guarantee of each of the Subsidiary Guarantors other than
                                                CII will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of such Subsidiary Guarantor and senior in right of payment to all existing and future subordinated indebtedness of the Subsidiary Guarantors. However, the Exchange Notes
                                                and Guarantees will be effectively subordinated to all existing and future secured indebtedness of the Company and such Subsidiary
                                                Guarantors (to the extent of the assets securing such indebtedness). The
                                                Guarantee by CII will be a senior subordinated obligation of CII, subordinated in right of payment to all existing and future CII Senior
                                                Indebtedness (as defined herein) (which, as of June 30, 1997, totaled
                                                $16.1 million, all of which was secured), and will rank pari passu in right of payment with all existing and future senior subordinated indebtedness of CII (which, as of June 30, 1997, totaled $105.7 million)
                                                and senior in right of payment to all subordinated indebtedness of CII
                                                (which, as of June 30, 1997, totaled $19.2 million). As of June 30,
                                                1997, after giving pro forma effect to the Offering of the Senior Notes, the Company and the Subsidiary Guarantors had approximately $53.6 million of secured indebtedness outstanding.

                                             15

Guarantees..................................... The obligations of the Company under the Exchange Notes will be fully and unconditionally guaranteed on a joint and several basis by each of the existing and future Restricted Subsidiaries of the
                                                Company, other than any Restricted Subsidiary that is a
                                                Securitization Special Purpose Subsidiary or a Small Business
                                                Investment Company and any Subsidiary designated in the future as an "Unrestricted Subsidiary" in accordance with the Indenture. See
                                                "Description of the Exchange Notes -- Subsidiary Guarantees."

Change of Control.............................. In the event of a Change of Control, each Holder of the Exchange
                                                Notes may require the Company to repurchase the Exchange Notes held by such Holder at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. See
                                                "Description of Exchange Notes -- Certain Covenants -- Change of
                                                Control Offer."

Certain Covenants.............................. The Indenture will contain certain covenants, including, but not limited to, covenants with limitations on the following matters: (i)
                                                restricted payments; (ii) incurrence of additional indebtedness; (iii)
                                                issuance of preferred stock; (iv) incurrence of additional liens; (v)
                                                dividends and other payment restrictions affecting Restricted
                                                Subsidiaries; (vi) restrictions on distributions from subsidiaries; (vii)
                                                merger, consolidation or sale of assets; and (viii) transactions with affiliates. However, all of these limitations are subject to a number of important exceptions and qualifications. See "Description of
                                                Exchange Notes -- Certain Covenants."

Use of Proceeds................................ The Company will not receive proceeds from the Exchange Offer.
                                                The net proceeds from the sale of the Senior Notes will be used to repay outstanding indebtedness under the Company's existing credit facilities and warehouse facilities. See "Use of Proceeds."

                                  RISK FACTORS

         See "Risk Factors" for a discussion of certain factors that should be considered in evaluating an investment in the Exchange Notes.

                SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA



                                                                                                             SIX MONTHS
                                                              YEAR ENDED DECEMBER 31,                      ENDED JUNE 30,

                                                     1992      1993        1994     1995       1996        1996       1997
                                                                                (Dollars in thousands)
STATEMENT OF INCOME DATA:
Revenues:
     Interest and servicing revenue.........        $6,980     $7,983    $10,903   $15,639    $21,182     $9,937    $18,109
     Cash gain on sale of loans.............         1,686      3,193      4,990     8,987     21,554      6,996      7,295
     Non cash gain on sale of loans.........            --        412      1,460       182      2,261        472     10,812
     Other revenues.........................           342        458        842     1,470      5,391        904     13,648
          Total revenues....................         9,008     12,046     18,195    26,278     50,388     18,309     49,864
Expenses:
     Interest expense.......................         4,315      5,073      5,879     8,527     11,021      5,576      9,782
     Provision for credit losses............           349        686      2,510     2,480      5,416      1,532      4,671
     General and administrative expenses....         4,698      5,624      7,359    10,419    23,490       7,622     31,715
          Total expenses....................         9,362     11,383     15,748    21,426    39,927      14,730     46,168
Income (loss) from continuing operations (1)(2)      (249)        937      1,792     4,581    10,095       3,436      5,165
Income (loss) from discontinued operations (1).        685        260        546   (3,924)        --          --         --
Net income (loss) (1).......................          $436     $1,197     $2,338      $657   $10,095      $3,436     $5,165

CASH FLOW DATA:
Cash flow due to operating cash income
   and expenses (3)                                   $519     $2,424     $4,909    $6,849   $14,560     $6,107     $(2,006)
Cash (used in) provided by loans held
   for sale and other                               (3,497)      (830)    11,811   (17,025)  (74,088)    46,863    (121,767)
Net cash (used in) provided by operating
activities..................................      $(2,978)     $1,594    $16,720 $(10,176) $(59,528)    $52,970   $(123,773)

OPERATING DATA:
     Total loans sold.......................       $10,827    $31,052    $85,772  $153,055  $317,854   $159,833    $176,126
     Total loans securitized................            --         --         --    17,063    28,958     16,107     203,366
     Loans originated or purchased:
          Mortgage Loans....................       $30,613    $20,536    $99,373  $192,800  $328,649   $153,802    $474,261
          Small Business Loans..............        23,909     37,867     43,123    39,560    68,210     30,583      30,996
          Automobile Loans..................         2,760      5,230      7,547    17,148    18,287     10,052       8,488
               Total loans originated or purchased $57,282    $63,633   $150,043  $249,508  $415,146   $194,437    $513,745

     Loans serviced (period end) (4):
          Mortgage Loans....................       $42,460    $42,335    $60,151   $88,165  $146,231    $70,430    $444,472
          Small Business Loans:
               Guaranteed portion...........        17,649     47,314     70,038    83,829    96,792     93,468     106,848
               Unguaranteed portion.........         4,033     11,238     18,771    24,867    44,017     32,219      63,043
          Automobile Loans..................         4,347      6,011      8,483    17,673    22,033     21,865      22,556
               Total loans serviced (period end)   $68,489   $106,898   $157,443  $214,534  $309,073   $217,982    $636,919

     Weighted average interest rate earned:
          Mortgage Loans....................        13.82%     11.96%     12.37%    12.10%    11.97%     12.24%      10.19%
          Small Business Loans..............          4.80       7.65      10.11     10.39     12.61      12.61       14.15
          Automobile Loans..................         26.54      28.33      28.28     27.40     23.57      22.72       24.12
               Total weighted average
                  interest rate earned               14.37%     12.50%     13.22%    13.70%    13.18%     13.07%      11.52%

     Weighted average interest rate paid....         7.74%      7.24%      6.94%     7.57%     7.36%      8.64%       7.88%
     Expense coverage ratio (5).............         96.22     102.21     106.27    121.80    120.54     121.09       84.59
     Ratio of earnings to fixed charges (6)            0.9        1.1        1.4       1.6       1.9        1.6         1.4

ASSET QUALITY DATA:
     Delinquent loans 30 days or more past due (7):
          Mortgage Loans....................        23.53%     17.66%     14.43%     7.26%    13.70%      5.78%       5.78%
          Small Business Loans..............          1.19       1.11       9.69      7.92     10.52       3.20        3.20
          Automobile Loans..................          9.51       3.72      12.83     17.09     14.40      10.82       10.82
               Total loans 30 days or more
                  past due.                         17.90%     12.75%     13.31%     8.41%    12.88%      5.69%       5.69%

     Net charge-offs (8):
          Mortgage Loans....................         0.19%      1.05%      2.96%     1.04%     0.81%      0.03%       0.38%
          Small Business Loans..............            --       0.05       0.21      1.43      2.71       0.39        2.42
          Automobile Loans..................          4.93       5.03       2.53      3.68      9.65       5.51       15.40
               Total net charge-offs........         0.68%      1.29%      2.36%     1.43%     2.47%      0.96%       1.60%

                                       17

                                                                                                          June 30, 1997
                                                                                                      Actual      Pro Forma (9)

BALANCE SHEET DATA:
     Total gross loans receivable.................................................................  $310,063       $310,063
     Total gross residual assets (10)..............................................................   35,291         35,291
     Total assets.................................................................................   364,988        369,238
     Notes offered hereby.........................................................................        --        125,000
     Other debt...................................................................................   299,243        178,493
     Total debt...................................................................................   299,243        303,493
     Shareholders' equity.........................................................................    57,155         57,155

FINANCIAL RATIOS:
     Ratio of shareholders' equity to managed assets (11).........................................       9.8%           9.7%
     Ratio of gross residual assets to shareholders' equity (10)...................................     61.7           61.7
     Ratio of total loans receivable to total debt................................................     103.6          102.2
     Ratio of total gross loans receivable and residual assets to total debt (10)..................    115.4          113.8


(1) Includes the impact of the utilization of the Company's net operating loss carryforward (the "NOL"), which totaled approximately $13.5 million and $564,000 at December 31, 1996 and June 30, 1997, respectively. Absent the utilization of the NOL, for the year ended December 31, 1996 and the six months ended June 30, 1997, net income would have been approximately $6.8 million and $2.1 million, respectively.

(2) The amount set forth with respect to the year ended December 31, 1993 includes $113,000, which reflects the cumulative effect of a change in the method of accounting for income taxes.

(3) Cash flow due to operating cash income and expenses reflects cash provided by (used in) operating activities excluding loan origination activity or loan sales proceeds, change in other payables and receivables and cash provided by (used in) operating activities of discontinued operations.

(4) Serviced loans includes all portfolio Mortgage Loans and Auto Loans, all securitized loans, and the Small Business Loans, but, solely for purposes of calculating the allowance ratio and net charge-off ratio, excludes the guaranteed portion of the SBA Loans.

(5) Expense coverage ratio represents total revenues, less non-cash gain on sale of loans, expressed as a percentage of total expenses.

(6) Ratio of earnings to fixed charges represents pre-tax income from continuing operations adjusted for interest expense and amortization of debt origination costs expressed as a percentage of interest expense plus amortization of debt origination costs.

(7) Delinquent loans more than 30 days past due are expressed as a percentage of total serviced Mortgage Loans, the unguaranteed portion of Small Business Loans, and Auto Loans, as applicable, as of the end of the period indicated. No information is available for December 31, 1992.

(8) Net charge-offs of loans are expressed as a percentage of average serviced Mortgage Loans, the unguaranteed portion of Small Business Loans and Auto Loans, as applicable, for the period indicated, except for the six month periods ended June 30, 1996 and 1997, which have been annualized.

(9) Adjusted to reflect the sale of the Notes and the application of the estimated net proceeds thereof as described under "Use of Proceeds."

(10) Residual assets consist of restricted cash and interest-only, subordinate and residual certificates resulting from securitizations and interest-only certificates resulting from the sale of SBA Loan Participations.

(11) Managed assets consists of total assets plus loans serviced for others, but excludes the guaranteed portion of SBA Loans.

                                  RISK FACTORS

         THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF THE COMPANY'S MANAGEMENT AS WELL AS ON ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY AT THE TIME SUCH STATEMENTS WERE MADE. WHEN USED IN THIS PROSPECTUS, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "INTEND" AND SIMILAR EXPRESSIONS, AS THEY RELATE TO THE COMPANY, ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THESE STATEMENTS ARE REASONABLE, PROSPECTIVE PURCHASERS SHOULD BE AWARE THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED BY SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS SET FORTH BELOW OR OTHER FACTORS. PROSPECTIVE PURCHASERS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS, AS WELL AS THE OTHER INFORMATION AND DATA INCLUDED IN THIS PROSPECTUS. THE COMPANY CAUTIONS THE READER, HOWEVER, THAT THIS LIST OF FACTORS MAY NOT BE EXHAUSTIVE AND THAT THESE OR OTHER FACTORS, MANY OF WHICH ARE OUTSIDE OF THE COMPANY'S CONTROL, COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY AND ITS ABILITY TO SERVICE ITS INDEBTEDNESS, INCLUDING PRINCIPAL, REGULAR INTEREST PAYMENTS AND POSSIBLE ADDITIONAL INTEREST PAYMENTS THAT MAY ARISE IN THE EVENT OF A REGISTRATION DEFUALT AS DISCUSSED HEREIN WITH RESPECT TO THE EXCHANGE NOTES. FURTHERMORE, THE COMPANY MAY NOT UPDATE OR REVISE THE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. PROSPECTIVE PURCHASERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY OF THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS SET FORTH BELOW.

FAILURE TO EXCHANGE SENIOR NOTES

         Exchange Notes will be issued in exchange for Senior Notes only after timely receipt by the Exchange Agent of such Senior Notes, a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, holders of Senior Notes desiring to tender such Senior Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Senior Notes for exchange. Senior Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Senior Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Senior Notes, where such Senior Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. To the extent that Senior Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Senior Notes could be adversely affected due to the limited amount, or "float," of the Senior Notes that is expected to remain outstanding following the Exchange Offer. Generally, a lower "float" of a security could result in less demand to purchase such security and could, therefore, result in lower prices for such security. For the same reason, to the extent that a large amount of Senior Notes is not tendered or is tendered and not accepted in the Exchange Offer, the trading market for the Exchange Notes could be adversely affected. See "Plan of Distribution" and "The Exchange Offer."

LEVERAGE; ASSET ENCUMBRANCE

         The Company currently has substantial outstanding indebtedness, and, subsequent to the Exchange Offer, the Company will be significantly leveraged. Although the covenants under the Indenture restrict the incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the Indenture does not limit the amount of Indebtedness under the Company's warehouse facilities that qualifies as Permitted Warehouse Indebtedness (as defined herein). Permitted Warehouse Indebtedness generally means indebtedness used exclusively to finance or refinance the origination or purchase of loans by the Company or a Subsidiary, up to the lesser of (i) the amount advanced by the warehouse lender or (ii) 100% of the principal amount of such loans. See "Description of Exchange Notes -- Certain Definitions." All Permitted Warehouse Indebtedness is secured by the loans financed thereby. Although lenders under Permitted Warehouse Indebtedness in a default or bankruptcy situation can be expected to seek payment first out of the collateral securing such indebtedness, such existing indebtedness is recourse to the Subsidiaries incurring such indebtedness and all of such indebtedness is unconditionally guaranteed by the Company. Similarly, although the Company used the proceeds from the Offering of the Senior
Notes to repay existing indebtedness under its existing credit facilities and warehouse facilities (collectively, the "Credit Facilities"), the Indenture limits but does not prohibit the Company's incurrence of Indebtedness secured by interest-only and residual certificates, and such indebtedness would also be recourse to the Subsidiaries incurring such indebtedness. Thus, if the value of the collateral securing any such indebtedness was to be insufficient to repay such indebtedness in full, the lenders would be entitled to seek payment of the shortfall, if any, from the Subsidiary incurring such indebtedness, and in some cases, from the Company. See " -- Availability of Funding Sources." The Indenture also permits the Company and its Restricted Subsidiaries to incur substantial amounts of additional secured indebtedness. At June 30, 1997, on a pro forma basis giving effect to the Offering of the Senior Notes and the application of the net proceeds therefrom, aggregate outstanding consolidated indebtedness (including the current maturities thereof) of the Company would have been approximately $303.5 million, of which $53.6 million would have been secured indebtedness to which the Notes and the Guarantees are effectively subordinated, and the Company would have unused borrowing capacity (subject to borrowing base limitations) of an additional $154.2 million of indebtedness (all of which would be secured) under its Credit Facilities. In addition, the guarantee by CII is a senior subordinated obligation of CII, subordinated in right of payment to all existing and future senior indebtedness of CII (which, as of June 30, 1997, totaled $16.1 million, all of which was secured), and ranks pari passu in right of payment with all existing and future senior subordinated indebtedness of CII (which, as of June 30, 1997, totaled $105.7 million) and senior in right of payment to all subordinated indebtedness of CII (which, as of June 30, 1997, totaled $19.2 million). See "Capitalization."

         The degree to which the Company is leveraged could have important consequences to the holders of the Exchange Notes, including: (i) the Company may be more vulnerable to adverse general economic and industry conditions; (ii) the Company may find it more difficult to obtain additional financing for future working capital, capital expenditures, acquisitions, general corporate purposes or other purposes; and (iii) the Company will have to dedicate a substantial portion of the Company's cash flow from operations to the payment of principal and interest on Indebtedness (a substantial portion of which may become due prior to the maturity of the Notes), thereby reducing the funds available for operations and future business opportunities. In addition, the instruments governing the Indebtedness of the Company, including the Indenture, impose significant operating and financial restrictions on the Company. These restrictions could also limit the ability of the Company to effect future financings, make needed capital expenditures, withstand a future downturn in business or the economy, or otherwise conduct necessary corporate activities.

         The Company's ability to sustain its growth and make payments of principal or interest on, or to refinance, its Indebtedness (including the Exchange Notes) will depend on its future operating performance, and its ability to effect additional securitizations, and debt and/or equity financing which, to a certain extent, is subject to economic, financial, competitive, and other factors beyond its control. If the Company is unable to generate sufficient cash flow in the future to service its debt, it may be required to refinance all or a portion of its existing debt, including the Exchange Notes, or to obtain additional financing. There can be no assurance that any such refinancing would be available or that any additional financing could be obtained on terms reasonably satisfactory to the Company. The inability to obtain additional financing could have a material adverse effect on the Company and on its ability to service debt, including the Exchange Notes. See " -- Ability to Service Debt; Negative Cash Flows" and " -- Availability of Funding Sources."

         From time to time, the Company and certain of its subsidiaries have sought and obtained waivers to and amendments under several of the Credit Facilities relating to certain financial ratios and covenants. Waivers are typically requested and granted for limited periods, after which either a further waiver is requested or compliance makes a further waiver unnecessary. Compliance with such ratios is generally tested on a quarterly basis, and certificates relating to compliance are generally required after the financial statements for such quarters become available. Currently, the Company is in compliance with all its financial covenants in its Credit Facilities. Traditionally, the Company has been able to secure any waivers and amendments it has required from time to time. No assurances can be given, however, that future waivers will be forthcoming. The failure to obtain any such waivers would result in an event of default under the relevant Credit Facility, thereby permitting acceleration of the indebtedness under such facility as well as indebtedness under other instruments that contain cross-acceleration or cross- default provisions, which could have a material adverse effect on the Company's financial condition.

ABILITY TO SERVICE DEBT; NEGATIVE CASH FLOWS

         There can be no assurance that the cash available from operations and financing activities will be sufficient to enable the Company to make required interest payments on the Exchange Notes and its other obligations and required payments. The Company may encounter liquidity problems while attempting to withstand competitive pressures or adverse economic conditions, which could affect its ability to meet such obligations. In such circumstances, the ability of the Company to repay the Exchange Notes could be materially adversely affected. The Company requires substantial amounts of cash to fund its loan origination, loan purchase, and securitization activities. The Company expects to continue to operate on a negative cash flow basis due to increases in the volume of loan originations and purchases and due to the growth of its securitization program. In a securitization, the Company recognizes at closing a gain on sale for the loans securitized and incurs significant associated taxes (both current and deferred) and expenses but only receives the cash from such gain from the interest-only and residual certificates and from servicing of the loans, which are payable over the actual life of the loans securitized. For the year ended December 31, 1996 and the six months ended June 30, 1997, the Company operated on this negative cash flow basis using $59.5 million and $123.8 million, respectively, in operating activities. This negative cash flow is expected to increase for the foreseeable future as the Company continues to grow.

DEPENDENCE ON SECURITIZATIONS AND LOAN SALES

         The Company is expected to rely significantly upon securitizations to generate cash proceeds for repayment of its warehouse facilities and to create availability to originate and purchase additional loans. Further, gain on sale of loans generated by the Company's securitizations is expected to represent a significant portion of the Company's revenues. The Company anticipates securitizing Mortgage Loans on at least a quarterly basis and Small Business Loans on at least an annual basis. Several factors affect the Company's ability to complete securitizations, including conditions in the securities markets generally, conditions in the asset-backed securities market specifically, the credit quality of the Company's portfolio of loans, and the Company's ability to obtain credit enhancement. In addition, the Company has not had significant past experience with securitization. It has engaged in three non-Mortgage Loan securitizations (the first of which was in June 1995) and began quarterly Mortgage Loan securitizations in the first quarter of 1997. Accordingly, if the Company were unable to securitize profitably a sufficient number of loans in a particular financial reporting period, then the Company's revenue, representing the gain on sale, for such period would decline and could result in lower income or a loss for such period. In addition, unanticipated delays in closing securitizations could increase the Company's costs associated with carrying its loans during the warehousing period, including hedging costs. Any impairment of, or delay in, the Company's ability to complete securitizations could result in a material adverse effect on the Company's financial condition and results of operations.

         In addition to securitizations, a material portion of the Company's profits and cash flows is generated through the sale of loans. To the extent that the Company is unable to sell its loans on terms acceptable to the Company, the Company's ability to repay the Exchange Notes could be materially and adversely affected.

AVAILABILITY OF FUNDING SOURCES

         The Company, like most financial service companies, has a constant need for capital to finance its lending activities. Historically, the Company has funded the majority of its lending activities through borrowings pursuant to its existing Credit Facilities, by selling, through a subsidiary, CII, senior subordinated notes ("CII Senior Subordinated Notes") and subordinated debentures ("CII Subordinated Debentures" and, collectively with the CII Senior Subordinated Notes, the "CII Notes") with maturities generally of one year from their varying dates of issuance to residents of South Carolina, by securitizing or selling a substantial portion of the loans it originates, and through the issuance of equity securities. If the Company were unable to securitize its loans or sell its loans in the secondary markets, the Company's Credit Facilities were terminated, the Company were unable to sell CII Notes, or holders of CII Notes were unwilling to renew their CII Notes, or the Company were unable to access the equity markets, the Company's operations, profitability or financial condition could be materially and adversely affected.

In particular, if the holders of CII Notes determined not to renew their CII Notes, any replacement funding if available would likely be at a higher interest rate. Also, the Credit Facilities contain a number of financial covenants, including, but not limited to, covenants with respect to debt to net worth ratios, and minimum adjusted tangible net worth. In the event that the Company's financial performance were to deteriorate materially, the Company's ability to borrow under the Credit Facilities or renew the Credit Facilities could be impaired. Furthermore, there can be no assurance that the Company's existing lenders will agree to refinance such debt, that other lenders would be willing to extend lines of credit to the Company or that funds otherwise generated from operations would be sufficient to satisfy such obligations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

         Also, the Credit Facilities contain borrowing base limitations that effectively limit the available borrowings under a particular Credit Facility to an amount less than the stated maximum facility amount. For example, although at June 30, 1997 the Company had Credit Facilities providing for borrowings of up to an aggregate of $401.5 million and outstanding borrowings of $174.4 million, the Company only had existing unused borrowing availability under the borrowing base limitations of the Credit Facilities of $33.4 million. In the event that the Company is unable to securitize or sell loans or increase its borrowing capacity, its operations, profitability or financial condition (and its ability to repay the Exchange Notes) could be materially and adversely affected.

CREDITWORTHINESS OF NON-PRIME BORROWERS AND RISK OF DEFAULT

         Substantially all of the Company's loans are made in the non-prime credit market, which consists of borrowers who are deemed to be credit-impaired due to various factors. These factors include, among others, the manner in which they have managed previous credit, the existence of prior bankruptcies, the absence or limited extent of their prior credit history or their limited financial resources. Consequently, the Company's loans, relative to commercial, mortgage and consumer loans made to prime borrowers, involve a significantly higher probability of default and greater servicing and collection costs. The Company's profitability depends upon its ability to properly evaluate the collateral and creditworthiness of non-prime borrowers and to efficiently and effectively service and collect its loan portfolio. There can be no assurance that the performance of the Company's loan portfolio will be maintained, that the Company's systems and controls will continue to be adequate or that the rate of future defaults and/or losses will be consistent with prior experience or at levels that will maintain the Company's profitability.

         With respect to loans to be sold on a non-recourse basis, the Company is at risk for loan delinquencies and defaults on such loans while they are held by the Company pending such sale. Following the sale of such loans, the Company's loan delinquency and default risk with respect to such loans is limited to those circumstances in which it is required to repurchase such loans due to a breach by it of a representation or warranty in connection with the whole loan sale. This risk with respect to breaches of representations or warranties also exists for loans sold through securitization. In addition, in securitization transactions, the subordinate and/or residual certificates bear the risk of default for the entire pool of securitized loans to the extent of such certificates' value. Accordingly, the value of the subordinate and/or residual certificates retained by the Company would be impaired to the extent of losses on the securitized loans. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Allowance for Credit Losses and Credit Loss Experience."

CREDIT RISKS ASSOCIATED WITH HIGH LTV LOANS

         Certain of the Company's loan products have high LTV ratios. The Company typically sells these high LTV loans within 30 days of origination. In the event that the Company were unable to sell such loans, such sales were delayed, or the Company chose not to sell such loans, the Company's credit risk associated with such loans would continue. Although secured by real property, the collateral of such high LTV loans often will not be sufficient to cover the principal amount of the loans in the event of default. The principal balance of such a loan, inclusive of other loans secured by the same property, may exceed the value of the underlying property at the time of the making of the loan by as much as 25%. Consequently, the Company is less likely to use foreclosure as a means to mitigate its losses upon the default of such loans or to recover any meaningful amounts in the event of a foreclosure. LTV determinations are based on an appraised value of the underlying property. Accordingly, there can be no assurance that such values accurately reflect prevailing market prices of such properties, either when made or upon a default on the related loan. For such loans, the Company relies primarily on the creditworthiness of the borrower. Losses not covered by the underlying properties could have a material adverse effect on the Company's results of operations and financial condition (including its ability to repay the Exchange Notes).

POTENTIAL CHANGE IN VALUATION OF INTEREST-ONLY AND RESIDUAL CERTIFICATES

         The Company sells or securitizes substantially all of the loans that it originates or purchases. The Company derives a substantial portion of its income by recording a gain on sale when loans are securitized. In a securitization, the Company receives as an investment the interest-only and residual certificates created as a result of such securitization. The Company calculates the value of its interest-only and residual certificates based upon their fair values. The fair value of these assets is determined based on various economic factors, including loan types, balances, interest rates, dates of origination, terms and geographic locations. The Company also uses other available information applicable to the types of loans the Company originates and purchases, such as reports on prepayment rates, interest rates, collateral value, economic forecasts and historical default and prepayment rates of the portfolio under review. The Company estimates the expected cash flows that it will receive over the life of a portfolio of loans. These expected cash flows constitute the excess of the interest rate payable by the obligors of loans over the interest rate passed through to the purchasers of the related securities, less applicable recurring fees and credit losses. The Company discounts the expected cash flows using an interest rate that market participants would use for similar financial instruments. At June 30, 1997, the Company's balance sheet reflected the fair value of interest-only and residual certificates (net of allowances) of $25.9 million.

         Realization of the value of these interest-only and residual certificates in cash is subject to the prepayment and loss characteristics of the underlying loans and to the timing and ultimate realization of the stream of cash flows associated with such loans. Significant prepayment or loss experience would impair the future cash flows of the interest-only and residual certificates. If actual experience differs from the assumptions used in determination of the asset value, future cash flows and earnings could be negatively impacted and the Company could be required to write-down the value of its interest-only and residual certificates. No assurance can be given that the Company's receivables will not experience significant prepayments or losses or as to whether, and in what amounts, the Company in the future may have to write-down the value of the interest-only and residual certificates from its securitization transactions. In addition, if the prevailing interest rate rose, the required discount rate might also rise, resulting in impairment of the value of the interest-only and residual certificates. The Company believes that there is no active market for the sale of its interest-only and residual certificates. No assurance can be given that these assets could be sold at their stated value on the balance sheet, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CONTINGENT RISKS

         Although the Company sells or securitizes on a nonrecourse basis a substantial portion of the loans that it originates, the Company retains some degree of credit risk with respect to securitized loans. During the period of time that loans are held pending sale or securitization, the Company is subject to the various business risks associated with lending, including the risk of borrower default, the risk of foreclosure and the risk that an increase in interest rates would result in a decline in the value of loans to potential purchasers. The Company's Mortgage Loan securitizations generally require the use of the excess cash flow distributions related to the residual certificates to accelerate the amortization of certificate holders' principal balances relative to the amortization of the mortgage loans held by the trust up to certain pre-set levels, while the SBA Loan and Auto Loan securitizations require a specified cash spread account. The resulting overcollateralization amount or cash spread account serves as credit enhancement for the related trust and therefore is available to absorb losses realized on loans held by such trust. Generally, the form of credit enhancement agreements entered into in connection with securitization transactions contains specified limits on the delinquency, default and loss rates on the receivables included in each trust. If at any measuring date, the delinquency, default or loss rate with respect to any trust were to exceed the specified delinquency, default and loss rates, excess cash flow from the trust, if any, would be used to fund an increased overcollateralization limit or spread account limit instead of being distributed to the Company, which would have an adverse effect on the Company's cash flow. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition, when borrowers are delinquent in making monthly payments on loans included in a securitization, the Company is required to advance interest payments with respect to such delinquent loans to the extent that the Company deems that such advances will be ultimately recoverable. These advances require funding from the Company's capital resources but have priority of repayment from the succeeding month's collections. Lastly, agreements effecting whole loan sales and securitizations require the Company to commit to repurchase or replace loans that do not conform to the representations and warranties made by the Company at the time of sale. The Company has, from time to time, been required to repurchase or replace an immaterial amount of loans due to a violation of a representation or warranty. There can be no assurance that in the future the Company will not be required to repurchase or replace loans, and any such repurchases could have a material adverse effect on the Company's financial condition and results of operations.

         In the ordinary course of its business, the Company is subject to claims made against it by borrowers and investors purchasing its loans arising from, among other things, losses that are claimed to have been incurred as a result of alleged breaches of fiduciary obligations, misrepresentations, errors and omissions of employees, officers and agents of the Company (including its appraisers), incomplete documentation and failures by the Company to comply with various laws and regulations applicable to its business. Any claims asserted in the future may result in legal expenses or liabilities which could have a material adverse effect on the Company's financial condition and results of operations.

RIGHT TO TERMINATE SERVICING RIGHTS; DELINQUENCIES

         The pooling and servicing agreements entered into in connection with the Company's securitizations set forth certain conditions under which the insurer or the trustee of a particular securitization can terminate the Company's right to act as servicer. If, at any measuring date, the loss and delinquency performance of the Mortgage Loans in the securitization exceeds certain levels, the monoline insurance company may terminate the Company's servicing rights. The monoline insurer has other rights to terminate servicing if the Company were to breach its obligations under the pooling and servicing agreements, losses on foreclosure were to exceed specified limits, the insurer was required to make payments under its policy, or if the Company failed to meet certain financial tests, including a minimum net worth test. There can be no assurance that the Company's servicing rights with respect to the Mortgage Loans in such securitizations, or any other securitization, will not be terminated in the future. Any termination of the Company's right to act as servicer under a securitization would result in a loss of servicing revenue and could materially and adversely affect its ability to engage in future securitizations, either of which could have a material adverse effect on the Company's financial condition and results of operations (including its ability to repay the Exchange Notes).

In addition, high delinquency rates have a negative impact on cash flows. Provisions in the pooling and servicing agreements have the effect of requiring the overcollateralization account, which is primarily funded by excess cash flow from the loans held in the trust, to be increased to certain specified levels when delinquency rates exceed predetermined limits. This increase, in turn, would delay the receipt by the Company of cash flows under its interest-only and residual certificates.

MANAGEMENT OF RAPID GROWTH

Since the acquisition of CII in 1991, and particularly since April 1996, the Company has expanded into new geographic regions and products and substantially increased its volume of loans originated and purchased. In particular, the Company has significantly ramped up its retail lending operation. In light of such growth, the historical financial performance of the Company may be of limited relevance in predicting future performance. Any credit or other problems associated with the large number of loans originated and purchased in the recent past may not become apparent until sometime in the future. The Company's continued growth and expansion will place additional pressures on the Company's personnel and systems. Any future growth may be limited by, among other things, the Company's need for continued funding sources, access to capital markets, ability to attract and retain qualified personnel, sensitivity to economic slowdowns, fluctuations in interest rates and competition from other consumer finance companies and from new market entrants. There can be no assurance that the Company will successfully obtain or apply the human, operations and financial resources needed to manage a developing and expanding business. Failure by the Company to manage its growth effectively, or to sustain its historical levels of performance in credit analysis and transaction structuring with respect to the increased loan origination and purchase volume, could have a material adverse effect on the Company's financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Mortgage Loan Division."

NON-ATTAINMENT OF GROWTH IN RETAIL ORIGINATIONS

         In April 1996, the Company established its retail mortgage lending operations, and currently originates retail Mortgage Loans through eleven offices in Arizona, Florida, Georgia, Indiana, Louisiana, Mississippi and South Carolina. A key element of the Company's strategic plan is to continue to increase significantly its retail Mortgage Loan originations. However, because the retail mortgage lending operations were only recently established and have a limited operating history, there is no assurance that the Company will be able to achieve this planned growth. In the event that the Company's retail mortgage lending operations do not perform as expected, the Company's operations, profitability or financial condition (and its ability to repay the Exchange Notes) could be materially and adversely affected.

LIMITED HISTORY IN SECURITIZATION SERVICING

         To date, the Company has engaged in five securitizations, all of which have been relatively recent and all of which are currently serviced by the Company. In March 1997 and June 1997, the Company securitized $77.5 million and $121.2 million, respectively, of Mortgage Loans. From 1995 through 1997, the Company securitized a total of $34.6 million of loans representing the unguaranteed portions of the Company's SBA Loans, and $16.1 million of Auto Loans. Accordingly, the Company has not had significant experience in servicing securitized loans. Furthermore, a material portion of its revenues is expected to come from servicing securitized loans. To the extent that the Company experiences difficulty servicing loans or is terminated as servicer, the Company's operations, profitability or financial condition (and its ability to repay the Exchange Notes) could be materially and adversely affected.

TERMINATION OF MORTGAGE BANKER RELATIONSHIPS AND STRATEGIC ALLIANCE AGREEMENTS

         The Company's business of originating Mortgage Loans on a wholesale basis depends, in part, upon its ability to establish and maintain relationships with Mortgage Bankers. For the year ended December 31, 1996, $259.8 million, or 79%, of the Company's Mortgage Loans were originated in connection with Mortgage Bankers, $190.7 million of which were originated through Strategic Alliance Mortgage Bankers, which represented 58% of the Company's total Mortgage Loan originations for such period. During the first six months of 1997, Mortgage Loan originations totaled $474.3 million, $73.2 million, or 15%, of which were originated through Strategic Alliance Mortgage Bankers. The Company's loan originations could be adversely affected by the termination of one or more of the strategic alliance agreements. The Company will seek to enter into strategic alliance agreements with other Mortgage Bankers in the future. The Company's volume of Mortgage Loans is also expected to be influenced by its ability to secure and maintain these new strategic alliance agreements.

         The existing strategic alliance agreements provide that the Strategic Alliance Mortgage Bankers must first offer to the Company the right to purchase all of their loans up to specified levels which meet the Company's underwriting criteria and, subject to certain limitations and conditions, obligate the Company to purchase such loans. These agreements have terms ranging from three to five years and are scheduled to terminate beginning in 2000. Although the Company will seek to renew these agreements at the end of their terms, there can be no assurance that such agreements will be renewed or that loan volumes will be maintained. Furthermore, in the past, certain Strategic Alliance Mortgage Bankers have unilaterally terminated their agreements with the Company prior to their scheduled expiration. In the event of the termination or non-renewal of the Company's relationship with one or more Mortgage Bankers associated with a material amount of the Company's Mortgage Loans, the Company's operations, profitability or financial condition (and its ability to repay the Exchange Notes) could be materially and adversely affected.

         Except for the agreements with the Strategic Alliance Mortgage Bankers, there are no contractual arrangements between the Company and its Mortgage Bankers with respect to the Mortgage Bankers' referrals of Mortgage Loans to the Company. Accordingly, any such Mortgage Banker could decline to utilize the Company to originate and fund its loans. In the event that a large number of Mortgage Bankers representing a material amount of Mortgage Loans were to decide not to utilize the Company, the Company's operations, profitability or financial condition (and its ability to repay the Exchange Notes) could be materially and adversely affected.

ECONOMIC CONDITIONS

         The Company's business may be adversely affected by periods of economic slowdown or recession which may be accompanied by decreased demand for consumer credit and declining collateral values. Any material decline in real estate values reduces the ability of borrowers to use home equity to support borrowings and increases the LTV ratios of Mortgage Loans previously made by the Company, thereby weakening collateral coverage and increasing the possibility of a loss in the event of default. Furthermore, delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. Because of the Company's focus on borrowers who are unable or unwilling to obtain financing from conventional lending sources, the actual rates of delinquencies, foreclosures and losses on such loans could be higher under adverse economic conditions than those experienced in the lending industry in general. In addition, any sustained period of such increased delinquencies, foreclosures or losses could adversely affect the pricing of the Company's loan sales, whether through whole loan sales or securitizations. In the event that pools of loans sold and serviced by the Company experience higher delinquencies, foreclosures or losses than anticipated, the Company's operations, profitability or financial condition (and its ability to repay the Exchange Notes) could be materially and adversely affected.


ADEQUACY OF ALLOWANCE FOR CREDIT LOSSES

         There are certain risks inherent in making all loans, including risks with respect to the period of time over which loans may be repaid, risks resulting from changes in economic and industry conditions, risks inherent in dealing with individual borrowers and, in the case of a collateralized loan, risks resulting from uncertainties as to the future value of the collateral. There is also risk associated with the potential impairment of SBA Loans, if the SBA should determine that a resulting loss associated with an SBA Loan is attributable to a failure by the Company to comply with SBA policies and procedures in connection with the origination, documentation, funding or servicing of the loan.

         The Company maintains an allowance for credit losses based on, among other things, historical experience, an evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. However, this allowance may not be sufficient and there can be no assurance that charge-offs in future periods will not exceed the allowance for credit losses or that additional increases in the allowance for credit losses will not be required, any of which could have a material adverse effect on the Company's financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Allowance for Credit Losses and Credit Loss Experience."

DEPENDENCE ON FEDERAL PROGRAMS AND RELATED AGREEMENTS

         A portion of the Company's business is dependent upon the continuation of various federally funded programs, such as the SBA's Section 7(a) loan program. Of the total loans originated by the Company during the year ended December 31, 1996 and the first six months of 1997, approximately 13% and 4%, respectively, by principal amount, were SBA Section 7(a) loans. The discontinuation, elimination or significant reduction of guarantee levels, or any modification of the qualification criteria or the permissible loan purposes under any of these federal programs, could have a material adverse effect on the Company's operations or financial condition. In addition, in the event that the Company were to lose its status as a "Preferred Lender," the Company could be materially and adversely affected. See "Business -- Small Business Loan Division."

         During 1995, the SBA reviewed the funding available for the guarantee of SBA Loans under the government's SBA lending program and in connection with such review instituted a number of changes, which included the implementation of $500,000 as the maximum loan amount that could be made under the SBA program and the preclusion of the use of SBA Loans for purposes of refinancing most forms of existing debt. These two major changes were ultimately rescinded in connection with certain other changes in the SBA program instituted in October 1995. However, these temporary changes had a material adverse effect on the Small Business Loan Division's loan volume for 1995. Although the permanent changes instituted with respect to SBA Loans in October 1995 are not expected to have a material adverse effect on the Small Business Loan Division in the future, the SBA's actions in 1995 illustrate the potential for governmental regulation having a material adverse effect on the Company's operations. The agreement pursuant to which the SBA has agreed to guarantee SBA Loans made by the Company may be terminated by either the Company or the SBA on 10 days prior written notice to the other party. The termination or non-renewal of this agreement or any change in the SBA program could have a material adverse effect on the Company's operations, profitability or financial condition (and its ability to repay the Exchange Notes). See "Business -- Small Business Loan Division" and " -- Regulation."

INTEREST RATE SENSITIVITY

         The Company is subject to certain interest rate risks, particularly with respect to its Mortgage Loans and Auto Loans, which bear fixed rates of interest and are principally funded with variable rate debt. In the event that interest rates rise dramatically in a relatively short period of time, the Company's interest spread and certain premiums received upon the sale of loans would decrease, which could materially and adversely affect the Company's operations, profitability or financial condition (and its ability to repay the Exchange Notes). See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

HEDGING RISKS

         The Company, from time to time, purchases hedge instruments to hedge against interest rate risk. In the event that the hedges purchased do not perfectly match the interest rate risk being hedged, the Company could have losses on the hedge instruments which are not offset by corresponding gains on the loan sales.

COMPETITION

         The non-prime financial market is very fragmented and highly competitive. The Company believes that there are numerous traditional sources of credit providing, or capable of providing, financing to the Company's market segment. In addition, there are numerous other companies engaged in or capable of pooling and selling loans. Historically, commercial banks, savings and loans, credit unions, financing subsidiaries of automobile manufacturers and other lenders providing traditional financing (many of which are larger, have significantly greater financial resources and have relationships with established captive transaction networks) have not consistently served the Company's market segment. However, these traditional financing sources have recently begun to target non-prime financial markets. If these traditional financing sources continue to enter, particularly at increased levels, the Company's market segment, the Company's operations, profitability or financial condition (and its ability to repay the Exchange Notes) could be materially and adversely affected. In addition, if the Company were to experience increased competition from other traditional or non-traditional sources of credit, such increased competition may result in a reduction in the interest rates charged to borrowers or a reduction in the volume of originated loans. A reduction in such interest rates or loan volume could materially and adversely affect the Company's operations, profitability or financial condition (and its ability to repay the Exchange Notes). See "Business -- Competition."

REGULATION OF LENDING ACTIVITIES; CHANGING REGULATORY ENVIRONMENT

         The operations of the Company are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, requiring licensing as a condition to lending operations, establishing maximum interest rates, insurance coverages and charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. Furthermore, there can be no assurance that more restrictive laws, rules and regulations will not be adopted in the future which could make compliance much more difficult or expensive, restrict the Company's ability to originate or purchase loans, or otherwise adversely affect the Company's operations, profitability or financial condition (and its ability to repay the Exchange Notes). See "Business -- Regulation."

FRAUDULENT CONVEYANCE CONSIDERATIONS

         Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent conveyance law, if, among other things, the Company or any of the Subsidiary Guarantors, at the time it incurred the indebtedness evidenced by the Notes or its Guarantee, as the case may be,
(i)(a) was or is insolvent or rendered insolvent by reason of such occurrence or (b) was or is engaged in a business or transaction for which the assets remaining with the Company are insufficient to provide for payment of such debts as they mature, and (ii) the Company or such Subsidiary Guarantor received or receives less than the reasonable equivalent value of fair consideration for the incurrence of such indebtedness, the Exchange Notes and the Guarantees could be voided, or claims in respect of the Exchange Notes or such Guarantees could be subordinated to all other debts of the Company or such Subsidiary Guarantors, as the case may be. In addition, the payment of interest and principal by the Company pursuant to the Exchange Notes or the payment of amounts by a Subsidiary Guarantor pursuant to a Guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company or such Subsidiary Guarantor, as the case may be.

         The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company or a Subsidiary Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present saleable value of its assets were less than the amount of its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or (ii) it could not pay its debts as they become due.

         To the extent any Guarantees were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Exchange Notes would cease to have any claim in respect of such Subsidiary Guarantor and would be creditors solely of the Company and any Subsidiary Guarantor whose Guarantee was not voided or held unenforceable. In such event, the claims of the holders of the Exchange Notes against the issuer of an invalid Guarantee would be subject to the prior payment of all liabilities and preferred stock claims of such Subsidiary Guarantor. There can be no assurances that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of the holders of the Exchange Notes relating to any voided portions of any Guarantees. The Company is a holding company whose material assets consist primarily of the capital stock of the Subsidiary Guarantors. Consequently, the Company is dependent upon dividends paid by the Subsidiary Guarantors to pay its operating expenses, service its debt obligations, including the Exchange Notes, and satisfy any mandatory repurchase obligations relating to the Exchange Notes, as a result of a Change of Control or sale or other disposition of certain assets. See "Description of Exchange Notes" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         On the basis of historical financial information, recent operating history as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other factors, the Company and each Subsidiary Guarantor believe that, after giving effect to the indebtedness incurred in connection with the Offering of the Senior Notes, each Subsidiary Guarantor is not insolvent, does not have unreasonably small capital for the businesses in which it is engaged, has not incurred debts beyond its ability to pay such debts as they mature and has sufficient assets to satisfy any probable money judgment against it in any pending action. There can be no assurance, however, as to what standard a court would apply in making such determination.

DEPENDENCE UPON KEY EXECUTIVES

         The Company's growth and development to date have been dependent upon the services of certain members of its senior management. The loss of the services of one or more such members of senior management could have a material adverse effect on the Company. See "Management."

ACTUAL RESULTS MAY DIFFER FROM FORWARD LOOKING STATEMENTS

         Statements in this Memorandum that reflect projections or expectations of future financial or economic performance of the Company, and statements of the Company's plans and objectives for future operations, are "forward looking" statements. No assurance can be given that actual results or events will not differ materially from those projected, estimated, assumed or anticipated in any such forward looking statements. Important factors that could result in such differences, in addition to the risk factors identified above, include: general economic conditions in the Company's markets, including inflation, recession, interest rates and other economic factors.

                                 USE OF PROCEEDS

         The Company will not receive proceeds from the Exchange Offer. The net proceeds received by the Company from the sale of the Senior Notes was approximately $120.75 million after deducting the Initial Purchasers' discounts and estimated expenses from the Offering of the Senior Notes. All of such net proceeds were used to repay outstanding indebtedness under the Credit Facilities. At June 30, 1997, such indebtedness totaled $174.3 million. The indebtedness repaid with the proceeds of the Offering of the Senior Notes had a weighted average interest rate at June 30, 1997 of approximately 7.7% and maturity dates ranging from December 1997 to December 2000.

         In connection with the repayment of indebtedness referenced above, the Company is not terminating the relevant Credit Facilities, except for the Auto Loan Division Credit Facilities (as defined in "Description of Other Indebtedness -- Auto Loan Division") which are being paid in full and terminated. Accordingly, in the future, the Company expects to borrow under such Credit Facilities (except the Auto Loan Division Credit Facilities) in order to fund additional loan demand. Because the Auto Loan Division is expected to be sold and is not expanding its operations, the Company does not believe that the Auto Loan Division will have any material funding requirements. Any such funding requirements are expected to be met through intercompany debt. The amount of such additional borrowing will depend, among other things, upon the Company's loan demand and profitability.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company at June 30, 1997 (i) on a historical basis and (ii) on a pro forma basis giving effect to the Offering and the anticipated application of the estimated net proceeds therefrom as described in the "Use of Proceeds". This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus.


                                                                                                          At June 30, 1997
                                                                                                         -----------------
                                                                                                                      Pro
                                                                                                         Actual      Forma
                                                                                                         ------      -----
                                                                                                             (Dollars in
                                                                                                             Thousands)
Debt:
   Credit Facilities (1)..............................................................................  $174,353     $53,603
   Notes offered hereby...............................................................................        --     125,000
   CII Senior Subordinated Notes (2)..................................................................   105,730     105,730
   CII Subordinated Debentures (3)....................................................................    19,160      19,160
                                                                                                       ---------   ---------
   Total debt.........................................................................................   299,243     303,493
                                                                                                       ---------   ---------
Shareholders' equity:
   Common stock, $0.05 par value; 100,000,000 authorized shares;
      9,643,157 shares issued and outstanding.........................................................       482         482
   Additional paid-in capital.........................................................................    38,479      38,479
   Retained earnings..................................................................................    18,194      18,194
                                                                                                       ---------   ---------
   Total shareholders' equity.........................................................................    57,155      57,155

Total capitalization..................................................................................  $356,398    $360,648
                                                                                                       ---------   ---------


(1) The Company's Credit Facilities provide for aggregate borrowing availability of up to $401.5 million, subject to certain borrowing base limitations which, at June 30, 1997, would have allowed additional borrowing of $33.4 million, and after giving effect to the Offering of the Senior Notes, would have allowed additional borrowing of $154.2 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

(2) The CII Senior Subordinated Notes are continuously sold by CII (a wholly-owned subsidiary of the Company) only to South Carolina residents. The CII Senior Subordinated Notes bear fixed rates of interest (a weighted average of 7.2% at June 30, 1997) and have a one-year term from their varying dates of issue. The CII Senior Subordinated Notes are subordinate in priority to the $20.0 million warehouse facility for CII, and will rank pari passu with CII's Guarantee of the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

(3) The CII Subordinated Debentures are continuously sold by CII only to South Carolina residents. The CII Subordinated Debentures bear fixed rates of interest (a weighted average of 5.0% at June 30, 1997) and have a one-year term from their varying dates of issue. The CII Subordinated Debentures are subordinate in priority to the $20.0 million warehouse facility for CII, the CII Senior Subordinated Notes and CII's Guarantee of the Notes.

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

         The following unaudited selected consolidated financial and operating data at and for the five years ended December 31, 1996 are derived from the audited financial statements of the Company. The data for the six months ended June 30, 1996 and 1997 are unaudited. The data set forth below are qualified by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and Notes thereto included elsewhere herein.



                                                                                                                          SIX
                                                                                                                        MONTHS
                                                                                                                         ENDED
                                                                             YEAR ENDED DECEMBER 31,                   JUNE 30,
                                                              1992        1993        1994       1995         1996       1996

                                                                                  (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
Interest revenue..........................................    $6,943      $7,692    $10,691     $15,193     $17,908     $8,375
Servicing revenue.........................................        37         291        212         446       3,274      1,562
Cash gain on sale of loans................................     1,686       3,193      4,990       8,987      21,554      6,996
Non-cash gain on sale of loans............................       --          412      1,460         182       2,261        472
Loan fee income...........................................       151         279        276         586       4,150        426
Other revenues............................................       191         179        566         884       1,241        478
Total revenues............................................     9,008      12,046     18,195      26,278      50,388     18,309
Interest on warehouse lines of credit.....................       218         419        848       2,303       3,167      1,698
Interest on CII Notes.....................................     4,097       4,654      5,031       6,224       7,854      3,878
Provision for credit losses...............................       349         686      2,510       2,480       5,416      1,532
General and administrative expenses.......................     4,698       5,624      7,359      10,419      23,490      7,622
Total expenses............................................     9,362      11,383     15,748      21,426      39,927     14,730
Income (loss) from continuing operations before minority
interest, income taxes and cumulative effect of change
in accounting principle (1)...............................     (354)         663      2,447       4,852      10,461      3,579
Income taxes (2)..........................................     (130)       (186)        609         190         718        121
Income (loss) from continuing operations before minority
interest and cumulative effect of change in accounting
principle (1).............................................     (224)         849      1,838       4,662       9,743      3,458
Minority interest.........................................      (25)        (25)        (46)       (81)         352        (22)
Income from continuing operations before cumulative
effect of change in accounting principle (1)..............     (249)         824      1,792       4,581      10,095      3,436
Income (loss) from discontinued operations................       685         260        546     (3,924)         --          --
Cumulative effect of change in accounting principle (1)...       --          113         --         --          --          --
Net income................................................      $436      $1,197     $2,338        $657     $10,095     $3,436
CASH FLOW DATA:
Cash flow due to operating cash income and expenses (3)...      $519      $2,424     $4,909      $6,849     $14,560     $6,107
Cash (used in) provided by loans held for sale and other..    (3,497)       (830)     11,811    (17,025)    (74,088)     46,863
Net cash (used in) provided by operating activities.......   $(2,978)      $1,594    $16,720   $(10,176)   $(59,528)    $52,970


                                       27




OPERATING DATA:
Loans originated or purchased:
Mortgage Loans............................................   $30,613     $20,536    $99,373    $192,800    $328,649   $153,802
Small Business Loans......................................    23,909      37,867     43,123      39,560      68,210     30,583
Automobile Loans..........................................     2,760       5,230      7,547      17,148      18,287     10,052
Total loans originated or purchased.......................   $57,282     $63,633   $150,043    $249,508    $415,146   $194,437
Loans sold:
Mortgage Loans............................................      $--         $--     $54,564    $127,632    $284,794   $143,924
Small Business Loans......................................    10,827      31,052     31,208      25,423      33,060     15,909
Automobile Loans..........................................       --          --          --         --          --          --
Total loans sold..........................................   $10,827     $31,052    $85,772    $153,055    $317,854   $159,833
Loans securitized:
Mortgage Loans............................................      $--         $--         $--        $--         $--         $--
Small Business Loans......................................       --          --          --      17,063      12,851         --
Auto Loans................................................       --          --          --         --       16,107     16,107
Total loans securitized...................................      $--         $--         $--     $17,063     $28,958    $16,107


                                                          SIX MONTHS
                                                             ENDED
                                                            JUNE 30,
                                                              1997


STATEMENT OF INCOME DATA:
Interest revenue..........................................   $15,024
Servicing revenue.........................................     3,085
Cash gain on sale of loans................................     7,295
Non-cash gain on sale of loans............................    10,812
Loan fee income...........................................    13,215
Other revenues............................................       433
Total revenues............................................    49,864
Interest on warehouse lines of credit.....................     5,736
Interest on CII Notes.....................................     4,046
Provision for credit losses...............................     4,671
General and administrative expenses.......................    31,715
Total expenses............................................    46,168
Income (loss) from continuing operations before minority
interest, income taxes and cumulative effect of change
in accounting principle (1)...............................     3,696
Income taxes (2)..........................................   (1,625)
Income (loss) from continuing operations before minority
interest and cumulative effect of change in accounting
principle (1).............................................     5,321
Minority interest.........................................     (156)
Income from continuing operations before cumulative
effect of change in accounting principle (1)..............     5,165
Income (loss) from discontinued operations................       --
Cumulative effect of change in accounting principle
(1).......................................................       --
Net income................................................    $5,165
CASH FLOW DATA:
Cash flow due to operating cash income and expenses
(3).......................................................  $(2,006)
Cash (used in) provided by loans held for sale and
other..................................................... (121,767)
Net cash (used in) provided by operating activities.......$(123,773)

                                       28


                                                           SIX MONTHS
                                                             ENDED
                                                            JUNE 30,
                                                              1997
                                                          (continued)

OPERATING DATA:
Loans originated or purchased:
Mortgage Loans............................................  $474,261
Small Business Loans......................................    30,996
Automobile Loans..........................................     8,488
Total loans originated or purchased.......................  $513,745
Loans sold:
Mortgage Loans............................................  $158,480
Small Business Loans......................................    17,646
Automobile Loans..........................................       --
Total loans sold..........................................  $176,126
Loans securitized:
Mortgage Loans............................................  $198,740
Small Business Loans......................................     4,626
Auto Loans................................................       --
Total loans securitized...................................  $203,366


                                                                                                                          SIX
                                                                                                                        MONTHS
                                                                                                                         ENDED
                                                                             YEAR ENDED DECEMBER 31,                   JUNE 30,
                                                              1992        1993       1994        1995         1996       1996
                                                                                  (DOLLARS IN THOUSANDS)
Loans serviced (period end) (4):
Mortgage Loans                                               $42,460     $42,335    $60,151     $88,165    $146,231    $70,430
Small Business Loans:
Guaranteed portion........................................    17,649      47,314     70,038      83,829      96,792     93,468
Unguaranteed portion......................................     4,033      11,238     18,771      24,867      44,017     32,219
Automobile Loans..........................................     4,347       6,011      8,483      17,673      22,033     21,865
        Total loans serviced (period end).................   $68,489    $106,898   $157,443    $214,534    $309,073   $217,982
Weighted average interest rate earned:
Mortgage Loans............................................     13.82%     11.96%      12.37%      12.10%      11.97%     12.24%
Small Business Loans......................................      4.80        7.65      10.11       10.39       12.61      12.61
Automobile Loans..........................................     26.54       28.33      28.28       27.40       23.57      22.72
        Total weighted average interest rate earned.......     14.37%     12.50%      13.22%      13.70%      13.18%     13.07%
Weighted average interest rate paid.......................      7.74%      7.24%       6.94%       7.57%       7.36%      8.64%
Expense coverage ratio (5)................................     96.22      102.21     106.27      121.80      120.54     121.09
ASSET QUALITY DATA:
Delinquent Loans 30 days or more past due (6):
Mortgage Loans............................................                23.53%      17.66%      14.43%       7.26%     13.70%
Small Business Loans......................................                  1.19       1.11        9.69        7.92      10.52
Automobile Loans..........................................                  9.51       3.72       12.83       17.09      14.40
        Total loans 30 days or more past due..............                17.90%      12.75%      13.31%       8.41%     12.88%
Net charge-offs (7):
Mortgage Loans............................................      0.19%      1.05%       2.96%       1.04%       0.81%      0.03%
Small Business Loans......................................                  0.05       0.21        1.43        2.71       0.39
Automobile Loans..........................................      4.93        5.03       2.53        3.68        9.65       5.51
        Total net charge-offs.............................      0.68%      1.29%       2.36%       1.43%       2.47%      0.96%
BALANCE SHEET DATA:
Total gross loans receivable..............................   $56,785     $66,279    $95,398    $126,458    $189,532   $103,265
Total gross residual assets (8)...........................                   4.2      1,872       4,604      14,417      9,262
Total assets..............................................    70,359      84,279    109,448     144,931     224,149    146,657
Total debt................................................    64,840      76,195     95,015     129,950     169,596    128,334
Total shareholders' equity................................     5,057       7,362      9,700       9,885      46,635     13,535


                                                       SIX MONTHS ENDED
                                                           JUNE 30,
                                                             1997

Loans serviced (period end) (4):
Mortgage Loans                                              $444,472
Small Business Loans:
Guaranteed portion........................................   106,848
Unguaranteed portion......................................    63,043
Automobile Loans..........................................    22,556
        Total loans serviced (period end).................  $636,919
Weighted average interest rate earned:
Mortgage Loans............................................     10.19%
Small Business Loans......................................     14.15
Automobile Loans..........................................     24.12
        Total weighted average interest rate earned.......     11.52%
Weighted average interest rate paid.......................      7.88%
Expense coverage ratio (5)................................     84.59

                                       30




ASSET QUALITY DATA:
Delinquent Loans 30 days or more past due (6):
Mortgage Loans............................................      5.78%
Small Business Loans......................................      3.20
Automobile Loans..........................................     10.82
        Total loans 30 days or more past due..............      5.69%
Net charge-offs (7):
Mortgage Loans............................................      0.38%
Small Business Loans......................................      2.42
Automobile Loans..........................................     15.40
        Total net charge-offs.............................      1.60%
BALANCE SHEET DATA:
Total gross loans receivable..............................  $310,063
Total gross residual assets (8)...........................    35,290
Total assets..............................................   364,988
Total debt................................................   299,243
Total shareholders' equity................................    57,155

(1) The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," effective January 1, 1993. The adoption of SFAS No. 109 had the cumulative effect of (i) increasing the Company's net income in 1993 by $113,000 and (ii) reducing the Company's effective tax rate from approximately 45% to approximately 22%. The Company recognized no deferred tax benefits of operating loss carryforwards as a result of the adoption of SFAS No. 109.

(2) The income tax benefit for the six months ended June 30, 1997 is a result of the reduction in the valuation allowance associated with the NOL and other deferred tax assets.

(3) Cash flow due to operating cash income and expenses reflects cash provided by (used in) operating activities excluding loan origination activity or loan sales proceeds, change in other payables and receivables and cash provided by (used in) operating activities of discontinued operations.

(4) Serviced loans includes all portfolio Mortgage Loans and Auto Loans, all securitized loans, and the Small Business Loans, but, solely for purposes of calculating the allowance ratio and the net charge-off ratio, excludes the guaranteed portion of the SBA Loans. Operating Data stated as a percentage of serviced loans (except period end data) for the six-month periods ended June 30, 1996 and 1997 have been annualized.

(5) Expense coverage ratio represents total revenues, less non-cash gain on sale of loans, expressed as a percentage of total expenses.

(6) Delinquent loans more than 30 days past due are expressed as a percentage of total serviced Mortgage Loans, the unguaranteed portion of Small Business Loans, and Auto Loans, as applicable, as of the end of the period indicated. No information is available for December 31, 1992.

(7) Net charge-offs of loans are expressed as a percentage of average serviced Mortgage Loans, the unguaranteed portion of Small Business Loans and Auto Loans, as applicable, for the period indicated, except for the six-month periods ended June 30, 1996 and 1997, which have been annualized.

(8) Residual assets consist of restricted cash and interest-only, subordinate and residual certificates resulting from securitizations and interest-only certificates resulting from the sale of SBA Loan Participations.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the preceding "Selected Consolidated Financial and Operating Data" and the other historical financial statements of the Company, including the notes thereto, appearing elsewhere herein. As used herein, "Discontinued Operations" refers to the Company's transportation segment and apparel segment operations. Unless otherwise noted, the discussion contained herein relates to the continuing operations of the Company, which solely consist of its financial services segment operations.

GENERAL

         The Company is a diversified financial services company headquartered in Greenville, South Carolina which makes Mortgage Loans, Small Business Loans and Auto Loans. The Company commenced its lending operations in 1991 through the acquisition of Carolina Investors, Inc., a small mortgage lending company which has been in operation since 1963. Since such acquisition through December 31, 1996, the Company has experienced a compounded annual growth rate of 86% in loan originations. Since 1996, the Company has been focused principally on expanding its Mortgage Loan Division and Small Business Division, and has recently determined to pursue the divestiture of its Auto Loan Division. The Auto Loan Division has historically originated only a small percentage of total Company loans and is not believed to have the profit potential of the Company's Mortgage and Small Business Divisions.

         The Company's total serviced loans increased from $157.4 million at December 31, 1994, to $214.5 million at December 31, 1995, to $309.1 million at December 31, 1996 and to $636.9 million at June 30, 1997. Mortgage Loans have increased during all such periods principally as a result of an increase in the number of Mortgage Bankers originating loans through the Mortgage Loan Division, as well as increased loan volume from existing Mortgage Bankers and due to the startup and growth of the retail operation. Small Business Loans have increased due to the opening of additional offices, an increase in the number of Commercial Loan Brokers which refer loans to the Small Business Loan Division, and new product offerings. However, in 1995, the SBA adopted certain policies, such as the temporary implementation of a maximum SBA Loan amount of $500,000 and the temporary prohibition of the use of SBA Loan proceeds for certain refinancings (which temporary limitations were removed in October 1995). Consequently, Small Business Loan volume in 1995 was relatively unchanged from the 1994 level. Auto Loans increased during all such periods, prior to 1997, principally as a result of an increase in the number of loan production offices and successful efforts at establishing additional auto dealer relationships. Beginning in September 1996, the Company curtailed the expansion of its Auto Loan operations and, since that time, the Company has experienced a decline in Auto Loan originations.

The following table sets forth certain data relating to the Company's loans at and for the periods indicated:



                                                                                 Year Ended                Six Months Ended
                                                                                 December 31,                    June 30,
                                                                         1994       1995        1996        1996        1997

                                                                                        (Dollars in Thousands)
MORTGAGE LOANS:
     Mortgage Loans originated.......................................   $99,373   $192,800    $328,649    $153,802    $474,261
     Total Mortgage Loans (period end)...............................    60,151     88,165     146,231      70,430     247,892
     Total serviced Mortgage Loans (period end)......................    60,151     88,165     146,231      70,430     444,472
     Average Mortgage Loans (1)......................................    51,243     74,158      97,281      92,188     215,304
     Average serviced Mortgage Loans (1).............................    51,243     74,158      97,281      92,188     286,618
     Average interest earned (1).....................................     12.37%     12.10%      11.97%      12.24%      10.19%

SMALL BUSINESS LOANS:
     Small Business Loans originated.................................   $43,123    $39,560     $68,210     $30,583     $30,996
     Total Small Business Loans (period end).........................    26,764     20,620      29,385      24,013      44,491
     Total serviced Small Business Loans (period end)................    88,809    108,696     140,809     125,687     169,891
     Total serviced unguaranteed Small
     Business Loans (period end) (2).................................    18,771     24,867      44,017      32,219      63,043
     Average Small Business Loans (1)................................    22,348     23,692      26,700      20,839      29,652
     Average serviced Small Business Loans (1).......................    73,681     98,753     125,723     116,038     150,249
     Average serviced unguaranteed Small
     Business Loans (2)(3)...........................................    15,004     21,819      34,442      28,201      51,030
     Average interest earned (1).....................................     10.11%     10.39%      12.61%      12.61%      14.15%

AUTO LOANS:
     Auto Loans originated...........................................    $7,547    $17,148     $18,287     $10,052      $8,488
     Total Auto Loans (period end)...................................     8,483     17,673      13,916       8,822      17,680
     Total serviced Auto Loans (period end)..........................     8,483     17,673      22,033      21,865      22,556
     Average Auto Loans (1)..........................................     7,247     13,078      11,917      12,138      15,869
     Average serviced Auto Loans (1).................................     7,247     13,078      21,277      19,883      22,435
     Average interest earned (1).....................................     28.28%     27.40%      23.57%      22.72%      24.12%

TOTAL LOANS:
     Total loans receivable (period end).............................   $95,398   $126,458    $189,532    $103,265    $310,063
     Total serviced loans (period end)...............................   157,443    214,534     309,073     217,982     636,919

(1) Averages are computed using beginning and ending balances for the period presented, except 1996 and 1997 averages, which are calculated based on the daily averages for Small Business Loan Division and Auto Loan Division and monthly averages for Mortgage Loan Division (rather than the beginning and ending balances).

(2)   Excludes guaranteed portion of SBA Loans.

(3) Averages are computed using beginning and ending balances for the period presented.


OPERATING CASH FLOW

         The Company expects to operate on a negative cash flow basis due to increases in the volume of loans purchased and originated and due to the growth of its securitization program. The Company's primary operating sources of cash are (i) excess cash flow received in each period with respect to interest-only and residual certificates, (ii) cash payments of contractual and ancillary servicing revenues received by the Company in its capacity as servicer for securitized loans, (iii) interest income on loans receivable and certain cash balances, (iv) fee income received in connection with its retail Mortgage Loan originations, and (v) cash gains from the sale of SBA Loan Participations and whole loan Mortgage Loan sales. The Company's primary operating cash uses include the funding of (i) Mortgage Loan originations and purchases pending their securitization or sale, (ii) interest expense on CII Notes and on Credit Facilities and other financing, (iii) fees, expenses and tax payments incurred in connection with the securitization program and (iv) ongoing administrative and other operating expenses.

         The Company reduces the negative cash flow impact of securitizations by its ongoing sale of whole loans, the generation of loan fees in its retail mortgage loan operation and the utilization of a wholesale loan origination strategy whereby loans are generally funded at par, rather than at the significant premiums typically associated with a correspondent-based strategy.

The table below summarizes cash flows provided by and used in operating activities:



                                                                            Year Ended                   Six Months Ended
                                                                            December 31,                      June 30,
                                                                      1994        1995        1996       1996        1997

                                                                                      (Dollars in Thousands)
Operating Cash Income:
     Servicing fees received and excess cash flow from
          securitization trusts....................................     $694      $1,259      $3,782     $1,757       $3,652
     Interest received.............................................   10,498      14,549      17,392      8,501       13,913
     Cash gain on sale of loans....................................    4,990       8,987      21,554      6,996        7,295
     Cash loan origination fees received...........................      729          --       4,961      1,463       15,599
     Other cash income.............................................      637         491       1,267        554          447
          Total operating cash income..............................   17,548      25,286      48,956     19,271       40,906

Operating Cash Expenses:
     Securitization costs..........................................       --        (266)       (873)      (503)      (1,664)
     Securitization hedge losses...................................       --          --          --         --       (1,606)
     Cash operating expenses.......................................   (6,576)     (9,480)    (22,156)    (7,125)     (30,480)
     Interest on CII Notes and warehouse financing.................   (5,849)     (8,424)    (11,045)    (5,506)      (8,596)
     Taxes paid....................................................     (214)       (267)       (322)       (30)        (566)
          Total operating cash expenses............................  (12,639)    (18,437)    (34,396)   (13,164)     (42,912)

Cash flow due to operating cash income and expenses................    4,909       6,849      14,560      6,107       (2,006)

Other Cash Flows:
     Cash provided by (used in) other payables and receivables.....    1,080      (4,850)     (6,346)    (2,719)      (2,988)
     Cash provided by (used in) loans held for sale................   11,984     (13,767)    (67,819)    49,505     (118,779)
     Net cash provided by (used in) operating activities of
          discontinued operations..................................   (1,253)      1,592          77         77           --

          Net cash provided by (used in) operating activities......  $16,720    $(10,176)   $(59,528)   $52,970    $(123,773)


PROFITABILITY

         The principal components of the Company's profitability are (i) net interest revenues associated with the Company's loans receivable, (ii) servicing revenues associated with loans serviced for others, (iii) gain on the sale of Mortgage Loans associated with securitizations and whole loan sales, (iv) gains resulting from the sale of the SBA Loan Participations, and (v) loan origination fees generated by the Company's retail Mortgage Loan operation.

         The following table sets forth, for the periods indicated, certain information derived from the Company's Consolidated Financial Statements.


                                                                                  Year Ended                 Six Months Ended
                                                                                 December 31,                    June 30,

                                                                         1994        1995       1996       1996       1997

                                                                                   (Percentage of Total Revenues)

Interest revenue.....................................................     58.8%       57.8%      35.5%      45.8%      30.1%
Servicing revenue....................................................      1.1         1.7        6.5        8.5        6.2
Cash gain on sale of loans...........................................     27.4        34.2       42.8       38.2       14.6
Non-cash gain on sale of loans.......................................      8.0         0.7        4.5        2.6       21.7
Loan fee income......................................................      1.5         2.2        8.2        2.3       26.5
Other revenues.......................................................      3.2         3.4        2.5        2.6        0.9
     Total revenues..................................................    100.0%      100.0%     100.0%     100.0%     100.0%

Interest expense.....................................................     32.3%       32.5%      21.9%      30.5%      19.6%
General and administrative expenses..................................     40.4        39.6       46.6       41.6       63.6
Provision for credit losses..........................................     13.8         9.4       10.7        8.4        9.4
Income from continuing operations before income taxes................     13.5        18.5       20.8       19.5        7.4
Income tax expense...................................................      3.3         0.8        1.4        0.6       (3.3)
Minority interest....................................................     (0.3)      (0.3)        0.7      (0.1)       (0.3)
Income (loss) from discontinued operations...........................      3.0      (14.9)        --         --          --
     Net income......................................................     12.9%        2.5%      20.1%      18.8%      10.4%

RESULTS OF OPERATIONS

     SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

         TOTAL REVENUES. Total revenues increased $31.6 million, or 173%, from $18.3 million for the six month period ended June 30, 1996, to $49.9 million for the six month period ended June 30, 1997. The increase in revenues resulted principally from increases in interest revenue, servicing revenue and gain on sale of loans.

         INTEREST REVENUE. Interest revenue increased $6.6 million, or 79%, from $8.4 million for the six month period ended June 30, 1996, to $15.0 million for the six month period ended June 30, 1997. This increase was due principally to the growth in the loan portfolio of the Mortgage Loan Division. Interest revenue earned by the Mortgage Loan Division increased $5.7 million, or 88%, from $6.5 million for the six month period ended June 30, 1996, to $12.2 million for the six month period ended June 30, 1997.

         SERVICING REVENUE. Servicing revenue increased $1.5 million, or 94%, from $1.6 million for the six month period ended June 30, 1996, to $3.1 million for the six month period ended June 30, 1997. The increase was due to the securitization of the unguaranteed portion of SBA Loans in November of 1996 and the securitizations of Mortgage Loans in March 1997 and June 1997. The Company's total serviced portfolio increased $418.9 million, or 192%, from $218.0 million at June 30, 1996, to $636.9 million at June 30, 1997.

         GAIN ON SALE OF LOANS. Cash gain on sale of loans increased $299,000, or 4%, from $7.0 million for the six month period ended June 30, 1996, to $7.3 million for the six month period ended June 30, 1997. Non-cash gain on sale of loans increased $10.3 million from $472,000 for the six month period ended June 30, 1996, to $10.8 million for the six month period ended June 30, 1997. The increase resulted primarily from securitizations of Mortgage Loans in the first and second quarters of 1997.

         LOAN FEE INCOME. Loan fee income increased $12.8 million from $426,000 for the six month period ended June 30, 1996, to $13.2 million for the six month period ended June 30, 1997. This increase was due principally to the increase in the Company's retail Mortgage Loan originations. The Company began its retail operations in April 1996 and generated $239.6 million in Mortgage Loans in the first six months of 1997 through its retail operations.

         OTHER REVENUES. Other revenues decreased $45,000, or 9%, from $478,000 for the six month period ended June 30, 1996, to $433,000 for the six month period ended June 30, 1997. Other revenues are comprised principally of insurance commissions.

         TOTAL EXPENSES. Total expenses increased $31.5 million, or 214%, from $14.7 million for the six month period ended June 30, 1996, to $46.2 million for the six month period ended June 30, 1997. Total expenses are comprised of interest expense, provision for credit losses, and general and administrative expenses.

         INTEREST EXPENSE. Interest expense increased $4.2 million, or 75%, from $5.6 million for the six month period ended June 30, 1996, to $9.8 million for the six month period ended June 30, 1997. The increase was due principally to increased borrowings by the Mortgage Loan Division associated with increased loan originations. Borrowings attributable to the Mortgage Loan Division, both under the Credit Facilities and in connection with the sales of CII Notes, totaled $264.7 million as of June 30, 1997, which represented an increase of 145%, compared to $108.1 million as of June 30, 1996. Borrowings attributable to the Small Business Loan Division totaled $28.4 million as of June 30, 1997, which represented an increase of 78%, compared to $16.0 million as of June 30, 1996. This increase in debt resulted principally from the loan origination activity for the six month period ended June 30, 1997, as compared to the same period in 1996.

         PROVISION FOR CREDIT LOSSES. Provision for credit losses increased $3.2 million, or 213%, from $1.5 million for the six month period ended June 30, 1996, to $4.7 million for the six month period ended June 30, 1997. The provision was made to maintain the general reserves for credit losses associated with loan growth, as well as to fund specific reserves for possible losses associated with particular loans.

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $24.1 million, or 317%, from $7.6 million for the six month period ended June 30, 1996, to $31.7 million for the six month period ended June 30, 1997. This primarily resulted from increased personnel and other costs from $4.3 million in the first six months of 1996 to $18.8 million in the first six months of 1997, which resulted principally from the continued expansion in the servicing and underwriting areas and increased expenses associated with seven new retail locations. In addition, advertising and promotion expenses increased $2.7 million to $3.0 million in the first half of 1997 as compared to the prior year's period, also as a result of the continued expansion of the retail operations.

         INCOME TAXES. Income taxes decreased $1.7 million from $121,000 for the six month period ended June 30, 1996 to a tax benefit of $1.6 million for the six month period ended June 30, 1997, as a result of the reduction in the valuation allowance associated with the Company's NOL and deferred tax assets.

         NET INCOME. Net income increased $1.8 million, or 53%, from $3.4 million for the six month period ended June 30, 1996, to $5.2 million for the six month period ended June 30, 1997. Net income as a percentage of total revenues decreased from 18.8% for the six months ended June 30, 1996 to 10.4% for the six months ended June 30, 1997 as a result of the Company's investment in expansions and infrastructure to facilitate its rapid growth.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

         TOTAL REVENUES. Total revenues increased $24.1 million, or 92%, from $26.3 million in 1995 to $50.4 million in 1996. The increase in revenues resulted principally from increases in interest revenue, servicing revenue and gain on sale of loans.

         INTEREST REVENUE. Interest revenue increased $2.7 million, or 18%, from $15.2 million in 1995 to $17.9 million in 1996. This increase was due principally to the growth in the loan portfolio of the Mortgage Loan Division. Interest revenue earned by the Mortgage Loan Division increased $4.6 million, or 51%, from $9.1 million in 1995 to $13.7 million in 1996.

         SERVICING REVENUE. Servicing revenue increased $2.8 million from $446,000 in 1995 to $3.3 million in 1996. This increase was due to the securitizations of Small Business Loans and Auto Loans in 1996, for which the Company retains servicing rights.

         GAIN ON SALE OF LOANS. Non-cash gain on sale of loans increased $2.1 million, from $182,000 in 1995 to $2.3 million in 1996. This increase resulted principally from the securitization of Small Business Loans in November 1996. Cash gain on sale of loans increased $12.6 million, or 40%, from $9.0 million in 1995 to $21.6 million in 1996. The increase resulted partially from increased sales of Mortgage Loans and Small Business Loans associated with the increased loan originations. Mortgage Loans sold increased $157.2 million, or 123%, from $127.6 million in 1995 to $284.8 million in 1996. Small Business Loans sold increased $7.7 million, or 30%, from $25.4 million in 1995 to $33.1 million in 1996. Additionally, the Company received a recoupment of previously shared premiums of $7.3 million in connection with the settlement with certain Strategic Alliance Mortgage Bankers who terminated their agreements with the Company in 1996.

         LOAN FEES. Loan fees increased $3.6 million from $586,000 in 1995 to $4.2 million in 1996. The increase in loan fees was due principally to the increase in loan originations in the Mortgage Loan Division.

         OTHER REVENUES. Other revenues increased $357,000, or 40%, from $884,000 in 1995 to $1.2 million in 1996. Other revenues is comprised principally of insurance commissions. The increase of other revenues resulted principally from the increase in the Company's loan originations.

         TOTAL EXPENSES. Total expenses increased $18.5 million, or 86%, from $21.4 million in 1995 to $39.9 million in 1996. Total expenses are comprised of interest expense, provision for credit losses and general and administrative expenses.

         INTEREST EXPENSE. Interest expense increased $2.5 million, or 29%, from $8.5 million in 1995 to $11.0 million in 1996. The increase was due principally to increased borrowings by the Mortgage and Small Business Loan Divisions resulting from increased loan originations. Borrowings attributable to the Mortgage Loan Division, both under the Credit Facilities and in connection with the sales of CII Notes, increased $55.7 million, or 53%, from $105.2 million at December 31, 1995 to $160.9 million at December 31, 1996. Interest expense in the Mortgage Loan Division increased $2.4 million in 1996 from 1995. Total borrowings attributable to the Small Business Loan Division decreased $6.1 million, or 41%, from $14.8 million at December 31, 1995 to $8.7 million at December 31, 1996. This decrease in debt resulted principally from cash received from the securitization completed in November 1996, which was used to pay down outstanding debt. Interest expense in the Small Business Loan Division increased $198,000 in 1996 from 1995. There were no borrowings outstanding in the Auto Loan Division as of December 31, 1996, down from $9.9 million at December 31, 1995. This decrease resulted principally from cash received from the securitization transaction completed in March 1996 and from the Company's public offering completed in November 1996. The offering was used to pay outstanding debt. Interest expense in the Auto Loan Division decreased $220,000 in 1996 from 1995.

         PROVISION FOR CREDIT LOSSES. Provision for credit losses increased $2.9 million, or 116%, from $2.5 million in 1995 to $5.4 million in 1996. The provision was made to maintain the general reserves for credit losses associated with loan originations, as well as to increase specific reserves for possible losses with particular loans.

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $13.1 million, or 126%, from $10.4 million in 1995 to $23.5 million in 1996. This was a result of increased personnel costs in the Mortgage Loan Division due to the continued expansion in the servicing and underwriting departments, and the increased expenses associated with the opening of retail lending offices in Indianapolis, Baton Rouge, New Orleans, and Phoenix. General and administrative expenses increased from 5.63% of average serviced loans in 1995 to 9.62% in 1996, principally as a result of the costs associated with the retail mortgage origination facilities, for which the related production was sold on a non-recourse, servicing-released basis (i.e., without retention of the servicing rights and associated revenues), with customary representations and warranties. Accordingly, costs have been increased relative to the serviced portfolio.

         INCOME FROM CONTINUING OPERATIONS. Income from continuing operations increased $5.5 million, or 120%, from $4.6 million in 1995 to $10.1 million in 1996. The improvement in income was due principally to the increased growth and profitability of the Mortgage Loan Division, although the Small Business Loan Division's profitability also increased significantly in 1996 from 1995.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

         TOTAL REVENUES. Total revenues increased $8.1 million, or 44%, from $18.2 million in 1994 to $26.3 million in 1995. The increase in revenues resulted principally from increases in interest revenue, servicing revenue and gain on sale of loans.

         INTEREST REVENUE. Interest revenue increased $4.5 million, or 42%, from $10.7 million in 1994 to $15.2 million in 1995. This increase was due principally to the growth in the loan portfolio in the Mortgage Loan Division. Interest revenue earned by the Mortgage Loan Division increased $2.8 million, or 44%, from $6.3 million in 1994 to $9.1 million in 1995. Interest revenue earned by the Small Business Loan Division increased $200,000, or 9%, from $2.3 million in 1994 to $2.5 million in 1995. This increase resulted from continued growth in serviced SBA Loans, despite the temporary changes in the SBA policies which negatively impacted the Company's SBA Loan originations. Interest revenue earned by the Auto Loan Division increased $1.5 million, or 71%, from $2.1 million in 1994 to $3.6 million in 1995. The increase in interest revenue for the Auto Loan Division was due to the growth of its loan portfolio.

         SERVICING REVENUE. Servicing revenue increased $234,000, or 110%, from $212,000 in 1994 to $446,000 in 1995. This increase was due to the securitization of loans in the Small Business Loan Division in June 1995 as well as the increase in the guaranteed portion of sold SBA Loans serviced by the Company as a result of increased loan originations.

         GAIN ON SALE OF LOANS. Gain on sale of loans increased $2.7 million, or 42%, from $6.5 million in 1994 to $9.2 million in 1995. Gain on sale of loans was generated by the sale of Mortgage Loans and SBA Loan Participations. The increase resulted principally from increased sales of Mortgage Loans associated with the increased loan originations of the Mortgage Loan Division.

         LOAN FEES. Loan fees increased $310,000, or 112%, from $276,000 in 1994 to $586,000 in 1995. The increase in loan fees was due principally to the increase in loan originations in the Mortgage Loan Division.

         OTHER REVENUES. Other revenues increased $318,000, or 56%, from $566,000 in 1994 to $884,000 in 1995. Other revenues is comprised principally of insurance commissions and management fees paid in connection with the management of Reedy River Ventures and Palmetto Seed Capital Limited Partnership. The increase in other revenues resulted principally from the increase in the Company's loan originations, as well as from increased management fees.

         TOTAL EXPENSES. Total expenses increased $5.6 million, or 36%, from $15.8 million in 1994 to $21.4 million in 1995. Total expenses are comprised of interest expense, provision for credit losses and general and administrative expenses.

         INTEREST EXPENSE. Interest expense increased $2.6 million, or 44%, from $5.9 million in 1994 to $8.5 million in 1995. The increase was due principally to increased borrowings by the Mortgage and Auto Loan Divisions associated with increased loan originations. Total borrowings attributable to the Mortgage Loan Division, both under the Credit Facilities and in connection with the sale of CII Notes, increased $27.7 million, or 36%, from $77.5 million at December 31, 1994 to $105.2 million at December 31, 1995. Interest expense in the Mortgage Loan Division increased $1.6 million, or 31%, from $5.1 million in 1994 to $6.7 million in 1995. Total borrowings attributable to the Small Business Loan Division increased $456,000, or 3%, from $14.4 million at December 31, 1994 to $14.8 million at December 31, 1995. This increase in debt resulted principally from increased loan origination activity, partially offset by a reduction to outstanding debt due to the securitization transaction completed in June 1995. Interest expense in the Small Business Loan Division increased $553,000, or 117%, from $471,000 in 1994 to $1.0 million in 1995. Total borrowings attributable to the Auto Loan Division increased $7.0 million, or 241%, from $2.9 million at December 31, 1994 to $9.9 million at December 31, 1995. Interest expense in the Auto Loan Division increased $500,000, or 189%, from $264,000 in 1994 to $764,000 in 1995.

         PROVISION FOR CREDIT LOSSES. Provision for credit losses remained stable at $2.5 million in 1994 and in 1995. The provision was made to maintain the general reserves for credit losses associated with loan growth, as well as to fund specific reserves for possible losses associated with particular loans. In 1994, the majority of the provision resulted from the write-down to market value of certain foreclosed properties in the amount of $1.7 million. These foreclosed properties related principally to speculative construction loans made by CII prior to its acquisition by the Company. Speculative construction loans are no longer being made by the Company.

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $3.0 million, or 40%, from $7.4 million in 1994 to $10.4 million in 1995 principally as a result of increased personnel costs of $1.7 million due primarily to the continued expansion in the servicing and underwriting areas, increased legal, audit and professional fees of $504,000 associated with the Company's stock tender offer in February 1995 and other corporate transactions, and increased expenses of $477,000 associated with the opening of three new loan production offices by the Auto Loan Division. General and administrative expenses increased from 5.59% of average serviced loans in 1994 to 5.63% in 1995, principally as a result of the increase in the Mortgage Loan Division's servicing operations in anticipation of increased originations of Mortgage Loans, including Mortgage Loans which may be sold servicing retained.

         INCOME FROM CONTINUING OPERATIONS. Income from continuing operations increased $2.8 million, or 155%, from $1.8 million in 1994 to $4.6 million in 1995. The improvement in income was due principally to increased growth and profitability of the Mortgage Loan Division. Absent the utilization of the NOL, income from continuing operations for the years ended December 31, 1994 and 1995 would have been approximately $1.5 million and $2.9 million, respectively.

FINANCIAL CONDITION

         Net loans receivable increased $116.6 million to $301.6 million at June 30, 1997 from $185.0 million at December 31, 1996. The increase in investment in asset-backed securities of $3.4 million was due to the retention of the residual interest certificates in the Company's Mortgage Loan securitizations completed in March 1997 and June 1997. The interest-only strip security increased by $14.6 million to $18.9 million at June 30, 1997, from $4.3 million at December 31, 1996. This increase was due to the estimated present value of the excess cash flow on loans sold with servicing retained of $15.2 million, offset by amortization of $566,000.

         Net property, plant and equipment, increased by $3.1 million to $10.3 million at June 30, 1997, from $7.2 million at December 31, 1996. The Company purchased additional computer equipment to provide system improvements and equipment supporting electronic document generation, storage, and retrieval, and purchased additional furniture and office equipment in connection with the expansion of its retail operations and servicing center.

         The primary source of funding for the Company's receivables comes from borrowings issued under various credit arrangements (including the Credit Facilities and the CII Notes). At June 30, 1997, the Company had notes payable to banks of $174.4 million, which compares with $55.5 million at December 31, 1996, for an increase of $118.9 million. At June 30, 1997, the Company had $124.9 million of CII Notes outstanding, which compares with $114.1 million at December 31, 1996, for an increase of $10.8 million.

         Total stockholders' equity at June 30, 1997 was $57.2 million, which compares to $46.6 million at December 31, 1996, an increase of $10.6 million. This increase resulted from net income of $5.2 million for the six months ended June 30, 1997 and the issuance of stock in the amount of $5.2 million related to the acquisition of the 87% of Reedy River Ventures which it did not already own.

DISCONTINUED OPERATIONS

TRANSPORTATION SEGMENT

         In connection with the Company's strategic plan to focus its business efforts on the financial services segment, the Company divested its transportation segment operations during 1994 and 1995. As a result, the transportation segment has been classified as discontinued operations, and, accordingly, the Company's Consolidated Financial Statements and the Notes related thereto segregate continuing and discontinued operations. The transportation segment had pre-tax income of $2.8 million in 1994, and a loss of $333,000 in 1995. The profits in 1994 resulted principally from gains on the sale of boxcars and other assets. Operating revenues for the transportation segment were $1.4 million in 1994, and $390,000 in 1995. These decreases in revenues were due principally to the progressive sale of assets associated with the transportation segment. The Company does not believe that there are material liabilities, contingent or otherwise, with respect to its transportation segment.

APPAREL SEGMENT

         In connection with the Company's strategic plan to focus its business efforts on the financial services segment, the Company sold all of the outstanding stock of Young Generations, Inc. (a former Company subsidiary which manufactures children's apparel) ("YGI") in exchange for a non-recourse note in September 1995, thereby divesting its apparel segment operations. In connection with the sale of YGI, the Company wrote off all amounts due the Company from YGI as intercompany debt and amounts due to the Company from the purchasers of the YGI stock, which amounts totaled $3.9 million, net of income taxes of $156,000. The Company remains contingently liable for its guarantee of certain bank loans and certain trade accounts payable which at June 30, 1997 totaled $384,000 and were secured by substantially all of YGI's assets. In 1996 and 1997, the Company loaned additional amounts to YGI, $750,000 of which remained outstanding at June 30, 1997. As a result of the sale of YGI, the operating results of the apparel segment have been classified as discontinued operations. Since the Senior Note offering, the Company has loaned an additional $50,000 to YGI. The Company does not anticipate making any future loans to YGI. Management does not anticipate any significant charges to future earnings as a result of these guarantees and loans to YGI.

         The apparel segment had net losses of $31,000 in 1994 and $1.3 million in 1995. The net loss in 1994 was decreased by the receipt of $1.25 million in life insurance proceeds due to the death of YGI's President. The apparel segment had revenues of $12.2 million in 1994, and $7.3 million in 1995.

ALLOWANCE FOR CREDIT LOSSES AND CREDIT LOSS EXPERIENCE

         The Company is exposed to the risk of loan delinquencies and defaults, particularly with respect to loans retained in its portfolio. With respect to loans to be sold on a non-recourse basis, the Company is at risk for loan delinquencies and defaults on such loans while they are held by the Company pending such sale. Following the sale of such loans, the Company's loan delinquency and default risk with respect to such loans is limited to those circumstances in which it is required to repurchase such loans due to a breach of a representation or warranty in connection with the whole loan sale. This risk with respect to breaches of representations or warranties also exists for loans sold through securitization. In addition, in securitization transactions, the interest-only, subordinate and/or residual certificates bear the risk of default for the entire pool of securitized loans to the extent of such certificates' value. Accordingly, the value of the interest-only, subordinate and/or residual certificates retained by the Company would be impaired to the extent of losses on the securitized loans.

         To provide for credit losses, the Company charges against current earnings an amount necessary to maintain the allowance for credit losses at levels expected to cover future losses of principal on its portfolio loans and its interest-only and residual asset-backed certificates held as a result of its securitizations of loans (which represent all loans for which the Company bears credit risk). At June 30, 1997, the total allowance for credit losses on the managed portfolio for the Company was $10.8 million, including $6.2 million reserved for potential losses relating to the Company's securitized Mortgage, SBA, and Auto Loans. This compares to an allowance for credit losses on the managed portfolio at December 31, 1996 of $4.3 million, which included $1.2 million reserved for potential losses relating to the Company's securitized SBA Loans.

         The Company does not currently service any loans for which it does not have credit risk other than the guaranteed portion of its SBA Loans. However, the Company's credit risk on its securitized loans is limited to its investment in its interest-only and residual asset-backed certificates.

         The table below summarizes certain information with respect to the Company's allowance for credit losses on the managed portfolio and the composition of charge-offs and recoveries for each of the periods indicated.

                     SUMMARY OF ALLOWANCE FOR CREDIT LOSSES



                                                                                                                   SIX MONTHS
                                                                                              YEAR ENDED              ENDED
                                                                                             DECEMBER 31,            JUNE 30,
                                                                                      1994      1995      1996         1997

                                                                                               (DOLLARS IN THOUSANDS)
Allowance for credit losses at beginning of period                                     $952    $1,730    $2,647       $4,286
Total loans charged-off............................................................  (1,808)   (1,718)   (4,223)      (3,197)
Total loans recovered..............................................................      76       155       446          308
Net charge-offs....................................................................  (1,732)   (1,563)   (3,777)      (2,889)
Provision charged to expense.......................................................   2,510     2,480     5,416        4,671
Provision netted against gain on securitizations...................................      --        --        --        4,767
Allowance for credit losses at end of period.......................................  $1,730    $2,647    $4,286      $10,835

The total allowance for credit losses as shown on the balance sheet is as follows:



                                                                                                                    SIX MONTHS
                                                                                              YEAR ENDED               ENDED
                                                                                             DECEMBER 31,            JUNE 30,
                                                                                      1994      1995      1996         1997

                                                                                               (DOLLARS IN THOUSANDS)
Allowance for losses on investment in asset-backed securities......................     $--      $773      $354         $764
Allowance for losses on interest-only securities...................................      --        --       848        5,450
Allowance for credit losses on loans...............................................   1,730     1,874     3,084        4,621
Allowance for credit losses at end of period.......................................  $1,730    $2,647    $4,286      $10,835


         The Company considers its allowance for credit losses to be adequate in view of the Company's loss experience and the secured nature of most of the Company's outstanding loans. Although management considers the allowance appropriate and adequate to cover possible losses, management's judgment is based upon a number of assumptions about future events, which are believed to be reasonable, but which may or may not prove valid. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for possible credit losses or that additional increases in the allowance for possible credit losses will not be required.

         Management closely monitors delinquency to measure the quality of its loan portfolio and securitized loans and the potential for credit losses. The Company's policy is to place a loan on non-accrual status after it becomes 90 days past due, or sooner if the interest is deemed uncollectible. Collection efforts on charged-off loans continue until the obligation is satisfied or until it is determined that such obligation is not collectible or the cost of continued collection efforts would exceed the potential recovery. Recoveries of previously charged-off loans are credited to the allowance for credit losses.

         The following table sets forth the Company's allowance for credit losses at the end of the periods indicated, the credit loss experience over the periods indicated, and delinquent loan information at the dates indicated for loans receivable at least 30 days past due.



                                                                                                                  SIX MONTHS
                                                                                      YEAR ENDED                     ENDED
                                                                                      DECEMBER 31,                  JUNE 30,
                                                                                 1994       1995       1996           1997

ALLOWANCE FOR CREDIT LOSSES AS A  % OF SERVICED LOANS (1):
Mortgage Loan Division.........................................................   1.23%      0.93%      0.80%         1.55%
Small Business Loan Division...................................................   3.91       4.50       3.84          4.33
Auto Loan Division.............................................................   3.00       4.03       6.45          5.30
Weighted average...............................................................   1.98%      2.03%      2.02%         2.04%
NET CHARGE-OFFS AS A   % OF AVERAGE SERVICED LOANS (2):
Mortgage Loan Division.........................................................   2.96%(3)   1.04%      0.81%         0.38%
Small Business Loan Division...................................................   0.21       1.43       2.71          2.42
Auto Loan Division.............................................................   2.53       3.68       9.65         15.40
Weighted average...............................................................   2.36%      1.43%      2.47%         1.60%
LOANS RECEIVABLE PAST DUE 30 DAYS OR MORE AS A % OF SERVICED LOANS (1):
Mortgage Loan Division.........................................................  17.66%     14.43%      7.26%         5.78%
Small Business Loan Division...................................................   1.11       9.69       7.92          3.20
Auto Loan Division.............................................................   3.72      12.83      17.09         10.82
Weighted average...............................................................  12.75%     13.31%      8.41%         5.69%
TOTAL ALLOWANCE FOR CREDIT LOSSES AS A    % OF
SERVICED LOANS PAST DUE 90 DAYS OR MORE: (1)...................................  94.20%     73.21%     88.71%        91.38%

(1) For purposes of these calculations, serviced loans represents all loans for which the Company bears credit risk, and includes all portfolio Mortgage Loans and Auto Loans, all securitized loans, and the Small Business Loans, but excludes the guaranteed portion of the SBA Loans.

(2) Average serviced loans have been determined by using beginning and ending balances for the period presented, except the 1996 and 1997 averages, which are calculated based on the daily averages for the Small Business Loan Division and the Auto Loan Division and monthly averages for the Mortgage Loan Division. Net charge-offs as a percentage of average serviced loans for the six month period ended June 30, 1997 have been annualized.

(3) Approximately 90% of the amount in 1994 relates to the write-down to market of certain foreclosed properties associated with speculative construction loans made by CII prior to its acquisition by the Company. The Company no longer makes speculative construction loans.


LIQUIDITY AND CAPITAL RESOURCES

         The Company's business requires continued access to short- and long-term sources of debt financing and equity capital. The Company's cash requirements arise from loan originations and purchases, repayments of debt upon maturity, payments of operating and interest expenses, expansion activities and capital expenditures. The Company's primary sources of liquidity are cash flow from operations, sales of the loans it originates and purchases, proceeds from the sale of CII Notes, borrowings under the Credit Facilities and proceeds from securitizations of loans. While the Company believes that such sources of funds will be adequate to meet its liquidity requirements, no assurance of such fact may be given.

         Shareholders' equity increased from $9.7 million at December 31, 1994, to $9.9 million at December 31, 1995, to $46.6 million at December 31, 1996, to $57.2 million at June 30, 1997. Each of these increases resulted principally from the retention of income by the Company and, for 1996, the public stock offering with proceeds of $26.2 million and, for 1997, the issuance of 494,000 additional shares of common stock at a value of $5.2 million in connection with the acquisition of the 87% of Reedy River Ventures that the Company did not already own.

         Cash and cash equivalents were $1.3 million at December 31, 1995, $1.3 million at December 31, 1996, and $2.4 million at June 30, 1997. Cash provided by (used in) operating activities decreased from $53.0 million for the six month period ended June 30, 1996, to ($123.8) million for the six month period ended June 30, 1997; cash used in investing activities decreased from $30.0 million for the six month period ended June 30, 1996, to $5.6 million for the six month period ended June 30, 1997; and cash provided by (used in) financing activities increased from ($1.4) million for the six month period ended June 30, 1996, to $130.5 million for the six month period ended June 30, 1997. The increase in cash provided by operations was due principally to the increase in loans sold and securitized during the first six month period of 1997 and the increase in net income. Cash used in investing activities was principally for the net increase in loans originated with the expectation of holding the loans until maturity. Cash used in financing activities was due principally to the repayment of the Credit Facilities, principally from the proceeds of the securitization of $16.1 million in Auto Loans in March 1996, partially offset by the cash provided by the sale of CII Notes by the Mortgage Loan Division. At June 30, 1997, the Company's Credit Facilities were comprised of three warehouse credit facilities providing for borrowings of up to $345.0 million for the Mortgage Loan Division (collectively, the "Mortgage Loan Division Facilities") consisting of a $200.0 million facility and a $125.0 million facility for Emergent Mortgage Corp. and a $20.0 million facility for CII, credit facilities of $50.0 million for the Small Business Loan Division (the "Small Business Loan Division Facilities"), and credit facilities of $6.5 million for the Auto Loan Division (the "Auto Loan Division Facilities"). Based on the borrowing base limitations contained in the Credit Facilities, at June 30, 1997, the Company had aggregate outstanding borrowings of $139.8 million and aggregate borrowing availability of $30.2 million under the Mortgage Loan Division Facilities, aggregate outstanding borrowings of $28.4 million and aggregate borrowing availability of $2.9 million under the

Small Business Loan Division Facilities, and aggregate outstanding borrowings of $6.1 million and aggregate borrowing availability of $360,000 under the Auto Loan Division Facilities. The Mortgage Loan Division Facilities and the Small Business Loan Division Facilities bear interest at variable rates ranging from the federal funds rate plus 1.875% to the lender's prime rate, while the Auto Loan Division Facilities bear interest at 0.75% over the lender's prime rate. The Credit Facilities have original terms ranging from three months to three years and are renewable upon the mutual agreement of the Company and the respective lender.

         The Credit Facilities contain a number of financial covenants, including, but not limited to, covenants with respect to certain debt to equity ratios, borrowing base calculations and minimum adjusted tangible net worth. The Credit Facilities also contain certain other covenants, including, but not limited to, covenants that impose limitations on the Company with respect to declaring or paying dividends, making payments with respect to certain subordinated debt, and making certain changes to its equity capital structure. The Company has obtained waivers for certain covenant violations and believes that it is currently in material compliance with the other covenants not covered under the waivers.

         CII engages in the sale of CII Notes to investors who are South Carolina residents. The CII Notes are comprised of the CII Senior Subordinated Notes and the CII Subordinated Debentures, which bear fixed rates of interest and have maturities of one year from their various dates of issuance. The offering of the CII Notes is registered under South Carolina securities law and is exempt from federal registration under the federal intrastate exemption. CII conducts its operations so as to qualify for the safe harbor provisions of Rule 147 promulgated pursuant to the Securities Act. At June 30, 1997, CII had an aggregate of $105.7 million of CII Senior Subordinated Notes outstanding bearing a weighted average interest rate of 7.2% and an aggregate of $19.2 million of CII Subordinated Debentures bearing a weighted average interest rate of 5.0%. The CII Senior Subordinated Notes and CII Subordinated Debentures are subordinate in priority to the $20.0 million CII warehouse credit facility. The Company expects that after the Offering of the Senior Notes, CII will continue the offering of the CII Notes.

LOAN SALES AND SECURITIZATIONS

         The Company sells or securitizes substantially all of its Mortgage Loans and SBA Loans. During 1995 and 1996, the Company sold $127.6 million and $284.8 million, respectively, of Mortgage Loans and $25.4 million and $33.1 million, respectively, of SBA Loan Participations. During the six months ended June 30, 1997, the Company sold $158.5 million of Mortgage Loans and $17.6 million of SBA Loan Participations.

         In March 1997 and June 1997, the Company securitized $77.5 million and $121.2 million, respectively, of Mortgage Loans. Since 1995, the Company has securitized $34.6 million of loans representing the unguaranteed portions of the SBA Loans and $16.1 million of Auto Loans. Although securitizations provide liquidity, the Company has utilized securitizations principally to provide a lower cost of funds and reduce interest rate risk, while building servicing revenues by increasing the serviced portfolio. In connection with its Mortgage Loan, SBA Loan, and Auto Loan securitizations, the Company has retained interest-only and residual certificates representing residual interests in the trusts. These securities totaled approximately $25.9 million, net of allowances, at June 30, 1997. See "Business -- Mortgage Loan Division -- Sale and Securitization of Mortgage Loans" and "Business -- Small Business Loan Division -- Securitization of SBA Loans."

         In securitizations, the Company sells the loans that it originates or purchases to a trust for cash, and records certain assets and income based upon the difference between all principal and interest received from the loans sold and (i) all principal and interest required to be passed through to the asset-backed bond investors, (ii) all excess contractual servicing fees, (iii) other recurring fees and (iv) an estimate of losses on the loans (collectively, the "Excess Cash Flow"). At the time of the securitization, the Company estimates these amounts based upon a declining principal balance of the underlying loans, adjusted by an estimated prepayment rate, and capitalizes these amounts using a discount rate that market participants would use for similar financial instruments. These capitalized assets are recorded on the Company's balance sheet as interest-only and residual certificates (as "Interest-only Strip Securities" and "Investment in Asset-backed Securities"), and are aggregated and reported on the income statement as gain on sale of loans, after being reduced (increased) by the costs of securitization and any hedge losses (gains).

         Each of the Company's Mortgage Loan securitizations have been credit-enhanced by an insurance policy provided through a monoline insurance company to receive ratings of "Aaa" from Moody's Investors Services, Inc. ("Moody's") and "AAA" from Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"). The Company plans to continue to pursue securitizations in the future, including the quarterly securitization of a substantial portion of its Mortgage Loans, principally because the Company believes that securitization is potentially more profitable than whole loan sales and because the Company (as servicer) wants to maintain the relationship with its loan customers.

         The Company expects to begin receiving Excess Cash Flow on its Mortgage Loan securitizations approximately 16 months from the date of securitization, although this time period may be shorter or longer depending upon the structure and performance of the securitization. Prior to such time, the monoline insurer requires a reserve provision to be created within the securitization trust which uses Excess Cash Flow to retire the securitization bond debt until the spread between the outstanding principal balance of the loans in the securitization trust and the securitization bond debt equals a percentage (depending on the structure of the securitization) of the initial securitization principal balance (the "overcollateralization limit"). Once this overcollateralization limit is met, Excess Cash Flow is distributed to the Company. The Company begins to receive regular monthly servicing fees in the month following securitization.

         The Company also sells on a whole loan basis all of its SBA Loan participations (servicing retained) and a portion of its Mortgage Loans (servicing released), including substantially all of its Mortgage Loans secured by second liens and loans originated through Strategic Alliance Mortgage Bankers, principally to secure the additional cash flow associated with the premiums paid in connection with such sales and to eliminate the credit risk.

         In addition to the Excess Cash Flow from securitizations and proceeds from whole loan sales, the Company earns the net interest spread on loans receivable held in its portfolio, origination fees on its Mortgage Loans and servicing fees of 0.50% per annum on the Mortgage Loans, 0.40% per annum on the SBA Loans and 3.00% per annum on the Auto Loans it services for others.

ACCOUNTING CONSIDERATIONS

         In June 1996, Financial Accounting Standards Board ("FASB") issued SFAS No. 125 which provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial- components approach that focuses on control. SFAS No. 125 distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. Effective January 1, 1997, the Company adopted SFAS No. 125, which supersedes SFAS No. 122, "Accounting for Mortgage Servicing Rights."

         Securitization of a financial asset, a portion of a financial asset, or a pool of financial assets in which the transferor surrenders control over the assets transferred, is accounted for as a sale. If the transfer does not qualify as a sale, the transferred assets will remain on the balance sheet and the proceeds raised will be accounted for as a secured borrowing with no gain or loss recognition. Because the Company's transfers of loans made in connection with its securitizations qualify as sales under this pronouncement, the required accounting will be an allocation of basis approach.

         After the securitization of Mortgage Loans held for sale, the asset-backed securities retained by the Company (whether they are subordinate classes or interest-only or residual certificates) are classified as trading securities and reported at fair value under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

         Servicing assets created in a securitization (contractually specified servicing fees which are due the servicer in exchange for servicing those assets) are initially measured at their allocated carrying amount, based upon the relative fair value at the date of securitization. Servicing assets are to be amortized in proportion to, and over the period of, estimated net servicing income (the excess of servicing revenues over servicing costs).

         SFAS No. 125 requires mortgage banking entities that acquire or originate loans and subsequently sell or securitize those loans and retain the mortgage servicing rights to allocate the total cost of the loans to the mortgage servicing rights and the mortgage loans without the mortgage servicing rights. The Company determines fair value based upon the present value of estimated net future servicing revenues less the estimated cost that would fairly compensate a substitute servicer to service the loans. The servicing asset is then recorded on the balance sheet and accounted for under SFAS No. 125 using the allocation of cost relative to fair value approach. The assumptions used to calculate fair value are the same assumptions used to determine the fair value of the Interest-only Strip Security. The cost allocated to the servicing rights is amortized in proportion to and over the period of estimated net future cash flows related to servicing income.

         SFAS No. 125 also requires impairment evaluations of all amounts capitalized as servicing rights, including those purchased before the adoption of SFAS No. 125, based upon the fair value of the underlying servicing rights. The continuing effects of SFAS No. 125 on the Company's financial position and results of operations will depend on several factors, including among other things, the amount of acquired or originated loans sold or securitized, the type, term and credit quality of loans and estimates of future prepayment rates.

         In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128 "Earnings Per Share" which is effective for annual and interim periods ending after December 15, 1997. It supersedes the presentation of primary earnings per share with a presentation of basic earnings per share which does not consider the effect of common stock equivalents. The computation of diluted earnings per share, which gives effect to all dilutive potential common shares that were outstanding during the period, is consistent with the computation of fully diluted earnings per share per Accounting Principles Board Opinion No. 15. The adoption of this standard is not expected to have a material effect on the Company's earnings per share.

         In June 1997, FASB issued SFAS No. 130 "Reporting Comprehensive Income" which is effective for annual and interim periods ending after December 15, 1997. This statement requires that all items that are required to be recognized under accounting standards as comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

         In June 1997, FASB issued SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" which is effective for annual and interim periods ending after December 15, 1997. This statement establishes standards for the method that public entities report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about product and services, geographical areas and major customers. The adoption of this standard is not expected to have a material effect on the Company's financial reporting.

TAX CONSIDERATIONS -- THE NOL

         As a result of the operating losses incurred by the Company under prior management in its discontinued transportation segment operations, the Company generated the NOL. Federal tax laws provide that net operating loss carryforwards are restricted or eliminated upon certain changes of control. Applicable federal tax laws provide that a 50% "change of control," which is calculated over a rolling three-year period, would cause the loss of substantially all of the NOL. Although the calculation of the "change of control" is factually difficult to determine, the Company believes that it has had a maximum cumulative change of control of 33% during the relevant three-year period.

         No net deferred tax asset was recognized with respect to the NOL for the years ended December 31, 1994, 1995, and 1996. Deferred tax assets of approximately $7.2 million, less a valuation allowance of $4.4 million, were recorded as of June 30, 1997. At June 30, 1997, the Company reduced its valuation allowance associated with its deferred tax assets by $1.9 million based upon the level of historical taxable income and current projections for future taxable income over the periods in which the deferred tax assets would be realized. The Company had a federal NOL of approximately $13.5 million remaining at December 31, 1996. By June 30, 1997, the Company had generated enough taxable income to use all of the remaining NOL except for approximately $564,000. The expected taxable income for the remainder of 1997 is projected to allow the Company to fully utilize all remaining NOLs in 1997. In assessing the realizability of deferred tax assets, the Company determined that it is more likely than not that all of the deferred tax assets will be realized. The Company continues to carry a valuation allowance against its deferred tax asset relating to the current year temporary differences generated by the difference in book and taxable income.

         As a result of the reduction of the valuation allowance for deferred tax assets in 1996, the Company expects that, based on current projections, the effective tax rate on its earnings for the remainder of 1997 will be 4.7%. The Company expects that the effective tax rate on its earnings for 1998 will be 37%.

INFLATION AND INTEREST RATES

         Inflation affects the Company most significantly in the area of loan originations and can have a substantial effect on interest rates. Interest rates normally increase during periods of high inflation and decrease during periods of low inflation. Profitability may be directly affected by the level and fluctuation in interest rates which affect the Company's ability to earn a spread between interest received on its loans and the costs of its borrowings. The profitability of the Company is likely to be adversely affected during any period of unexpected or rapid changes in interest rates. A substantial and sustained increase in interest rates could adversely affect the ability of the Company to originate and purchase loans and affect the mix of first and second mortgage loan products. Generally, first mortgage production increases relative to second mortgage production in response to low interest rates and second mortgage production increases relative to first mortgage production during periods of high interest rates. A significant decline in interest rates could decrease the size of the Company's loan servicing portfolio by increasing the level of loan prepayments. Additionally, to the extent servicing rights, interest-only and residual classes of certificates have been capitalized on the books of the Company, higher than anticipated rates of loan prepayments or losses could require the Company to write-down the value of such servicing rights, interest-only and residual certificates, adversely impacting earnings. Fluctuating interest rates may also affect the net interest income earned by the Company resulting from the difference between the yield to the Company on loans held pending sales and the interest paid by the Company for funds borrowed under the Company's warehouse facilities.

                                    BUSINESS


GENERAL

         Emergent Group, Inc. is a diversified financial services company that originates, services, sells and securitizes Mortgage Loans, Small Business Loans and, to a lesser extent, Auto Loans. The Company makes substantially all of its loans to non-prime borrowers who have limited access to credit or who may be considered credit-impaired by conventional lending standards. Based on industry publications, the Company believes that it is among the top 15 retail originators of non-prime Mortgage Loans and among the top 30 originators of wholesale and retail Mortgage Loans, in aggregate, in the United States. According to SBA reports, the Company was the seventh largest originator of SBA Loans in the United States, by principal amount of SBA Loans approved, for the SBA's fiscal year ended September 30, 1996.

         The Company commenced its lending operations in 1991 with the acquisition of CII, a South Carolina non-prime mortgage lender which has been in business since 1963. Since such acquisition, the Company has significantly expanded its lending operations and through December 31, 1996 experienced a compounded annual growth rate in total loan originations of 86%. During the years 1994, 1995 and 1996, the Company originated $150.0 million, $249.5 million and $415.1 million in loans, respectively. This loan growth has been accelerated by the successful implementation during 1996 and 1997 of the Company's retail Mortgage Loan origination strategy. See " -- Mortgage Loan Division." The Company's loan originations increased 164% to $513.7 million for the six months ended June 30, 1997 compared to $194.4 million for the six months ended June 30, 1996. Of the Company's loan originations for the six months ended June 30, 1997, 92% were Mortgage Loans, 6% were Small Business Loans and 2% were Auto Loans. The Company currently intends to divest its Auto Loan operations.

         The Company believes the rapid market penetration and growth of its retail Mortgage Loan operation results in part from its philosophy of encouraging its retail Mortgage Loan customers to become debt free in the shortest practicable time-frame. The Company believes that this approach is unique among its competitors. By providing coupled first and second lien Mortgage Loans, which typically have terms of 15 years and are used to consolidate higher interest rate consumer debt, the Company provides customers with similar monthly payments, but more rapid debt reduction, than typical 30 year mortgages. The Company's originators are trained to emphasize the benefits of both rapid debt repayment and monthly debt service reduction. In addition, borrowers are provided access to a free financial counseling program, known as REAL REWARDS(TM) which was developed by the Company to help individual borrowers accelerate debt repayment and improve their credit ratings.

         The Company markets its Small Business Loan operation as a commercial lender offering a variety of loan products capable of meeting substantially all of the commercial credit needs of small businesses in various stages of development, and believes it is one of only a few national, non-bank lending operations which focuses on smaller businesses with debt needs of generally less than $2.0 million.

         The following chart sets forth the Company's major operating subsidiaries by division. All operating subsidiaries are wholly-owned, unless otherwise indicated.



                                                EMERGENT GROUP, INC.

MORTGAGE LOAN DIVISION                       SMALL BUSINESS LOAN DIVISION             AUTO LOAN DIVISION
Carolina Investors, Inc.                     Emergent Business Capital, Inc.          The Loan Pro$, Inc. (1)
Emergent Mortgage Corp.                      Emergent Commercial Mortgage, Inc.       Premier Financial Services, Inc.
Sterling Lending Corporation (1)             Emergent Financial Corp.
                                             Emergent Equity Advisors, Inc.
                                             Reedy River Ventures Limited
                                             Partnership

(1) 80% owned subsidiaries

MORTGAGE LOAN DIVISION

OVERVIEW

         The Company's Mortgage Loan Division makes Mortgage Loans primarily to owners of single family residences who use the loan proceeds for such purposes as refinancing, debt consolidation, home improvements and educational expenditures. The Company believes the non-prime mortgage market is highly fragmented and growing rapidly. The Mortgage Bankers Association estimates that total loan originations for the non-prime mortgage industry grew approximately 21% from $120.0 billion in 1995 to $145.0 billion in 1996. In addition, industry publications estimate that the top 25 lenders to the non-prime mortgage loan industry represented, in aggregate, approximately 21% of 1996 loan originations, with the largest lender representing approximately 4% of the total. The Company believes there are opportunities to capture market share from independent brokers who cannot provide the level of service, rapid response time and operating efficiencies typically associated with larger lending entities such as the Company.

         The Company has developed a comprehensive credit analysis system for its loan originations to ensure that credit standards are maintained and consistent underwriting procedures are followed. The Company's focus is to capture higher quality non-prime borrowers, and during the first six months of 1997, 72% and 20% of the Mortgage Loans originated by the Company were to borrowers internally classified as "AA/A" and "B", respectively. In addition, 55% of the Company's first Mortgage Loans originated in the first six months of 1997 have maturities of 15 years or less, which provides for more rapid reduction of principal and, consequently, a faster improvement in loan-to-value ("LTV") ratios compared to traditional 30 year mortgages.

         In the first six months of 1997, 75% of the Mortgage Loans originated were secured by first liens. Such first Mortgage Loans had an average principal balance of approximately $66,500, a weighted average interest rate of approximately 11% and an average LTV ratio of 79%. Approximately 43%, or $154.0 million, of the Company's first Mortgage Loans originated during the first six months of 1997 were originated through the Company's retail operation. In connection with approximately 60% of such loans, the Company also made a second Mortgage Loan to the same borrower, which resulted in combined LTV ratios that averaged 105% and may have been as high as 125%. Such second Mortgage Loans originated during the six months ended June 30, 1997 had an average principal balance of approximately $26,400 and a weighted average interest rate of approximately 15%.

         The Company believes this structure of coupled first and second Mortgage Loans generally will result in slower prepayment rates on its first Mortgage Loans compared with stand-alone first mortgage loans, because borrowers have less opportunity to refinance, since the second mortgage generally must be repaid or refinanced in order to refinance the first mortgage. In order to reduce the Company's credit risk, second Mortgage Loans with a combined LTV ratio greater than 100% are pre-approved and pre-underwritten by a third party and generally sold without recourse on a whole loan basis with certain representations and warranties. Second Mortgage Loans with a combined LTV ratio less than 100% are underwritten by the Company and generally sold on a whole loan basis without recourse.

         The Company has invested significantly in technology and personnel to improve and expand its underwriting, servicing, and collection functions. The members of the Company's front-line management team have an average of over 11 years of experience in the non-prime mortgage industry. Also, a substantial number of the Company's retail underwriters, originators and servicers hired to date have significant prior industry experience. The Company believes its current operations are capable of handling substantial increases in both loan origination volume and securitization servicing capacity with only modest increases in fixed expenses. The Company believes that this industry-specific experience, coupled with the Company's underwriting guidelines, existing MIS systems and servicing infrastructure will enable the Company to execute successfully its business strategy.

         Substantially all of the Mortgage Loans are made to non-prime borrowers. These borrowers generally have limited access to credit or are considered to be credit-impaired by conventional lenders such as thrift institutions and commercial banks. These conventional lending sources generally impose stringent and inflexible loan underwriting guidelines and generally require a longer period of time, as compared to the Company, to approve and fund loans. Loan applications of non-prime borrowers are generally characterized by one or more of the following: (1) limited or unfavorable credit history, including bankruptcy, (2) problems with employment history, (3) insufficient debt coverage, (4) self-employment or (5) inadequate collateral. Certain lenders in the non-prime market may internally classify borrowers (generally with letters from A to D) according to the perceived credit quality of the loan. However, the Company does not believe that there are uniform guidelines among various non-prime lenders with respect to the classification of borrowers. See " -- Loan Underwriting."

         The Company believes that its customers require or seek a high degree of personalized service and swift response to their loan applications. Also, the Company believes that its customers generally focus more on the amount of the monthly payment than the interest rate charged. Consequently, the Company's customers many times are less sensitive to the percentage charged, assuming the amount of the monthly payment is otherwise acceptable. Furthermore, because the Company's customers are generally credit-impaired for one or more reasons, the customers are typically not in a position to obtain better rates from traditional lending institutions.

MORTGAGE LOAN ORIGINATION

         The Mortgage Loan Division originates Mortgage Loans on a retail basis through regional offices and on a wholesale basis through Mortgage Bankers. The Company's mortgage lending operations are currently conducted in 42 states through twelve retail offices and approximately 700 Mortgage Bankers. The Company has established strategic alliance agreements with the Strategic Alliance Mortgage Bankers, which require the Strategic Alliance Mortgage Bankers to sell to the Company all of their loans up to specified levels which meet the Company's underwriting criteria in exchange for delegated underwriting, administrative support and expedited funding. The Company believes that its use of retail and wholesale origination and strategic alliances is an effective diversification strategy which enables the Company to penetrate the non-prime mortgage loan market through multiple channels without being overly dependent on any one channel.

         The following chart outlines the principal activities of the Company's Mortgage Loan Division.

                                      ------------
                                        BORROWER
                                      ------------
                                           |
                                           |
                 --------------------------------------------------
                 |                                               |
             -----------                                      ---------
              WHOLESALE                                         RETAIL
             -----------                                      ---------
           |           |                                    |           |
  ----------        --------------------         -------------          ------------------
    BROKER           STRATEGIC ALLIANCE           HOMEGOLD(TM)           STERLING LENDING
                         WHOLESALE                                          CORPORATION
  ----------        --------------------         -------------          ------------------
                                                                          |
Refers loan to    Closes loan in own name      Regional retail loan       Decentralized retail
                     and sells loan to             origination               loan origination
               |                       |                     |            |
            ----------------------------------------------------------------
                                EMERGENT MORTGAGE CORPORATION
            ----------------------------------------------------------------

                Sells loan through securitization              Sells loan on whole loan
                and recognizes gain on sale                    basis, without recourse, to
                represented by interest-only and               institutional purchasers for
                residual certificates.                         a cash gain on sale.
              |                         |                                  |
----------------           --------------------           ----------------------
 SECURITIZATION              WHOLE LOAN SALE                   SELL TO CII FOR
                            SERVICING RELEASED            RETENTION IN PORTFOLIO
----------------           --------------------           ----------------------
                                                                     |
                     Services all securitized loans,                 |
                     earning a fixed, recurring                      |
                     servicing fee and ancillary                     |
                     service income.                                 |
----------------                                                     |
 LOAN SERVICING                                                      |
   PORTFOLIO      ___________________________________________________|
----------------



         The following table sets forth loan originations by channel for the periods indicated:

                          LOAN ORIGINATIONS BY CHANNEL



                                                                                       SIX MONTHS ENDED JUNE 30, 1997
                                                                                FIRST              SECOND            TOTAL
                                                                          MORTGAGE LOANS       MORTGAGE LOANS     MORTGAGE LOANS

                                                                                           (DOLLARS IN THOUSANDS)
Retail
Loan originations..........................................................    $154,006           $85,588          $239,594
Average principal balance per loan.........................................          66                26                43
Weighted average initial LTV ratio.........................................       77.11%           104.96%            87.30%
Weighted average coupon rate...............................................       11.24             14.73             12.51
Mortgage Broker Wholesale
Loan originations..........................................................    $140,024           $21,466          $161,490
Average principal balance per loan.........................................          73                17                48
Weighted average initial LTV ratio.........................................       82.00%            94.73%            84.00%
Weighted average coupon rate...............................................       10.47             14.52             11.11
Strategic Alliance Mortgage Broker Wholesale
Loan originations..........................................................     $62,503           $10,674           $73,177
Average principal balance per loan.........................................          58                15                40
Weighted average initial LTV ratio.........................................       78.31%            91.27%            80.27%
Weighted average coupon rate...............................................       11.51             15.03             12.06
Total
Loan originations..........................................................    $356,533          $117,728          $474,261
Average principal balance per loan.........................................          67                23                44
Weighted average initial LTV ratio.........................................       79.07%           101.86%            85.17%
Weighted average coupon rate...............................................       11.01             14.72             12.01


         RETAIL OPERATION. The Company primarily utilizes a regional approach for all aspects (origination, underwriting, processing and funding) of its retail Mortgage Loan operation. However, to a lesser extent, the Company also utilizes a second approach through another Company subsidiary which has centralized underwriting, funding and processing functions, but a decentralized, state-by-state approach to origination.

         Since the first quarter of 1996, the Company has successfully focused a significant portion of its resources in developing its retail loan operation, thereby reducing its dependence on third-party origination sources. In June 1997, retail Mortgage Loan originations represented 53% of the Company's total Mortgage Loan originations. The Company believes that its retail operation has significant long-term profit potential because the origination and other fees (typically paid to the broker-originators) will more than offset the infrastructure expenses associated with operating a retail operation. The Company also believes that the retail operation will allow more Company control over the underwriting process and the borrower relationship, reduce reliance on wholesale sources and build brand recognition.

         The Company began its regional approach to retail lending in April 1996 through the establishment of its Indianapolis, Indiana office under its registered trademark, "HomeGold." Unlike many of its competitors (particularly non-prime mortgage lenders that began operations as traditional finance companies), the Company markets its retail lending operations in large part through direct mail and telemarketing methods, as compared to a traditional "bricks and mortar" retail approach. The Company believes that this strategy allows it to target different areas of the country more quickly, depending on the economic, business and other characteristics that may exist at a particular point in time. The Company also believes that this strategy avoids the expense typically associated with "bricks and mortar" operations. The Company uses large regional operating centers consisting of underwriters, originators and loan processors which enable it to realize economies of scale and to compete more efficiently than through traditional retail operations. Since April 1996, the Company has established three additional regional operation centers located in Phoenix, Arizona; Greenville, South Carolina and Houston, Texas. From May through December 1996, HomeGold originated $67.6 million in Mortgage Loans.
For the six months ended June 30, 1997, HomeGold's Mortgage Loan volume totaled $227.9 million, which constituted approximately 95% of the Company's total retail Mortgage Loan originations during this period.

         The second, decentralized origination approach, which commenced operations in October 1996, is conducted through Sterling Lending Corporation ("SLC"), an 80%-owned subsidiary of the Company. SLC currently has seven retail offices in Louisiana, Mississippi, Georgia, and Florida, and a loan processing and underwriting center in Baton Rouge, Louisiana which services loans originated through the other offices. The Company expects this decentralized origination operation to utilize more offices than the HomeGold operation, and its potential customers will be identified through courthouse searches and purchased lists and then solicited through direct mail and inbound and outbound telephone. From October through December 1996, SLC originated $1.2 million in Mortgage Loans. For the first and second quarters of 1997, SLC Mortgage Loan volume totaled $1.6 million and $10.1 million, respectively.

         The Company's quarterly retail Mortgage Loan volume since inception of the Company's retail loan operations in April 1996 is set forth in the table below.

                        RETAIL MORTGAGE LOAN ORIGINATIONS
                             (DOLLARS IN THOUSANDS)



                                                                                       3RD.                    1ST.
                                                              1ST QTR.    2ND QTR.     QTR.      4TH QTR.      QTR.     2ND QTR.
                                                               1996        1996         1996      1996         1997     1997
Retail Mortgage Loan originations:
Indianapolis HomeGold office...............................     $--       $3,490     $18,490     $41,456     $55,639    $59,245
Phoenix HomeGold office....................................      --          --           --       4,211      25,440     40,998
Greenville HomeGold office.................................      --          --           --         --        8,338     38,240
Sterling Lending Corporation offices.......................      --          --           --       1,195       1,643     10,051
Total Retail Mortgage Loan Originations....................     $--       $3,490     $18,490     $46,862     $91,060   $148,534
% increase over prior quarter..............................       n/a         n/a      429.8%      153.4%       94.3%      63.1%


         WHOLESALE LENDING OPERATION. All of the Mortgage Loans originated on a wholesale basis by the Company are originated through Mortgage Bankers with whom the Company has a relationship. Certain of these Mortgage Bankers are Strategic Alliance Mortgage Bankers, with which the Company has a special arrangement, as described below. As a wholesale originator of Mortgage Loans, the Company funds the Mortgage Loans at closing, although the Mortgage Loans may be closed in either the Company's name or in the name of the Mortgage Banker with the Company taking an assignment of the Mortgage Banker's interest. During 1995 and 1996 and the first six months of 1997, the Company conducted its wholesale loan operations through approximately 120, 330 and 700 Mortgage Bankers, respectively. Wholesale Mortgage Loan originations during 1995 and 1996 and the first six months of 1997, totaled $192.8 million, $259.8 million and $234.7 million, respectively.

         The Company believes that its wholesale lending operation will continue to play an important part in its business and that the wholesale operation, when coupled with retail origination channels, will maximize the Company's potential growth and penetration of the non-prime mortgage loan market, particularly because there are a large number of independent mortgage brokers who require outside funding of their loans. The wholesale strategy also provides more favorable cash flow than a correspondent-based strategy because such loans are generally funded at par, rather than at the premiums typically associated with bulk correspondent purchases.

         STRATEGIC ALLIANCE MORTGAGE BANKERS. In 1994, the Company began seeking to enter into strategic alliance agreements with Mortgage Bankers that the Company believed were able to consistently generate large volumes of quality mortgage loans. These strategic alliance agreements require that the Strategic Alliance Mortgage Bankers must first offer to the Company the right to purchase all of their loans which meet the Company's underwriting criteria and, subject to certain limitations and conditions, obligate the Company to purchase such loans. The Strategic Alliance Mortgage Bankers are accorded additional services, information and authority by the Company, including the provision of capital through arrangements similar to warehouse lending and the provision of additional MIS and accounting services. These strategic alliance agreements have terms ranging from three to five years and are generally terminable only at the expiration of their term. Various strategic alliance agreements are scheduled to terminate beginning in 2000. Notwithstanding the fact that strategic alliance agreements are generally not terminable prior to the expiration of their terms, in certain instances, Strategic Alliance Mortgage Bankers have unilaterally terminated such agreements prior to their stated expiration. In the event the Strategic Alliance Mortgage Banker terminates the agreement prior to its expiration, the contract provides for a termination fee equal to, at a minimum, all of the premium income shared by the Strategic Alliance Mortgage Banker over the last twelve months. This termination fee is considered to be a recoupment of previously shared premiums and, accordingly, is included in the gain on sale of loans. The Company currently has six Strategic Alliance Mortgage Bankers, in four of which the Company has a minority equity interest. Although compensation under strategic alliance agreements varies from agreement to agreement, such compensation generally involves sharing of premiums or losses received upon sale of the loan. The Strategic Alliance Mortgage Banker also retains all origination fees.

         Strategic Alliance Mortgage Bankers accounted for approximately $145.0 million, or 75%, of the Company's Mortgage Loans originated in 1995, approximately $190.7 million, or 58%, of the Company's Mortgage Loans originated in 1996, and approximately $73.2 million, or 15%, of the Company's Mortgage Loans originated in the first six months of 1997.

         The Company plans to increase the number of Mortgage Bankers with which it is affiliated. The Company also seeks to identify specific Mortgage Bankers either from its group of affiliated Mortgage Bankers or from unaffiliated Mortgage Bankers and enter into strategic alliance agreements with these parties.

         GEOGRAPHIC DIVERSIFICATION. Since the Company commenced its retail mortgage operations in 1996, it has significantly expanded its geographic presence. During 1994, 1995, 1996 and the first six months of 1997, Mortgage Loan originations by state were as shown below:



                                                                                                              SIX MONTHS
                                                           YEAR ENDED DECEMBER 31,                           ENDED JUNE 30,
STATE                                   1994         %         1995          %         1996         %         1997        %

                                                                      (DOLLARS IN THOUSANDS)
North Carolina......................  $49,100      49.4%     $97,400      50.5%      $89,976      27.4%     $88,239     18.6%
South Carolina......................   42,600      42.9       37,600      19.5        90,411      27.5       74,598     15.7
Florida.............................       --        --       16,200       8.4        39,589      12.0       45,920      9.7
Georgia.............................       --        --           --        --        13,381       4.1       37,889      8.0
Indiana.............................       --        --           --        --        16,373       5.0       28,300      6.0
Tennessee...........................    1,800       1.8        8,800       4.6        15,239       4.6       25,940      5.5
Michigan............................       --        --           --        --        10,959       3.3       22,368      4.7
Louisiana...........................       --        --           --        --         5,080       1.6       21,218      4.5
Virginia............................      400       0.4        9,600       5.0        13,666       4.2       21,089      4.5
Maryland............................       89        --           --        --            89       0.0       16,028      3.4
All other states....................    5,500       5.5       23,200      12.0        33,886      10.3       92,672     19.4
Total...............................  $99,400     100.0%    $192,800     100.0%     $328,649     100.0%    $474,261    100.0%


LOAN UNDERWRITING

         In the application and approval process associated with the Company's retail Mortgage Loan operations, a Company loan officer in a retail loan origination office obtains an initial loan application, which is processed through the underwriting department associated with the particular loan origination office. The Company is responsible for securing all necessary underwriting information associated with such application. The underwriting department generally completes its review within one business day after procurement of all necessary documentation. Upon approval by the underwriting department, the loan is generally forwarded to an attorney or title company for closing.

         The application and approval process for wholesale Mortgage Loans depends upon the specific Mortgage Bankers involved in the origination process. Loans originated through the Strategic Alliance Mortgage Bankers are initially evaluated and underwritten by the Strategic Alliance Mortgage Bankers. After the Strategic Alliance Mortgage Bankers have gathered the necessary underwriting information and evaluated and approved the application, summary loan information and a funding request are forwarded to the Company for review on an expedited basis, which review is generally completed within two business days. After approval by the Company, the Strategic Alliance Mortgage Banker forwards the loan package to an attorney or title company for closing. In the origination and assignment process, the Strategic Alliance Mortgage Banker makes representations and warranties to the Company with respect to the Mortgage Loan, including a representation that the Mortgage Loan meets the Company's underwriting criteria. With respect to loans originated through Mortgage Bankers other than the Strategic Alliance Mortgage Bankers, the necessary underwriting information is gathered by both the Mortgage Banker and the Mortgage Loan Division's central credit department. After review and evaluation, a loan officer in the credit department makes the final credit decision before funding.

         Creditworthiness is assessed through a variety of means, including calculating debt to income ratios, examining the applicant's credit history through credit reporting bureaus, verifying an applicant's employment status and income, and checking the applicant's payment history with respect to the first mortgage, if any, on the property. The Company uses several procedures to verify information obtained from an applicant. The applicant's outstanding balance and payment history on any senior mortgage is verified by calling the senior mortgage lender. In order to verify an applicant's employment status and income, the Company generally obtains such verification from the applicant's employer and, in the case of self-employed borrowers, the Company requires a copy of the borrower's tax return.

         The Company generally requires an independent appraisal on all loans. Loans in excess of $350,000 generally require two independent appraisals. The Company generally requires title insurance for all real estate loans. The Company generally requires real estate improvements to be fully insured as to fire and other commonly insured-against risks and regularly monitors its loans to ensure that insurance is maintained for the period of the loan.

         The following table provides a general overview of the Company's principal underwriting criteria for first Mortgage Loans, set forth according to internal loan classification:

                          INTERNAL LOAN CLASSIFICATION



                                                 AA                  A                   B                     C
Existing mortgage history                 No 30 day late     Maximum of two     Maximum of three      Maximum of four 30
(maximum historical                       payments in the    30 day late        30 day late           day late payments
delinquencies)                            last 24 months     payments in        payments in the       in the last 12
                                                             last 12 months;    last 12 months;       months;
                                                             and one 60 day     maximum of one 60     maximum of one 60
                                                             late payment in    day late payment in   day late payment
                                                             the last 24        the last 24 months    in the last 12
                                                             months                                   months;
                                                                                                      maximum of one 90
                                                                                                      day late payment
                                                                                                      in the last 24
                                                                                                      months
Other credit history                      Maximum of two     Maximum of one     Maximum of one 90     30, 60 and 90+ day
(maximum historical                       30 day late        60 day late        day late payment      late payments
delinquencies)                            payments in the    payment in the     in the last 24        acceptable,

                                       48




                                          last 24 months     last 24 months,    months                provided that the
                                                             with minimal 30                          borrower has at
                                                             day late                                 least minimal
                                                             payments in the                          favorable credit
                                                             last 24 months                           history
Bankruptcy filings                        None               None in past       None in past          None in past
                                                             5 years            2 years               2 years
Maximum debt service                        45%               45%                45%                    50%
to income ratio (1)
Maximum LTV ratio:
Owner occupied                              90%               90%                85%                    80%
Non-owner occupied                          80%               75%                70%                    65%

                                                   D
Existing mortgage history                Cannot be in
(maximum historical                      foreclosure
delinquencies)

Other credit history                     No criteria
(maximum historical
delinquencies)

Bankruptcy filings                       No criteria

Maximum debt service                      50%
to income ratio (1)
Maximum LTV ratio:
Owner occupied                            70%
Non-owner occupied                       No product

(1) Maximum debt service to income ratio may increase by 5% in each category (except AA loans) if disposable income meets certain thresholds.

         The following table provides information regarding the Company's first and second Mortgage Loan originations by credit classification for the six months ended June 30, 1997:

                   LOAN ORIGINATIONS BY CREDIT CLASSIFICATION
                         SIX MONTHS ENDED JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)



                                                                    INTERNAL LOAN CLASSIFICATION
                                                     AA/A            B             C             D           TOTALS

FIRST MORTGAGE LOANS
Total........................................     $256,177       $70,185       $25,042        $5,129        $356,533
% of total...................................        71.85%        19.69%         7.02%         1.44%         100.00%
Weighted average coupon......................        10.59         11.61         13.02         14.09           11.01
Weighted average LTV ratio...................        79.95         78.18         74.74         68.67           79.07

SECOND MORTGAGE LOANS

Total........................................     $103,111       $11,447        $2,847          $323        $117,728
% of total...................................        87.58%         9.72%         2.42%         0.28%         100.00%
Weighted average coupon......................        14.66         15.23         14.93         15.13           14.72
Weighted average LTV ratio...................       103.53         91.15         87.02         77.57          101.86


         Loan officers are trained to structure loans that meet the applicant's needs, while satisfying the Company's lending criteria. If an applicant does not meet the lending criteria, the loan officer may offer to make a smaller loan, or request that the borrower obtain a co-borrower or guarantor in order to bring the application within the Company's lending parameters. The amount that the Company will lend to a particular borrower is determined by a number of factors including the applicant's creditworthiness, the value of the borrower's equity in the real estate and the ratio of such equity to the home's appraised value.

         In connection with Mortgage Loans, the Company collects nonrefundable loan fees and various other fees, depending on state law, such as fees for credit reports, lien searches, title insurance and recordings, and appraisal fees. In connection with the servicing of the loans, the Company may receive late fees, prepayment fees and insufficient funds fees, where permitted by applicable law.

SALE AND SECURITIZATION OF MORTGAGE LOANS

         The following table sets forth for the periods indicated, Mortgage Loans securitized and Mortgage Loans sold on a whole loan basis and loans originated:


                                                                               YEAR ENDED               SIX MONTHS ENDED
                                                                              DECEMBER 31,                    JUNE 30,
                                                                     1994        1995        1996        1996        1997
                                                                                     (DOLLARS IN THOUSANDS)
Mortgage Loans securitized........................................      $--         $--         $--         $--    $198,740
Mortgage Loans sold...............................................  $54,565    $127,632    $284,794    $143,924    $158,480
Total Mortgage Loans sold or securitized..........................  $54,565    $127,632    $284,794    $143,924    $357,220
Total Mortgage Loan originations..................................  $99,373    $192,800    $328,649    $153,802    $474,261
% of Mortgage Loan originations sold or securitized...............       55%         66%         87%         94%         75%

         The Company began selling Mortgage Loans on a whole loan basis in 1994 and for the years ended December 31, 1995 and 1996, the Company sold $127.6 million and $284.8 million, respectively. For the first six months of 1997, the Company sold $158.5 million of Mortgage Loans. The Mortgage Loans to be sold are generally packaged in pools of approximately $20.0 million and offered to several potential purchasers for the purpose of obtaining bids. After obtaining bids, the pool is generally sold to the highest bidder. Historically, the Mortgage Loans have been sold servicing released (i.e., without retention of the servicing rights and associated revenues) and on a non-recourse basis, with certain representations and warranties. The Company is required to repurchase any loan if it is subsequently determined that any representation and warranty made with respect to such loan was untrue.

         In connection with the sale of Mortgage Loans, the Company receives premiums generally ranging from 3% to 6% of the principal amount of the Mortgage Loan being sold, depending on prevailing interest rates and the term of the loan. During 1995, 1996 and the first six months of 1997, the weighted average premiums on the Mortgage Loans sold were 7.04%, 5.86%, and 3.32%, respectively. For the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997, gains recognized by the Company in connection with the sale of Mortgage Loans were $6.0 million, $18.3 million and $5.6 million, respectively. Purchasers of Mortgage Loan pools are typically large financial institutions, many of which purchase the Mortgage Loans for inclusion in larger pools of loans which, in turn, are sold to institutional investors.

         Beginning in the first quarter of 1997, the Company began securitizing a substantial portion of its Mortgage Loans. The Company expects to continue its practice of quarterly Mortgage Loan securitizations. The following sets forth facts and assumptions used by the Company in arriving at the gain on sale relating to its Mortgage Loan securitizations:




                                                                                                MARCH 1997         JUNE 1997

                                       50





Loans securitized............................................................................  $77,526,090       $121,214,000
Average stated principal balance.............................................................       63,288             63,190
Weighted average original term to stated maturity............................................    209 months         200 months
Weighted average coupon on loans.............................................................        11.01%             10.80%
Weighted average LTV ratio...................................................................        80.62              75.94
% of first mortgage loans....................................................................       100.00             100.00
% secured by primary residence...............................................................        98.60              98.80
Weighted average pass-through rate to bondholders............................................         7.40               7.06
Spread of pass-through rate over comparable treasury rate....................................         0.89               0.78
Estimated annual losses......................................................................         0.50               0.50
Annual servicing fee.........................................................................         0.50               0.50
Discount rate implicit in cash flow before overcollateralization.............................        26.00              22.00
Discount rate applied to cash flow after overcollateralization...............................        12.00              12.00
Discount rate applied to losses..............................................................         0.00               0.00
Annual wrap fee and trustee fee..............................................................        0.285              0.205
Initial overcollateralization (1)............................................................         3.25               0.00
Final overcollateralization (1)..............................................................         6.50               3.75
Prepayment speed (2).........................................................................        18 HEP             18 HEP


(1) Based on percentage of original principal balance, subject to step-down provisions after 30 months.

(2) Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The variable the Company used in its securitization model to indicate rate at prepayment was Home Equity Prepayment ("HEP"). For example, 18 HEP assumes that the pool of loans prepays in the first month at a constant prepayment rate of 1.8% and increases by an additional 1.8% each month thereafter until the tenth month, where it remains at a constant annual prepayment rate equal to 18% (the "Prepayment Assumption"). HEP represents an assumed annualized rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans.

         The gains recognized into income resulting from securitization transactions can vary depending on the assumptions used, the specific characteristics of the underlying loan pools, and the structure of the transaction. The Company believes the assumptions it has used are appropriate and reasonable.

MORTGAGE LOAN SERVICING, DELINQUENCIES AND COLLECTIONS

       SERVICING

         The Company maintains a centralized portfolio management department located in Greenville, South Carolina which services its Mortgage Loans. Prior to 1997, the Company did not retain the servicing on Mortgage Loans sold but, beginning in March 1997, has begun securitizing Mortgage Loans for which it retains the servicing. Servicing includes collecting payments from borrowers, accounting for principal and interest, contacting delinquent borrowers, ensuring that insurance is in place, monitoring payment of real estate property taxes, and supervising foreclosures and bankruptcies in the event of unremedied defaults. The Company does not escrow funds for purposes of insurance and taxes. However, it monitors the maintenance of insurance and payments of taxes and generally has the right to force-place insurance and pay taxes, which, if paid by the Company, are charged back to the borrower.

         The Company also serves as master servicer for the two Mortgage Loan securitizations which it has effected to date. In connection with such securitizations, the Company's servicing operation was reviewed by the rating agencies which rated the bonds issued in connection with such securitizations.

         The Company increased its servicing capabilities and staffing significantly during 1996 and the first half of 1997 in anticipation of increased origination growth and increased requirements resulting from future loan securitizations. A centralized quality control department reviews a substantial portion of the Mortgage Loans subsequent to funding to maintain consistency and compliance with the Company's documentation and underwriting standards.

       DELINQUENCIES AND COLLECTIONS

         Collection efforts generally begin when an account is over five days past due. At that time, the Mortgage Loan Division contacts the borrower by telephone to determine the reason for the delinquency and attempts to bring the account current. After an account becomes 15 days past due, weekly letters are sent to the borrower. In general, at 30 days past due, a right-to-cure letter is sent; at 61 days a five-day demand letter is sent; and at 68 days, the account is turned over to an attorney. In addition to written notices, the Company attempts to maintain telephone contact with the borrower throughout the delinquency period. If the status of the account continues to deteriorate, the Mortgage Loan Division undertakes an analysis to determine the appropriate action. In limited circumstances, when a borrower is experiencing difficulty in making timely payments, the Mortgage Loan Division may temporarily adjust the borrower's payment schedule without changing the loan's delinquency status. The determination of how to work out a delinquent loan is based upon a number of factors, including the borrower's payment history and the reason for the current inability to make timely payments.

         When a loan is 90 days past due in accordance with its original terms, it is placed on non-accrual status and foreclosure proceedings are generally initiated. In connection with such foreclosure, the loan and the facts surrounding its delinquency are reviewed, and the underlying property may be reappraised. Regulations and practices regarding foreclosure and the rights of the mortgagor in default vary greatly from state to state. If deemed appropriate, the Company will bid in its loan amount at the foreclosure sale or accept a deed in lieu of foreclosure. The real estate owned portfolio, which is carried at the lower of carrying value or appraised fair market value less estimated cost to sell, totaled $3.0 million and $2.9 million at December 31, 1996 and June 30, 1997, respectively.

         The following table sets forth for the periods indicated information relating to the delinquency and loss experience of the Company with respect to its Mortgage Loans serviced:



                                                                                                                        SIX
                                                                                                                      MONTHS
                                                                                                                       ENDED
                                                                                  YEAR ENDED DECEMBER 31,            JUNE 30,
                                                                                 1994        1995         1996         1997

                                                                                            (DOLLARS IN THOUSANDS)
Total serviced mortgage loans (period end)..................................... $60,151     $88,165     $146,231     $444,472
Average serviced mortgage loans................................................  51,243      74,158       97,281      286,618
Delinquency (period end) 30-59 days past due:
Principal balance..............................................................  $4,789      $6,833       $4,450      $10,850
% of total serviced Mortgage Loans.............................................    7.96%       7.75%        3.04%        2.44%
60-89 days past due:
Principal balance..............................................................  $1,724      $1,587       $1,530       $4,319
% of total serviced Mortgage Loans.............................................    2.87%       1.80%        1.05%        0.97%
90 days or more past due:
Principal balance..............................................................  $4,108      $4,300       $4,633      $10,541
% of total serviced Mortgage Loans.............................................    6.83%       4.88%        3.17%        2.37%
Total delinquencies:
Principal balance.............................................................. $10,621     $12,720      $10,613      $25,709
% of total serviced Mortgage Loans.............................................   17.66%      14.43%        7.26%        5.78%
Real estate owned (period end).................................................  $3,361      $2,811       $2,959       $2,948
Net charge-offs................................................................   1,518         771          792          544
% of net charge-offs (based on average serviced Mortgage Loans)................    2.96%       1.04%        0.81%        0.38%


         Over the last several years, and more acutely in the most recent six month period, the Company has expanded rapidly. The reduction to loans past due as a percentage of total serviced mortgage loans is due, in part, to the increased origination volume. The Company anticipates that its total delinquencies will generally be higher than they were at June 30, 1997 as the portfolio becomes more seasoned.

SMALL BUSINESS LOAN DIVISION

OVERVIEW

         The Company's Small Business Loan Division makes loans to small businesses primarily for the acquisition or refinancing of property, plant and equipment, working capital and debt consolidation. The Company's principal strategy in the Small Business Loan Division is to market the Company's SBA Loans, Asset-Based Small Business Loans and mezzanine loans as products of a single commercial loan company capable of meeting the range of commercial credit needs of small businesses in various stages of development. The Company believes that it is one of only a few national, non-bank lenders that focus on smaller businesses with debt needs of generally less than $2.0 million, that also offers such businesses various commercial loan products designed to meet substantially all of their financing needs. During 1994, 1995 and 1996, Small Business Loan originations totaled $43.1 million, $39.6 million and $68.2 million, respectively. During the six months ended June 30, 1997, Small Business Loan originations totaled $31.0 million.

         The Small Business Loan Division's lending operation is conducted through a total of eight offices and is currently divided into four regions: (1) the Southeastern Region, which is headquartered in Greenville, South Carolina,
(2) the Gulf Coast Region, which is headquartered in Panama City, Florida, (3) the Rocky Mountain Region, which is headquartered in Denver, Colorado, and (4) the Southwestern Region, which is headquartered in Dallas, Texas.

Principal loan products of the Small Business Loan Division are summarized below.

o SBA LOANS. For the first six months of 1997, approximately 71% of the Company's Small Business Loans were SBA Loans. The Company is one of approximately 12 non-depository entities in the United States utilizing a license to make SBA Loans. Substantially all of the Company's SBA Loans are Section 7(a) Loans. During the six months ended June 30, 1997, the Company originated approximately $22.1 million in SBA Loans. The SBA guarantees on a pro rata basis generally 75% of the original principal amount of an SBA Loan, subject to a maximum guarantee amount per borrower of $750,000. The Company sells the SBA Loan Participations in the secondary market. In connection with such sales, the Company typically receives cash premiums of approximately 10% of the guaranteed portion being sold. In addition, the Company retains servicing rights for which it currently receives an average of 2% of the guaranteed portion of the SBA Loans annually over the life of the loan. The Company securitizes the unguaranteed portions of its SBA Loans. According to the SBA, the Company was the seventh largest originator of SBA Loans in the United States, by principal amount of SBA Loans approved, for the SBA's fiscal year ended September 30, 1996. The Company intends to expand its SBA Loan operations by utilizing its "Preferred Lender" status (the highest designation) with the SBA to minimize response time and maximize loan production, opening additional offices, increasing the number of relationships with referral sources such as Commercial Loan Brokers and increasing the number of internal business development officers.

o ASSET-BASED LOANS. The Small Business Loan Division also provides Asset-Based Small Business Loans, which are revolving working capital loans secured by accounts receivable, inventory and equipment to small and medium-sized businesses. The Company's asset-based lending operation, which began in April 1996, originated approximately $8.9 million in the first six months of 1997 (based on the aggregate commitment of loans closed).

o MEZZANINE LOANS. In June 1997, the Company acquired Reedy River Ventures, an SBIC, and through this entity makes mezzanine loans, accompanied by equity participations. The Company served as General Partner to Reedy River Ventures prior to that time. At June 30, 1997, Reedy River Ventures had loans receivable outstanding of approximately $5.0 million. The Company expects to utilize Reedy River Ventures, along with the Company's SBA Loans and Asset-Based Small Business Loans, to present the Company as a single commercial loan company capable of meeting the commercial credit needs of small businesses in various stages of development. The Small Business Loan Division, through Emergent Equity Advisors, Inc., also serves as investment manager for Palmetto Seed Capital Limited Partnership, an entity which provides venture capital to start-up companies principally located within South Carolina.

         The Company also offers a commercial real estate loan product originated under Section 504 of the Small Business Act. The Company is considering offering a "Low Doc" SBA Loan product which would have principal balances of up to $100,000. The Company has filed an application with the U.S. Department of Agriculture seeking approval to participate in its "Business and Industry" loan program, and continually reviews various additional loan products. The Company expects that it will continue to focus its SBA lending efforts principally on Section 7(a) Loans, although future regulatory changes could alter such decision.

SMALL BUSINESS LOAN CUSTOMERS

         The Company's Small Business Loan customers are commercial businesses which generally do not have access to traditional bank financing. Such financing may be unavailable because of a variety of factors, including inadequate collateral, insufficient debt coverage, short operating history, lack of management experience or an unfavorable credit history. A number of SBA Loans have been made to business franchisees in connection with the acquisition of national franchises. In connection with the Small Business Loans, the Company generally obtains the guarantee of the principals involved in the business, which, in the case of SBA Loans, is typically secured by real property.

         The Company's SBA Loans are made only to borrowers who meet defined criteria of the SBA as to the definition of a "small business." These criteria differ based upon the industry in which the potential borrower operates. The portion of the loan guaranteed by the SBA, the term of the loan and the range of interest rates charged are also regulated by the SBA. The Company underwrites SBA loans utilizing these SBA criteria, as well as by assessing the available collateral, personal guarantees, and projected earnings and cash flow of the small business on a case by case basis.

         All SBA Loans originated by the Company have variable interest rates which adjust quarterly, require monthly payments and are scheduled to amortize fully over their stated term. SBA Loans originated by the Company have terms ranging from seven to 25 years depending upon the use of proceeds, with a weighted average term of approximately 16 years. Generally, seven-year loans are made for working capital, 10-year loans for equipment and 25-year loans for real estate.

SECTION 7(A) LOAN PROGRAM

         Section 7(a) Loans are term loans made to commercial businesses which qualify under SBA regulations as "small businesses." These loans may be made only for the purposes set forth in the SBA regulations, which include principally the acquisition or refinancing of property, plant and equipment, and for working capital or debt consolidation.

         The SBA administers three levels of lender participation in its Section 7(a) Loan program. Under the first level of lender participation, known as the Guaranteed Participant Program, the lender gathers and processes data from applicants and forwards it, along with its request for the SBA's guarantee, to the local SBA office. The SBA then completes an independent analysis and makes its decision on the loan application. SBA turnaround time on such applications can vary greatly, depending on its backlog of loan applications. Under the second level of lender participation, known as the Certified Lender Program, the lender (the "Certified Lender") gathers and processes the application and makes its request to the SBA, as in the Guaranteed Participant Program procedure. The SBA then performs a review of the lender's credit analysis on an expedited basis, which review is generally completed within three working days. The SBA requires that lenders originate loans meeting certain portfolio quality and volume criteria before authorizing lenders to participate as Certified Lenders. Authorization is granted by the SBA on a district-by-district basis. Under the third level of lender participation, known as the Preferred Lender Program, the lender has the authority to approve a loan and to obligate the SBA to guarantee the loan without submitting an application to the SBA for credit review. However, the lender (the "Preferred Lender") is required to secure confirmation from the SBA that the applicant qualifies as a small business. Such confirmation generally takes less than 24 hours. The standards established for participants in the Preferred Lender Program, the SBA's highest designation, are more stringent than those for participants in the Certified Lender Program and involve meeting additional portfolio quality and volume requirements.

         The Company has been designated a Preferred Lender by the SBA in 34 of the 65 SBA districts. The Company generates a substantial majority of its SBA Loans in these 34 SBA districts. The SBA may suspend or revoke Preferred Lender status for reasons such as loan performance, failure to make the required number of loans under the expedited procedures, or violations of applicable statutes, regulations or published SBA policies and procedures. The SBA performs periodic audits of its non-bank licensed lenders to ensure compliance with its policies and procedures.



SBA GUARANTEES

         Under the Preferred Lender Program, the SBA guarantees on a pro rata basis generally 80% on loans of $100,000 or less, and 75% on loans in excess of $100,000. However, the SBA's maximum guarantee per borrower under the Section 7(a) SBA Loan program is $750,000.

         In the event of a default by a borrower on an SBA Loan, if the SBA establishes that any resulting loss is attributable to a failure by the Company to comply with SBA policies and procedures in connection with the origination, documentation or funding of the loan, the SBA may seek recovery of funds from the Company. With respect to SBA Loan Participations which have been sold, the SBA first will honor its guarantee and then seek compensation from the Company in the event that a loss is deemed to be attributable to such failure to comply with SBA policies and procedures. The SBA has previously determined two of the Company's loans to be impaired to the extent of $89,000. The SBA has notified the Company as to the potential for impairment of guarantee on two additional loans. The Company believes it is adequately reserved in relation to these potential impairments.

LOAN ORIGINATION AND APPROVAL

         In the past five years, the Company's Small Business Loan origination offices have made loans in 28 states. The Company's Small Business Loans generally range in size from $100,000 to $1.5 million. The Company's average SBA loan size for originations during 1996 and the first six months of 1997 was $679,000 and $630,000, respectively.

         SBA Loans are originated directly by the Company's loan officers in its eight branch offices and are primarily generated through Commercial Loan Brokers located in its market areas. Approximately 75% of the SBA Loans originated in the first six months of 1997 were originated through Commercial Loan Brokers, who generally are paid referral fees by the Company. The Company does not have any contractual agreements with any of these brokers obligating them to refer loans to the Company. In 1996, the Company originated Small Business Loans in connection with approximately 45 Commercial Loan Brokers, and no single Commercial Loan Broker accounted for more than 15% of the Company's Small Business Loans. The Company also attempts to maintain strong relationships with commercial banks, attorneys, accountants and other potential loan referral sources.

         Applicants for SBA Loans are generally required to provide historical financial statements for three years and/or projected statements of operations for two years. They are also generally required to provide proof of equity, personal guarantees and assignments of affiliated leases and life insurance. Credit reports are generally obtained from independent credit reporting agencies for all applicants. These reports are reviewed by the SBA lending operation's credit officers. Independent appraisals are generally required on real estate pledged as collateral.

         The SBA Loans generally have a variable rate of interest which is limited to a maximum of 2.75% over the prime rate, adjusted on the first day of each calendar quarter. The Company's Asset-Based Small Business Loans have variable rates of interest which range generally from 2.0% to 3.0% above the prime lending rate. However, these Asset-Based Small Business Loans also provide for servicing and other processing fees, which cause the effective rate associated with such loans to be approximately 24% for the loans originated to date. Asset-Based Small Business Loans are evidenced by variable-rate, revolving credit notes, which are payable upon demand. However, the Company generally commits to make the credit facility available for a period of one to two years, provided that certain covenants and conditions are met. Applicants for Asset-Based Small Business Loans are generally required to provide cash flow projections and inventory and accounts receivable aging and turn-over information. Such aging and turnover information is provided to the Company on a daily basis.

         All loans made by the Small Business Loan Division generally must be approved by the Company's credit administration department. All SBA Loans in excess of $1.0 million must also be approved by either the President or Executive Vice President of the SBA lending operation. After approval by such officers, the loan application is produced and forwarded to the SBA office servicing the location of the applicant. If an SBA Loan is being made in a district where the Small Business Loan Division is certified as a Preferred Lender, no prior credit approval of the SBA is required before the loan transaction can be consummated. However, if the SBA Loan is being made in a district where the Small Business Loan Division is not certified as a Preferred Lender, the loan cannot be made until the SBA office approves the loan, issues an authorization letter and assigns a loan number.

SMALL BUSINESS LOAN SALES AND SECURITIZATIONS

         To date, the only Small Business Loans which the Company has sold or securitized are SBA Loans. The following table sets forth for Small Business Loans for the periods indicated, loans securitized and loans sold on a whole loan basis and loan originations.



                                                                                                       Six Months Ended
                                                                       Year Ended December 31,               June 30,
                                                                     1994         1995        1996        1996        1997
                                                                                      (Dollars in Thousands)

Small Business Loans securitized..................................      $--      $17,063     $12,851        $--       $4,626
Small Business Loans sold.........................................  $31,207      $25,423     $33,060     $15,909     $17,646
Total Small Business Loans sold or securitized....................  $31,207      $42,486     $45,911     $15,909     $22,272
Total Small Business Loan originations............................  $43,123      $39,560     $68,210     $30,583     $30,996
% of Small Business Loan originations sold or securitized.........       72%         107%         67%         52%         72%

         LOAN SALES. Upon final disbursement of the proceeds of each SBA Loan, the Company obtains bids in the secondary market for the SBA Loan Participation associated with that SBA Loan. The SBA Loan Participation is generally sold to the highest bidder. The Company retains the unguaranteed portion of the loan and the servicing rights to the entire loan. The Small Business Loan Division sells the SBA Loan Participations generally to financial institutions or other institutional investors. Purchasers of the SBA Loan Participations share ratably with the Small Business Loan Division (holding the unguaranteed portion) with respect to all principal collected from the borrowers with respect to the SBA Loans. SBA lenders are required to pay a fee of 0.5% per annum to the SBA on the outstanding balance of the guaranteed portion of all loans, which fee is deducted from remittances to the holders of the SBA Loan Participations.

         In connection with the sale of SBA Loan Participations, the Small Business Loan Division receives, in addition to excess servicing revenue, cash premiums of approximately 10% of the guaranteed portion being sold. During 1994, 1995 and 1996 and the first six months of 1997, the weighted average premiums on the SBA Loan Participations sold, together with the additional servicing revenue, aggregated 11.79%, 13.75%, 14.17% and 14.80%, respectively, of the SBA Loan Participations sold. For the years ended December 31, 1994, 1995 and 1996, premiums recognized by the Company in connection with the sale of SBA Loan Participations were $4.0 million, $3.9 million and $5.5 million, respectively. For the first six months of 1997, premiums recognized by the Company in connection with the sale of SBA Loan Participations were $2.4 million.

         SECURITIZATION. In June 1995 and November 1996, the Company securitized approximately $17.1 million and $17.5 million (including $4.6 million which was prefunded and closed in January 1997), respectively, of the unguaranteed portions of its SBA Loans. Each securitization was effected through a grantor trust (the "Trust"), the ownership of which was represented by Class A and Class B certificates. The Class A certificates were purchased by investors, while the Company retained the Class B certificates. These certificates give the holders thereof the right to receive payments and other recoveries attributable to the unguaranteed portion of the SBA Loans held by the Trust. The Class B Certificates issued in June 1995 and November 1996 represent approximately 10% and 9%, respectively, of the principal amount of the SBA Loans transferred in the securitization and are subordinate in payment and all other respects to the Class A Certificates. Accordingly, in the event that payments received by the Trust are not sufficient to pay certain expenses of the Trust and the required principal and interest payments due on the Class A Certificates, the Company, as holder of the Class B Certificates, would not be entitled to receive principal or interest payments due thereon.

         The Company serves as master servicer for the Trust and, accordingly, forwards payments received on account of the SBA Loans held by the Trust to the trustee of the Trust, which, in turn, pays the holders of the certificates in accordance with the terms of and priorities set forth in the securitization documents. Because the transfer of the SBA Loans to the Trust constitutes a sale of the underlying SBA loans, no liability is created on the Company's consolidated financial statements. However, the Company has the obligation to repurchase the SBA Loans from the Trust in the event that certain representations made with respect to the transferred SBA Loans are breached or in the event of certain defaults by the Company, as master servicer. The Class A certificates received a rating of Aaa from Moody's Investors Service, Inc. The Class B Certificates were not rated. In connection with the securitization, the Small Business Loan Division received funds substantially equal to the Class A certificates' percentage of the total principal amount of the SBA Loans transferred to the Trust.

         Currently the SBA approves securitization structures on a transaction-by-transaction basis with no minimum required retention percentages. Current rules also require non-depository SBA lenders to maintain unencumbered capital of $1.0 million or 10% of the Company's share of outstanding loans, whichever is greater. The SBA is proposing to modify its rules regarding the financing and securitization of the unguaranteed portion of loans guaranteed under Section 7(a) of the Small Business Act. Present regulations provide these options only to non- depository lenders such as the Company. These proposed rules would permit both depository and non-depository lenders to pledge or securitize the unguaranteed portions of SBA Loans. Under the proposal, participating lenders which undertake securitizations would be required to retain the equivalent of at least a 5% interest in each loan. The proposed rules would also increase the amount of required minimum equity for small business lending companies by 8% of the retained tranche, unless the lender puts up a 5% cash reserve. The proposed regulations would reduce the economic benefits of securitization to the Company, and could also impact liquidity of the Company and availability of funding. However, management believes that securitization of its SBA Loans will still be economical.

SMALL BUSINESS LOAN SERVICING, DELINQUENCIES AND COLLECTIONS

       SERVICING

         The Company services substantially all the Small Business Loans it originates from a central location in Greenville, South Carolina. Servicing includes collecting payments from borrowers; remitting payments with respect to securitized loans to the trustee of the trust, and with respect to SBA Loan Participations, to Colson Services Corp. ("Colson Services"); accounting for principal and interest; contacting delinquent borrowers; and supervising foreclosures. The Company initially reviews loan files to confirm that the loans were originated in accordance with SBA regulations and Company policies. Thereafter, the Company conducts periodic reviews of the borrower's financial condition.

         The SBA has contracted with Colson Services to serve as the exclusive fiscal and transfer agent for the SBA Loan Participations sold in the secondary market. The Company collects payments from borrowers and remits to Colson Services amounts due to investors. Colson Services then remits such amounts to the investors and administers the transfer of SBA Loan Participations from one investor to another.

       DELINQUENCIES AND COLLECTIONS

         When an SBA Loan becomes delinquent, the Company contacts the borrower to determine the circumstances of the delinquency and attempts to maintain close contact with the borrower until the loan is brought current or is liquidated. When an SBA Loan becomes 60 days past due, the Company is required to notify the SBA of such delinquency. Generally, after a loan becomes 90 days delinquent, the Company places the loan on non-accrual status, delivers a default notice to the borrower and, upon notification to and approval by the SBA, begins the legal process of foreclosure and liquidation. Foreclosure proceedings are generally conducted by the Company, although where the SBA Loan was not made under the Preferred Lender program, the SBA has the right to conduct the foreclosure. Any loss after foreclosure and liquidation is allocated pro rata between the guaranteed and the unguaranteed portions of the SBA Loan. Generally, after an SBA Loan becomes 60 to 90 days past due, the SBA, upon the request of the Company (as servicer of the loan), repurchases the guaranteed portion of the principal balance of the SBA Loan from the holder, together with accrued interest covering a period of up to 120 days.

         The asset-based lending operation monitors its borrowers daily for availability under the lines of credit. Loans are placed on watch if the borrower is experiencing tight cash flow and poor profitability. Loans are placed on non-accrual status if collection of the interest is deemed to be doubtful. In the event of a default, the Company makes an assessment of the borrower's financial condition and nature of the default to determine further action. If repayment of the loan is considered doubtful, a demand letter is sent and the Company begins the process to take control of the collateral.

         When a mezzanine loan becomes delinquent, the Company contacts the borrower by telephone to determine the circumstances of the delinquency and attempts to maintain close contact with the borrower until the loan is brought current or is liquidated. When a mezzanine loan becomes more than 30 days past due, the Company delivers a default notice to the borrower. When a mezzanine loan becomes more than 90 days past due, the Company places the loan on non-accrual status and begins the legal process of foreclosure and liquidation.

         The following table sets forth for the periods indicated information relating to the delinquency and loss experience of the Company with respect to its Small Business Loans serviced:

                                                                                                                        SIX
                                                                                                                      Months
                                                                                          Year Ended                   Ended
                                                                                         December 31,                June 30,
                                                                              1994          1995         1996          1997

                                                                                       (Dollars in Thousands)
Total serviced Small Business Loans (period end)...........................  $88,809      $108,696     $140,809     $169,891
Total unguaranteed serviced Small Business Loans...........................   18,771        24,867       44,017       63,043
Average unguaranteed serviced Small Business Loans.........................   15,004        21,819       34,442       51,030
Delinquency (period end) 30-59 days past due:
Principal Balance..........................................................     $208          $717       $1,482         $452
% of total unguaranteed Small Business Loans...............................      1.11%        2.89%        3.37%        0.72%
60-89 days past due:
Principal Balance..........................................................      $--        $1,081         $391         $379
% of total unguaranteed Small Business Loans...............................      0.00%        4.35%        0.89%        0.60%
90 days or more past due:
Principal Balance..........................................................      $--          $612       $1,612       $1,187
% of total unguaranteed Small Business Loans...............................      0.00%        2.46%        3.66%        1.88%
Total delinquencies:
Principal Balance..........................................................     $208        $2,410       $3,485       $2,018
% of total unguaranteed Small Business Loans...............................      1.11%        9.69%        7.92%        3.20%
Real estate owned (period end).............................................     $129           $18         $--           $13
Net charge-offs............................................................       31           311          932          618
% of net charge-offs (based on average unguaranteed serviced
Small Business Loans)......................................................      0.21%        1.43%        2.71%        2.42%


AUTO LOAN DIVISION

OVERVIEW

         The Company's Auto Loan Division makes loans directly to non-prime borrowers for the purchase of used automobiles. The Company is currently pursuing the divestiture of its Auto Loan operation. In anticipation of the divestiture of the Auto Loan Division, the Company does not plan to expand its Auto Loan operations.

         The Company currently operates its Auto Loan Division through eight locations, and at June 30, 1997, had a total of $22.6 million of serviced Auto Loans. Over 75% of the Auto Loans are made directly by the Company through referrals from used automobile dealers located in South Carolina. Less than 25% of the Auto Loans originated in the first six months of 1997 were "indirect" loans purchased from dealers, all of which were located in South Carolina. Of the dealers which referred loans to the Company in 1996 and the first six months of 1997, the Company estimates that half of such dealers were franchised dealers and half were independent dealers.

         The non-prime consumer automobile market is comprised of borrowers who generally do not have access to other conventional sources of automobile credit because they do not meet the credit standards imposed by other lenders. As a result of its borrowers' credit status, the Company charges relatively high rates of interest to such consumers, which, in the first six months of 1997, ranged from 18% to 46% (with an average yield of 27%). By contrast, banks, thrift institutions, and financing subsidiaries of manufacturers and retailers generally impose more stringent, objective credit requirements and generally charge lower interest rates based on the prevailing interest rate environment at the time of origination.

         The Company began making Auto Loans with its acquisition of 80% of the common stock of The Loan Pro$, Inc. ("Loan Pro$") in 1991. At the time of acquisition, Loan Pro$ had $1.8 million in loans and operated through one location. The Company also acquired Premier Financial Services, Inc. ("Premier") in 1991. At the time of acquisition, Premier had approximately $3.0 million in loans, which were principally personal property loans, and operated through three locations. During 1993, the Company decided to terminate Premier's unsecured personal property loan operation and focus its lending efforts on secured automobile lending. During 1994, 1995 and 1996, Auto Loan originations totaled $7.5 million, $17.1 million and $18.3 million, respectively. During the first six months of 1997, Auto Loan originations totaled $8.5 million.

LOAN SECURITIZATIONS

         The following table sets forth total loans securitized and total loans originated for the periods indicated for the Auto Loan Division.




                                                                                                           Six Months Ended
                                                                          Year Ended December 31,               June 30,
                                                                       1994        1995        1996        1996        1997

                                                                                       (DOLLARS IN THOUSANDS)
Total Auto Loans securitized........................................     $--         $--      $16,107     $16,107        $--
Total Auto Loan originations........................................   7,547       17,148      18,287      10,052      8,488
% of loan originations securitized..................................      --          --           88%        160%        --

SERVICING, COLLECTION AND DELINQUENCIES

         The Company's borrowers are required to remit their monthly payments using the payment coupon book provided to them at the time the credit is extended. Consequently, the Company does not issue monthly statements to borrowers. If a payment is not received within five days after its due date, the Company telephones the borrower, and attempts to maintain weekly contact thereafter until the loan is brought current. If a payment is not received within 11 days after its due date, the borrower is sent a right-to-cure letter. In certain instances, the automobile is picked up and stored by the Company after the right-to-cure letter has been received. After 30 days, the branch manager contacts the borrower. After 45 to 60 days, at the discretion of the branch manager, the Company generally repossesses the automobile. In certain instances, borrowers are permitted to recover their repossessed vehicles if they cure defaults under their loan.

         Repossessed automobiles are usually offered for sale by the Company through independent dealers. If such efforts are unsuccessful, the automobiles are sold at public auction. The time between repossession and public sale generally ranges from one to six months. The book value of repossessed automobiles held by the Company at December 31, 1996 and June 30, 1997 was $1.8 million and $1.1 million, respectively.

         The following table illustrates the Company's delinquency and charge-off experience with respect to its Auto Loans. The Company currently does not service any Auto Loans for which it does not have credit risk. However, the Company's credit risk on its securitized loans is limited to its investment in its interest-only and residual asset-backed certificates and Interest-only Strip Securities.



                     AUTO LOAN DELINQUENCIES AND CHARGE-OFFS



                                                                                                                  Six Months
                                                                                                                     Ended
                                                                              Year Ended December 31,               June 30,
                                                                                1994       1995        1996          1997

                                                                                           (DOLLARS IN THOUSANDS)
Total serviced Auto Loans (period end).......................................  $8,483     $17,673     $22,033       $22,555
Average serviced Auto Loans..................................................   7,247      13,078      21,277        22,435
Delinquency (period end) 30-59 days past due:
Principal balance............................................................    $194      $1,659      $2,480        $1,673
% of total serviced Auto Loans...............................................    2.29%       9.39%      11.26%         7.42%
60-89 days past due:
Principal balance............................................................     $67        $473        $869          $486
% of total serviced Auto Loans...............................................    0.79%       2.68%       3.94%         2.16%
90 days or more past due:
Principal balance............................................................     $54        $136        $416          $281
% of total serviced Auto Loans...............................................    0.64%       0.77%       1.89%         1.25%
Total delinquencies:
Principal balance............................................................    $315      $2,268      $3,765        $2,440
% of total serviced Auto Loans...............................................    3.72%      12.83%      17.09%        10.82%
Repossessed automobiles (period end).........................................    $113        $676      $1,761        $1,103
Net charge-offs..............................................................     183         481       2,053         1,727
% of net charge-offs (based on average serviced Auto Loans)..................    2.53%       3.68%       9.65%        15.40%


COMPETITION

         The financial services industry, including the markets in which the Company operates, is highly competitive. Competition is based on the type of loan, interest rates, and service. Traditional competitors in the financial services industry include commercial banks, credit unions, thrift institutions, credit card issuers, consumer and commercial finance companies, and leasing companies, many of which have considerably greater financial and marketing resources than the Company. Moreover, substantial national financial services networks have been formed by major brokerage firms, insurance companies, retailers and bank holding companies. The Company believes that it competes effectively in its markets by providing competitive rates and efficient, complete services.

         The Company faces significant competition in connection with its Mortgage Loan operations, principally from national companies which focus their efforts on making mortgage loans to non-prime borrowers. Many of these companies have considerably greater financial and marketing resources than the Company. Although these large national companies compete in the mortgage loan industry, the industry, as a whole, is highly fragmented and no one company has a large percentage of the total mortgage loan market. The Company attempts to maintain its competitiveness by continuing to expand its retail Mortgage Loan operation and by maintaining and developing its strong relationships with Mortgage Bankers. If the Company is not successful in these regards, the Company's operations could be materially and adversely affected.
See " -- Mortgage Loan Division -- Mortgage Loan Origination."

         The Company faces significant competition in all markets in which it makes Small Business Loans to non-prime borrowers. The Company's major competitors vary from region to region. However, its primary competitors are small independent banks and larger finance companies. Because SBA Loan interest rates and terms offered by lenders are relatively uniform, the Company believes that the principal source of competition in making SBA Loans relates to the quality of service provided by the lender and the relationships established with the borrower. Competition with respect to Asset-Based Small Business Loans to non-prime borrowers is also principally based upon the quality of the service provided by the lender and the relationships established with the borrower and secondarily upon the interest rate and other terms of such loans. Competition for its mezzanine lending operation comes from a variety of sources, ranging from small private venture funds to larger institutions. The Company believes that it is important that it maintain good relations with the Commercial Loan Brokers, accountants and attorneys, who are a significant source of Small Business Loan originations.

         The consumer finance business, and the Auto Loan business in particular, is highly competitive. Because the Company's Auto Loan business is limited to a particular area of the consumer finance industry and because the Company's customer base consists of individuals who generally do not have access to other traditional sources of consumer credit, the Company usually does not compete directly with banks, savings and loans, financing subsidiaries of manufacturers and retailers of automobiles, and other traditional consumer financing sources with respect to Auto Loans. However, in each market where the Company operates, there are generally a number of other non-prime lenders that compete for the Auto Loans, including local finance companies. Certain of these non-prime lenders are larger and have greater resources than the Company. Furthermore, the Company believes that conventional lenders are increasingly seeking to operate in the non-prime consumer market. Such additional competition could have a material adverse effect on the Company and its ability to attract customers. The Company believes that the principal bases for competition in the Auto Loan business are the monthly payment amount, the speed of the credit determination process and the general level of service provided to the dealers. Accordingly, the Company believes that it is important that it maintain good relationships with its associated dealers.

REGULATION

GENERAL

         The Company's operations are subject to extensive local, state and federal regulations including, but not limited to, the following federal statutes and regulations promulgated thereunder: the Small Business Act, the Small Business Investment Act of 1958, as amended (the "SBIA"), Title 1 of the Consumer Credit Protection Act of 1968, as amended (including certain provisions thereof commonly known as the "Truth-in-Lending Act" or "TILA"), the Equal Credit Opportunity Act of 1974, as amended (the "ECOA"), the Home Mortgage Disclosure Act, the Fair Credit Reporting Act of 1970, as amended (the "FCRA"), the Fair Debt Collection Practices Act, as amended, the Real Estate Settlement Procedures Act (the "RESPA") and the National Housing Act, as amended. In addition, the Company is subject to state laws and regulations, including those with respect to the amount of interest and other charges which lenders can collect on loans (e.g., usury laws).

         In the opinion of management, existing statutes and regulations have not had a materially adverse effect on the business done by the Company. However, it is not possible to forecast the nature of future legislation, regulations, judicial decisions, orders or interpretations, nor their impact upon the future business, financial condition or prospects of the Company.

         The Company believes that it is in substantial compliance with state and federal laws and regulations governing its lending activities. However, there can be no assurance that the Company will not inadvertently violate one or more of such laws and regulations. Such violations may result in actions for damages, claims for refunds of payments made, certain fines and penalties, injunctions against certain practices, and the potential forfeiture of rights to repayment of loans. Further, adverse changes in the laws or regulations to which the Company's business is subject, or in the interpretation thereof, could have a material adverse effect on the Company's business.

MORTGAGE LOANS

         Mortgage lending laws generally require licensing of the lender, limitations on the amount, duration and charges for various categories of loans, adequate disclosure of certain contract terms and limitations on certain collection practices and creditor remedies. Many states have usury laws which limit interest rates, although the limits generally are considerably higher than current interest rates charged by the Company. State regulatory authorities may conduct audits of the books, records and practices of the Company's operations. The Company is licensed to do business in each state in which it does business and in which such licensing is required and believes it is in compliance in all material respects with these regulations.

         The Company's Mortgage Loan origination activities are subject to TILA. TILA contains disclosure requirements designed to provide consumers with uniform, understandable information with respect to the terms and conditions of loans and credit transactions in order to give them the ability to compare credit terms. TILA also guarantees consumers a three-day right to cancel certain credit transactions, including any refinanced mortgage or junior mortgage loan on a consumer's primary residence. The Company believes that it is in substantial compliance in all material respects with TILA.

         The Company is also required to comply with the ECOA, which, in part, prohibits creditors from discriminating against applicants on the basis of race, color, religion, national origin, sex, age or marital status. ECOA restricts creditors from obtaining certain types of information from loan applicants. It also requires certain disclosures by the lender regarding consumer rights and requires lenders to advise applicants who are turned down for credit of the reasons therefor. In instances where a loan applicant is denied credit or the rate or charge for a loan is increased as a result of information obtained from a consumer credit agency, another statute, the FCRA, requires the lender to supply the applicant with the name, address and phone number of the reporting agency. RESPA was enacted to provide consumers with more effective advance disclosures about the nature and costs of the settlement process, and to eliminate kickbacks or referral fees that raised the costs of settlement services. RESPA applies to virtually all mortgages on residential real property that is designed principally for occupancy of one to four families. Specific disclosures mandated by RESPA include, without limitation, estimates of closing costs, transfers of servicing, affiliated business arrangements and other settlement information.

SMALL BUSINESS LOANS

         The SBA Loans made by the Small Business Loan Division are governed by federal statutes (the Small Business Act and SBIA) and may be subject to regulation by certain states. These federal statutes and regulations specify the types of loans and loan amounts which are eligible for the SBA's guarantee as well as the servicing requirements imposed on the lender to maintain SBA guarantees.

         The Company is also required to comply with certain portions of ECOA which are applicable to commercial loans, including SBA Loans. The Company must comply with ECOA's prohibition against discrimination on the basis of race, color, religion, national origin, sex, age, or marital status and with the portion of Regulation B under the ECOA that requires lenders to advise loan applicants of the reasons their credit request was declined or subject to other adverse action. The Company believes it is in substantial compliance in all material respects with ECOA.

         The SBA is proposing to modify its rules regarding the financing and securitization of the unguaranteed portion of loans guaranteed under Section 7(a) of the Small Business Act. Present regulations provide these options only to non-depository lenders such as the Company. These proposed rules would permit both depository and non-depository lenders to pledge or securitize the unguaranteed portions of SBA Loans. Under the proposal, participating lenders which undertake securitizations would be required to retain the equivalent of at least a 5% interest in each loan. The proposed rules would also increase the amount of required minimum equity for small business lending companies by 8% of the retained tranche, unless the lender puts up a 5% cash reserve. The proposed regulations will reduce the economic benefits of securitization to the Company, and could also impact liquidity of the Company and availability of funding. However, management believes that securitization of its SBA Loans will still be economical, and that it will have sufficient availability of funding. However, many uncertainties could impact the outcome of this forward-looking statement, and no assurance can be made that actual results will not differ materially.

         The Company's Asset-Based Small Business Loans and mezzanine loans are generally not regulated except to the extent set forth above in " -- Regulation -- General."

AUTO LOANS

         The Company's Auto Loan business is subject to extensive supervision and regulation under state and federal laws and regulations, which, among other things, require that the Company obtain and maintain certain licenses and qualifications, regulate the interest rates, fees and other charges the Company is allowed to charge, limit or prescribe certain other terms of the Company's loans, require specified disclosures to consumers, govern the sale and terms of insurance products offered by the Company and the insurers for which it acts as agent, and define the Company's rights to repossess and sell collateral.

         The Company's Auto Loan business is currently limited to South Carolina and is therefore subject to certain South Carolina laws and regulations, including the South Carolina Consumer Protection Code (the "SC Code"). With respect to their direct lending activities, Premier and Loan Pro$ are each licensed under the SC Code as a "supervised lender" (a lender making consumer loans at interest rates in excess of 12% per annum), and are subject to regulation by the Consumer Finance Division of the State Board of Financial Institutions and by the South Carolina Department of Consumer Affairs. These state regulatory agencies audit the Company's local offices from time to time, and each state agency performs an annual compliance audit of the Company's operations.

         The SC Code and the regulations thereunder generally do not limit the finance charges that may be contracted for with respect to loans having a cash advance exceeding $600, but require supervised lenders to file schedules showing maximum finance charges for each category and amount of supervised loans. Such schedules must express finance charges in terms of annual percentage rates determined in accordance with TILA, and must be conspicuously posted in each location where loans are originated in the format and with certain notices set forth in regulations promulgated under the SC Code. The SC Code and regulations thereunder also, among other things, limit or regulate closing costs, insurance premiums, delinquency, deferral, refinancing, consolidation and conversion fees and other additional charges which may be assessed in connection with consumer loans, prescribe certain disclosures and notices to borrowers and cosigners, prescribe maximum repayment terms for loans of $1,000 or less, define and limit creditors' remedies on default, prescribe certain record-keeping and reporting procedures and requirements, and regulate other aspects of consumer finance transactions, including permitted collateral, application of payments, limits on scheduled balloon payments, rebates on prepayments, certain terms, disclosures and formalities in the loan contract, and other matters.

         The SC Code contains provisions similar to the foregoing which are applicable to consumer credit sale transactions in which a consumer's purchase of goods or services is financed by the seller or by the seller's assignment of the retail installment sale contract to another lender. These provisions are applicable to the Company's indirect financing of automobile purchases. The SC Code provides that the seller effecting the credit sale is responsible for licensing and compliance with respect to loans originated in connection with credit sales, and does not impose on the assignee any obligation of the seller with respect to events occurring before the assignment. However, upon the assignment, the Company is subject to the provisions governing credit sales. The Company believes that it and the dealers from which it accepts assignment of consumer loans are in substantial compliance with the provisions of the SC Code governing credit sales.

         The Company's Auto Loan business is also subject to extensive federal regulation in connection with its consumer loans, including TILA, ECOA and FCRA and the regulations thereunder, and certain rules of the Federal Trade Commission. These laws and regulations are referenced above under " -- Regulation -- Mortgage Loans." The Company's Auto Loan business is also subject to the rules of the Federal Trade Commission, which limit the types of property a creditor may accept as collateral to secure a consumer loan and provide for the preservation of the consumer's claims and defenses when a consumer obligation is assigned to a subsequent holder. The Company believes that it is in substantial compliance in all material respects with TILA, ECOA, FCRA and the Federal Trade Commission rules.

EMPLOYEES

         At June 30, 1997, the Company employed a total of 956 full-time equivalent employees. The Company believes that its relations with its employees are good.

PROPERTIES

         The Company's headquarters are located at 15 South Main Street, Suite 750, Greenville, South Carolina and are leased. At June 30, 1997, the Company owned three offices and leased 32 offices. None of the leases or properties owned is believed to be material to the Company's operations. The Company believes that its leased and owned locations are suitable and adequate for their intended purposes. The Company would expect to lease or purchase any properties necessary for any expansion.

LEGAL PROCEEDINGS

         The Company and its subsidiaries are, from time to time, parties to various legal actions arising in the normal course of business. Management believes that there is no proceeding threatened or pending against the Company or any of its subsidiaries that, if determined adversely, would have a materially adverse effect on the operations, profitability or financial condition of the Company or any of its subsidiaries.

         In July, 1997, an action was commenced against the Company in the United States District Court for the District of Puerto Rico. The complaint alleges that the Company breached the terms of a confidentiality agreement with the plaintiff concerning the possibility of commencing residential mortgage loan operations in Puerto Rico. The complaint also alleges that the Company breached an employment agreement with plaintiff and a development agreement with him to begin operations in Puerto Rico. The Company denies that it breached any confidentiality agreement and also denies that it reached any agreement with the plaintiff. The Company has retained counsel in Puerto Rico and intends to vigorously defend against this action, which the Company believes is without merit.



                                                               MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth the names and ages of the Company's executive officers and directors, the positions and offices with the Company held by each such person, and the period that each such person has served as an executive officer or director of the Company.
                                                                                             DIRECTOR OR
NAME                                 AGE             POSITION                               OFFICER SINCE

John M. Sterling, Jr.                59        Chief Executive Officer                           1991
                                                 and Chairman of the Board
Keith B. Giddens                     42        President, Chief Operating                        1992
                                                 Officer and Director
Kevin J. Mast                        37        Vice President, Chief Financial                   1995
                                                 Officer and Treasurer
Robert S. Davis                      50        Vice President -- Administration                  1990
Clarence B. Bauknight(1)             60        Director                                          1995
Tecumseh Hooper, Jr.(2)              49        Director                                          1991
Buck Mickel(1)                       70        Director                                          1991
Porter B. Rose                       54        Director                                          1991
J. Robert Philpott(1)(2)             50        Director                                          1997
Larry G. Blackwell, Ph.D(2)          56        Director                                          1997



(1) Members of the Compensation Committee.

(2) Members of the Audit Committee.

          JOHN M. STERLING, JR. has served as Chief Executive Officer and Chairman of the Board of the Company since January 1991. In addition, Mr. Sterling also served as President of the Company from January 1991 to August 1996. Mr. Sterling was Chairman of the Board and Chief Executive Officer of Modern Office Machines, Inc. ("MOM") from 1981 through August 1992. Mr. Sterling has served as General Partner and Manager of Reedy River Ventures, which is a Small Business Investment Company licensed by the SBA and which was recently acquired by the Company. Mr. Sterling also serves on the Board of Directors of Datastream Systems, Inc. and several private companies.



         KEITH B. GIDDENS has served as President and Chief Operating Officer since August 1996, and as Executive Vice President and Chief Operating Officer of the Company from November 1995 to August 1996 and Chief Executive Officer of CII, Premier, Loan Pro$ and EBC since the date of their respective acquisitions by the Company in 1991. Mr. Giddens was a partner and certified public accountant in the public accounting firm of Ernst & Young from October 1988 through April 1991 and a Senior Manager at such firm from October 1984 through September 1988.

         KEVIN J. MAST has served as Vice President and Chief Financial Officer of the Company since August 1996 and as Treasurer of the Company since November 1995, Executive Vice President and Chief Financial Officer and Treasurer of EBC since April 1992, Chief Financial Officer and Treasurer of Loan Pro$ and Premier since April 1995, Treasurer of CII since April 1995, and Treasurer of Emergent Mortgage Corp. and Sterling Lending Corporation since their inception. From June 1991 to October 1992, Mr. Mast served as Executive Vice President and Chief Financial Officer of Citizens Bank & Trust Co. and its parent company Business Banc of America. Prior to that time, Mr. Mast was an audit Senior Manager and certified public accountant at Ernst & Young where he specialized in the audits of financial institutions.

         ROBERT S. DAVIS has served as Vice President -- Administration since August 1996 and as Chief Financial Officer of the Company from January 1991 to August 1996, as Treasurer from 1992 to 1995, as Vice President of Finance from November 1989 through June 1990, as President and Treasurer from June through December 1990, and as Corporate Controller from 1986 through November 1989. Prior to 1986, Mr. Davis was Chief Financial Officer of Alexander's Wholesale Distributors, Inc., a catalog retailer of consumer goods. Prior to that time, Mr. Davis was a certified public accountant with a predecessor firm to KPMG Peat Marwick.

          CLARENCE B. BAUKNIGHT has been Chairman of the Board and Chief Executive Officer of Builderway, Inc. since 1976. Builderway, Inc. is engaged in the business of distribution and retail sale of building supplies and appliances. Mr. Bauknight has also served since 1978 as Chairman of the Board and Chief Executive Officer of Enterprise Computer Systems, Inc. which is engaged in the development of computer software for the building supply industry. Mr. Bauknight also serves on the Board of Directors of Builder Marts of America, Inc., a building supply company. Mr. Bauknight was a founder of all three of these companies.


          TECUMSEH HOOPER, JR. served as Treasurer of the Company from January 1991 through 1992. Mr. Hooper has served as President, Mid-South Region of IKON Solutions, Inc. ("IKON"), MOM's parent company, since 1995 and President of MOM since 1982. From October 1994 through September 1995, Mr. Hooper served as the Southeast Regional Director for IKON. From 1981 to 1995, Mr. Hooper also served as General Partner of Reedy River Ventures, prior to its acquisition by the Company.


          BUCK MICKEL is Chairman of Mickel Investment Group, a private investment company in Greenville, SC. Mr. Mickel has served in various executive positions, including Vice Chairman of the Board of Fluor Corporation, a construction firm, from which he resigned in 1987, and Chairman of the Board of Daniel International Corporation, a construction firm and a subsidiary of Fluor Corporation, from which he resigned in 1987. Mr. Mickel also serves on the Board of Directors of Fluor Corporation, Liberty Corporation, Duke Power Company, Delta Woodside Industries, Inc. and Insignia Financial Group, Inc.

          PORTER B. ROSE has served as principal in Philpott Ball & Company since July 1997. Prior to July 1997, he served as President of Liberty Insurance Services, Inc. (from January 1995), President of Liberty Investment Group, Inc. ("Liberty Group") (from April 1992), and Chairman of Liberty Capital Advisors, Inc. ("Liberty Capital") and Liberty Properties Group, Inc. (from January 1987) (collectively, the "Liberty Subsidiaries"). Mr. Rose served as President of Liberty Capital from January 1987 to April 1992 and as Executive Vice President of Investments for Liberty Life Insurance Company from 1983 through 1987. The Liberty Subsidiaries were engaged in property development and the management of investment portfolios for Liberty Corporation, its subsidiaries and other clients.


         J. ROBERT PHILPOTT has been president of Philpott Ball & Company since 1991. Philpott Ball & Company, which Mr. Philpott founded in 1991, is engaged in the business of providing investment banking services to small to mid-size companies. Mr. Philpott was Managing Director of the Capital Markets Group for Interstate/Johnson Lane Corporation, an investment banking firm ("IJL"), from 1989 to 1990. From 1985 to 1989, Mr. Philpott served as Senior Vice President and Manager of IJL's Corporate Finance Department. From 1981 to 1985, he served as Vice President in the Corporate Finance Department of J.C. Bradford & Company, an investment banking firm. Mr. Philpott serves on the Board of Directors of Pluma, Inc.

          LARRY G. BLACKWELL, PH.D has been Chairman of the Board, CEO, and President of Datastream Systems, Inc. since 1986. Datastream Systems, Inc. is engaged in the business of developing and marketing computer software used for industrial maintenance. Dr. Blackwell served as President of the Datastream Division of RMT, a subsidiary of Wisconsin Power and Light, from 1984 through 1986, at which time Dr. Blackwell purchased the Datastream Division from RMT. From 1974 until 1984, Dr. Blackwell served as Chairman of EDI Technology Companies, an environmental and industrial process engineering consulting company of which he was the co-founder.


         All directors of the Company serve one-year terms and until the election and qualification of their respective successors. The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board.





         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The information set forth below is furnished as of July 7, 1997, with respect to common stock owned beneficially or of record by (i) persons known to the Company to be the beneficial owner of more than 5% of the common stock as of that date, (ii) each of the directors and executive officers individually and
(iii) all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power with respect to such person's shares owned. All share amounts in the table include shares which are not outstanding but which are the subject of options exercisable in the 60 days following the date hereof.

NAME AND ADDRESS OF                                     AMOUNT AND NATURE             PERCENT OF
BENEFICIAL OWNER                                     OF BENEFICIAL OWNERSHIP          OUTSTANDING
                                                                                      SHARES (1)

Wellington Management Co., LLP
75 State Street
Boston, MA 02109                                              1,223,600(2)             12.69%

John M. Sterling, Jr.
P. O. Box 17526
Greenville, SC 29606                                          1,016,943(3)             10.55%

The Sterling Family Limited Partnership
P. O. Box 17526
Greenville, SC 29606                                            797,168(4)              8.27%

Clarence B. Bauknight
P. O. Box 2183
Greenville, SC 29602                                            256,985(5)              2.66%

Buck Mickel
P. O. Box 19019
Greenville, SC 29602-9019                                       250,991(6)              2.60%

Tecumseh Hooper, Jr.
P. O. Box 5615
Greenville, SC 29606                                            227,247(7)              2.36%

Keith B. Giddens
P.O. Box 17526
Greenville, SC 29606                                            184,308(8)              1.91%

Larry G. Blackwell
50 Datastream Plaza
Greenville, SC 29605                                             90,700                    *

Robert S. Davis
P. O. Box 17526
Greenville, SC 29606                                             84,306(9)                 *

Porter B. Rose
P. O. Box 789
Greenville, SC 29602                                             23,965(10)                *

Kevin J. Mast
P. O. Box 17526
Greenville, SC 29606                                             20,340(11)                *

J. Robert Philpott, Jr.
212 South Tryon Street
Charlotte, NC 28281                                               9,000                    *

All Executive Officers and Directors
as a Group (10 persons)                                       2,164,785                22.45%




(1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, shares are deemed "beneficially owned" if the named person or group has the right to acquire ownership of such shares within 60 days. The percentage for each person or group is computed on the assumption that shares subject to acquisition upon the exercise of options by such person or group are outstanding, but that no other such shares similarly subject to acquisition by other persons are outstanding.

(2) Includes 768,600 shares of common stock owned by Wellington Management Co., LLP ("WMC") directly. Also includes 455,000 shares of common stock managed by WMC for which WMC does not have voting power.


(3) Includes 122,991 shares of common stock owned by Mr. Sterling directly; 797,168 shares of common stock owned by The Sterling Family Limited Partnership, a limited partnership whose general partners are Mr. Sterling and his spouse and the limited partners of which are their three adult children, 3,332 shares owned by Mr. Sterling's Keough retirement plan; and 70,786 shares of common stock owned by a trust of which Mr. Sterling is the trustee, as to which shares Mr. Sterling disclaims beneficial ownership. Also includes 22,666 shares of common stock which may be acquired pursuant to currently exercisable stock options.

(4) The Sterling Family Limited Partnership is a limited partnership of which Mr. Sterling and his wife, Elizabeth H. Sterling, serve as the general partners and the limited partners of which are their three adult children.

(5) Includes 6 shares of common stock owned by Mr. Bauknight's IRA account; 253,680 shares of common stock owned by a partnership whose partners are Mr. Bauknight, his spouse and his two adult children; 399 shares of common stock which may be acquired pursuant to currently exercisable stock options; and 2,900 shares of common stock which may be acquired pursuant to the Company's Restricted Stock Agreement Plan (the "Plan").

(6) Includes 14,631 shares of common stock owned by Mr. Mickel directly. Also includes 236,360 shares of common stock owned by Mr. Mickel's spouse, as to which shares he disclaims beneficial ownership.


(7) Includes 218,948 shares of common stock owned by Mr. Hooper directly and 5,000 shares owned by Mr. Hooper's children. Also includes 399 shares of common stock which may be acquired pursuant to currently exercisable stock options and 2,900 shares of common stock which may be acquired pursuant to the Plan.

(8) Includes 99,842 shares of common stock owned by Mr. Giddens directly; 15,996 shares of common stock owned by a trust administered by Mr. Giddens' spouse for his three children; and 35,000 shares of common stock owned by the Giddens Family Limited Partnership, a limited partnership whose general partners are Mr. Giddens and his spouse and the limited partners of which are their three children. Also includes 33,470 shares of common stock that may be acquired pursuant to currently exercisable stock options.

(9) Includes 62,132 shares of common stock owned by Mr. Davis directly. Also includes 22,174 shares of common stock which may be acquired pursuant to currently exercisable stock options.


(10) Includes 20,666 shares of common stock owned by Mr. Rose directly; 399 shares of common stock which may be acquired pursuant to currently exercisable stock options and 2,900 shares of common stock which may be acquired pursuant to the Plan.

(11) Includes 10,807 shares of common stock owned by Mr. Mast directly and 9,533 shares of common stock which may be acquired pursuant to currently exercisable stock options.


* Less than one percent of the outstanding shares of the class.

                              CERTAIN TRANSACTIONS

         Prior to June 1997, the Company owned 12.78% of Reedy River Ventures and, over the past several years, has provided management services to such entity. In June 1997, the Company acquired the balance of the ownership interests in Reedy River Ventures for $5.2 million, which was paid in the form of common stock. Prior to such acquisition, certain of the Company's officers and directors, namely John M. Sterling, Jr., Buck Mickel, Tecumseh Hooper, Jr. and Clarence B. Bauknight, were partners of Reedy River Ventures. During 1995, 1996 and the first six months of 1997, Reedy River Ventures paid the Company $250,000, $175,000 and $87,500, respectively, in management fees.

         The Company has retained Philpott Ball & Company ("PB&C") to advise the Company in connection with the proposed sale of the Auto Loan Division. Under such arrangement, the Company will pay PB&C a retainer of $3,000 per month for a minimum of four months and, upon sale of the Auto Loan Division, 1% of the sales price. The Company will also reimburse PB&C its incidental out-of-pocket expenses. Mr. Rose and Mr. Philpott are principals in PB&C.

         Certain officers, directors and employees of the Company held CII Notes which at June 30, 1997 aggregated approximately $682,000. These CII Notes were purchased on terms which were the same as those available to purchasers not affiliated with the Company.



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




                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

         The sole purpose of the Exchange Offer is to fulfill certain obligations of the Company with respect to the Registration Rights Agreement.

         The Senior Notes were originally issued and sold on September 23, 1997 (the "Issue Date") to the Initial Purchasers pursuant to the Purchase Agreement. Such sales were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 144A of the Securities Act. In connection with the sale of the Senior Notes, the Company agreed to file with the Commission a registration statement relating to an exchange offer (the "Exchange Offer Registration Statement") pursuant to which another series of notes of the Company covered by such registration statement and containing the same terms as the Senior Notes, except as set forth in this Prospectus, would be offered in exchange for Senior Notes tendered at the option of the holders thereof. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement.

         The Company, the Subsidiary Guarantors and the Initial Purchasers of the Senior Notes enter into the Registration Rights Agreement dated September 23, 1997, pursuant to which the Company and the Subsidiary Guarantors agreed to use their best efforts to file under the Securities Act, as soon as practicable, but no later than November 7, 1997, a registration statement relating to the Exchange Notes and the Exchange Offer. The Company and the Subsidiary Guarantors also agreed to use their best efforts to cause such registration statement to become effective under the Securities Act as soon as practicable, but no later than January 21, 1998. The Company and the Subsidiary Guarantors further agreed to use their best efforts to commence and complete the Exchange Offer promptly after such registration statement becomes effective, hold the Exchange Offer open for at least 30 days and exchange Exchange Notes for all Senior Notes that have been tendered and not withdrawn on or prior to the expiration of the Exchange Offer. The Exchange Offer will be deemed to be completed only if the Exchange Notes received by holders other than restricted holders (as defined in the Registration Rights Agreement) in the Exchange Offer for Senior Notes are, upon receipt, transferable by each such holder without restriction under the Securities Act and without material restrictions under the blue sky or securities laws of a substantial majority of the States of the United States of America, it being understood that broker-dealers receiving Exchange Securities will be subject to certain prospectus delivery requirements with respect to resale of the Exchange Securities. The Exchange Offer shall be deemed to be completed upon the earlier to occur of (i) the Company and the Subsidiary Guarantors having exchanged the Exchange Notes for all outstanding Senior Notes pursuant to the Exchange Offer and (ii) the Company and the Subsidiary Guarantors having exchanged, pursuant to the Exchange Offer, Exchange Notes for all Senior Notes that have been properly tendered and not withdrawn before the expiration of the Exchange Offer, which shall be on a date that is at least 30 days following the commencement of the Exchange Offer. The Company and the Subsidiary Guarantors agreed (i) to include in the Registration Statement a prospectus for use in any resales by any holder of Notes that is a broker-dealer and (ii) to keep the Registration Statement effective for a period ending on the earlier of the 180th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Notes.


RESALE OF THE EXCHANGE NOTES

         With respect to the Exchange Notes, based upon an interpretation by the staff of the Commission set forth in certain no-action letters issued to third parties, the Company believes that a holder (other than (i) a broker-dealer who purchases Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchanges Senior Notes for Exchange Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement with any person to participate, in a distribution of the Exchange Notes, will be allowed to resell Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of
Section 10 of the Securities Act. See the No- Action Letters. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the Exchange Notes or is a broker-dealer, such holder cannot rely on the position of the staff of the Commission enumerated in the No-Action Letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives Exchange Notes for its own account in exchange for Senior Notes, where such Senior Notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Senior Notes where such Senior Notes were acquired by such broker-dealer as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to broker-dealers for use in connection with any resale for a period of up to one year after the date of this Prospectus. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Senior Notes validly tendered and not withdrawn prior to the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Senior Notes surrendered pursuant to the Exchange Offer. Senior Notes may be tendered only in integral multiples of $1,000.

         The form and terms of the Exchange Notes are the same as the form and terms of the Senior Notes except that (i) the Exchange Offer will be registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to any of the rights of holders of Senior Notes under the Registration Rights Agreement, which rights will generally terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness

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



as the Senior Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture, which also authorized the issuance of the Senior Notes, such that both series of Notes will be treated as a single class of debt securities under the Indenture.

         As of the date of this Prospectus, $125.0 million in aggregate principal amount of the Senior Notes are outstanding and registered in the name of Cede & Co., as nominee for the Depositary. Only a registered holder of the Senior Notes (or such holder's legal representative or attorney-in-fact) as reflected on the records of the Trustee under the Indenture may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Senior Notes entitled to participate in the Exchange Offer.

         The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

         The Company shall be deemed to have accepted validly tendered Senior Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Senior Notes for the purposes of receiving the Exchange Notes from the Company.

         Holders who tender Senior Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Senior Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "Fees and Expenses."


EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The Exchange Offer will expire on the Expiration Date. The term "Expiration Date" shall mean 5:00 p.m., New York City time on December 17, 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

         In order to extend the Exchange Offer, the Company will (i) notify the Exchange Agent of any extension by oral or written notice, (ii) mail to the registered holders an announcement thereof and (iii) issue a press release or other public announcement which shall include disclosure of the approximate number of Senior Notes deposited to date, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

         The Company reserves the right, in its sole discretion, (i) to delay accepting any Senior Notes, (ii) to extend the Exchange Offer or (iii) if any conditions set forth below under "--Conditions" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

INTEREST ON THE EXCHANGE NOTES

          The Exchange Notes will bear interest at a rate equal to 10-3/4% per annum. Interest on the Exchange Notes will be payable semi-annually in arrears on each March 15 and September 15, commencing March 15, 1998. Holders of Exchange Notes will receive interest on March 15, 1998 from the date of initial issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Senior Notes from the date of initial delivery to the date of exchange thereof for Exchange Notes. Holders of Senior Notes that are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Senior Notes.

PROCEDURES FOR TENDERING

         Only a registered holder of Senior Notes may tender such Senior Notes in the Exchange Offer. In order for Senior Notes to be validly tendered pursuant to the Exchange Offer, a holder of Senior Notes must complete, sign and date the Letter of Transmittal, (or a facsimile thereof) or an Agent's Message (as defined below), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent," and either (i) tendered Senior Notes must be received by the Exchange Agent, or (ii) such Senior Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

         The term "Agent's Message" means a message, transmitted by the Depositary to, and received by, the Exchange Agent and forming part of a book-entry confirmation, which states that the Depositary has received an express acknowledgement from the tendering participant, which acknowledgement states that such participant has received and agrees to be bound by the terms of the Letter of Transmittal against such participant.

         The tender by a holder that is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

         THE METHOD OF DELIVERY OF SENIOR NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR SENIOR NOTES SHOULD

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

BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

         Any beneficial owner(s) of the Senior Notes whose Senior Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Senior Notes, either make appropriate arrangements to register ownership of the Senior Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "--Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Senior Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box titled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

         If the Letter of Transmittal is signed by a person other than the registered holder of any Senior Notes listed therein, such Senior Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Senior Notes.

         If the Letter of Transmittal or any Senior Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

         The Exchange Agent and the Depositary have confirmed that any financial institution that is a participant in the Depositary's system may utilize the Depositary's Automated Tender Offer Program to tender Senior Notes.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Senior Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Senior Notes not properly tendered or any Senior Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Senior Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Senior Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Senior Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Senior Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

         While the Company has no present plan to acquire any Senior Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Senior Notes that are not tendered pursuant to the Exchange Offer, the Company reserves the right in its sole discretion to purchase or make offers for any Senior Notes that remain outstanding subsequent to the Expiration Date or, as set forth below under "--Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Senior Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

         By tendering, each holder of Senior Notes will represent to the Company that, among other things, (i) Exchange Notes to be acquired by such holder of Senior Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of business of such holder, (ii) such holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iii) such holder acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters,
(iv) such holder understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by such holder in exchange for Senior Notes acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. If the holder is a broker-dealer that will receive Exchange Notes for such holder's own account in exchange for Senior Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

RETURN OF SENIOR NOTES

         If any tendered Senior Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Senior Notes are withdrawn or are submitted for a greater principal amount than the holder desires to exchange, such unaccepted, withdrawn or non- exchanged Senior Notes will be returned without expense to the tendering holder thereof (or, in the case of Senior Notes tendered by book-entry

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

transfer into the Exchange Agent's account at the Depositary pursuant to the book-entry transfer procedures described below, such Senior Notes will be credited to an account maintained with the Depositary) as promptly as practicable.


BOOK-ENTRY TRANSFER

          The Exchange Agent will make a request to establish an account with respect to the Senior Notes at the Depositary for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depositary's systems may make book-entry delivery of Senior Notes by causing the Depositary to transfer such Senior Notes into the Exchange Agent's account at the Depositary in accordance with the Depositary's procedures for transfer. However, although delivery of Senior Notes may be effected through book-entry transfer at the Depositary, the Letter of Transmittal or facsimile thereof, or an Agent's Message, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

         DELIVERY OF DOCUMENTS TO THE DEPOSITARY IN ACCORDANCE WITH THE DEPOSITARY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

         Holders who wish to tender their Senior Notes and (i) whose Senior Notes are not immediately available or (ii) who cannot deliver their Senior Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

         (a)      The tender is made through an Eligible Institution;

         (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution either an Agent's Message or a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company
                  (by facsimile transmission, mail or hand delivery) which accompanies the Letter of Transmittal; and



         (c) Such properly executed Letter of Transmittal (or facsimile thereof) or Agent's Message, as well as the certificate(s) representing all tendered Senior Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

         Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Senior Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

         Except as otherwise provided herein, tenders of Senior Notes may be withdrawn at any time prior to the Expiration Date.

         In order for a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth in "--The Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Senior
Notes to be withdrawn, the aggregate face amount of Senior Notes to be withdrawn, and (if certificates for such Senior Notes have been tendered) the name of the registered holder of the Senior Notes as set forth on the Senior Notes, if different from that of the person who tendered such Senior Notes. If Senior Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Senior
Notes, the tendering holder must resubmit the serial numbers shown on the particular Senior Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Senior Notes tendered for the account of an Eligible Institution. If
Senior Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "--Book Entry Transfer," the notice of withdrawal must specify the name and number of the account at the Depositary to be credited with the withdrawal of Senior Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Senior Notes may not be rescinded. Senior Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering," "--Book-Entry Transfer" or "--Guaranteed Delivery Procedures."

         To withdraw a tender of Senior Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Senior Notes to be withdrawn (the "Depositor"), (ii) identify the Senior Notes to be withdrawn (including the certificate number or numbers and principal amount of such Senior Notes) and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Senior Notes were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, whose determination shall be final and binding on all parties. Any Senior Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Senior Notes so withdrawn are validly retendered. Properly withdrawn Senior Notes may be retendered by following one of the procedures described above under "The Exchange Offer--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

         Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange the Exchange Notes for, any Senior Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Senior Notes, if the Exchange Offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the Commission.

         If the Company determines in its sole discretion that any of these conditions are not satisfied, the Company may (i) refuse to accept any Senior Notes and return all tendered Senior Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Senior Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Senior Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Senior Notes that have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Senior Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

SENIOR NOTES REGISTRATION RIGHTS

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



         The Company, the Subsidiary Guarantors and the Initial Purchasers of the Senior Notes enter into the Registration Rights Agreement dated September 23, 1997, pursuant to which the Company and the Subsidiary Guarantors agreed to use their best efforts to file under the Securities Act, as soon as practicable, but no later than November 7, 1997, a registration statement relating to the Exchange Notes and the Exchange Offer. The Company and the Subsidiary Guarantors also agreed to use their best efforts to cause such registration statement to become effective under the Securities Act as soon as practicable, but no later than January 21, 1998. The Company and the Subsidiary Guarantors further agreed to use their best efforts to commence and complete the Exchange Offer promptly after such registration statement becomes effective, hold the Exchange Offer open for at least 30 days and exchange Exchange Notes for all Senior Notes that have been tendered and not withdrawn on or prior to the expiration of the Exchange Offer. The Exchange Offer will be deemed to be completed only if the Exchange Notes received by holders other than restricted holders (as defined in the Registration Rights Agreement) in the Exchange Offer for Senior Notes are, upon receipt, transferable by each such holder without restriction under the Securities Act and without material restrictions under the blue sky or securities laws of a substantial majority of the States of the United States of America, it being understood that broker-dealers receiving Exchange Securities will be subject to certain prospectus delivery requirements with respect to resale of the Exchange Securities. The Exchange Offer shall be deemed to be completed upon the earlier to occur of (i) the Company and the Subsidiary Guarantors having exchanged the Exchange Notes for all outstanding Senior Notes pursuant to the Exchange Offer and (ii) the Company and the Subsidiary Guarantors having exchanged, pursuant to the Exchange Offer, Exchange Notes for all Senior Notes that have been properly tendered and not withdrawn before the expiration of the Exchange Offer, which shall be on a date that is at least 30 days following the commencement of the Exchange Offer. The Company and the Subsidiary Guarantors agreed (i) to include in the Registration Statement a prospectus for use in any resales by any holder of Notes that is a broker-dealer and (ii) to keep the Registration Statement effective for a period ending on the earlier of the 180th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Notes.

         If on or prior to the consummation of the Exchange Offer existing Commission interpretations are changed such that the Exchange Notes received by holders other than Restricted Holders in the Exchange Offer for Senior Notes are not or would not be, upon receipt, transferable by each such holder without restriction under the Securities Act, in lieu of conducting this Exchange Offer, the Company and the Subsidiary Guarantors agreed to file under the Securities Act as soon as practicable a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Senior Notes, pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission (the "Resale Registration"). The Company and the Subsidiary Guarantors agreed to use their best efforts to cause the Resale Registration to become or be declared effective no later than January 21, 1998, and to keep such Resale Registration continuously effective for a period ending on the earlier of the second anniversary of the Effective Time or such time as there are no longer any Senior Notes outstanding. The Company and the Subsidiary Guarantors further agreed to supplement or make amendments to the Resale Registration, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company and the Subsidiary Guarantors for such Resale Registration or by the Securities Act or rules and regulations thereunder for shelf registration, and the Company and the Subsidiary Guarantors agreed to furnish to the holders of theSenior Notes copies of any such supplement or amendment prior to its being used and/or filed with the Commission.

          The Registration Rights Agreement provides that in the event that (i) the Company and the Subsidiary Guarantors have not filed this Registration Statement (or, if applicable, the Resale Registration) on or before November 7, 1997, or (ii) this Registration Statement (or, if applicable, the Resale Registration), has not become effective or been declared effective by the Commission on or before the January 21, 1998, or (iii) the Exchange Offer has not been completed within 30 business days after the initial effective date of this Registration Statement (if the Exchange Offer is then required to be made) or (iv) any registration statement required as described in the preceding two paragraphs is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted under the Registration Rights Agreement) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses
(i) through (iv), a "Registration Default"), then the per annum interest rate of the Notes as set forth in the Notes shall increase by 0.5%, and the per annum interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which any Registration Default remains in effect up to a maximum additional interest rate of 2%, for the period from and including the date of occurrence of the Registration Default until such time as no Registration Default is in effect (after which the interest rate will be restored to its initial rate). In the event that the interest rate of the Notes is so increased, the Company is required to promptly notify the Trustee of such increase, including any subsequent increase, and the beginning and ending dates therefor.

Termination of Certain Rights

         Generally, the rights of holders of Senior Notes to have their Senior Notes registered or to receive other securities in exchange for their Senior Notes will terminate upon the exchange of their Senior Notes for Exchange Notes pursuant to the Exchange Offer; however, such holders will retain certain other rights under the terms of the Registration Rights Agreement as provided therein.

EXCHANGE AGENT

         The Bankers Trust Company has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:


 BY MAIL:                                 BY OVERNIGHT DELIVERY:

 BT Services Tennessee, Inc.              BT Services Tennessee, Inc.
 Reorganization Unit                      Corporate Trust & Agency Group
 P.O. Box 292737                            Reorganization Unit
 Nashville, TN 37229-2737                 648 Grassmere Park Road
                                          Nashville, TN 37211


                                 BY HAND

                            Bankers Trust Company
                      Corporate Trust & Agency Group
                        Receipt & Delivery Window
                       123 Washington Street, 1st Floor
                              New York, NY 10006


                              FOR INFORMATION CALL:

                                 (800) 735-7777

                             Confirm: (615) 835-3572
                           Facsimile: (615) 835-3701

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FEES AND EXPENSES

         The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

         The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

         The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $81,500. Such expenses include registration fees, fees and expenses of the Exchange Agent and the Trustee, accounting and legal fees and printing costs, among others.

CONSEQUENCE OF FAILURES TO EXCHANGE

         Participation in the Exchange Offer is voluntary. Holders of the Senior Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

          The Senior Notes that are not exchanged for the Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Senior Notes may be resold only (i) to a person whom the seller reasonably believes is a qualified institutional buyer as defined in Rule 144A of the Securities Act in a transaction meeting the requirements of Rule 144A of the Securities Act, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act, (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, (iv) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (v) to the Company or (vi) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.


ACCOUNTING TREATMENT

         For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.


APPRAISAL RIGHTS

         HOLDERS OF NOTES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

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




                          DESCRIPTION OF EXCHANGE NOTES

         The Exchange Notes are to be issued under an Indenture, dated as of September 23, 1997 (the "Indenture"), among the Company, the Subsidiary Guarantors named therein and Bankers Trust Company, as trustee (the "Trustee"). The statements under this caption relating to the Exchange Notes, the Senior Notes and the Indenture are summaries and do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended. Where reference is made to particular provisions of the Indenture or to defined terms not otherwise defined herein, such provisions or defined terms are incorporated herein by reference. Copies of the Indenture will be available at the corporate trust office of the Trustee. The definitions of certain terms used in the following Description of Exchange Notes are set forth below under "-- Certain Definitions."

GENERAL

         The Exchange Notes, formally titled 10-3/4% Senior Notes due 2004, Series B, will be limited in aggregate principal amount to $125.0 million and will be issued pursuant to the Indenture. The terms of the Exchange Notes are identical in all respects to the terms of the Senior Notes for which they may be exchanged pursuant to this Exchange Offer, except that (i) the Exchange Offer will have been registered under the Securities Act, and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes will generally not be entitled to registration rights under the Registration Rights Agreement. The Exchange Notes will evidence the same debt as the Senior Notes.

          The Exchange Notes are jointly and severally unconditionally guaranteed as to the payment of principal, premium, if any, and interest by the existing and future Restricted Subsidiaries of the Company. See " -- Certain Covenants -- Subsidiary Guarantees."


MATURITY, INTEREST AND PRINCIPAL

         The Notes will mature on September 15, 2004. The Notes will bear interest at a rate of 10.75% per annum from September 23, 1997 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on March 15 and September 15 of each year, commencing March 15, 1998, to the Person in whose name the Exchange Note (or any predecessor Note) is registered at the close of business on the preceding March 1 or September 1, respectively. The Notes will bear interest on overdue principal and premium, if any, and, to the extent permitted by law, overdue interest at such rate plus 2%. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

         The interest rate on the Notes is subject to increase in certain circumstances if the Company does not file a registration statement with the Commission relating to an Exchange Offer of substantially identical publicly registered notes for the Notes or if such registration statement does not become effective or if such Exchange Offer is not commenced and consummated on a timely basis, all as further described under "Exchange Offer; Registration Rights".

OPTIONAL REDEMPTION

         The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after September 15, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning September 15 of the years indicated:

                                                                  REDEMPTION
YEAR                                                                PRICE

2001.........................................................       105.375%
2002.........................................................       102.688%
2003 and thereafter..........................................       100.000%

         The Notes are subject to redemption prior to September 15, 2001 only in the event that on or before September 15, 2000 the Company receives net proceeds from the sale of its Common Stock in one or more Public Equity Offerings, in which case the Company may, at its option, use all or a portion of any such net proceeds to redeem Notes in a principal amount of at least $5.0 million and up to an aggregate amount equal to 25% of the original principal amount of the Notes, provided, however, that Notes in an amount equal to at least 75% of the original principal amount of the Notes remain outstanding after each such redemption. Any such redemption must occur on a Redemption Date within 75 days of any such sale and upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at a redemption price of 110.75% of the principal amount of the Notes plus accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

         If less than all the Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular Notes to be redeemed or any portion thereof that is an integral multiple of $1,000.

         The Notes do not have the benefit of any sinking fund.

MANDATORY REDEMPTION

         Except as set forth below under "-- Change of Control Offer," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

CERTAIN COVENANTS

         The Indenture contains, among others, the following covenants:

LIMITATION ON ADDITIONAL INDEBTEDNESS

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness, unless on the date of such Incurrence and after giving effect thereto, (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Consolidated Leverage Ratio does not exceed 2.0 to 1.0.

          Notwithstanding the foregoing, the Company and any Restricted Subsidiary may Incur Permitted Indebtedness.


LIMITATION ON CII INDEBTEDNESS

         CII shall not, and the Company shall not permit CII to, Incur or suffer to exist any CII Senior Indebtedness that does not constitute Permitted Warehouse Indebtedness. CII shall not, and the Company shall not permit CII to, Incur any Indebtedness which by its terms is both (i) subordinated in right of payment to any CII Senior Indebtedness and (ii) senior in right of payment to CII's Subsidiary Guarantee.

LIMITATION ON RESTRICTED PAYMENTS

         The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, unless:

       (a) no Default or Event of Default shall have occurred and be continuing or would result from such Restricted Payment;

       (b) after giving pro forma effect to such Restricted Payment, the Company could Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under " -- Limitation on Additional Indebtedness" above; and

       (c) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of:

          (i) 25% of cumulative Consolidated Net Income (or, in case Consolidated Net Income shall be negative, less 100% of such deficit) of the Company since the Issue Date through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available (taken as a single accounting period); plus

          (ii) 100% of the aggregate net proceeds received by the Company after the Issue Date, including the fair market value of property other than cash (determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors filed with the Trustee), from contributions of capital or the issuance and sale (other than to a Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Company and Indebtedness of the Company that has been converted into or exchanged for Capital Stock (other than Disqualified Stock and other than by or from a Subsidiary) of the Company after the Issue Date, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; plus

          (iii) $2.0 million.

         Prior to the making of any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate setting forth the computations by which the determinations required by clauses (b) and (c) above were made and stating that no Default or Event of Default has occurred and is continuing or will result from such Restricted Payment.

         Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and is continuing or would result therefrom:

          (i) the Company and any Restricted Subsidiary may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary could have paid such dividend in accordance with the foregoing provisions;

          (ii) the Company may Refinance any Indebtedness with Refinancing Indebtedness permitted by clause (v) of the definition of Permitted Indebtedness or solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Disqualified Stock) of the Company, provided that the amount of net proceeds from such exchange or sale shall be excluded from the calculation of the amount available for Restricted Payments pursuant to clause (c) (ii) of the preceding paragraph;

          (iii) the Company may purchase, redeem, acquire or retire any shares of Capital Stock of the Company solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Disqualified Stock) of the Company; and

          (iv) the Company may purchase or redeem any Indebtedness from Asset Sale Proceeds to the extent permitted under " -- Limitation on Sales of Assets".

         Any payment made pursuant to clause (i) or (iii) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to clause (c) of the previous paragraph.

LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

         The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; (ii) to make loans or advances to the Company or any other Restricted Subsidiary; or (iii) to transfer any of its property or assets to the Company or any other Restricted Subsidiary.

         Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

       (a) pursuant to any agreement in effect on the Issue Date as described in a schedule to the Indenture;

       (b) pursuant to an agreement relating to any Indebtedness Incurred by a Person (other than a Restricted Subsidiary existing on the Issue Date or any Restricted Subsidiary carrying on any of the businesses of any such Restricted Subsidiary) prior to the date on which such Person became a Restricted Subsidiary and outstanding on such date and not Incurred in anticipation of becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

       (c) pursuant to an agreement effecting a renewal, extension, refunding or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) above, provided, however, that the provisions contained in such renewal, extension, refunding or refinancing agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors filed with the Trustee;

       (d) in the case of clause (iii) above, restrictions contained in any security agreement (including a capital lease) securing Indebtedness of a Restricted Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement;

       (e) in the case of clause (iii) above, customary nonassignment provisions entered into in the ordinary course of business consistent with past practices in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under any such contract;

       (f) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that consummation of such transaction would not result in a Default or an Event of Default, that such restriction terminates if such transaction is closed or abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into; or

       (g) such encumbrance or restriction is the result of applicable corporate law or regulation relating to the payment of dividends or distributions.

   LIMITATION ON LIENS

         The Company may not, and may not permit any Restricted Subsidiary to, Incur or suffer to exist any Lien of any kind (other than Permitted Liens) upon any property or asset of the Company or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary which owns property or assets, now owned or hereafter acquired, unless (i) if such Lien secures Indebtedness which is pari passu with the Notes or, in the case of a Subsidiary Guarantor, such Subsidiary Guarantor's Subsidiary Guarantee, then the Notes or such Subsidiary Guarantee are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or
(ii) if such Lien secures Indebtedness which is subordinated to the Exchange Notes or, in the case of a Subsidiary Guarantor, such Subsidiary Guarantor's Subsidiary Guarantee, any such Lien shall be subordinated to the Lien granted to the Holders of the Notes or such Subsidiary Guarantee to the same extent as such subordinated Indebtedness is subordinated to the Notes or such Subsidiary Guarantee.


LIMITATION ON SALES OF ASSETS

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale involving consideration or assets having a fair market value in excess of $1.0 million unless:

       (a) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (including as to the value of any non-cash consideration), as determined in good faith by the Board of Directors and evidenced by a resolution filed with the Trustee, of the shares and assets subject to such Asset Sale and at least 85% (or 50% in the case of an Asset Sale relating to the disposition of all or part of the Auto Loan Division) of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments:

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




       (b) an amount equal to 100% of the Asset Sale Proceeds from such Asset Sale is applied by the Company (or such Restricted Subsidiary, as the case may be):

          (1) first, to the extent the Company elects, either to (A) acquire Additional Assets, either directly or through a Restricted Subsidiary, or (B) prepay, repay, redeem or purchase Indebtedness of the Company that ranks pari passu with the Notes or of a Subsidiary Guarantor that ranks pari passu with or senior to such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be (other than in either case Indebtedness owed to the Company or an Affiliate of the Company), in each case within 180 days from, or prior to, the later of the date of such Asset Sale or the receipt of such Asset Sale Proceeds;

          (2) second, to the extent of the balance of such Asset Sale Proceeds after application in accordance with clause (1), to make an offer to the Holders to purchase Notes pursuant to and subject to the conditions contained in the Indenture;

          (3) third, to the extent of the balance of such Asset Sale Proceeds after application in accordance with clauses (1) and (2) to (A) the acquisition by the Company or any Restricted Subsidiary of Additional Assets or (B) the prepayment, repayment or purchase of Indebtedness designated by the Company (other than any Disqualified Stock) of the Company or any Restricted Subsidiary other than Indebtedness owed to an Affiliate of the Company), in each case within 180 days from the later of the receipt of such Asset Sale Proceeds and the date of the offer referred to in clause (2) above is consummated; and

          (4) fourth, to the extent of the balance of such Asset Sale Proceeds after application in accordance with clauses (1), (2) and (3), to any application not prohibited by the Indenture; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (1) or (3) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased unless, in the case of clause (3), and to the extent that at the time of such prepayment, repayment or purchase the Company would have been able to Incur such Indebtedness pursuant to the covenant described under "Limitation on Additional Indebtedness"; and (c) at the time of such Asset Sale no Default shall have occurred and be continuing (or would result therefrom).

         Pending application of Asset Sale Proceeds pursuant to this covenant, such Asset Sale Proceeds shall be invested in Temporary Cash Investments.

         Notwithstanding the foregoing, the requirement contained in clause (a) above that at least 85% of consideration received consist of cash or Temporary Cash Investments shall not apply to any Asset Sale of warrants or Capital Stock received in connection with the making of any mezzanine loan by the Company's Small Business Loan division.

         In the event of an Asset Sale that requires an offer to purchase the Notes pursuant to clause (b)(2) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 100% of their principal amount plus accrued but unpaid interest in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of Notes tendered pursuant to such offer is less than the Asset Sale Proceeds allotted to the purchase thereof, the Company will be permitted to apply the remaining Asset Sale Proceeds in accordance with clause (b)(3) above. The Company shall not be required to make such an offer to purchase Notes pursuant to this covenant if the Asset Sale Proceeds available therefor are less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Sale).

LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES

         The Company shall not permit any Restricted Subsidiary to issue any Preferred Stock (except Preferred Stock to the Company or a Restricted Subsidiary) or permit any Person (other than the Company or a Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under the first paragraph of the covenant described under " -- Limitation on Additional Indebtedness" in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

LIMITATION ON TRANSACTIONS WITH AFFILIATES

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any Restricted Subsidiary owns a minority interest) or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction"), other than transactions existing on the date hereof and described elsewhere in this Memorandum, or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date if such extension, renewal, waiver or other modification is more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Wholly Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1.0 million which is not permitted under clause (i) above, the Company must obtain a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $3.0 million which are not permitted under clause (i) above, the Company must obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm.

         The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under " -- Limitation on Restricted Payments" contained herein, (ii) any transaction, approved by the Board of Directors of the Company, with an officer

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



or director of the Company or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business, or (iii) transactions permitted by the Indenture under the provision "Merger, Consolidation or Sale of Assets".

PAYMENTS FOR CONSENT

         Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes or any Subsidiary Guarantee unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

CHANGE OF CONTROL OFFER

         Within 20 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

         Within 20 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (i) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (ii) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 business days from the date such notice is mailed (the "Change of Control Payment Date"));

          (iii) that any Exchange Note not tendered will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (v) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (vi) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

          (vii) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (viii) any other procedure that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (ix) the name and address of the Paying Agent.

         On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Exchange Note equal in principal amount to any unpurchased portion of the Notes surrendered; PROVIDED that each such new Exchange Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

         The Indenture provides that, (A) if the Company or any Restricted Subsidiary has issued any outstanding (i) Subordinated Obligations or (ii) Preferred Stock, and the Company or any Restricted Subsidiary is required to make a change of control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes and (B) the Company will not issue Subordinated Obligations or Preferred Stock with change of control provisions requiring the payment of such Subordinated Obligations or Preferred Stock prior to the payment of the Notes in the event of a Change of Control under the Indenture.


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         In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Issuers to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Issuers will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

MERGER, CONSOLIDATION OR SALE OF ASSETS

         Neither the Company nor any Subsidiary Guarantor will consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless (in the case of the Company or any Subsidiary Guarantor): (i) the Company or such Subsidiary Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or such Subsidiary Guarantor) formed by such consolidation or into which the Company or such Subsidiary Guarantor, as the case may be, is merged or to which the properties and assets of the Company or such Subsidiary Guarantor, as the case may be, are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or such Subsidiary Guarantor, as the case may be, under the Notes and the Indenture, and the obligations under the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis the Consolidated Net Worth of the Company or the surviving entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; and (iv) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under " -- Limitation on Additional Indebtedness".

         In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

SEC REPORTS

         Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Noteholders with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

SUBSIDIARY GUARANTEES

         The Notes will be guaranteed jointly and severally by each existing and future Restricted Subsidiary of the Company other than any Restricted Subsidiary that is a Securitization Special Purpose Subsidiary or a Small Business Investment Company (the "Subsidiary Guarantors"). The Guarantees of each Subsidiary Guarantor other than CII will constitute general unsecured obligations of each such Subsidiary Guarantor and will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of each such Subsidiary Guarantor and senior in right of payment to all existing and future subordinated indebtedness of each such Subsidiary Guarantor. The Guarantee of CII will constitute a senior subordinated obligation of CII, subordinated in right of payment to all existing and future CII Senior Indebtedness (which, as of June 30, 1997 totaled $16.1 million, all of which was secured), and will rank pari passu in right of payment with the CII Senior Subordinated Notes and all other future senior subordinated Indebtedness of CII (which, as of June 30, 1997 totaled $105.7 million) and senior in right of payment to all CII Subordinated Debentures and all other future subordinated Indebtedness of CII (which as of June 30, 1997 totaled $19.2 million). The Indenture contains a covenant that restricts CII from Incurring any CII Senior Indebtedness other than CII Senior Indebtedness consisting of Permitted Warehouse Indebtedness. See " -- Certain Covenants -- Limitation on CII Indebtedness".

         A Subsidiary Guarantor shall be released from all of its obligations under its Guarantee if all or substantially all of its assets are sold or all of its Capital Stock is sold, in each case in a transaction in compliance with the covenant described under " -- Limitation on Sale of Assets", or the Subsidiary Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Subsidiary Guarantor in a transaction in compliance with the covenant described under " -- Merger, Consolidation or Sale of Assets", and such Subsidiary Guarantor has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

EVENTS OF DEFAULT

         The following are Events of Default under the Indenture:

       (a) failure to pay principal of (or premium, if any, on) any Exchange Note when due;

       (b) failure to pay any interest on any Exchange Note when due, continued for 30 days;

       (c) default in the payment of principal and interest on Notes required to be purchased pursuant to an Offer to Purchase as described under " -- Certain Covenants -- Change of Control Offer" and " -- Certain Covenants -- Limitation on Sales of Assets"when due and payable;

       (d) failure to perform or comply with the provisions described under " -- Certain Covenants -- Merger, Consolidation or Sale of Assets";


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       (e) failure to perform any other covenant or agreement of the Company or a Subsidiary Guarantor under the Indenture or the Notes continued for 30 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of Outstanding Notes;

       (f) default under the terms of any instrument evidencing or securing Debt for money borrowed by the Company or any Restricted Subsidiary having an outstanding principal amount of $5.0 million individually or in the aggregate which default results in the acceleration of the payment of all or any portion of such indebtedness or constitutes the failure to pay all or any portion of such indebtedness when due;

       (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Restricted Subsidiary in an amount in excess of $5.0 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and

       (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Restricted Subsidiary.

         Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default (as defined) shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

         If an Event of Default (other than an Event of Default described in Clause (h) above) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default specified in Clause
(h) above occurs, the Outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For information as to waiver of defaults, see " -- Modification and Waiver".

         No Holder of any Exchange Note has any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default (as defined) and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee, and offered indemnity to the Trustee that is satisfactory to the Trustee, to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of an Exchange Note for enforcement of payment of the principal of and premium, if any, or interest on such Exchange Note on or after the respective due dates expressed in such Exchange Note.

         The Company is required to furnish to the Trustee quarterly a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

SATISFACTION AND DISCHARGE OF THE INDENTURE

         The Indenture will cease to be of further effect as to all outstanding Notes (except as to (i) rights of registration of transfer and exchange and the Company's right of optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payment of principal and interest on the Notes, (iv) rights, obligations and immunities of the Trustee under the Indenture and (v) rights of the Holders of the Notes as beneficiaries of the Indenture with respect to any property deposited with the Trustee payable to all or any of them), if (x) the Company will have paid or caused to be paid the principal of and interest on the Notes as and when the same will have become due and payable or (y) all outstanding Notes (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation.

DEFEASANCE

         The Indenture provides that, at the option of the Company, (A) if applicable, the Company will be discharged from any and all obligations in respect of the Outstanding Notes and the Subsidiary Guarantors will be discharged from any and all obligations in respect of the Subsidiary Guarantees or (B) if applicable, the Company may omit to comply with certain restrictive covenants, that such omission shall not be deemed to be an Event of Default under the Indenture and the Notes, in either case (A) or (B) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the Outstanding Notes. With respect to clause (B), the obligations under the Indenture other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above shall remain in full force and effect. Such trust may only be established if, among other things (i) with respect to clause (A), the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel provides that Holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (B), the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (ii) such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default

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under, any agreement or instrument to which the Company or any Restricted
Subsidiary is a party or by which the Company or any Restricted Subsidiary is bound; (iii) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred or be continuing; (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and
(v) certain other customary conditions precedent are satisfied.

MODIFICATION AND WAIVER

         Modifications and amendments of the Indenture may be made by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the Holder of each Outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (b) reduce the principal amount of, (or the premium) or interest on, any Note, (c) change the place or currency of payment of principal of (or premium), or interest on, any Note, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (e) reduce the above-stated percentage of Outstanding Notes necessary to modify or amend the Indenture, (f) reduce the percentage of aggregate principal amount of Outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (g) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified, or (h) following the mailing of any offer to purchase Notes required to be made under the Indenture, modify any such offer to purchase in a manner materially adverse to the Holders thereof.

         The Holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Company with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all Holders of Notes, may waive any past default under the Indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Exchange Note tendered pursuant to an offer to purchase required to be made under the Indenture.

GOVERNING LAW

         The Indenture and the Notes will be governed by the laws of the State of New York.

THE TRUSTEE

         The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         The Indenture and the Trust Indenture Act contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or any Affiliate, PROVIDED, HOWEVER, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

         "ADDITIONAL ASSETS" means (i) any property or assets (other than Indebtedness and Capital Stock) used or useful in a Related Business; (ii) the Capital Stock of a Person primarily engaged in a Related Business that is or becomes a Restricted Subsidiary as a result of or upon the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person primarily engaged in a Related Business to the extent in compliance with the covenant described under " -- Certain Covenants -- Limitation on Restricted Payments".

         "ADJUSTED INDEBTEDNESS," as of any date, means the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries other than: (i) an amount of Indebtedness that is equal to the greater of (x) 85% of the aggregate principal amount of Qualifying Mortgage Receivables and (y) the aggregate amount of Permitted Mortgage Warehouse Indebtedness, provided that the amount excluded pursuant to this clause (i) shall not in any event exceed the sum of (A) the aggregate amount of Permitted Mortgage Warehouse Indebtedness plus (B) the principal amount of all outstanding CII Notes; (ii) Permitted Warehouse Indebtedness that is not Permitted Mortgage Warehouse Indebtedness;
(iii) Indebtedness of any Restricted Subsidiary that is a Small Business Investment Company that is permitted by clause (vii) of the definition of Permitted Indebtedness; and (iv) Hedging Obligations permitted by clause (viii) of the definition of Permitted Indebtedness.

         "ADJUSTED CONSOLIDATED NET WORTH," as of any date, means the Consolidated Net Worth of the Company and its Restricted Subsidiaries excluding therefrom any amounts which are attributable to any Restricted Subsidiary that is not a Subsidiary Guarantor.

         "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "ASSET SALE" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of the definition as a "disposition") (but excluding (a) any merger, consolidation or sale of assets of the Company subject to and permitted by the covenant described under " -- Certain Covenants -- Merger, Consolidation or Sale of Assets," and
(b) sales, transfers or

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dispositions (including by way of securitization) of Receivables (other than
Retained Interest Receivables) and sales of foreclosed assets, in each case in the ordinary course of business) of (i) any shares of Capital Stock of a Restricted Subsidiary (other than director's qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary or (iv) any Retained Interest Receivables (other than, in the case of (i), (ii), (iii) and
(iv) above, a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary).

         "ASSET SALE PROCEEDS" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

         "CAPITALIZED LEASE OBLIGATIONS" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

         A "CHANGE OF CONTROL" will be deemed to have occurred at such time as either (a) any Person or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, together with any Affiliates thereof, other than Permitted Holders, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) at least 50% of the aggregate voting power of all classes of Voting Stock of the Company; (b) any Person or Group other than Permitted Holders, together with any Affiliates thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Company; or (c) all or substantially all of the assets of the Company are sold, transferred, leased or otherwise disposed of, other than a sale or transfer to, or lease by, Permitted Holders; provided that a securitization or sale of Receivables in the ordinary course of business shall not be deemed to be a sale, transfer or disposition of all or substantially all of the assets of the Company.

         "CII SENIOR INDEBTEDNESS" means bank notes and any and all other indebtedness of CII other than (1) any Indebtedness as to which the terms of the instrument creating or evidencing the same provide that such Indebtedness is not superior in right of payment to, or is on a parity with or subordinate in right of payment to, CII's Subsidiary Guarantee or any CII Note, (2) any Indebtedness which is subordinated in right of payment in any respect to any other Indebtedness of CII, (3) Indebtedness evidenced by the CII Notes, (4) any Indebtedness owed to a Person when such Person is a Subsidiary or any other Affiliate of CII, (5) any obligation of CII arising from Disqualified Capital Stock of CII, (6) that portion of any Indebtedness which is Incurred in violation of the Indenture, (7) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to CII, (8) any liability for federal, state, local or other taxes owed or owing by CII, (9) any Indebtedness for the purchase of goods, materials or services, or consisting of operating lease rental payments, in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than current liabilities for money borrowed and the current portion of long-term CII Senior Indebtedness), (10) Indebtedness of or amounts owed by CII for compensation to employees or for services rendered and (11) Indebtedness issued as a dividend on, or in redemption or exchange for, Capital Stock of CII.

         "COMMON STOCK" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

         "CONSOLIDATED LEVERAGE RATIO", as of any date of determination, means the ratio of (i) Adjusted Indebtedness to (ii) Adjusted Consolidated Net Worth.

         "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person in which the Person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or a Subsidiary of such Person, (b) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or the Indenture) shall be excluded to the extent of such restriction or limitation, (c) (i) the Net Income of any Person acquired in a pooling of interests transaction for any period to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded and (d) extraordinary gains and losses (including any related tax effects) shall be excluded.


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         "CONSOLIDATED NET WORTH" means, with respect to any Person at any date, the consolidated stockholder's equity of such Person less the amount of such stockholder's equity attributable to Disqualified Capital Stock of such Person and its Subsidiaries, as determined in accordance with GAAP.

         "CURRENCY AGREEMENT" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or a beneficiary.

         "DEFAULT" means any event which is, or after notice or passage of time both would be, an Event of Default.

         "DISQUALIFIED CAPITAL STOCK" means any Capital Stock of the Company or any Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary and (ii) any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; PROVIDED, HOWEVER, that Preferred Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Indenture described under " -- Certain Covenants -- Change of Control Offer", shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles consistently applied as in effect on the date of the Indenture.

         "GUARANTEE" means an obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) enter into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any person Guaranteeing any obligation.

         "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

         "HOLDERS" OR "NOTEHOLDERS" means the Person in whose name an Exchange
Note is registered on the Registrar's books.

         "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed Incurrence of Indebtedness.

         "INDEBTEDNESS" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) obligations secured by a Lien to which the property or assets owned or held by such Person are subject, whether or not the obligation or obligations secured thereby shall have been assumed (provided, however, that if such obligation or obligations shall not have been assumed, the amount of such indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets), (iii) Guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (provided that in the case of any such letters of credit, the items for which such letters of credit provide credit support are those of other Persons which would be included within this definition for such other Persons), (v) Disqualified Capital Stock and (vi) obligations of any such Person under any Hedging Obligations. Except in the case of Warehouse Indebtedness (the amount of which shall be determined in accordance with the definition thereof), the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, PROVIDED (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business which are not overdue or which are being contested in good faith shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiary for purposes of this definition. Furthermore, Guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included. Notwithstanding the foregoing, any securities issued in a securitization by a special purpose owner trust or other Person, including without limitation, any Securitization Trust, formed by or on behalf of a Person and to which Receivables have been sold or otherwise transferred by or on behalf of such Person or its Restricted Subsidiaries shall

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not be treated as Indebtedness of such Person or its Restricted Subsidiaries under the Indenture, regardless of whether such securities are treated as indebtedness for tax purposes.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

         "INVESTMENT GRADE RATING" means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody's and S&P, respectively.

         "INVESTMENTS" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business or acquired as part of the assets acquired by the Company in connection with an acquisition of assets which is otherwise permitted by the terms of the Indenture), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (ii) the repurchase of securities of any Person by such Person.

         "ISSUE DATE" means the date on which the Notes are originally issued.

         "LIEN" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

         "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

         "NON-RECOURSE INDEBTEDNESS" means Indebtedness (i) as to which neither the Company nor any of the Restricted Subsidiaries (other than the Person incurring such Indebtedness) (a) provides a Guarantee or other credit enhancement of any kind (including any undertaking, agreement or instruction that would constitute Indebtedness) or (b) is directly or indirectly liable (as the primary obligor or otherwise); (ii) no default with respect to which would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders or holders thereof have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than the Person Incurring such Indebtedness).

         "PERMITTED HOLDER" means (i) the directors and executive officers of the Company at the Issue Date; (ii) the members of the immediate family of any person referred to in clause (i) above; (iii) any trust created for the benefit of any person described in clause (i) or (ii) above or any of their estates; and
(iv) any corporation that is controlled by any Person described in clause (i),
(ii) or (iii) above.

         "PERMITTED INDEBTEDNESS" means:

          (i) Permitted Warehouse Indebtedness and Guarantees thereof by the Company or any Restricted Subsidiary; provided, however, that to the extent any such Indebtedness of the Company or a Restricted Subsidiary ceases to constitute Permitted Warehouse Indebtedness, such Indebtedness shall be deemed to be Incurred by the Company or such Restricted Subsidiary, as the case may be, at the time such Indebtedness ceases to constitute Permitted Warehouse Indebtedness;

          (ii) Indebtedness of the Company or a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary; provided, however, that any designation of such Restricted Subsidiary as an Unrestricted Subsidiary, any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (iii) the Notes and the Subsidiary Guarantees;

          (iv) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (i), (ii), (iii) or (vi) of this definition) as described in a schedule to the Indenture;

          (v) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to the first paragraph of the Limitation on Additional Indebtedness covenant or pursuant to clause (iii) or (iv) of this definition or this clause (v);

          (vi) Indebtedness consisting of notes and debentures issued by CII that are Incurred for the purpose of funding the origination or purchase of Receivables;


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          (vii) Indebtedness of any Restricted Subsidiary that is a Small
          Business Investment Company consisting of debentures or other securities issued by such Small Business Investment Company to the SBA pursuant to Section 303 of the Small Business Investment Act of 1958, in an amount not to exceed three times the Consolidated Net Worth of such Small Business Investment Company;

          (viii) Hedging Obligations directly related to: (1) Indebtedness permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the Indenture; (2) Receivables held by the Company or its Restricted Subsidiaries pending sale or securitization or that have been sold pursuant to a Warehouse Facility; (3) Receivables with respect to which the Company or any Restricted Subsidiary reasonably expects to purchase or finance or acquire a security interest in or accept as collateral; or (4) Retained Interest Receivables and other assets owned or financed by the Company or any Restricted Subsidiary; and

          (ix) Indebtedness in an aggregate principal amount which, together with the principal amount of all other Indebtedness of the Company and its Restricted Subsidiaries Incurred pursuant to this clause (viii) outstanding on the date of such Incurrence, does not exceed $10.0 million at any one time outstanding.

         "PERMITTED INVESTMENT" means, for any Person, Investments made on or after the Issue Date consisting of:

          (i) Investments by the Company or a Restricted Subsidiary in the Company or a Restricted Subsidiary;

          (ii) Temporary Cash Investments;

          (iii) any Investment by the Company or a Restricted Subsidiary in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary or (c) such businesses or assets are owned by the Company or a Restricted Subsidiary;

          (iv) an Investment that is made by the Company or a Restricted Subsidiary in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or a Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under " -- Certain Covenants -- Limitation on Sales of Assets";

          (v) Investments consisting of (a) purchases and acquisitions of inventory, supplies, materials and equipment, or (b) licenses or leases of intellectual property and other assets, in each case in the ordinary course of business;

          (vi) Investments consisting of loan and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

          (vii) Investments consisting of Receivables made in the ordinary course of business and any Capital Stock or other consideration received in connection therewith;

          (viii) Investments consisting of Interest Rate Agreements and Currency Agreements;

          (ix) Investments consisting of Retained Interest Receivables;

          (x) Investments consisting of loans to third parties for the origination of Receivables in the ordinary course of business and any warrants, Capital Stock or other consideration received in connection therewith; and

          (xi) Capital Stock of or in the form of a transfer of Receivables to a Qualifying Securitization Subsidiary pursuant to a securitization of such Receivables.

       "PERMITTED LIENS" means, with respect to any Person,

          (i) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits or Liens to secure public or statutory obligations of such Person or deposits of cash or United States government bonds or Liens to secure surety, performance, appeal or other bonds with respect to such Person, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or Liens arising out of judgments or awards against such Person with respect to which such person shall then be proceeding with an appeal or other proceedings for review;

          (iii) Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings;

          (iv) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute indebtedness;

          (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property;

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          or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (vi) Liens securing Purchase Money Indebtedness; provided, however, that the Lien may not extend to any other Property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

          (vii) Liens to secure Permitted Warehouse Indebtedness and Guarantees thereof;

          (viii) Liens existing on the Issue Date as described in a schedule to the Indenture;

          (ix) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries;

          (x) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries;

          (xi) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted under the Indenture to be, secured by a Lien on the same property securing such Hedging Obligations and the related Indebtedness is not Incurred in violation of the Indenture;

          (xii) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any indebtedness secured by any Lien referred to in the foregoing clauses (vi), (viii), (ix) and (x); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (vi), (viii), (ix) or (x), as the case may be, at the time the original Lien became a Permitted Lien and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing refunding, extension renewal or replacement;

          (xiii) Liens securing Capitalized Lease Obligations permitted to be Incurred under the Indenture, PROVIDED that such Lien does not extend to any property other than that subject to the underlying lease;

          (xiv) Liens on Retained Interest Receivables (or on the Capital Stock of any Restricted Subsidiary substantially all the assets of which are Retained Interest Receivables); provided, however, that, unless a Termination Event has occurred, (x) any such Liens may only encumber Retained Interest Receivables in an amount not to exceed 75% of the excess, if any, of (i) the total amount of Retained Interest Receivables, determined on a consolidated basis in accordance with GAAP, as of the time of creation of such Lien over (ii) an amount equal to 150% of the aggregate amount of all unsecured and unsubordinated Indebtedness of the Company and its Restricted Subsidiaries as of the time of creation of such Lien; and (y) the balance of Retained Interest Receivables not permitted to be encumbered by the foregoing proviso (x) shall remain unencumbered by any Lien;

          (xv) any Lien in the form of "over-collateralization" of the senior securities issued in, or subordination of or recourse to all or a portion of Retained Interest Receivables of the Company or any Subsidiary attributable to, a securitization of Receivables (or similar arrangements), in each case to the extent reflected in the book value of such Retained Interest Receivables, which Lien is in favor of the holders of other securities issued by the trust or other Person relating to such securitization; and

          (xvi) Liens in favor of the Company or any Restricted Subsidiary.

         "PERMITTED MORTGAGE WAREHOUSE INDEBTEDNESS" means Permitted Warehouse Indebtedness for which the related Receivables are residential mortgage loans.

         "PERMITTED WAREHOUSE INDEBTEDNESS" means Warehouse Indebtedness in connection with a Warehouse Facility; provided, however, that (i) the assets as to which such Warehouse Indebtedness relates are or, prior to any funding under the related Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company in accordance with GAAP, (ii) such Warehouse Indebtedness will be deemed to be Permitted Warehouse Indebtedness (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Indebtedness has no contractual recourse to the Company and its Restricted Subsidiaries to satisfy claims in respect of such Permitted Warehouse Indebtedness in excess of the realizable value of the Receivables financed thereby, and (b) in the case of any other Warehouse Facility, only to the extent of the lesser of (1) the amount advanced by the lender with respect to the Receivables financed under such Warehouse Facility, and (2) the principal amount of such Receivables and (iii) any such Indebtedness has not been outstanding in excess of 364 days.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.


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         "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

         "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

         "PURCHASE FACILITY" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Restricted Subsidiary sells Receivables to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution.

         "PURCHASE MONEY INDEBTEDNESS" means any Indebtedness incurred by a Person to finance or refinance the cost of the construction or purchase of, or repairs, improvements or additions to, an item of property the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

         "QUALIFYING MORTGAGE RECEIVABLE" means a residential mortgage loan on an owner-occupied one-to-four family property which loan is, at the time of determination, current or less than 90 days delinquent.

         "QUALIFYING SECURITIZATION SUBSIDIARY" means any Subsidiary of the Company that (i) does not engage in, and whose charter prohibits it from engaging in, any activities other than a securitization of Receivables which have been sold or otherwise transferred to such Subsidiary by the Company or another Subsidiary of the Company in a transaction that constitutes a "true sale" under GAAP, (ii) constitutes a "special purpose vehicle" under rating agency guidelines, and (iii) does not have any Indebtedness other than Non-Recourse Indebtedness.

         "RATING AGENCIES" means Moody's and S&P.

         "RECEIVABLES" means consumer and commercial loans, leases and receivables purchased or originated by the Company or any Restricted Subsidiary; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

         "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "REFINANCING INDEBTEDNESS" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes or Subsidiary Guarantee, as applicable, to at least the same extent as the Indebtedness being Refinanced, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being Refinanced, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being Refinanced that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being Refinanced, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being Refinanced and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is Incurred by the same Person that initially Incurred the Indebtedness being Refinanced, except that the Company may Incur Refinancing Indebtedness to Refinance Indebtedness of any Wholly Owned Subsidiary of the Company.

         "RELATED BUSINESS" means any consumer or commercial finance business or any financial service business relating thereto, including, without limitation, businesses of the Company in existence as of the Issue Date.

         "RESTRICTED PAYMENT" with respect to any Person means any of the following: (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) (other than (a) dividends or distributions payable solely in its Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), and (b) in the case of a Subsidiary, dividends or distributions payable solely to the Company or a Wholly Owned Subsidiary of the Company or pro rata dividends or distributions), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary (other than Capital Stock owned by the Company or a Wholly Owned Subsidiary, excluding Disqualified Capital Stock),
(iii) the making of any principal payment on, or the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment or Guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Investment by the Company therein or (vi) the forgiveness of any Indebtedness of an Affiliate of the Company (other than a Restricted Subsidiary) to the Company or a Restricted Subsidiary. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.


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         "RETAINED INTEREST" means, over the life of a pool of Receivables that have been sold or otherwise transferred by a person to a trust or other Person in a securitization or sale, the direct or indirect rights retained by such Person or its Restricted Subsidiaries at or subsequent to the closing of such securitization or sale with respect to such pool, including any rights to receive cash flows attributable to such pool and retained by such Person, whether such rights are contractual, by virtue of such Person being a holder of Capital Stock of such trust or other Person or otherwise.

         "RETAINED INTEREST RECEIVABLES" of a Person means the direct or indirect right to Retained Interest capitalized on such Person's or any of its Restricted Subsidiaries' consolidated balance sheet (the amount of which shall be determined in accordance with GAAP), including, without limitation, subordinated and interest-only certificates and any such rights as a holder of Capital Stock of a trust or other Person to which a "pool" of Receivables has been sold or otherwise transferred in a securitization or sale.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIZATION TRUST" means any Person (whether or not a Subsidiary of the Company) established exclusively for the purpose of issuing securities in connection with any securitization, the obligations of which are without recourse to the Company or any Restricted Subsidiary.

         "SMALL BUSINESS INVESTMENT COMPANY" means a small business investment company within the meaning of Section 301 of the Small Business Investment Act of 1958. As of the Issue Date, Reedy Rivers Ventures is the only Restricted Subsidiary that is a Small Business Investment Company.

         "SECURITIZATION SPECIAL PURPOSE SUBSIDIARY" means (i) a Restricted Subsidiary formed in connection with a securitization (a) all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Restricted Subsidiaries, (b) that has no assets other than Retained Interest Receivables created in such securitization and (c) that conducts no business other than holding such Retained Interest Receivables or (ii) that is a Qualifying Securitization Subsidiary.

         "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holders thereof upon the happening of any contingency unless such contingency has occurred).

         "SUBORDINATED OBLIGATION" means any Indebtedness of the Company or a Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is, by its terms pursuant to a written agreement, subordinate or junior in right of payment to the Notes or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be.


         "SUBSIDIARY" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

         "TEMPORARY CASH INVESTMENTS" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500.0 million and rated at least A by S&P and A-2 by Moody's, maturing within 365 days of purchase; or (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and (ii).

         A "TERMINATION EVENT" shall be deemed to occur at any time (i) the ratings assigned to the Notes by both of the Rating Agencies are Investment Grade Ratings and (ii) no Default or Event of Default has occurred and is continuing.

         "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under " -- Certain Covenants -- Limitation on Restricted Payments." Notwithstanding the foregoing, no Subsidiary shall be designated an Unrestricted Subsidiary, and any Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary, if any Indebtedness of such Subsidiary or any Subsidiary thereof shall not be Non-Recourse Indebtedness. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (i) the Company could incur $1.00 of additional Indebtedness under the first paragraph of the covenant described under " -- Certain Covenants -- Limitation on Additional Indebtedness" and (ii) no Event of Default or Default shall have occurred and be continuing or result therefrom. Any such designation by the Board of Directors shall be evidenced by the Company to the Trustee by promptly

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filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.


         "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "WAREHOUSE FACILITY" means any funding arrangement with a financial institution or other lender or purchaser to the extent such agreement is to finance the purchase or origination of Receivables by the Company or a Subsidiary of the Company, or the making of loans to a Person for the purpose of financing the purchase or origination by such Person of consumer or commercial loans, leases or receivables for resale or sale to the Company or any Subsidiary of the Company, and in each case for the purpose of pooling such Receivables prior to securitization or sale in the ordinary course of business, including purchase and sale facilities pursuant to which the Company or a Subsidiary of the Company sells Receivables to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution.

         "WAREHOUSE INDEBTEDNESS" means the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility with respect to Receivables until such time such Receivables are (i) securitized, (ii) repurchased by the Company or its Restricted Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company.

         "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

         The Exchange Notes will initially be represented by one or more Exchange Notes in registered global form (collectively, the "Global Notes") unless the Company elects to issue some or all of the Exchange Notes in the form of registered certificated form ("Certificated Notes"). The Global Notes will be deposited on issuance with the Trustee as custodian for The Depository Trust Company (the "Depositary"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Exchange Notes in certificated form except in the limited circumstances described below. See " -- Exchange of Book-Entry Notes for Certificated Notes".

DEPOSITARY PROCEDURES

         DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants. DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes and
(ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

         Investors in the Global Notes may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system.. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Exchange Notes, see " -- Exchange of Book-Entry Notes for Certificated Notes," and " -- Exchange of Certificated Notes For Book-Entry Notes".

         Except as described below, owners of interests in the Global Notes will not have Exchange Notes registered in their names, will not receive physical delivery of Exchange Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

         Payments in respect of the Global Notes registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Trustee will treat the persons in whose names the Exchange Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes

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



whatsoever. Consequently, neither the Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of the Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.

         Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

         DTC has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect to such portion of the principal amount of the Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC reserves the right to exchange the Global Notes for Exchange Notes in certificated form and to distribute such Exchange Notes to its Participants.

         The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

         Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Notes will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

         A Global Note is exchangeable for Exchange Notes in registered certificated form if (i) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary within 90 days or (b) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion elects to cause the issuance of the Exchange Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Exchange Notes.



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                        DESCRIPTION OF OTHER INDEBTEDNESS

MORTGAGE LOAN DIVISION

         The Mortgage Loan Division has three credit facilities as described below.

       (i) The Mortgage Loan Division has a $200.0 million warehouse facility between Emergent Mortgage Corp. ("EMC") and First Union National Bank ("First Union"). This facility has a maturity date of March 19, 1998 and provides for interest on the outstanding amounts owed thereunder at a fluctuating rate of interest equal to the Federal Funds Rate plus 1.875%. The aggregate borrowing amount of $200.0 million is subject to certain borrowing base limitations, which effectively limit such borrowings under the facility from 90% to 98% of eligible loans (depending on the period of time that had elapsed since origination and the relevant loan LTV). The facility is guaranteed by the Company. The proceeds of the credit facility are to be used for originating and acquiring mortgage loans and for general corporate purposes. Outstanding amounts owed under such facility are secured by substantially all of the assets of EMC, both tangible and intangible, including all of its loans receivable. The facility contains standard events of default, standard non-financial covenants, and a number of financial covenants, net worth covenants and a leverage ratio covenant that adjusted total liabilities (as defined therein) divided by consolidated net worth shall not be greater than 12.0 to 1.0 through October 31, 1997 and thereafter shall not be greater than 9.0 to 1.0. It also contains typical negative covenants, including a prohibition that, without the consent of the lender, during any fiscal year, EMC cannot declare and pay any dividends or distributions to its shareholders (i.e. the Company), in excess of 50% of the cumulative net income as determined for the most recent four consecutive completed fiscal quarters, on a cumulative rolling basis; and in all cases only if, at the time of or after giving effect to such dividend or distribution, there is no event of default. At June 30, 1997, an aggregate of $123.7 million was outstanding under this facility, with an additional borrowing base availability of $26.3 million.

       (ii) The Mortgage Loan Division has a $175.0 million warehouse facility between EMC and Prudential Securities Credit Corporation ("Prudential"). This facility has a maturity date of September 30, 1997 and provides for interest on the outstanding amounts owed thereunder at a fluctuating rate of interest equal to LIBOR plus 1.45%. The aggregate borrowing amount of $175.0 million is subject to certain borrowing base limitations which limits borrowings to a maximum of 95% of eligible loans (and may be less in certain instances). The facility is guaranteed by the Company. The proceeds of the credit facility are to be used to warehouse fixed rate, first- and second-lien 1-4 family residential mortgage loans. Outstanding amounts owed under such facility are secured by substantially all of the assets of EMC, both tangible and intangible, including all of its loans receivable. The facility contains standard events of default and standard non-financial covenants. The facility also contains a number of financial covenants, including among others, covenants that (i) EMC's tangible net worth (as defined therein) be not less than $15.0 million, (ii) its tangible net worth plus subordinated debt maturing 180 days or more from the maturity date be not less than $55.0 million and (iii) EMC's leverage ratio shall not exceed 6:1 (i.e. the ratio of EMC's total liabilities less subordinated debt to EMC's tangible net worth minus subordinated debt). At June 30, 1997, no amounts were outstanding under this facility. This facility is used to fund loans pending their anticipated quarterly securitization, which typically occurs immediately prior to quarter-end. Accordingly, amounts outstanding under this facility at quarter-end are expected to be minimal.

       (iii) The Mortgage Loan Division has a $20.0 million warehouse facility between CII and First Union. This facility has a maturity date of September 30, 1997 and provides for interest on the outstanding amounts owed thereunder at a fluctuating rate of interest equal to the lender's prime rate. The aggregate borrowing amount of $20.0 million is subject to certain borrowing base limitations, which effectively limit such borrowings under the facility so that the aggregate principal balances of all Mortgage Loans delivered to the lender as Eligible Mortgage Loans (as defined) cannot exceed 80% of the fair market value of the properties (as defined) covered by such Mortgage Loans. The facility is guaranteed by the Company. The proceeds of the credit facility are to be used for originating and acquiring Mortgage Loans and for general corporate purposes. Outstanding amounts owed under such facility are secured by substantially all of the assets of CII, both tangible and intangible, including all of its loans receivable. The facility contains standard events of default and standard non-financial covenants. The facility also contains a number of financial covenants, including among others, covenants regarding minimum net worth and a covenant that CII's ratio of total liabilities to tangible net worth not exceed 20.0 to 1. In addition, CII may not pay any dividends or distributions during any period consisting of four fiscal quarters in excess of 50% of its net income as of the most recent quarter end for such four consecutive fiscal quarters, without the prior consent of the lender; and in all cases only if, at the time of or after giving effect to such dividend or distribution, there is no event of default. At June 30, 1997, an aggregate of $16.1 million was outstanding under this facility, with an additional borrowing base availability of $3.9 million.

SMALL BUSINESS LOAN DIVISION

         The Small Business Loan Division has three credit facilities as described below.

       (i) The Small Business Loan Division has a $25.0 million credit facility between Emergent Business Capital, Inc. ("EBC") and NationsBank, N.A. This facility has a maturity date of December 29, 2000 and provides for interest on the outstanding amounts owed thereunder at a fluctuating rate of interest equal to NationsBank prime rate as announced from time to time. The aggregate borrowing amount of $25.0 million is subject to certain borrowing base limitations, which effectively limit such borrowings under the facility to 100% of the outstanding balance of the guaranteed portion of SBA 7(a) loans, 80% of the outstanding balance of the unguaranteed portion of SBA 7(a) loans, 80% of Asset-Based Small Business Loans, and 80% of certain other SBA loans. It is secured by substantially all of the assets of EBC, both tangible and intangible, including all of its loans receivable. The facility is guaranteed by the Company. The proceeds of the credit facility are to be used for repayment of debt and for general corporate purposes. The facility contains standard events of default, standard non-financial covenants, and a number of financial covenants, including among others, covenants regarding minimum net worth and earnings, and a covenant that EBC's ratio of total liabilities to tangible net worth is not to exceed 6 to 1. The facility also contains typical negative covenants, including a prohibition against paying dividends or distributions. At June 30, 1997, an aggregate of $17.3 million was outstanding under this facility, with an additional borrowing base availability of $1.4 million.

       (ii) The Small Business Loan Division has a $20.0 million credit facility between Emergent Financial Corp. ("EFC") and NationsBank, N.A. This facility has a maturity date of December 29, 2000 and provides for interest on the outstanding amounts owed thereunder at a

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fluctuating rate of interest equal to NationsBank prime rate as announced from time to time. The aggregate borrowing amount of $20.0 million is subject to certain borrowing base limitations, which effectively limits such borrowings under the facility to 80% of EFC's Eligible Loans (as defined therein). It is secured by substantially all of the assets of EFC, both tangible and intangible, including all of its loans receivable. The facility is guaranteed by the Company and CII. The proceeds of the credit facility are to be used for repayment of debt and for general corporate purposes. The facility contains standard events of default, standard non-financial covenants, and a number of financial covenants, including among others, covenants regarding minimum net worth and a covenant that the borrower's ratio of total liabilities to tangible net worth not exceed 6 to 1. The facility also contains typical negative covenants, including a prohibition against paying dividends or distributions without the consent of the lender. At June 30, 1997, an aggregate of $10.3 million was outstanding under this facility, with an additional borrowing base availability of $958,000.

       (iii) The Small Business Loan Division has a $5.0 million credit facility between Emergent Commercial Mortgage, Inc. ("ECM"), and NationsBank, N.A. This facility has a maturity date of December 29, 2000 and provides for interest on the outstanding amounts owed thereunder at a fluctuating rate of interest equal to NationsBank prime rate as announced from time to time. The aggregate borrowing amount of $5.0 million is subject to certain borrowing base limitations, which effectively limits such borrowings under the facility to 80% of EFC's eligible loans. It is secured by substantially all of the assets of ECM, both tangible and intangible, including all of its loans receivable. The facility is guaranteed by the Company. The proceeds of the credit facility are to be used for repayment of debt and for general corporate purposes. The facility contains standard events of default, standard non-financial covenants, and a number of financial covenants, including among others, a covenant regarding minimum net worth and a covenant that the borrower's (as defined) ratio of total liabilities to tangible net worth not exceed 6.0 to 1.0. The facility also contains typical negative covenants, including with limitations a prohibition against paying dividends or distributions without the consent of the lender. At June 30, 1997, an aggregate of $868,000 was outstanding under this facility, with an additional borrowing base availability of $455,000.

AUTO LOAN DIVISION

         Each of the subsidiaries in the Auto Loan Division, The Loan Pro$, Inc. ("LPI") and Premier Financial Services, Inc.("PFS"), has a credit facility with Bank America Business Credit, Inc. (the "Auto Loan Division Credit Facilities"). The LPI facility provides for borrowings of up to $4.0 million and has a maturity date of December 19, 1997, and the PFS facility provides for borrowings of up to $4.0 million and has a maturity date of December 31, 1997. Each facility provides for interest on outstanding amounts thereunder at the Lender's fluctuating reference rate plus 0.75%. Each facility is secured by substantially all of the assets of the borrower, both tangible and intangible, including all of its loans receivable. The LPI facility is guaranteed by the Company and the PFS facility is guaranteed by CII and the Company. Each facility contains standard events of default, standard non- financial covenants and a number of financial covenants. At June 30, 1997 an aggregate of $6.1 million was outstanding under these two facilities, with an aggregate additional borrowing base availability of $360,000.


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                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         In the opinion of Wyche, Burgess, Freeman & Parham, P.A., counsel to the Company, the following discussion describes the material federal income tax consequences expected to result to holders whose Senior Notes are exchanged for Exchange Notes in the Exchange Offer. Such opinion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought with respect to the Exchange Offer. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. EACH HOLDER OF SENIOR NOTES SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING SENIOR NOTES FOR EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS.

         The exchange of Senior Notes for Exchange Notes will be treated as a "non-event" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Senior Notes. As a result, no material federal income tax consequences will result to holders exchanging Senior Notes for Exchange Notes.

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                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of Exchange Notes received in exchange for Senior Notes where such Senior Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of up to 180 days after consummation of the Exchange Offer, it will keep the Registration Statement effective, and include in the Registration Statement a prospectus for use by such broker-dealers in resales.

         The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other persons. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders of Senior Notes (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act. The Company has agreed to reimburse the holders of Senior Notes for reasonable attorneys fees in the event that a Resale Registration Statement must be filed.

         Each holder of the Senior Notes who wishes to exchange its Senior Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Company as set forth in "The Exchange Offer -- Terms of the Exchange Offer."

         The Initial Purchasers and certain of their affiliates may in the future engage in investment banking and commercial banking transactions with the Company or the Subsidiary Guarantors in the ordinary course of business. First Union National Bank, which is affiliated with the Initial Purchaser First Union Capital Markets Corp., is a lender under certain warehouse facilities between First Union National Bank, the Company and certain of the Subsidiary Guarantors, in respect of which it receives customary fees. See "Description of Other Indebtedness."

         No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Senior Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Senior Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.


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                                  LEGAL MATTERS

         The validity of the Exchange Notes offered hereby, and the Guarantees, will be passed upon for the Company by Wyche, Burgess, Freeman & Parham, P.A., Greenville, South Carolina. As of August 19, 1997, members and attorneys of Wyche, Burgess, Freeman & Parham, P.A. beneficially owned a total of 403,765 shares of Company common stock.


                                     EXPERTS

         The consolidated financial statements of Emergent Group, Inc. as of and for the year ended December 31, 1996 included and incorporated by reference in this Prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants. Such financial statements have been included in reliance upon the report of KPMG Peat Marwick LLP.

         The consolidated financial statements of Emergent Group, Inc. as of December 31, 1995 and for each of the years in the two year period ended December 31, 1995, included and incorporated by reference in this Prospectus have been audited by Elliott Davis & Co. LLP, independent certified public accountants. Such financial statements have been included in reliance upon the report of Elliott Davis & Co. LLP.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon the payment of fees at prescribed rates.



                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Joint Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document incorporated by reference herein (other than exhibits to such a document unless such exhibit is specifically incorporated by reference into such documents). Requests for such copies should be directed to: Emergent Group, Inc., 15 South Main Street, Suite 750, Greenville, South Carolina 29601, Attn: Chief Financial Officer, telephone
(864) 235-8056.

         The following documents, heretofore filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference, except as superseded or modified herein:

1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996; and

2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, and June 30, 1997.

         All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996 shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently-filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                         INDEX TO FINANCIAL STATEMENTS
                     EMERGENT GROUP, INC. AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, 1996,
                                      AND
                  THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997
                                   CONTENTS

                                                                    PAGE

Independent Auditors' Report....................................    F-2
Audited Consolidated Financial Statements
Consolidated Balance Sheets.....................................    F-3
Consolidated Statements of Income...............................    F-5
Consolidated Statements of Shareholders' Equity.................    F-6
Consolidated Statements of Cash Flows...........................    F-7
Notes to Consolidated Financial Statements......................    F-9

                          INDEPENDENT AUDITORS' REPORT

SHAREHOLDERS AND BOARD OF DIRECTORS
EMERGENT GROUP, INC. AND SUBSIDIARIES
Greenville, South Carolina

We have audited the accompanying consolidated balance sheet of EMERGENT GROUP, INC. AND SUBSIDIARIES as of December 31, 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of EMERGENT GROUP, INC. AND SUBSIDIARIES as of and for the two years ended December 31, 1995, were audited by other auditors whose report dated January 31, 1996, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of EMERGENT GROUP, INC. AND SUBSIDIARIES as of December 31, 1996, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                        KPMG PEAT MARWICK LLP
January 30, 1997


                                                  EMERGENT GROUP, INC. AND SUBSIDIARIES
                                                       CONSOLIDATED BALANCE SHEETS
                                                             (IN THOUSANDS)

                                                                                              DECEMBER 31,           JUNE 30,
                                                                                            1995        1996           1997

                                                                                                                    (UNAUDITED)
ASSETS
Cash and cash equivalents...............................................................    $1,260      $1,276        $2,445
Restricted cash.........................................................................       912       5,319         3,176
Loans receivable:
Loans receivable........................................................................   103,865      89,469       117,182
Mortgage loans held for sale............................................................    22,593     100,063       192,881
Total loans receivable..................................................................   126,458     189,532       310,063
Less allowance for credit losses on loans...............................................    (1,874)     (3,084)       (4,621)
Less unearned discount, dealer reserves, and deferrals, net of deferred loan costs......      (610)     (1,419)       (3,803)
Net loans receivable....................................................................   123,974     185,029       301,639
Other receivables:
Accrued interest receivable.............................................................     1,571       2,087         3,225
Other receivables.......................................................................     1,626       4,459         4,280
Total other receivables.................................................................     3,197       6,546         7,505
Investment in asset-backed securities, net of allowance for loss of $773 on
December 31, 1995 and $354 on December 31, 1996, and
$764 on June 30, 1997...................................................................       865       3,581         6,959
Interest-only strip security, net of allowance for loss of $848 on December 31, 1996 and
$5,450 on June 30, 1997.................................................................     2,054       4,315        18,942
Net property and equipment..............................................................     3,370       7,177        10,348
Excess of cost over net assets of acquired businesses, net of accumulated amortization of
$597 on December 31, 1995, $781 on December 31, 1996 and $876 on June 30, 1997..........     2,865       2,722         2,627
Real estate and personal property acquired through foreclosure..........................     3,742       4,720         4,063
Other assets............................................................................     2,692       3,464         7,284
Total assets............................................................................  $144,931    $224,149      $364,988





                                                  EMERGENT GROUP, INC. AND SUBSIDIARIES
                                                 CONSOLIDATED BALANCE SHEETS (CONTINUED)
                                                    (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                               DECEMBER 31,          JUNE 30,
                                                                                            1995        1996          1997

                                                                                                                    (UNAUDITED)
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Notes payable to banks..................................................................   $31,633     $55,494      $174,353
Subordinated investor savings:
Notes payable to investors..............................................................    82,132      97,987       105,730
Subordinated debentures.................................................................    16,185      16,115        19,160
Total subordinated investor savings.....................................................    98,317     114,102       124,890
Accounts payable and accrued liabilities................................................     3,090       3,958         4,262
Remittances payable.....................................................................     1,188       3,519         2,544
Accrued interest payable................................................................       622         597         1,784
Total other liabilities.................................................................     4,900       8,074         8,590
Total liabilities.......................................................................   134,850     177,670       307,833
Minority interest.......................................................................       196        (156)           --
Commitments and contingencies
Shareholders' equity:
Common stock, par value $.05 a share -- authorized 100,000,000 shares, issued and outstanding 121,000 shares on December 31, 1995, 9,141,131 shares on
December 31, 1996, and 9,643,157 shares on June 30, 1997................................         6         457           482
Class A common stock, par value $.05 a share -- authorized 6,666,667 shares in 1995 and
-0- in 1996; issued and outstanding 6,276,474 shares in 1995 and - 0 - shares in 1996...       314          --            --
Capital in excess of par value..........................................................     6,632      33,150        38,479
Retained earnings.......................................................................     2,933      13,028        18,194
Total shareholders' equity..............................................................     9,885      46,635        57,155
Total liabilities and shareholders' equity..............................................  $144,931    $224,149      $364,988



                     See Notes to Consolidated Financial Statements which are an integral part of these statements.



                         EMERGENT GROUP, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (IN THOUSANDS,
                                                           EXCEPT SHARE DATA)

                                                                  FOR THE YEARS ENDED            FOR THE SIX MONTHS ENDED
                                                                      DECEMBER 31,                          JUNE 30,
                                                              1994           1995          1996         1996          1997

                                                                                                          (UNAUDITED)
REVENUES:
Interest income........................................     $10,691       $15,193       $17,908        $8,375       $15,024
Servicing income.......................................         212           446         3,274         1,562         3,085
Gain on sale of loans..................................       6,450         9,169        23,815         7,468        18,107
Management fees........................................         320           570           514           257           257
Loan fee income........................................         276           586         4,150           426        13,215
Other revenues.........................................         246           314           727           221           176
Total revenues.........................................      18,195        26,278        50,388        18,309        49,864
EXPENSES:
Interest...............................................       5,879         8,527        11,021         5,576         9,782
Provision for credit losses............................       2,510         2,480         5,416         1,532         4,671
Salaries, wages and employee benefits..................       4,001         5,691        13,663         4,321        18,761
Business development costs.............................         626           653         1,603           331         3,018
Other general and administrative expense...............       2,732         4,075         8,224         2,970         9,936
Total expenses.........................................      15,748        21,426        39,927        14,730        46,168
Income from continuing operations before income
taxes and minority interest............................       2,447         4,852        10,461         3,579         3,696
Provision for income taxes.............................         609           190           718           121        (1,625)
Income from continuing operations before minority
interest...............................................       1,838         4,662         9,743         3,458         5,321
Minority interest in (earnings) loss of subsidiaries...         (46)          (81)          352           (22)         (156)
Income from continuing operations......................       1,792         4,581        10,095         3,436         5,165
Discontinued transportation and apparel manufacturing
segments:
Gain (loss) from operations, net of income tax.........      (2,022)       (1,573)           --            --            --
Gain (loss) on disposal of segments....................       2,568        (2,351)           --            --            --
Net of income tax......................................         546        (3,924)           --            --            --
NET INCOME.............................................      $2,338          $657       $10,095        $3,436        $5,165
Earnings (loss) per share of common stock:
Continuing operations..................................       $0.27         $0.69         $1.42         $0.51         $0.55
Discontinued operations................................        0.08         (0.59)           --            --            --
EARNINGS PER SHARE.....................................       $0.35         $0.10         $1.42         $0.51         $0.55
Weighted average shares outstanding....................   6,688,734     6,668,192     7,099,874     6,727,674     9,318,050



                     See Notes to Consolidated Financial Statements which are an integral part of these statements.



                                                  EMERGENT GROUP, INC. AND SUBSIDIARIES
                                             CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
                                            FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, 1996
                                                                   AND
                                                   THE SIX MONTHS ENDED JUNE 30, 1997
                                                    (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                  CLASS A                 CAPITAL
                                                 COMMON STOCK                  COMMON STOCK             IN EXCESS OF   RETAINED
                                            SHARES ISSUED     AMOUNT      SHARES ISSUED   AMOUNT          PAR VALUE    EARNINGS


Balance at December 31, 1993..............       200,575       $10        9,803,438       $490         $6,924         $(62)
Net Income................................            --        --               --        --             --           2,338
Balance at December 31, 1994..............       200,575        10        9,803,438        490          6,924          2,276
Shares issued, formerly held by
subsidiary................................            --        --           24,700          1             15            --
Shares purchased through tender
offer.....................................       (19,377)       (1)        (467,288)      (23)          (535)            --
Shares retired through reverse stock
split.....................................      (121,204)       (6)      (6,242,275)     (312)            309            --
Shares issued on exercise of stock
options...................................           506        --           19,662          1             79            --
Two for one stock split in the form of
a stock dividend..........................        60,500         3        3,138,237        157          (160)            --
Net Income................................            --        --               --        --             --            657
Balance at December 31, 1995..............       121,000         6        6,276,474        314          6,632         2,933
Shares issued on exercise of stock
options...................................         2,026        --          110,668          5            156            --
Conversion of Class A Common Stock to
Common Stock..............................     6,387,142       319       (6,387,142)     (319)            --             --
Shares issued on exercise of stock
warrants..................................       111,932         6               --        --             288            --
Issuance of Common Stock..................     2,519,031       126               --        --          26,074            --
Net income................................            --        --               --        --             --         10,095
Balance at December 31, 1996..............     9,141,131      $457               --       $--         $33,150       $13,028
Shares issued on exercise of stock
options (unaudited).......................         7,831         1               --        --              20            --
Shares issued in purchase of subsidiary
(unaudited)...............................       494,195        24               --        --           5,165            --
Contribution of equity interest in
partnership (unaudited)...................            --        --               --        --             144            --
Net Income (unaudited)....................            --        --               --        --             --          5,165
Balance at June 30, 1997 (unaudited)......     9,643,157      $482               --       $--         $38,479       $18,193


                                            TOTAL

Balance at December 31, 1993..............  $7,362
Net Income................................   2,338
Balance at December 31, 1994..............   9,700
Shares issued, formerly held by
subsidiary................................      16
Shares purchased through tender
offer.....................................    (559)
Shares retired through reverse stock
split.....................................      (9)
Shares issued on exercise of stock
options...................................      80
Two for one stock split in the form of
a stock dividend..........................      --
Net Income................................     657
Balance at December 31, 1995..............   9,885
Shares issued on exercise of stock
options...................................     161
Conversion of Class A Common Stock to
Common Stock..............................      --
Shares issued on exercise of stock
warrants..................................     294
Issuance of Common Stock..................  26,200
Net income................................  10,095
Balance at December 31, 1996.............. $46,635
Shares issued on exercise of stock
options (unaudited).......................      21
Shares issued in purchase of subsidiary
(unaudited)...............................   5,189
Contribution of equity interest in
partnership (unaudited)...................     144
Net Income (unaudited)....................   5,165
Balance at June 30, 1997 (unaudited)...... $57,154

                    See Notes to Consolidated Financial Statements which are an integral part of these statements.



                                                  EMERGENT GROUP, INC. AND SUBSIDIARIES
                                                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                             (IN THOUSANDS)

                                                                      FOR THE YEARS ENDED              FOR THE SIX MONTHS
                                                                          DECEMBER 31,                     ENDED JUNE 30,
                                                                  1994        1995         1996         1996         1997

                                                                                                            (UNAUDITED)
OPERATING ACTIVITIES:
Net income.....................................................   $2,338         $657      $10,095       $3,436       $5,165
Adjustments to reconcile net income to net cash provided by
(used in) operating activities
Depreciation and amortization..................................      783          938        1,334          496        1,235
Provision for deferred income taxes............................      343           41         (141)         (33)      (2,458)
Provision for credit losses....................................    2,510        2,480        5,416        1,532        4,671
Loss on sale of investments....................................       66           --           --           --           --
Loss on disposal of property and equipment.....................        5           44           26           --           14
Net (increase) decrease in deferred loan costs.................       --         (171)         145          202           39
Net increase (decrease) in unearned discount and other
deferrals......................................................      453         (853)         665          835        2,346
Loans originated with intent to sell...........................  (73,709)    (173,985)    (368,650)    (137,940)    (494,857)
Principal proceeds from loans sold.............................   85,693      144,861      271,858      173,343      175,767
Proceeds from securitization of loans..........................       --       15,357       30,128       14,102      201,035
Payments to securitization certificate holders for credit
losses.........................................................       --           --       (1,155)          --         (723)
Increase in overcollateralization from excess spread...........       --           --           --           --       (1,329)
Minority interest in earnings (loss) of subsidiaries...........        7           81         (352)          22          156
Changes in operating assets and liabilities
Increasing (decreasing) cash:
Restricted cash................................................       --         (912)      (4,407)      (2,318)       2,143
Interest only strip security...................................   (1,460)        (183)      (3,109)        (472)     (14,627)
Accrued interest receivable....................................     (193)        (644)        (516)         104       (1,110)
Other assets...................................................     (101)        (964)      (4,114)         (86)      (1,640)
Remittance due loan participants...............................      295          505        2,331          639         (975)
Accrued interest payable.......................................       30          103          (24)          70        1,186
Other liabilities..............................................      913          877          865       (1,039)         189
Net cash provided by (used in) operating activities of
          discontinued operations..............................   (1,253)       1,592           77           77           --
          Net cash provided by (used in) operating
            activities.........................................  $16,720     $(10,176)    $(59,528)     $52,970    $(123,773)






                                                  EMERGENT GROUP, INC. AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                                             (IN THOUSANDS)

                                                                       FOR THE YEARS ENDED              FOR THE SIX MONTHS
                                                                           DECEMBER 31,                    ENDED JUNE 30,
                                                                  1994        1995         1996         1996         1997

                                                                                                            (UNAUDITED)
INVESTING ACTIVITIES:
Loans originated for investment purposes......................  $(74,937)    $(74,363)    $(68,123)    $(54,289)    $(62,324)
Principal collections on loans not sold.......................    31,786       50,329       61,868       23,373       57,569
Principal collections on asset-backed securities..............        --          177          933          421          337
Additional investment in subsidiary...........................        --         (359)          --           --           --
Purchase of investments.......................................        --       (1,000)        (135)        (115)         (83)
Increase in note receivable from former subsidiary............        --         (200)          --           --           --
Reduction in goodwill of subsidiary...........................        85           --           --           --           --
Proceeds from sale of short-term investments..................       581          614           --           --           --
Proceeds from sale of real estate and personal property
acquired through foreclosure..................................     1,128        3,401        3,383        1,898        3,271
Proceeds from sale of property and equipment..................        --           --          160           --            5
Purchase of property and equipment............................      (479)      (1,732)      (4,894)      (1,271)      (4,136)
Rent received on real estate acquired through foreclosure.....        87           85          381           76           62
Improvements and related costs incurred on real estate
acquired through foreclosure..................................      (477)        (205)        (330)        (189)        (264)
Net cash provided by investing activities of discontinued
operations....................................................       806           31           --           --           --
Net cash used in investing activities.........................  $(41,420)    $(23,222)     $(6,757)    $(30,096)     $(5,563)
FINANCING ACTIVITIES:
Advances on notes payable to banks............................   104,622      179,381      509,118      209,636      535,895
Payments on notes payable to banks............................   (91,839)    (164,989)    (485,257)    (221,008)    (417,036)
Net increase in notes payable to investors....................    13,496       25,635       15,855        9,230        7,743
Net (decrease) increase in subordinated debentures............    (5,826)      (4,812)         (70)         526        3,046
Payments on long-term debt and capital leases.................      (280)        (279)          --           --           --
Cash paid for stock purchased in tender offer.................        --         (568)          --           --           --
Proceeds from issuance of additional common stock.............        --           52       26,655          213          857
Other.........................................................      (155)         (40)          --           --           --
Net cash provided by (used in) financing activities...........    20,018       34,380       66,301       (1,403)     130,505
Net increase (decrease) in cash and cash equivalents..........    (4,682)         982           16       21,471        1,169
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                       4,960          278        1,260        1,260        1,276
CASH AND CASH EQUIVALENTS, END OF YEAR........................      $278       $1,260       $1,276      $22,731       $2,445


                    See Notes to Consolidated Financial Statements which are an integral part of these statements.

                                 EMERGENT GROUP, INC. AND SUBSIDIARIES
                              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

INTERIM FINANCIAL INFORMATION

The consolidated financial statements as of June 30, 1997 and for the six-month periods ended June 30, 1996 and 1997 are unaudited. These financial statements are prepared in accordance with the Securities and Exchange Commission's ("SEC") rules regarding interim financial statements and therefore do not contain all disclosures required by generally accepted accounting principles for annual financial statements. These financial statements as of June 30, 1997 and for the six-month periods ended June 30, 1996 and 1997, in management's opinion, contain all known adjustments which consist only of normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows of the Company.

CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries, each of which is wholly-owned except The Loan Pro$, Inc. ("Loan Pro$") and Sterling Lending Corporation ("Sterling Lending") which are each 80% owned. All significant intercompany items and transactions have been eliminated in consolidation.

The Company and its subsidiaries are primarily engaged in the business of originating, selling and servicing first and second residential mortgage loans, commercial loans partially guaranteed by the United States Small Business Administration ("SBA"), commercial loans collateralized by accounts receivable and inventory, and loans collateralized by pre-owned automobiles. The funds for these loans are obtained principally through the utilization of various lines of credit with banks and the issuance of notes payable and subordinated debentures to investors.

Substantially all of the Company's loans are made to non-prime borrowers. These borrowers generally have limited access to credit or are otherwise considered to be credit impaired by conventional lenders.

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates. These estimates include, among other things, anticipated prepayments on loans sold with servicing retained, valuation of real estate owned, and determination of the allowance for credit losses.

Minority interest represents minority shareholders' proportionate share of the equity and earnings of Loan Pro$ and Sterling Lending.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed principally using the straight-line method over the estimated useful lives of the assets. Estimated lives are 15 to 40 years for buildings and improvements, 3 to 7 years for furniture, fixtures and equipment, and the lease period for leasehold improvements. Additions to property and equipment and major replacements or improvements are capitalized at cost. Maintenance, repairs and minor replacements are expensed when incurred.

AMORTIZATION

The excess of cost over related net assets of businesses acquired is amortized using the straight-line method principally over 25 years. On a periodic basis, the Company reviews goodwill for events or changes in circumstances that may indicate that the carrying amount of goodwill may not be recoverable. The Company utilizes estimated future cash flows of the purchased subsidiary in determining any impairment on the excess of cost over the related net assets.

INCOME TAXES

The Company and its subsidiaries file a consolidated Federal income tax return. The Company uses Statement of Financial Accounting Standards ("SFAS") No. 109, ACCOUNTING FOR INCOME TAXES, which requires accounting for income taxes using the asset and liability method. Under the asset and liability method of Statement 109, deferred tax assets and liabilities

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

1. SIGNIFICANT ACCOUNTING POLICIES -- Continued

are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred income taxes arise principally from depreciation, unrealized gains on loans held for sale, amortization of intangibles and allowances for credit losses.

STATEMENT OF CASH FLOWS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

The Company foreclosed on, or repossessed, property used to collateralize loans receivable in the amount of $3,362,000 in 1994, $3,955,000 in 1995, $4,452,000 in 1996, and $2,412,000 (unaudited) for the six months ended June 30, 1997.

The Company sold real estate held for sale by issuing loans to the buyers in the amount of $611,000 in 1994, $689,000 in 1995, $40,000 in 1996, and $0
(unaudited) for the six months ended June 30, 1997.

The Company paid income taxes of $214,000 in 1994, $267,000 in 1995, $322,000 in
1996, and $30,000 and $566,000 (unaudited) for the six months ended June 30, 1996 and 1997, respectively. The Company paid interest of $5,967,000 in 1994, $8,397,000 in 1995, $11,046,000 in 1996, and $5,506,000 and $8,596,000
(unaudited) for the six months ended June 30, 1996 and 1997, respectively.

ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses is based on management's ongoing evaluation of the serviced loan portfolio and reflects an amount that, in management's opinion, is adequate to absorb inherent losses in the existing portfolio. In evaluating the portfolio, management takes into consideration numerous factors, including current economic conditions, prior loan loss experience, the composition of the serviced loan portfolio, and management's estimate of anticipated credit losses, including obligations relating to loans securitized. Loans, including those deemed impaired, are charged against the allowance at such time as they are determined to be uncollectible. Subsequent recoveries are credited to the allowance.

Management considers the year-end allowance appropriate and adequate to cover possible losses in the serviced loan portfolio; however, management's judgment is based upon a number of assumptions about future events, which are believed to be reasonable. Actual results could differ from these estimates. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for credit losses or that additional increases in the allowance for credit losses will not be required.

ACCOUNTING FOR IMPAIRED LOANS

When an impaired loan is identified by the portfolio management department of the Company to have risk characteristics that are unique to an individual borrower, the Company assesses a specific allowance on a loan-by-loan basis each month. The general allowance is calculated on a monthly basis using historical statistics.

Effective January 1, 1995, the Company adopted SFAS 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN. SFAS 114 requires that the allowance for credit losses for impaired loans (as defined) be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The adoption of SFAS 114 had no effect on net income or shareholders' equity.


The Company's policy is to evaluate impaired loans based on the fair value of the collateral, since all loans originated by the Company are collateral dependent. Interest income from impaired loans is recorded using the cash collection method.

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

1. SIGNIFICANT ACCOUNTING POLICIES -- Continued

REAL ESTATE AND PERSONAL PROPERTY ACQUIRED THROUGH FORECLOSURE

Real estate and personal property acquired through foreclosure represent properties foreclosed upon or repossessed in the normal course of business and is valued at the lower of cost or fair value, less selling costs. Costs related to the development and improvement of the properties are capitalized whereas those costs relating to holding the properties are charged to expense.

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets and identifiable intangibles held and used by the Company are reviewed for impairment whenever management believes events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. No impairment loss was recognized for continuing operations in 1994, 1995, 1996, and in the first six months of 1997.

INTEREST INCOME

Interest income on loans receivable is recognized using the interest method. Accrual of interest is discontinued when a loan is over 90 days past due and the collateral is determined to be inadequate or when foreclosure proceedings begin. Loan fees and insurance commissions are amortized into income over the life of the loan, using the interest method for loans originated for investment purposes.

GAIN ON SALE OF LOANS

Mortgage loans consist principally of first and second residential mortgages and are stated at the principal amount outstanding, if held for investment purposes. Non-refundable loan fees and direct costs associated with the origination or purchase of loans are deferred and netted against outstanding loan balances. Mortgage loans held for sale are carried at the lower of aggregate cost or market. Mortgage loans are sold servicing released and on a non-recourse basis, with customary representations and warranties. In connection with the sale of mortgage loans, the Company receives cash premiums generally ranging from 4% to 8% of the principal amount of the mortgage loan being sold.

Under the terms of the Company's strategic alliance mortgage banker agreements, the Company provides funding and secondary marketing activities for its strategic alliance partners ("Strategic Alliance Partner"). In exchange, the Strategic Alliance Partners agree to provide the Company with all of their mortgage loan production that meets the Company's underwriting criteria. The premiums earned on the secondary market are then split between the Company and its Strategic Alliance Partner. The terms of these agreements range from 3 to 5 years. In the event the Strategic Alliance Partner terminates the agreement early, the contract provides for a termination fee equal to, at a minimum, all of the premium income shared by the Strategic Alliance Partner over the last twelve months. This termination fee is considered to be a recoupment of previously shared premiums, and accordingly is included in gain on sale of loans in the Statements of Income. For the year ended December 31, 1996, two Strategic Alliance Partners terminated their agreements early. Accordingly, the Company has recognized $7,337,000 in gain on sale of loans in 1996 relating to these terminations.

Loans sold through securitizations with servicing retained are sold at or near par with the Company retaining a participation in the cash flows. Excess servicing receivable is calculated using prepayments, default, and interest rate assumptions that market participants would use for similar instruments.

The Company sells participations representing the SBA-guaranteed portion of all of its SBA Loans (the "SBA Loan Participations") in the secondary market. In connection with such sales, the Company receives excess servicing revenue and typically receives a cash premium of approximately 10% related to the guaranteed portion being sold. In accordance with Emerging Issues Task Force ("EITF") 88-11, a portion of the cash premium received from the sale of the guaranteed portion of the SBA loan is deferred as an unearned discount against the remaining unguaranteed portion of the loan based on the relative fair values of those portions to the total loan and the remainder is recognized as income at the time of the sale. The resulting unearned discount is accreted into interest income over the life of the loan using the interest method.

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

1. SIGNIFICANT ACCOUNTING POLICIES -- Continued

ADVERTISING EXPENSE

Advertising, promotional, and other business development costs are generally expensed as incurred. External costs incurred in producing media advertising are expensed the first time the advertising takes place. External costs relating to direct mailing costs are expensed in the period in which the direct mailings are sent. Advertising, promotional, and other business development costs of $626,000, $653,000, $1,603,000, and $3,018,000 (unaudited) were included in the
Company's results of operations for 1994, 1995, 1996, and in the first six months of 1997, respectively.

STARTUP COSTS

One-time, non-recurring, and incremental out-of-pocket expenditures directly related to and incurred during the startup phase of geographic expansions are expensed as incurred. Startup costs of $94,000, $250,000, $3,017,000, and $4,942,000 (unaudited) were included in the Company's results of operations for 1994, 1995, 1996, and in the first six months of 1997, respectively.

REMITTANCES PAYABLE AND SERVICING FEE INCOME

The Company retains the servicing rights on SBA guaranteed loan participations sold in the secondary market, for which it earns monthly a minimum of 1% of the outstanding principal balance. The Company receives the payments from the borrowers and records the portion relating to the sold participation as a liability. The participation portion is remitted to Colson Services Corp., the exclusive Fiscal and Transfer Agent for the guaranteed portion of SBA loans sold in the secondary market, by the 3rd business day of the following month.

The Company also retains the servicing rights on its securitization transactions. The Company receives the payments from the borrowers and records a liability until the funds are remitted to the Trustee.

MANAGEMENT FEES

The Company serves as investment manager for a venture capital fund for which it receives management fees. The Company recognizes the management fees on the accrual basis.

INTEREST-ONLY AND RESIDUAL CERTIFICATES

The Company sells or securitizes a substantial portion of the loans that it originates or purchases. The Company derives a substantial portion of its income by recording a gain on sale when loans are securitized. In a securitization, the Company receives as an investment the interest-only and residual certificates created as a result of such securitization. The Company calculates the value of its interest-only and residual certificates based upon their fair values. The fair value of these assets is determined based on various economic factors, including loan types, balances, interest rates, dates of origination, terms, and geographic locations. The Company also uses reports on prepayment rates, interest rates, collateral value, economic forecasts and historical default and prepayment rates of the portfolio under review. The Company estimates the expected cash flows that it will receive over the life of a portfolio of loans. These expected cash flows constitute the excess of the interest rate payable by the obligors of the loans over the interest rate passed through to the purchasers of the related securities, less applicable recurring fees and credit losses. The Company discounts the expected cash flows using an interest rate that market participants would use for similar financial instruments. The interest-only strip security is amortized on a loan by loan basis against servicing income over the life of the loan using the interest method. SEE NOTE 4.

BORROWER COMMITMENT DEPOSITS

The Company generally receives a commitment deposit from its applicants for SBA loans prior to closing. The commitment deposits are recorded as a liability when received, and are reduced for any direct expenses incurred and paid to a third party in making the loan. Any deposit in excess of these direct expenses is refunded to the borrower at the time of, or subsequent to, the loan closing. Borrower commitment deposits are included in accrued liabilities.

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

1. SIGNIFICANT ACCOUNTING POLICIES -- Continued

EARNINGS PER SHARE

The Company's shareholders approved a one-for-three reverse split of the Company's Common and Class A Common Stock in June 1995. Effective January 29, 1996, the Company declared a two-for-one stock split effected in the form of a 100% stock dividend on the Common Stock and Class A Common Stock. The weighted average number of shares of Common and Class A Common Stock have been restated for all periods presented to reflect these stock splits.

In 1996, the Company's shareholders approved the conversion of all Class A Common Stock to Common Stock on a one-for-one basis. Accordingly, at December 31, 1996, there was no Class A Common Stock outstanding.

Earnings per share are based on the weighted average number of common shares outstanding during the year, adjusted for the assumed conversion of dilutive stock options and warrants. In computing the per share effect of assumed conversion, funds which would have been received from the exercise of options and warrants are considered to have been used to purchase common shares at current market prices, and the resulting net additional common shares are included in the calculation of average common shares outstanding.

Earnings per share is computed on the weighted average number of shares of Common Stock and Class A Common Stock and common stock equivalents outstanding during each year.

RECLASSIFICATIONS

Certain previously reported amounts have been reclassified to conform to current year presentation. Such reclassifications had no effect on net income or shareholders' equity.

2. CASH AND CASH EQUIVALENTS AND RESTRICTED CASH

The Company maintains its primary checking accounts with three principal banks and maintains overnight investments in reverse repurchase agreements with those same banks. The amounts maintained in the checking accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At December 31, 1995, 1996, and June 30, 1997, the amounts maintained in the overnight investments in reverse repurchase agreements, which are not insured by the FDIC, totaled $791,000, $282,000, and $737,000 (unaudited), respectively. These investments were collateralized by U.S. Government securities pledged by the banks. The Company also maintains cash collateral and collection accounts with a trustee in connection with its securitizations. These accounts are shown as restricted cash, and are invested in overnight investments or short-term U.S. Treasury securities.

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

3. LOANS RECEIVABLE AND MORTGAGE LOANS HELD FOR SALE

The following is a summary of loans receivable by type of loan, including mortgage loans held for sale (in thousands):



                                                                                               DECEMBER 31,          JUNE 30,
                                                                                            1995        1996          1997

                                                                                                                    (UNAUDITED)
Mortgage Loans:
First mortgage residential property.....................................................   $72,995    $107,246      $133,813
Second mortgage residential property....................................................     6,683      28,090        99,075
Real estate loans on rental property....................................................     3,867         894         4,171
Construction loans......................................................................     2,934       5,038         5,107
Total mortgage loans....................................................................    86,479     141,268       242,166
Commercial Loans:
Guaranteed portion of SBA loans.........................................................    11,045       9,662         9,376
Unguaranteed portion of SBA loans.......................................................     7,110      10,503        13,830
Commercial loans secured by real estate.................................................     1,782       2,253         1,654
Asset-Based commercial lending..........................................................        --       6,967        14,631
Mezzanine lending.......................................................................        --          --         5,000
Total commercial loans..................................................................    19,937      29,385        44,491
Automobile loans........................................................................    17,673      13,915        17,680
Other loans.............................................................................     2,369       4,964         5,726
Total loans receivable..................................................................  $126,458    $189,532      $310,063


Notes receivable from related parties of $363,000, $1,069,000 at December 31, 1995 and 1996, respectively, are included in the above table. Notes receivable from related parties included advances of $261,000 in 1995 and $736,000 in 1996, and repayments of $67,000 in 1995 and $30,000 in 1996.

First mortgage residential loans generally have contractual maturities of 12 to 360 months with an average interest rate at December 31, 1995 and 1996 of approximately 12%. Second mortgage residential loans generally have contractual maturities of 12 to 360 months with an average interest rate at December 31, 1995 and 1996 of approximately 15%. Construction loans generally have contractual maturities of 12 months with an average interest rate at December 31, 1995 and 1996 of approximately 12%. SBA loans range in maturity from 7 years to 25 years depending on the use of proceeds. Interest rates on SBA loans are variable, adjusted on the first day of each calendar quarter and are generally prime plus 2.75%. The average interest rate at December 31, 1995 and 1996 for SBA loans was 10% and 10.5%, respectively. Asset-Based commercial loans generally are due on demand and have average interest rates, including fees, of approximately 24%. Automobile loans have maturities generally not exceeding 60 months with fixed interest rates averaging 28% in 1995 and 27% in 1996. At December 31, 1995, 1996, and June 30, 1997 approximately $3,950,000 (net of an allowance for impaired loans of $73,000), $3,334,000 (net of an allowance for impaired loans of $576,000), and $5,059,000 (unaudited) (net of an allowance for impaired loans of $1,246,000) (unaudited), respectively, of loans receivable were impaired. Impaired loans are considered to be those loans for which it is probable that the Company will be unable to collect all amounts due according to original contractual terms of the loan agreement, based on current information and events.

Loans sold and serviced for others at December 31, 1995, 1996, and June 30, 1997 were approximately $88,077,000, $119,541,000, and $326,856,000 (unaudited)
respectively, and are not included in assets in the accompanying balance sheets. At December 31, 1995, 1996, and June 30, 1997, mortgage loans totaling $9,890,000, $56,901,000, and $52,785,000, (unaudited) respectively, had been sold but not settled, and accordingly are included in the accompanying balance sheet in mortgage loans held for sale. At December 31, 1995, 1996, and June 30, 1997, guaranteed portions of SBA loans totaling $5,400,000, $4,387,000, and $6,811,000 (unaudited) respectively, had been sold but not settled, and accordingly are included in the accompanying balance sheet in loans receivable.

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

3. LOANS RECEIVABLE AND MORTGAGE LOANS HELD FOR SALE -- Continued

The Company's portfolio of commercial loans receivable is diversified by industry type. The Company's serviced commercial loan portfolio consisted of loans to small businesses in the following industries (in thousands):



                                                                     DECEMBER 31, 1996         JUNE 30, 1997

                                                                                               (UNAUDITED)
Limited service lodging...........................................    $40,861     29.02%     $51,312       30.20%
Services..........................................................     23,869     16.95%      38,130       22.44%
Retail trade......................................................     33,573     23.84%      35,482       20.88%
Manufacturing.....................................................     19,478     13.83%      21,844       12.86%
Wholesale distribution............................................     10,527      7.48%      11,072        6.52%
Other.............................................................     12,501      8.88%      12,051        7.10%
                                                                     $140,809    100.00%    $169,891      100.00%


The Company's serviced loan portfolio at December 31, 1996, consisted of loans to borrowers in the following states (in thousands):



                                                                 MORTGAGE         COMMERCIAL   AUTO      TOTAL         PERCENT

South Carolina.....................................................   $64,763     $24,169     $21,480    $110,412      35.72%
North Carolina.....................................................    29,279       5,399         195      34,873      11.28%
Florida............................................................     4,410      24,415          39      28,864       9.34%
Colorado...........................................................     2,201      18,039           2      20,242       6.55%
Indiana............................................................     7,210          --           4       7,214       2.33%
Louisiana..........................................................     5,088       3,608           8       8,704       2.82%
Kansas.............................................................       --       18,682          --      18,682       6.04%
Georgia............................................................     8,217      18,040         129      26,386       8.54%
Texas..............................................................        42       5,353          13       5,408       1.75%
Michigan...........................................................     8,840          --           2       8,842       2.86%
Tennessee..........................................................     6,143          --          34       6,177       2.00%
Other..............................................................    10,038      23,104         127      33,269      10.77%
Total..............................................................  $146,231    $140,809     $22,033    $309,073     100.00%


The Company's serviced loan portfolio at June 30, 1997, consisted of loans to borrowers in the following states (unaudited) (in thousands):



                                                                     MORTGAGE   COMMERCIAL     AUTO       TOTAL      PERCENT
South Carolina.....................................................  $119,165     $29,580     $21,832    $170,577      26.78%
Florida............................................................    40,134      28,462          57      68,653      10.78%
North Carolina.....................................................    55,901       5,545         229      61,675       9.68%
Georgia............................................................    34,019      24,142         223      58,384       9.17%
Colorado...........................................................     7,249      22,783           1      30,033       4.72%
Tennessee..........................................................    22,625       3,712          17      26,354       4.14%
Michigan...........................................................    20,806       2,653           8      23,467       3.68%
Louisiana..........................................................    19,493       3,705           5      23,203       3.64%
Indiana............................................................    23,087          --          --      23,087       3.62%
Virginia...........................................................    17,454       4,469          33      21,956       3.45%
Kansas.............................................................       --       17,588          --      17,588       2.76%
Mississippi........................................................    12,231       1,649           2      13,882       2.18%
Maryland...........................................................    12,636          76          11      12,723       2.00%
Other..............................................................    59,672      25,527         138      85,337      13.40%
Total..............................................................  $444,472    $169,891     $22,556    $636,919     100.00%

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

3. LOANS RECEIVABLE AND MORTGAGE LOANS HELD FOR SALE -- Continued

An analysis of the allowance for credit losses is as follows (in thousands):


                                                                                                                    SIX MONTHS
                                                                                                                       ENDED
                                                                                 YEARS ENDED DECEMBER 31,             JUNE 30,
                                                                                   1994       1995       1996            1997

                                                                                                                    (UNAUDITED)
Balance at beginning of period..................................................     $952     $1,730     $2,647       $4,286
Provision for credit losses.....................................................    2,510      2,480      5,416        4,671
Provision netted against gain on securitizations................................       --         --         --        4,767
Net charge offs.................................................................   (1,732)    (1,563)    (3,777)      (2,889)
Balance at end of period........................................................   $1,730     $2,647     $4,286      $10,835


The total allowance for credit losses and recourse obligations as shown on the balance sheet is as follows (in thousands):



                                                                                                 DECEMBER 31,        JUNE 30,
                                                                                                1995      1996        1997

                                                                                                                    (UNAUDITED)
Allowance for credit losses on loans.........................................................  $1,874    $3,084       $4,621
Allowance for losses on interest-only strip security.........................................      --       848        5,450
Allowance for losses on asset-backed securities..............................................     773       354          764
Total allowance for credit losses............................................................  $2,647    $4,286      $10,835


As of December 31, 1994, 1995, and 1996, loans totaling $1,433,000, $5,145,000, and $4,922,000, respectively, were on non-accrual status. The associated interest income not recognized on these non-accrual loans was approximately $45,000 during 1994, $164,000 during 1995 and $593,000 during 1996.

4. INTEREST-ONLY STRIP SECURITY

The activity in the interest-only strip security is summarized as follows (in thousands):


                                                                                                                    SIX MONTHS
                                                                                                                       ENDED
                                                                                     YEARS ENDED DECEMBER 31,         JUNE 30,
                                                                                     1994      1995      1996          1997

                                                                                                                   (UNAUDITED)
Gross balance, beginning of period................................................    $412    $1,872     $2,054       $5,163
Additional gain on sale of loans, before considering estimated losses and
transaction costs.................................................................   1,942     1,095      4,770       19,795
Amortization against servicing revenues...........................................    (482)     (913)    (1,661)        (566)
Gross balance, end of period......................................................   1,872     2,054      5,163       24,392
Less allowance for losses interest-only strip security............................      --        --       (848)      (5,450)
Interest-only strip security, net.................................................  $1,872    $2,054     $4,315      $18,942

The weighted average interest rate inherent in the carrying value of the interest-only strip security is 10% at December 31, 1996 and 12% (unaudited) at June 30, 1997. During 1994, the Company changed its estimated normal servicing rate for its SBA loans to more closely reflect the industry standard in accordance with Emerging Issues Task Force Consensus 94-9. The effect of this change was to increase 1994 income by approximately $490,000.

The carrying value of the interest-only strip security approximates fair value. The allowance represents potential credit losses in the securitized pool, which may be incurred by the Company as a result of its investment being subordinate to the interests of the Class A certificate holders.

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

4. INTEREST-ONLY STRIP SECURITY -- Continued

Beginning in the first quarter of 1997, the Company began securitizing a substantial portion of its Mortgage Loans. The following sets forth facts and assumptions used by the Company in arriving at the gain on sale relating to its Mortgage Loan securitizations:



                                                                                                MARCH 1997        JUNE 1997

Loans securitized............................................................................  $77,526,090      $121,214,000
Average stated principal balance.............................................................       63,288            63,190
Weighted average original term to stated maturity............................................    209 months        200 months
Weighted average coupon on loans.............................................................        11.01%            10.80%
Weighted average LTV.........................................................................        80.62             75.94
% of first mortgage loans....................................................................       100.00            100.00
% secured by primary residence...............................................................        98.60             98.80
Weighted average pass-through rate to bondholders............................................         7.40              7.06
Spread of pass-through rate over comparable treasury rate....................................         0.89              0.78
Estimated annual losses......................................................................         0.50              0.50
Annual servicing fee.........................................................................         0.50              0.50
Discount rate implicit in cash flow before overcollateralization.............................        26.00             22.00
Discount rate applied to cash flow after overcollateralization...............................        12.00             12.00
Discount rate applied to losses..............................................................         0.00              0.00
Annual wrap fee and trustee fee..............................................................        0.285             0.205
Initial overcollateralization (1)............................................................         3.25              0.00
Final overcollateralization (1)..............................................................         6.50              3.75
Prepayment speed (2).........................................................................        18 HEP            18 HEP


(1) Based on percentage of original principal balance, subject to step-down provisions after 30 months.

(2) Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The variable the Company used in its securitization model to indicate rate at prepayment was Home Equity Prepayment ("HEP"). For example 18 HEP assumes that the pool of loans prepays in the first month at a constant prepayment rate of 1.8% and increases by an additional 1.8% each month thereafter until the tenth month, where it remains at constant annual prepayment rate equal to 18% (the "Prepayment Assumption"). HEP represents an assumed annualized rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans.

The gains recognized into income resulting from securitization transactions can vary depending on the assumptions used, the specific characteristics of the underlying loan pools, and the structure of the transaction. The Company believes the assumptions it has used are appropriate and reasonable.

5. INVESTMENT IN ASSET-BACKED SECURITIES

In March 1997 and June 1997, the Company securitized $77,500,000 (unaudited) and $121,200,000 (unaudited), respectively, of its Mortgage Loans. In June 1995 and November 1996, the Company securitized $17,063,000 and $12,851,000, respectively, of the unguaranteed portions of its SBA loans. In March of 1996, the Company securitized $16,107,000 of its auto loans. The securitizations were effected through a grantor trust (the "Trust"), the ownership of which was represented by Class A, Class B, and Class R certificates. The Class A certificates were purchased by investors, while the Company retained the Class B and Class R certificates. The Company classifies its Class B and Class R certificates as trading securities under SFAS 115, and they are carried at fair market value. The Class B certificates and the overcollateralization component of the Class R certificates are carried on the balance sheet as asset-backed securities in the net amount of $865,000, $3,581,000, and $6,959,000 (unaudited) at December 31, 1995, 1996, and June 30, 1997, respectively. This amount is net of an allowance for credit losses of $773,000, $354,000, and $764,000 (unaudited) at December 31, 1995, 1996, and June 30, 1997, respectively. The allowance represents potential credit losses in the securitized pool, which may be incurred by the Company as a result of its investment being subordinate to the interests of the Class A certificate holders. These certificates give the holders thereof

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

5. INVESTMENT IN ASSET-BACKED SECURITIES -- Continued

the right to receive payments and other recoveries attributable to the mortgage loans, unguaranteed portion of SBA loans, and auto loans held by the respective Trust. In the event that payments received by the Trusts are not sufficient to pay certain expenses of the Trusts and the required principal and interest payments due on the Class A certificates, the Company, as holder of the Class B and Class R certificates, would not be entitled to receive principal or interest payments due thereon. Although securitizations provide liquidity, the Company has utilized securitizations principally to provide a lower cost of funds and to reduce interest rate risk. The Company serves as master servicer for the Trusts and, accordingly, forwards payments received on account of the loans held by the Trust to the trustee, which, in turn, pays the holders of the certificates in accordance with the terms of and priorities set forth in the securitization documents. Because the transfers of the loans to the Trusts constituted sales of the underlying loans, no liability was created on the Company's Consolidated Financial Statements. However, the Company has the obligation to repurchase individual loans from the Trusts in the event that certain representations made with respect to that transferred loan is breached or in the event of certain defaults by the Company, as master servicer. In connection with the SBA and auto loan securitizations, the Company received cash proceeds, net of securitization costs, of $15,357,000 and $30,128,000 in 1995 and 1996, respectively. The 1996
SBA securitization transaction included a prefunding account of approximately $4,649,000, for which additional loans could be placed into the Trust prior to January 31, 1997. On January 23, 1997, loans totaling $4,626,000 were placed into the trust, for which the Company received proceeds of $4,626,000 and a retained interest in Class B certificates of $416,000. The Company received proceeds of $196,408,000 (unaudited) in the first six months of 1997 relating to its mortgage loan securitizations.

6. PROPERTY AND EQUIPMENT

The following is a summary of property and equipment (in thousands):



                                                                                                 DECEMBER 31,        JUNE 30,
                                                                                               1995      1996         1997

                                                                                                                     (UNAUDITED)
Land........................................................................................    $228       $279         $279
Buildings and leasehold improvements........................................................   1,162      1,279        1,548
Equipment...................................................................................     264      4,345        6,565
Furniture and fixtures......................................................................   2,673      2,766        4,216
Vehicles....................................................................................      --        206          353
Total property and equipment................................................................   4,327      8,875       12,961
Less accumulated depreciation...............................................................    (957)    (1,698)      (2,613)
Net property and equipment..................................................................  $3,370     $7,177      $10,348


Depreciation expense was $694,000, $769,000, $901,000, and $947,000 (unaudited)
in 1994, 1995, 1996, and for the six months ended June 30, 1997, respectively.

7. REAL ESTATE AND PERSONAL PROPERTY ACQUIRED THROUGH FORECLOSURE

An analysis of real estate and personal property acquired through foreclosure is as follows (in thousands):



                                                                                                                    SIX MONTHS
                                                                                                YEARS ENDED           ENDED
                                                                                                DECEMBER 31,         JUNE 30,
                                                                                               1995      1996         1997

                                                                                                                    (UNAUDITED)
Balance at beginning of period..............................................................  $3,603     $3,742       $4,720
Loan foreclosures and improvements..........................................................   4,160      4,782        2,676
Dispositions, net...........................................................................  (4,021)    (3,804)      (3,333)
Balance at end of period....................................................................  $3,742     $4,720       $4,063

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

8. NOTES PAYABLE TO BANKS

Notes payable to banks are summarized as follows:



                                                                                                DECEMBER 31,        JUNE 30,
                                                                                             1995       1996         1997

                                                                                                                   (UNAUDITED)

                                                                                                      (IN THOUSANDS)

A. Notes payable under revolving credit agreements, with interest at the fed funds rate +
1.875% (7.30% at June 30, 1997) maturing March 19, 1998...................................   $6,892    $46,774      $139,827
B. Notes payable under lines of credit, with interest at the bank's prime rate plus 3/4%
(9.25% at June 30, 1997) maturing December 19, 1997.......................................    9,911         --         6,140
C. Notes payable under lines of credit, with interest at the bank's prime rate (8.50% at
June 30, 1997) maturing December 29, 2000.................................................   14,830      8,720        28,386
                                                                                            $31,633    $55,494      $174,353


A. At June 30, 1997, under the terms of revolving credit agreements, the mortgage lending subsidiaries of the Company may borrow up to a maximum of $345,000,000, with $200,000,000 at the federal funds rate plus 1.875% payable monthly, $125,000,000 at LIBOR plus 1.45% payable monthly, and $20,000,000 at the bank's prime rate payable monthly. The $125,000,000 facility was subsequently increased to $175,000,000 in July 1997. The notes are collateralized by loans receivable. The agreements require, among other matters, a specified debt to net worth ratio, a minimum tangible net worth and limitations on the payment of dividends. Management believes the Company is in substantial compliance with such restrictive covenants. The revolving credit agreements mature on September 30, 1997 and March 19, 1998. At December 31, 1996 and June 30, 1997, $14,232,000 and $30,100,000 (unaudited), respectively, were available under these lines of credit.

B. At December 31, 1996, under the terms of the lines of credit, the automobile lending subsidiaries of the Company could borrow up to a maximum of $26,000,000 with interest at the bank's prime rate plus 0.75% payable monthly. Subsequent to December 31, 1996, the maximum borrowings were limited to $6,500,000, then increased to $8,000,000 in August 1997. The notes are collateralized by loans receivable. The terms of the agreements state that advances under the lines of credit cannot exceed 85% of the aggregate unpaid principal balance of outstanding notes receivable, which are no more than sixty days past due. This advance rate is reduced based on delinquency and loss levels. At December 31, 1996 and June 30, 1997, $9,778,000 and $360,000 (unaudited), respectively, were available under these line of credits.

At December 31, 1996, the agreements required, among other matters, minimum debt to tangible net worth ratios, minimum interest coverage ratios, minimum loss reserves, maximum debt to borrowing base restrictions, and restrictions on the payment of dividends. At December 31, 1996, one of the Company's automobile lending subsidiaries exceeded the maximum delinquency levels permitted. In addition the Company's automobile lending subsidiaries were also in violation of the minimum interest coverage ratio. At December 31, 1996, the Bank had provided a waiver to the Company's automobile lending subsidiaries for the above violations, and subsequently amended the agreements to delete these covenants. These agreements mature on December 19, 1997.

C. Under the terms of the lines of credit, the commercial lending subsidiaries of the Company may borrow up to a maximum of $50,000,000 with interest at the bank's prime rate. The lines are limited to 100% of the outstanding balance of the guaranteed portion of SBA 7(a) loans, 80% of the outstanding balance of the unguaranteed portion of SBA 7(a) loans, 80% of asset-based loans, and 80% of SBA 504 loans as defined in the loan agreements. The agreements require, among other matters, minimum tangible net worth ratios, maximum ratios of total liabilities to tangible net worth, minimum interest coverage ratios, limitations on the amount of capital expenditures in any fiscal year, and restrictions on the payment of dividends. Management believes the Company is in substantial compliance with such restrictive covenants. At December 31, 1996 and June 30, 1997, $13,662,000 and $2,853,000 (unaudited), respectively, were available under these lines of credit. These agreements mature on December 29, 2000.

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

8. NOTES PAYABLE TO BANKS -- Continued

Annual aggregate maturities of notes payable at December 31, 1996 are as follows (in thousands):



1997.................................................  $46,774
1998.................................................    8,720
                                                       $55,494

9. SUBORDINATED INVESTOR SAVINGS

Subordinated investor savings are summarized as follows:



                                                                                              DECEMBER 31,         JUNE 30,
                                                                                            1995        1996         1997

                                                                                                                  (UNAUDITED)

                                                                                                   (IN THOUSANDS)

A. Notes payable to investors............................................................  $82,132     $97,987      $105,730
B. Subordinated debentures...............................................................   16,185      16,115        19,160
                                                                                           $98,317    $114,102      $124,890


A) Notes payable to investors are issued by a subsidiary company, Carolina Investors, Inc. ("CII"), in any denomination greater than $10,000 and are registered under the South Carolina Uniform Securities Act. The notes mature from one to three years from date of issuance. Interest is payable monthly, quarterly or at maturity at the option of the investors. Interest rates on the notes are fixed until maturity and range from 7% to 9% at December 31, 1995, and 5% to 9% at December 31, 1996 and June 30, 1997. The notes are subordinated to all bank debt, and are senior to the subordinated debentures.

B) Subordinated debentures are issued by CII in any denomination greater than $100 and are registered under the South Carolina Uniform Securities Act. The subordinated debentures normally mature in one year from date of issuance and have an interest rate ranging from 5% to 6% quarterly. The debentures are subordinated to all bank debt and notes payable to investors.

At December 31, 1995, 1996, and June 30, 1997, notes payable to investors and subordinated debentures include an aggregate of approximately $17,080,000, $21,039,000, and $24,092,000 (unaudited), respectively, of individual investments exceeding $100,000.

The investor savings at December 31, 1996 mature as follows (in thousands):

1997............................................................... $110,441
1998...............................................................    3,648
1999...............................................................       13
                                                                    $114,102

10. LEASES

The Company leases various property and equipment, office space and automobiles under operating leases.

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

10. LEASES -- Continued

The following is a schedule by year of future minimum rental payments for all operating leases that have initial or remaining noncancellable terms in excess of one year (in thousands):

1997................................................................   $1,689
1998................................................................    1,433
1999................................................................    1,144
2000................................................................      892
2001................................................................      615
2002................................................................       15
                                                                       $5,788

Total rental expense was approximately $974,000 in 1994, $901,000 in 1995, and $843,000 in 1996.

11. MANAGEMENT AGREEMENTS

The Company manages a venture capital fund and a mezzanine level fund. The Company receives management fees equal to two and one-half percent of the total assets under management in each fund with a current aggregate minimum management fee of $445,000 annually. The Company received management fees of $320,000, $570,000, $514,000, and $257,000 (unaudited) from the managed funds during 1994, 1995, 1996, and for the six months ended June 30, 1997, respectively. The Company may also receive incentive management fees of 15% and 20%, respectively, from the managed funds of the net portfolio profits of each managed fund, as defined.

The Company was the general partner of the mezzanine fund and, during 1995, made a $1,000,000 investment into the partnership. The Company purchased the remaining interests in this partnership, which has significant common principals with the Company, on June 30, 1997.

12. SHAREHOLDERS' EQUITY

The Company has one class of capital stock: Common Stock.

On May 21, 1981, the shareholders approved a stock option plan and on May 22, 1984, the shareholders approved an increase in the number of shares of common stock for which options may be granted from 250,000 to 500,000. Under the terms of the plan, the Company may grant options to key employees and directors to purchase up to a total of 500,000 shares of its $.05 par value common stock. The option price is the fair market value at date of grant. The options expire five years from date of grant, are not transferable other than on death, and are exercisable 20% on the date of grant and 20% per year on a cumulative basis for each year subsequent to the date of grant. No options are available for grant under this stock option plan, and there are 89,342 unexercised options outstanding at December 31, 1996, of which 8,672 are exercisable.

On June 9, 1995, the shareholders approved a stock option plan under which the Board of Directors may issue option to purchase 566,668 shares of common stock. Under the terms of the plan, the Company may grant options to key employees to purchase up to a total of 566,668 shares of its $.05 par value common stock. The option price is the fair market value at date of grant. Prices for incentive stock options granted to employees who own 10% or more of the Company's stock are at 110% of market value at date of grant. The options expire five to ten years from date of grant, are not transferable other than on death, and are exercisable 20% on the date of grant and 20% per year on a cumulative basis for each year subsequent to the date of grant. The remaining options available for grant under the plan consist of 152,667 common stock options at December 31, 1996, and there are 391,636 unexercised options outstanding at December 31, 1996, of which 88,303 are exercisable.

Also on June 9, 1995, the shareholders approved a stock option plan under which each non-employee member of the Board of Directors receives options to purchase 666 shares of common stock each December 31 beginning in 1995 through 1999. Under the terms of the plan, the Company may grant options totaling 33,333. The terms of the plan are identical to the employee stock option plan approved on June 9, 1995. The remaining options available for grant under this plan consist of

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

12. SHAREHOLDERS' EQUITY -- Continued

26,673 common stock options at December 31, 1996, and there are 6,660 unexercised options outstanding at December 31, 1996, of which 1,998 are exercisable.

On April 18, 1996, the shareholders approved a restricted stock agreement plan to provide additional incentives to members of the Board of Directors of the Company who are not employees of the Company. Shares which may be issued pursuant to the Restricted Stock Agreements under the Plan shall not exceed 50,000 shares in the aggregate. The Plan provides that, on each grant date, each eligible director will automatically receive from the Company an Agreement to purchase for $.05 per share that number of shares having a fair market value equal to $12,000. For purposes of the Plan, the grant date is January 31 of each calendar year commencing with the 1996 calendar year. At December 31, 1996, there were 10,500 options granted under this plan. Shares subject to a Restricted Stock Agreement are initially non-transferable and subject to forfeiture. Shares granted to a recipient become freely transferable and no longer subject to forfeiture at a rate of 20% of the total number of shares covered by such agreement on each of the five anniversaries of the grant date, beginning with the first anniversary of such grant.

The Company offered to buy from the shareholders up to 1,000,000 shares of common stock for the period March 31, through May 8, 1995 at a price of $1.15 per share. As a result of this offer, the Company purchased 486,665.34 shares of common stock at an aggregate cost of approximately $560,000.

On June 9, 1995 the shareholders of the Company approved a one-for-three reverse split of the Common Stock. The certificates for previously issued common stock were canceled and were forfeited by the holder in order for the holder to receive replacement certificates for the after reverse split shares. The shareholders also authorized the increase of post reverse split authorized shares of common stock to 4,000,000 shares. The Company issued to all shareholders certificates for one-third of their common shares as of June 9, 1995, upon the shareholder presenting their existing shares. No fractional shares were issued as a result of the one-for-three reverse stock split. All fractional shares were redeemed at an equivalent price of $1.25 per share.

The Articles of Incorporation of the Company were amended by vote of the shareholders at the Annual Meeting of Shareholders on April 18, 1996. The Class A Common Stock, $0.05 par value, was converted to common stock on a one-for-one basis effective April 19, 1996. All authorized but unissued shares of Class A Common Stock were canceled. The number of authorized shares of common stock was increased from 4,000,000 to 30,000,000 shares.

The Company filed a registration statement with the Securities and Exchange Commission on September 20, 1996, for the issuance of 3,000,000 shares of common stock of which 2,119,031 shares were offered by the Company and 880,969 shares were offered by certain selling shareholders. No officers or directors of the Company sold any shares in connection with the offering. The offering was effective on November 8, 1996, as the Company's common stock was listed on the NASDAQ Stock Market's National Market under the trading symbol, "EMER." On December 11, 1996, the underwriters of the public offering exercised the option to purchase an additional 400,000 shares of common stock in accordance with the terms of the registration statements. Total gross proceeds of approximately $28,969,000 were raised as a result of the issuance of stock, which was offset by approximately $2,769,000 in costs and expenses relating to the transaction.

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

12. SHAREHOLDERS' EQUITY -- Continued

Activity in stock options is as follows:




                                                                                                 YEARS ENDED DECEMBER 31,
                                                                                                1994       1995        1996

Options outstanding, beginning of year.......................................                  133,333    140,000     339,000
Issued at:...................................................................Date of Grant
$1.0825 per share............................................................ 2-17-94.....      40,000         --          --
$l.32 per share.............................................................. 1-13-95.....          --     80,006          --
$4.625 per share............................................................. 10-31-95....          --    124,000          --
$5.09 per share.............................................................. 10-31-95....          --     32,000          --
$9.435 per share............................................................. 12-18-95....          --      2,664          --
$10.38 per share............................................................. 12-18-95....          --        666          --
$12.25 per share............................................................. 11-11-96....          --         --     258,000
$11.25 per share............................................................. 12-15-96....          --         --       3,330
Total Granted................................................................                   40,000    239,336     261,330
Exercised:
Expired or canceled..........................................................                  (33,333)        --          --
$1.0825 per share............................................................                       --    (29,800)   (74,197)
$1.32 per share..............................................................                       --     (1,336)   (29,335)
$4.625 per share.............................................................                       --     (3,200)    (9,160)
$5.09 per share..............................................................                       --     (6,000)         --
Total exercised, expired or canceled.........................................                  (33,333)   (40,336)  (112,692)
Options outstanding, end of year.............................................                  140,000    339,000     487,638
Exercisable, end of year.....................................................                   56,000     83,532      98,973
Available for grant, end of year.............................................                   82,667    440,671     179,340


At December 31, 1995, 121,742 warrants were outstanding; 111,932 of these warrants were exercised during 1996 for $2.625 per share. The remaining warrants expired as of December 31, 1996. No warrants are outstanding at December 31, 1996.

The Company has adopted the disclosure-only provisions of SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION." Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant date for awards in 1995 and 1996 consistent with the provisions of SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:



                                                                                               1995        1996

                                                                                               (IN THOUSANDS,
                                                                                                   EXCEPT
                                                                                              PER SHARE DATA)
Net income -- as reported..............................................................        $657      $10,095
Net income -- pro forma................................................................         616        9,875
Earnings per share -- as reported......................................................        0.10         1.42
Earnings per share -- pro forma........................................................        0.09         1.39

The fair value of each option grant is estimated on the date of grant using a Black-Scholes valuation model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 45.0%; risk-free interest rate of approximately 6.3%, and expected lives of 3 years. The proforma amounts disclosed above may not be representative of the effects on reported net income for future periods.

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

12. SHAREHOLDERS' EQUITY -- Continued

The Company implemented an Employee Stock Purchase Plan ("ESPP") in 1997. The ESPP allows eligible employees the right to purchase common stock on a semi-annual basis at 85% of the lower of the market price at the beginning or ending of each six-month offering period. The ESPP operates on a calendar basis beginning February 1, 1997. A liability will be recorded for ESPP withholdings not yet applied towards the purchase of common stock. The Company's Board of Directors and shareholders have approved the reservation of 200,000 shares to be issued under the ESPP.

13. SALE OF SUBSIDIARY

In connection with the Company's strategic plan to focus its business efforts on financial services, the Company divested its apparel segment operations, which was comprised solely of the operations of Young Generations, Inc. ("YGI"). On September 30, 1995, the Company sold all of the outstanding stock (the "stock sale") of YGI to fifteen individuals (the "Buyers"), who were members of YGI's management team. As a result, the loss on the sale of the stock and operating results of the apparel segment have been classified as discontinued operations. The results of operations for 1994 have been restated to exclude the Apparel Manufacturing segment from continuing operations.

The Company sold the stock for $600,000 under a non-recourse promissory note from the buyers. As a result of the sale, the Company wrote-off all amounts due from YGI resulting in a charge of $3,580,300, net of income taxes of $67,700, reported as a loss from discontinued operations. The Company remains contingently liable for the guaranty of certain bank loans and trade accounts payable which at June 30, 1997 totaled $384,000. In 1996 and 1997, the Company loaned additional amounts to YGI, $750,000 of which remained outstanding at June 30, 1997. The Company does not anticipate loaning more than an additional $50,000 to YGI in the future. Management does not anticipate any significant charges to future earnings as a result of these guarantees and loans to YGI.

The apparel segment, which consists solely of the operations of YGI, had net losses of $31,000 in 1994 and $1.3 million for the nine months ended September 30, 1995. The net loss in 1994 was decreased by the receipt of $1.25 million in life insurance proceeds due to the death of YGI's president. YGI had revenues of $12.2 million in 1994 and $7.3 million for the nine months ended September 30, 1995.

14. DISCONTINUED OPERATIONS

The Company's operations in the Apparel and Transportation segments were discontinued during 1995. The sale of the apparel segment is discussed further in Note 13. In July 1994 the Company sold an operating railroad for $940,000. In connection with this sale, the Company received $20,000 cash, and a note receivable of $920,000, payable in semi-annual payments over five years, with an interest rate of 10%. In November 1994, the Company assigned the rights to boxcars in a lease with a Class I railroad for $1,174,000 cash. The Company sold additional railcars in June 1995 for $111,000 cash.

At December 31, 1995, the Company had remaining net assets in the transportation segment of $77,000, the majority of which the Company sold during 1996.

The results of operations for 1994 have been restated to exclude these segments from continuing operations.

Revenues applicable to the discontinued operations were:



                                                                                     YEARS ENDED DECEMBER 31,
                                                                                    1994        1995       1996

                                                                                           (IN THOUSANDS)
Apparel manufacturing...........................................................   $12,140     $7,263        $--
Transportation..................................................................     1,407        390         --

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

14. DISCONTINUED OPERATIONS -- Continued

Income from operations and gain (loss) on disposal attributable to the discontinued segments is reported net of income tax expense of:



                                                                                   YEARS ENDED DECEMBER 31,
                                                                                     1994       1995       1996

                                                                                           (IN THOUSANDS)
Apparel manufacturing............................................................    $(158)      $(22)       $--
Transportation...................................................................      306        (53)        --

Net assets of discontinued operations were comprised of the following:



                                                                                                 DECEMBER 31,
                                                                                                1995       1996

                                                                                                 (IN THOUSANDS)
Assets:
Property and equipment, net..................................................................    $153        $--
Other assets.................................................................................      80         --
                                                                                                  233         --
Liabilities:
Other liabilities............................................................................     156         --
Net assets of discontinued operations........................................................     $77        $--


Gain (loss) from operations, net of income tax, consists of the following:



                                                                                  YEARS ENDED DECEMBER 31,
                                                                                   1994        1995        1996

                                                                                         (IN THOUSANDS)
Apparel manufacturing segment..................................................   $(1,949)    $(1,253)       $--
Transportation segment.........................................................       (73)       (320)        --
                                                                                  $(2,022)    $(1,573)       $--

Gain (loss) on disposal of segments, net of income taxes, consists of the following:


                                                                                     YEARS ENDED DECEMBER 31,
                                                                                   1994        1995        1996

                                                                                        (IN THOUSANDS)
Apparel manufacturing segment..................................................       $--     $(2,324)       $--
Transportation segment.........................................................     2,568         (27)        --
                                                                                   $2,568     $(2,351)       $--


15. INCOME TAXES

Total income tax expense was allocated as follows (in thousands):

                                                                                                               SIX MONTHS
                                                                          YEARS ENDED DECEMBER 31,           ENDED JUNE 30,
                                                                              1994       1995       1996     1996     1997

                                                                                                              (UNAUDITED)
Income from continuing operations...........................................    $609       $190      $718    $121    $(1,625)
Discontinued operations.....................................................     148        (75)       --      --         --
                                                                                $757      $(115)     $718    $121    $(1,625)


                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

15. INCOME TAXES -- Continued

A reconciliation of the provision for Federal and state income taxes and the amount computed by applying the statutory Federal income tax rate to income before income taxes and minority interest are as follows (in thousands):



                                   SIX MONTHS
                                                                              YEARS ENDED DECEMBER 31,      ENDED JUNE 30,
                                                                            1994       1995       1996      1996      1997

                                                                                                              (UNAUDITED)
Statutory Federal rate of 34% applied to
pre-tax income from continuing operations
before minority interest..................................................    $832     $1,650    $3,557    $1,220     $1,256
State income taxes, net of federal
income tax benefit........................................................     311          3       350        36         81
Change in the beginning of the year balance
of the valuation allowance for deferred
tax assets allocated to income tax expense................................    (630)    (1,566)   (3,229)   (1,181)    (3,059)
Alternative Minimum Tax on proceeds from
life insurance............................................................      25         --        --        --         --
Nondeductible expenses....................................................       3          5        17         5         34
Amortization of excess cost over net assets
of acquired businesses....................................................      69         62        64        22         33
Other, net................................................................      (1)        36       (41)       19         28
                                                                              $609       $190      $718      $121    $(1,625)


Provision (benefit) for income taxes from continuing operations is comprised of the following (in thousands):



                                                                                                              SIX MONTHS
                                                                              YEARS ENDED DECEMBER 31,       ENDED JUNE 30,
                                                                             1994       1995       1996     1996      1997

                                                                                                             (UNAUDITED)
Current
Federal....................................................................    $117       $100      $199      $88       $260
State and local............................................................     149         49       660       66        573
                                                                                266        149       859      154        833
Deferred
Federal....................................................................     242         27       (11)     (22)    (2,008)
State and local............................................................     101         14      (130)     (11)      (450)
                                                                                343         41      (141)     (33)    (2,458)
Total
Federal....................................................................     359        127       188       66     (1,748)
State and local............................................................     250         63       530       55        123
                                                                               $609       $190      $718     $121    $(1,625)

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

15. INCOME TAXES -- Continued

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss carryforwards. The tax effects of significant items comprising the Company's net deferred tax asset are as follows (in thousands):



                                                                                    DECEMBER 31,           JUNE 30,
                                                                                 1995         1996          1997

                                                                                                         (UNAUDITED)
Deferred tax liabilities:
Differences between book and tax basis of property...........................     $(269)       $(372)        $(547)
Deferred tax assets:
Differences between book and tax basis of deposit base intangibles...........       165          205           223
Allowance for credit losses..................................................     1,202        1,672         4,226
Write-off of notes receivable................................................     1,386           --            --
Alternative Minimum Tax Credit carryforward..................................       367          568           848
Operating loss carryforward..................................................     7,700        4,590           181
Unrealized gain on loans to be sold..........................................       382        1,182         2,313
Total gross deferred tax assets..............................................    11,202        8,217         7,244
Less valuation allowance.....................................................   (10,737)      (7,508)       (4,449)
Net deferred tax asset.......................................................      $196         $337        $2,795


The valuation allowance consists of Alternative Minimum Tax Credit carryforwards, net operating loss carryforwards, and deductible temporary differences primarily for Federal income tax purposes.

Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize net deferred tax assets.

As of June 30, 1997, the Company has available Federal net operating loss ("NOL") carryforwards of approximately $564,000 expiring in 1998 through 2001.

There are no known significant pending assessments from taxing authorities regarding taxation issues at the Company or its subsidiaries.

16. OPERATIONS AND INDUSTRY SEGMENTS

The Financial Services segment was active in 1994, 1995 and 1996 in originating selling and servicing first and second mortgage loans, commercial loans, and pre-owned automobile loans.

The Apparel Manufacturing segment was active in 1994 in the design, manufacture and marketing of dresses for children. The Company sold YGI, the sole component of the segment as of September 30, 1995 and, as a result, the Apparel Manufacturing segment is shown on the statements of income as discontinued operations.

The Transportation segment was active in 1994 in boxcar leasing, short-line railroad operations and railcar repair shop operations. The Company sold Peninsula Terminal Company in July 1994 and assigned the rights to boxcars in the lease with a Class I railroad in November 1994. The Company sold additional railcars in 1995 and, as a result, the Transportation segment is shown on the statements of income as discontinued operations.

The Company's customers include first and second residential mortgage borrowers throughout the United States, commercial borrowers throughout the United States and preowned automobile borrowers principally in South Carolina.

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

17. SUPPLEMENTAL QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The quarterly results of operations for the year ended December 31, 1996, are as follows:


                                                                                                 QUARTER ENDED
                                                                        MARCH 31,    JUNE 30,     SEPTEMBER 30,    DECEMBER 31,
                                                                          1996         1996           1996             1996

                                                                                 (IN THOUSANDS, EXCEPT SHARE DATA)
Revenues:
Interest income....................................................      $4,324       $4,051          $4,219          $5,314
Servicing income...................................................         536        1,027             924             787
Gain on sale of loans..............................................       3,018        4,450           7,870           8,478
Loan fee and other income..........................................         404          498           1,557           2,931
Total revenues.....................................................       8,282       10,026          14,570          17,510
Expenses:
Interest...........................................................       2,741        2,837           2,603           2,840
Provision for credit losses........................................         911          621           1,569           2,315
General and administrative.........................................       3,227        4,395           6,058           9,811
Total expenses.....................................................       6,879        7,853          10,230          14,966
Income before income taxes.........................................       1,403        2,173           4,340           2,544
Provision for income taxes.........................................        (42)          (77)           (129)           (470)
Minority interest in earnings of subsidiaries......................        (12)          (10)             90             285
Net income.........................................................      $1,349       $2,086          $4,301          $2,359
Earnings per share.................................................        $.20         $.31            $.63            $.29
Weighted average shares outstanding................................   6,735,996    6,785,457       6,777,439       8,100,302

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

17. SUPPLEMENTAL QUARTERLY RESULTS OF OPERATIONS (UNAUDITED) -- Continued

The quarterly results of operations for the year ended December 31, 1995, are as follows:




                                                                                                QUARTER ENDED
                                                                       MARCH 31,    JUNE 30,     SEPTEMBER 30,     DECEMBER 31,
                                                                         1995         1995           1995             1995

                                                                                (IN THOUSANDS, EXCEPT SHARE DATA)
Revenues:
Interest and servicing income......................................      $3,368       $3,939          $3,909          $4,423
Gain on sale of loans..............................................       1,220        3,135           2,224           2,590
Loan fee and other income..........................................         234          458             526             252
Total revenues.....................................................       4,822        7,532           6,659           7,265
Expenses:
Interest...........................................................       1,727        2,053           2,161           2,586
Provision for credit losses........................................         489          751             380             860
General and administrative.........................................       2,109        2,405           2,620           3,285
Total expenses.....................................................       4,325        5,209           5,161           6,731
Income before income taxes.........................................         497        2,323           1,498             534
Provision for income taxes.........................................         (4)          (89)            (87)            (10)
Minority interest in earnings of subsidiaries......................         (8)          (23)            (35)            (15)
Income from continuing operations..................................         485        2,211           1,376             509
Discontinued transportation and apparel
manufacturing segments.............................................       (316)         (435)         (2,728)           (445)
Net income (loss)..................................................        $169       $1,776         $(1,352)            $64
Earnings (loss) per share:
Continuing operations..............................................        $.07         $.33            $.21            $.08
Discontinued operations............................................       (.05)         (.06)           (.41)           (.07)
Earnings (loss) per share..........................................        $.02         $.27           $(.20)           $.01
Weighted average shares outstanding................................   6,699,266    6,690,608       6,705,140       6,705,140


18. TRANSACTIONS WITH RELATED PARTIES

The Company engaged in the following related party transactions:

The Company obtains legal services from a firm, certain members of which, when considered in the aggregate, may be deemed to beneficially own 596,351 shares of the Company's capital stock. Total charges for these services were $118,000 in 1994, $234,000 in 1995, and $756,000 in 1996. Approximately $17,000 in 1994, $0
in 1995, and $47,000 in 1996 of accounts payable are payable to this law firm.

The Company provided management services to a mezzanine level small business investment company partnership fund with significant common shareholders for which it received fees of $35,000 in 1994, $250,000 in 1995, and $175,000 in
1996.

Notes payable to investors and subordinated debentures include amounts due to officers, directors and key employees of approximately $791,000, $873,000, and $694,000, at December 31, 1994, 1995 and 1996, respectively. The Company also has notes receivable from related parties. SEE NOTE 3.

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

19. EMPLOYEE RETIREMENT PLAN

The Company has a matched savings plan under Section 401(k) of the Internal Revenue Code covering employees meeting certain eligibility requirements. The plan provides for employee and Company contributions, subject to certain limitations. Company matching contributions are 35% of employee contributions to a maximum of 6% of compensation for each employee. The Company plans to increase its matching contribution to 50% in 1997. The Company's contributions under the plan totaled approximately $95,000 in 1994, $76,000 in 1995, and $60,000 in 1996. In 1997, the plan was amended to allow employees who have completed 30 days of service to participate in the plan, and the matching contribution was changed to 50%.

20. RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1996, the FASB issued SFAS 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." FASB's objective is to develop consistent accounting standards for those transactions, including determining when financial assets should be considered sold and removed from the statement of financial position and when related revenues and expenses should be recognized. The approach focuses on analyzing the components of financial asset transfers and requires each party to a transfer to recognize the financial assets it controls and liabilities it has incurred and remove assets when control over them has been relinquished. The statement is not expected to have a significant impact on the accounting practices of the Company and is generally effective for transactions entered into after December 31, 1996. The Company began applying the new rules prospectively to transactions beginning in the first quarter of 1997.

21. CONTINGENCIES AND LOAN COMMITMENTS

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These instruments expose the Company to credit risk in excess of the amount recognized in the balance sheet.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Total credit exposure at December 31, 1996 related to these items is summarized below:



                                                                                                     CONTRACT
                                                                                                      AMOUNT

                                                                                                   (IN THOUSANDS)
Loan commitments:
Approved loan commitments.......................................................................      $111,361
Unadvanced portion of loans.....................................................................        18,070
Total loan commitments..........................................................................      $129,431

Loan commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Loan commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held is primarily residential property. Interest rates on loan commitments are a combination of fixed and variable.

Commitments outstanding at December 31, 1996 consist of adjustable rate commercial loans and fixed rate residential mortgage loans of $45,680,000 and $83,751,000, respectively, at rates ranging from 8% to 18%. Commitments to originate loans generally expire within 30 days to 60 days.

From time to time, the Company or its subsidiaries are defendants in legal actions involving claims arising in the normal course of its business. The Company believes that, as a result of its legal defenses and insurance arrangements, none of these actions, if decided adversely, would have a material effect on the business, financial condition, results of operations or cash flows of the Company taken as a whole.

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

21. CONTINGENCIES AND LOAN COMMITMENTS -- Continued

The Company may from time to time enter into forward commitments to sell residential first mortgage loans to reduce risk associated with originating and holding loans for sale. At December 31, 1996, the Company had no outstanding forward commitment contracts.

The Company has accrued $51,000 for a former operating location to record the potential liability for environmental contamination at this site. The Company believes that the total cost for this environmental liability will not exceed the amount accrued.

22. FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS 107, "Disclosures about Fair Value of Financial Instruments" requires disclosure of fair value information whether or not recognized in the balance sheet, when it is practicable to estimate the fair value. SFAS 107 defines a financial instrument as cash, evidence of an ownership interest in an entity or contractual obligations which require the exchange of cash or financial instruments. Certain items are specifically excluded from the disclosure requirements, including the Company's common stock, property and equipment and other assets and liabilities.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

CASH AND CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

RECEIVABLES

For residential mortgage loans, commercial loans and automobile loans fair value is estimated using the market prices received on recent sales or securitizations of these loans in the secondary market.

MORTGAGE LOANS HELD FOR SALE

Fair value for mortgage loans held for sale is determined using the anticipated price to be derived from the sale of the mortgage loans in the secondary market.

INTEREST-ONLY STRIP SECURITY

Fair value of the interest-only strip security is determined based on the discounted present value of the remaining excess estimated future cash flows using estimated prepayment and default rates and discount rates anticipated in similar instruments.

INVESTMENT IN ASSET-BACKED SECURITIES

Fair value of the investment in asset-backed securities approximates the carrying amount. Fair value is determined based on the discounted present value of the remaining estimated future cash flows attributable to the related investment in asset-backed securities using estimated prepayment and default rates and discount rates anticipated in similar instruments.

INVESTOR SAVINGS

Due to their short-term maturity, usually one year, the fair value of the notes due investors and subordinated debentures is the current carrying amount.

NOTES PAYABLE TO BANKS AND OTHER

The fair value of notes payable to banks and other approximates the carrying amount. Rates with similar terms and maturities currently available to the Company are used to estimate fair value of existing debt.

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

22. FAIR VALUE OF FINANCIAL INSTRUMENTS -- Continued

COMMITMENTS TO EXTEND CREDIT

The fair value of commitments to extend credit is determined by using the anticipated market prices that the loans will generate in the secondary market.

The estimated fair values of the Company's financial instruments at December 31 were as follows (in thousands):



                                                                                           1995                    1996
                                                                                 CARRYING       FAIR      CARRYING      FAIR
                                                                                 AMOUNT        VALUE       AMOUNT      VALUE

Financial Assets:
Cash and cash equivalents.....................................................     $1,260      $1,260      $1,276      $1,276
Restricted cash...............................................................        912         912       5,319       5,319
Loans receivable, net.........................................................    103,865     107,520      84,966      89,493
Mortgage loans held for sale..................................................     22,593      23,526     100,063     104,066
Interest-only strip security, net.............................................      2,054       2,054       4,315       4,700
Investment in asset-backed securities, net....................................        865         865       3,581       3,935
Financial Liabilities:
Notes payable to banks and other..............................................    $31,633     $31,633     $55,494     $55,494
Investor savings:
Notes due to investors........................................................     82,132      82,132      97,987      97,987
Subordinated debentures.......................................................     16,185      16,185      16,115      16,115
Commitments to extend credit..................................................     84,157      89,711     129,431     136,628


23. SUBSIDIARY GUARANTORS


In [November, 1997] the Company proposes to sell $125.0 million aggregate principal amount of Exchange Notes due 2004. The Exchange Notes will constitute unsecured indebtedness of the Company. The Exchange Notes will be fully and unconditionally guaranteed (the "Subsidiary Guarantees") jointly and severally on an unsecured basis (each, a "Guarantee") by certain of the Company's subsidiaries (the "Subsidiary Guarantors"). With the exception of the Guarantee by the Company's subsidiary Carolina Investors, Inc. ("CII"), the Subsidiary Guarantees will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of the Subsidiary Guarantors and senior in right of payment to all existing and future subordinated indebtedness of such Guarantors. The Guarantee by CII will be a senior subordinated obligation of CII, subordinated in right of payment to all existing and future senior indebtedness of CII (which, as of June 30, 1997, totaled $16.1 million, all of which was secured), and will rank pari passu in right of payment with all existing and future senior subordinated indebtedness of CII (which, as of June 30, 1997, totaled $105.7 million) and senior in right of payment to all subordinated indebtedness of CII (which, as of June 30, 1997, totaled $19.2 million).

The following consolidating condensed financial data illustrate the composition of the combined Subsidiary Guarantors. The Company believes that providing the condensed consolidating information is of material interest to potential investors in the Exchange Notes and has not presented separate financial statements for each of the Subsidiary Guarantors, because it was deemed that such financial statements would not provide potential investors with any material additional information.

Investments in subsidiaries are accounted for by the parent and Subsidiary Guarantors on the equity method for the purposes of the consolidating financial data. Earnings of subsidiaries are therefore reflected in the parent's and Subsidiary Guarantor's investment accounts and earnings. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. Certain sums in the following tables reflect immaterial rounding differences.

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

23. SUBSIDIARY GUARANTORS -- Continued

The Subsidiary Guarantors will consist of the following subsidiaries of the
Company:

Emergent Mortgage Corp. (100% owned)
Carolina Investors, Inc. (100% owned)
Sterling Lending Corporation (80% owned)
Sterling Lending Insurance Agency, Inc. (100% owned)
Emergent Business Capital, Inc. (100% owned)
Emergent Commercial Mortgage, Inc. (100% owned)
Emergent Mortgage Corp. of Tennessee (100% owned)
Emergent Financial Corp. (100% owned)
Emergent Equity Advisors, Inc. (100% owned)
The Loan Pro$, Inc. (80% owned)
Premier Financial Services, Inc. (100% owned)

As of the date of this Offering Memorandum, the Subsidiary Guarantors conduct all of the Company's operations other than its special purpose bankruptcy-remote securitization subsidiaries and its mezzanine lending operations performed through Reedy River Ventures Limited Partnership, a small business investment company.

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

23. SUBSIDIARY GUARANTORS -- Continued

                 CONSOLIDATING STATEMENTS OF FINANCIAL CONDITION
                                  JUNE 30, 1997
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                                                     COMBINED       COMBINED
                                                        PARENT     GUARANTOR      NON-GUARANTOR
                                                       COMPANY     SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED

ASSETS
Cash and cash equivalents...............................      $9         $1,600           $836             $--          $2,445
Restricted cash.........................................     --             --           3,176              --           3,176
Loans receivable:
Loans receivable........................................     --         112,182          5,000              --         117,182
Mortgage loans held for sale............................     --         192,881             --              --         192,881
Notes receivable from affiliates........................   3,000         16,564             11         (19,575)             --
Total loans receivable..................................   3,000        321,627          5,011         (19,575)        310,063
Less allowance for credit losses on loans...............     --         (4,621)             --              --          (4,621)
Less unearned discount, dealer reserves, and deferrals
net of deferred loan costs..............................     --         (3,803)             --              --          (3,803)
Net loans receivable....................................   3,000        313,203          5,011         (19,575)        301,639
Other Receivables:
Accrued interest receivable.............................     --           3,197             28              --           3,225
Other receivables.......................................      59          4,221             --              --           4,280
Total other receivables.................................      59          7,418             28              --           7,505
Investment in subsidiaries..............................  63,190            --              --         (63,190)             --
Investment in asset-backed securities...................     --           4,027          3,696              --           7,723
Less allowance for losses...............................     --           (764)             --              --            (764)
Net investment for asset-backed securities..............     --           3,263          3,696              --           6,959
Interest-only strip security............................     --          24,392             --              --          24,392
Less allowance for losses...............................     --         (5,450)             --              --          (5,450)
Net interest-only strip security........................     --          18,942             --              --          18,942
Net property and equipment..............................   1,084          9,264             --              --          10,348
Net excess of cost over net assets of acquired
businesses..............................................      44          3,522             --            (939)          2,627
Real estate and personal property acquired through
foreclosure.............................................     --           4,063             --              --           4,063
Other assets............................................     469          6,466            349              --           7,284
Total assets............................................  $67,855      $367,741        $13,096        $(83,704)       $364,988


                                      F-36




LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Notes payable to banks..................................    $--        $174,353            $--             $--        $174,353
Subordinated investor savings:
Notes payable to investors..............................     --         105,730             --              --         105,730
Subordinated debentures.................................     --          19,160             --              --          19,160
Total subordinated investor savings.....................     --         124,890             --              --         124,890
Accounts payable and accrued liabilities................     599          3,548            115              --           4,262
Accrued interest payable................................     --           1,784             --              --           1,784
Remittances payable.....................................     --           2,146            398              --           2,544
Due to affiliates.......................................     511            --           6,474          (6,985)             --
Total other liabilities.................................   1,110          7,478          6,987          (6,985)          8,590
Subordinated debt to affiliates.........................   9,590            --           3,000         (12,590)             --
Total liabilties........................................  10,700        306,721          9,987         (19,575)        307,833
Minority interest.......................................     --             --              --              --              --
Shareholders' equity:
Common stock............................................     482          4,259             10          (4,269)            482
Preferred stock.........................................     --           1,621             --          (1,621)             --
Capital in excess of par value..........................  38,479         30,923          3,099         (34,022)         38,479
Retained earnings.......................................  18,194         24,217             --         (24,217)         18,194
Total shareholders' equity..............................  57,155         61,020          3,109         (64,129)         57,155
Total liabilities and shareholders' equity..............  $67,855      $367,741        $13,096        $(83,704)       $364,988



                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

23. SUBSIDIARY GUARANTORS -- Continued



                                                    CONSOLIDATED STATEMENTS OF INCOME
                                                     SIX MONTHS ENDED JUNE 30, 1997
                                                               (UNAUDITED)
                                                         (DOLLARS IN THOUSANDS)

                                                                       COMBINED        COMBINED
                                                          PARENT      GUARANTOR     NON-GUARANTOR
                                                        COMPANY       SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED

REVENUES:
Interest income.........................................     $39        $15,197            $--           $(212)        $15,024
Servicing Income........................................     --           3,085             --                           3,085
Gain on sale of loans...................................     --          18,107             --                          18,107
Management fees.........................................       9            248             --                             257
Loan fee income.........................................     --          13,215             --                          13,215
Other revenues..........................................      33            143             --                             176
Total revenues..........................................      81         49,995             --            (212)         49,864
EXPENSES:
Interest................................................     212          9,782             --            (212)          9,782
Provision for credit losses.............................     --           4,671             --                           4,671
Salaries, wages and employee benefits...................   1,555         17,206             --                          18,761
Business development costs..............................     --           3,018             --                           3,018
Other general and administrative expense................ (1,799)         11,735             --                           9,936
Total expenses..........................................    (32)         46,412             --            (212)         46,168
Income before income taxes, minority interest, and
equity in undistributed earnings of subsidiaries........     113          3,583             --              --           3,696
Equity in undistributed earnings of subsidiaries........   4,989            --              --          (4,989)             --
Income before income taxes and minority interest........   5,102          3,583             --          (4,989)          3,696
Provision (benefit) for income taxes:
Current.................................................    (48)            880             --              --             832
Deferred................................................       2        (2,459)             --              --          (2,457)
Total provision (benefit) for income taxes..............    (46)        (1,579)             --              --          (1,625)
Income before minority interest.........................   5,148          5,162             --          (4,989)          5,321
Minority interest in (earnings) loss of subsidiaries....      17          (173)             --              --            (156)
Net income..............................................  $5,165         $4,989            $--         $(4,989)         $5,165

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

23. SUBSIDIARY GUARANTORS -- Continued

                        CONSOLIDATED STATEMENTS OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                                                        COMBINED       COMBINED
                                                           PARENT      GUARANTOR     NON-GUARANTOR
                                                          COMPANY     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
REVENUES:
Interest income.........................................     $40         $8,604            $--           $(269)         $8,375
Servicing Income........................................     --           1,562             --                           1,562
Gain on sale of loans...................................     --           7,468             --                           7,468
Management fees.........................................       9            248             --                             257
Loan fee income.........................................     --             426             --                             426
Other revenues..........................................    (10)            231             --                             221
Total revenues..........................................      39         18,539             --            (269)         18,309
EXPENSES:
Interest................................................     269          5,576             --            (269)          5,576
Provision for credit losses.............................     --           1,532             --                           1,532
Salaries, wages and employee benefits...................     603          3,718             --                           4,321
Business development costs..............................       4            327             --                             331
Other general and administrative expense................   (536)          3,506             --                           2,970
Total expenses..........................................     340         14,659             --            (269)         14,730
Income before income taxes, minority interest, and
equity in undistributed earnings of subsidiaries........   (301)          3,880             --              --           3,579
Equity in undistributed earnings of subsidiaries........   3,757            --              --          (3,757)             --
Income before income taxes and minority interest........   3,456          3,880             --          (3,757)          3,579
Provision (benefit) for income taxes:
Current.................................................       1            153             --              --             154
Deferred................................................     (3)           (30)             --              --             (33)
Total provision (benefit) for income taxes..............     (2)            123             --              --             121
Income before minority interest.........................   3,458          3,757             --          (3,757)          3,458
Minority interest in (earnings) loss of subsidiaries....    (22)            --              --              --             (22)
Net income..............................................  $3,436         $3,757            $--         $(3,757)         $3,436

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

23. SUBSIDIARY GUARANTORS -- Continued

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 1997
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                                                        COMBINED       COMBINED
                                                         PARENT        GUARANTOR     NON-GUARANTOR
                                                        COMPANY       SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS CONSOLIDATED

OPERATING ACTIVITIES:
Net Income..............................................  $5,165          $4,987           $--         $(4,987)         $5,165
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Equity in undistributed income of subsidiaries.......... (4,989)             --             --            4,989             --
Depreciation and amortization...........................     114           1,123            --              (2)          1,235
Provision for deferred income taxes.....................       2         (2,460)            --              --          (2,458)
Provision for credit losses.............................     --            4,671            --              --           4,671
Loss on disposal of property and equipment..............       1              13            --              --              14
Net (increase) decrease in deferred loan costs..........     --               39            --              --              39
Net increase (decrease) in unearned discount and
other deferrals.........................................     --            2,346            --              --           2,346
Loans originated with intent to sell....................     --        (494,857)            --              --        (494,857)
Principal proceeds from sold loans......................     --          175,767            --              --         175,767
Proceeds from securitization of loans...................     --          201,035            --              --         201,035
Payments to securitization certificate holders for
credit losses...........................................     --            (723)            --              --            (723)
Increase in overcollateralization from excess
spread..................................................     --              --         (1,329)             --          (1,329)
Minority interest in earnings (loss) of
subsidiaries............................................    (16)             172            --              --             156
Changes in operating assets and liabilities
increasing (decreasing) cash:
Restricted cash.........................................     --              --          2,143              --           2,143
Interest only strip security............................     --         (14,627)            --              --         (14,627)
Accrued interest receivable.............................     (1)         (1,109)            --              --          (1,110)
Other assets............................................     812         (2,452)            --              --          (1,640)
Remittance due loan participants........................     --            (428)          (547)             --            (975)
Accrued interest payable................................     --            1,186            --              --           1,186
Other liabilities.......................................      54             135            --              --             189
Intercompany transfers..................................   2,945         (2,341)          (604)             --              --
          Net cash provided by (used in) operating
            activities..................................   4,087       (127,523)          (337)             --        (123,773)

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

23. SUBSIDIARY GUARANTORS -- Continued

                CONSOLIDATED STATEMENT OF CASH FLOWS -- CONTINUED
                         SIX MONTHS ENDED JUNE 30, 1997
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                                                       COMBINED       COMBINED
                                                          PARENT      GUARANTOR      NON-GUARANTOR
                                                         COMPANY     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS  CONSOLIDATED

INVESTING ACTIVITIES:
Loans originated for investment purposes................    $--        $(62,324)           $--             $--        $(62,324)
Principal collections on loans not sold.................     --           57,569            --              --          57,569
Principal collections on asset-backed securities........     --              --            337              --             337
Investment in subsidiary................................ (14,055)            --             --           14,055             --
Proceeds from sale of real estate and personal property
acquired through foreclosure............................     --            3,271            --              --           3,271
Proceeds from sale of property and equipment............     --                5            --              --               5
Purchase of property and equipment......................   (663)         (3,473)            --              --          (4,136)
Other...................................................     --            (285)            --              --            (285)
Net cash used in investing activities................... (14,718)        (5,237)           337           14,055         (5,563)
FINANCING ACTIVITIES:
Advances on notes payable to banks......................     --          535,895            --              --         535,895
Payments on notes payable to banks......................     --        (417,036)            --              --        (417,036)
Net increase in notes payable to investors..............     --            7,743            --              --           7,743
Net (decrease) increase in subordinated
debentures..............................................     --            3,046            --              --           3,046
Advances (to) from subsidiary...........................   9,591        (10,427)           836              --              --
Proceeds from issuance of additional common
stock...................................................     857          14,055            --         (14,055)            857
Net cash provided by (used in) financing
activities..............................................  10,448         133,276           836         (14,055)        130,505
Net increase (decrease) in cash and cash
equivalents.............................................   (183)             516           836              --           1,169
CASH AND CASH EQUIVALENTS,
BEGINNING OF YEAR.......................................     192           1,084            --              --           1,276
CASH AND CASH EQUIVALENTS,
END OF YEAR.............................................      $9          $1,600          $836             $--          $2,445

                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

23. SUBSIDIARY GUARANTORS -- Continued

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                                                             COMBINED         COMBINED
                                                                PARENT      GUARANTOR       NON-GUARANTOR
                                                               COMPANY     SUBSIDIARIES     SUBSIDIARIES     ELIMINATIONS

OPERATING ACTIVITIES:
Net Income..................................................    $3,436         $3,757             $--          $(3,757)
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Equity in undistributed income of subsidiaries..............    (3,757)            --              --             3,757
Depreciation and amortization...............................        18            478              --               --
Provision for deferred income taxes.........................        (2)           (31)             --               --
Provision for credit losses.................................       --           1,532              --               --
Net (increase) decrease in deferred loan costs..............       --             202              --               --
Net increase (decrease) in unearned discount and
other deferrals.............................................       --             835              --               --
Loans originated with intent to sell........................       --        (137,940)             --               --
Principal proceeds from sold loans..........................       --         173,343              --               --
Proceeds from securitization of loans.......................       --          14,102              --               --
Minority interest in earnings (loss) of
subsidiaries................................................        22             --              --               --
Changes in operating assets and liabilities
increasing (decreasing) cash:
Restricted cash.............................................       --              --          (2,318)              --
Interest only strip security................................       --            (472)             --               --
Accrued interest receivable.................................        51             53              --               --
Other assets................................................      (624)           538              --               --
Remittance due loan participants............................       --             639              --               --
Accrued interest payable....................................       778           (708)             --               --
Other liabilities...........................................       (63)          (976)             --               --
Intercompany transfers......................................    (4,045)         2,148           1,897               --
Net cash provided by (used in) operating
           activities of discontinued operations............       --              77              --               --
           Net cash provided by (used in) operating
             activities.....................................    (4,186)        57,577            (421)              --


                                      F-41





                                                              CONSOLIDATED

OPERATING ACTIVITIES:
Net Income..................................................      $3,436
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Equity in undistributed income of subsidiaries..............          --
Depreciation and amortization...............................         496
Provision for deferred income taxes.........................         (33)
Provision for credit losses.................................       1,532
Net (increase) decrease in deferred loan costs..............         202
Net increase (decrease) in unearned discount and
other deferrals.............................................         835
Loans originated with intent to sell........................    (137,940)
Principal proceeds from sold loans..........................     173,343
Proceeds from securitization of loans.......................      14,102
Minority interest in earnings (loss) of
subsidiaries................................................          22
Changes in operating assets and liabilities
increasing (decreasing) cash:
Restricted cash.............................................      (2,318)
Interest only strip security................................        (472)
Accrued interest receivable.................................         104
Other assets................................................         (86)
Remittance due loan participants............................         639
Accrued interest payable....................................          70
Other liabilities...........................................      (1,039)
Intercompany transfers......................................          --
Net cash provided by (used in) operating
           activities of discontinued operations............          77
           Net cash provided by (used in) operating
             activities.....................................      52,970


                      EMERGENT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

23. SUBSIDIARY GUARANTORS -- Continued

                CONSOLIDATED STATEMENT OF CASH FLOWS -- CONTINUED
                         SIX MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                                                             COMBINED         COMBINED
                                                                PARENT      GUARANTOR       NON-GUARANTOR
                                                               COMPANY     SUBSIDIARIES     SUBSIDIARIES     ELIMINATIONS

INVESTING ACTIVITIES:
Loans originated for investment purposes....................      $--        $(54,289)            $--              $--
Principal collections on loans not sold.....................       --          23,373              --               --
Principal collections on asset-backed securities............       --              --             421               --
Investment in subsidiary....................................    (6,898)            --              --             6,898
Proceeds from sale of real estate and personal property
acquired through foreclosure................................       --           1,898              --               --
Purchase of property and equipment..........................       (83)        (1,188)             --               --
Other.......................................................       --            (228)             --               --
Net cash used in investing activities.......................    (6,981)       (30,434)            421             6,898
FINANCING ACTIVITIES:
Advances on notes payable to banks..........................       --         209,635              --               --
Payments on notes payable to banks..........................       --        (221,007)             --               --
Net increase in notes payable to investors..................       --           9,230              --               --
Net (decrease) increase in subordinated
debentures..................................................       --             526              --               --
Advances (to) from subsidiaries.............................    10,924        (10,924)             --               --
Proceeds from issuance of additional common stock...........       213          6,898              --           (6,898)
Net cash provided by (used in) financing
activities..................................................    11,137         (5,642)             --           (6,898)
Net increase (decrease) in cash and cash equivalents........       (30)        21,501              --               --
CASH AND CASH EQUIVALENTS,
BEGINNING OF YEAR...........................................       363            897              --               --
CASH AND CASH EQUIVALENTS,
END OF YEAR.................................................      $333        $22,398             $--              $--


                                      F-43





                                                              CONSOLIDATED

INVESTING ACTIVITIES:
Loans originated for investment purposes....................    $(54,289)
Principal collections on loans not sold.....................      23,373
Principal collections on asset-backed securities............         421
Investment in subsidiary....................................          --
Proceeds from sale of real estate and personal property
acquired through foreclosure................................       1,898
Purchase of property and equipment..........................      (1,271)
Other.......................................................        (228)
Net cash used in investing activities.......................     (30,096)
FINANCING ACTIVITIES:
Advances on notes payable to banks..........................     209,635
Payments on notes payable to banks..........................    (221,007)
Net increase in notes payable to investors..................       9,230
Net (decrease) increase in subordinated
debentures..................................................         526
Advances (to) from subsidiaries.............................          --
Proceeds from issuance of additional common stock...........         213
Net cash provided by (used in) financing
activities..................................................      (1,403)
Net increase (decrease) in cash and cash equivalents........      21,471
CASH AND CASH EQUIVALENTS,
BEGINNING OF YEAR...........................................       1,260
CASH AND CASH EQUIVALENTS,
END OF YEAR.................................................     $22,731

                              EMERGENT GROUP, INC.

         All tendered Senior Notes, executed Letters of Transmittal, and other related documents should be directed to the Exchange Agent. Requests for assistance and for additional copies of this Prospectus, the Letter of Transmittal and other related documents should be directed to the Exchange Agent.

                  The Exchange Agent for the Exchange Offer is

                              BANKERS TRUST COMPANY


                                  By Facsimile:
                                 (212) 250-6392

                              Confirm by Telephone:
                                 (212) 250-6161


                             By Overnight Delivery:
                              Bankers Trust Company
                               Four Albany Street
                   Attention: Corporate Trust and Agency Group
                            New York, New York 10015


                                By Hand Delivery:
                              Bankers Trust Company
                               Four Albany Street
                   Attention: Corporate Trust and Agency Group
                            New York, New York 10006


                        By Registered or Certified Mail:
                              Bankers Trust Company
                               Four Albany Street
                   Attention: Corporate Trust and Agency Group
                            New York, New York 10015




         UNTIL FEBRUARY 16, 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS OR AS REQUIRED BY THE TERMS OF THE EXCHANGE OFFER.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

               ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

SOUTH CAROLINA LAW

         Reference is made to other sections in Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended (the "South Carolina Code"), which provides as follows:

                  SECTION 33-8-510. AUTHORITY TO INDEMNIFY.
                  (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed: (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and (ii) in all other cases, that his conduct was at least not opposed to its best interest; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
                  (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).
                  (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.
                  (d) A corporation may not indemnify a director under this section: (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.
                   (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

                  SECTION 33-8-520. MANDATORY INDEMNIFICATION. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

                  SECTION 33-8-530. ADVANCE FOR EXPENSES. (a) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 33-8-510; (2) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this subchapter.
                  (b) The undertaking required by subsection (a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.
                  (c) Determinations and authorizations of payments under this section must be made in the manner specified in Section 33-8-550.

                  SECTION 33-8-540. COURT-ORDERED INDEMNIFICATION. Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines: (1) the director is entitled to mandatory indemnification under Section 33-8-520, in which case the court also shall order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or (2) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in Section 33-8-510 or was adjudged liable as described in Section 33-8-510 (d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

                  SECTION 33-8-550. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION. (a) A corporation may not indemnify a director under
         Section 33-8-510 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 33-8-510.
                  (b) The determination must be made: (1) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; (2) if a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (3) by special legal counsel: (i) selected by the board of directors or its committee in the manner prescribed in item (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or (4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.
                  (c) Authorization of indemnification and evaluation as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that, if the determination is made by special legal counsel, authorization of indemnification and evaluation as to the reasonableness of expenses must be made by those entitled under subsection (b)(3) to select counsel.

                  SECTION 33-8-560. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS. Unless a corporation's articles of incorporation provide otherwise: (1) an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-8-520, and is entitled to apply for court-ordered indemnification under Section 33-8-540, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses under this subchapter to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and (3) a corporation also may indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

                  SECTION 33-8-570. INSURANCE. A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under Section 33-8-510 or 33-8-520.

         Chapter 8, Article 5 of the South Carolina Code also permits a corporation to purchase and maintain insurance on behalf of a person who is or was an officer or director.

THE COMPANY

          The Company maintains directors' and officers' liability insurance. The Company's Bylaws provide that the Company shall, to the fullest extent permitted by Section 33-13-180 of the South Carolina Code from time to time, indemnify all persons whom it may indemnify pursuant thereto. The Company's Bylaws further provide that the Company may purchase insurance to effect such indemnification.

         Reference is made to Chapter 2 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, respecting the limitation in a corporation's articles of incorporation of the personal liability of a director for breach of the director's fiduciary duty. Reference is made to the Company's Articles of Amendment filed with the South Carolina Secretary of State on May 26, 1989 which state:

         A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved gross negligence, intentional misconduct, or a knowing violation of law, (iii) imposed under Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (improper distribution to shareholder), or (iv) for any transaction from which the director derived an improper personal benefit.

THE SUBSIDIARY GUARANTORS

         The By-laws of Emergent Financial Corporation, Emergent Mortgage Corporation of Tennessee, Emergent Equity Advisors, Inc., Carolina Investors, Inc., Emergent Commercial Mortgage, Inc., Emergent Mortgage Corp., Sterling Lending Corp., and Emergent Insurance Agency Corp. provide:


                  Every person who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to the Act, against all expenses, liabilities, and losses (including without limitation attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Shareholders, insurance, provision of law, or otherwise, as well as their rights under this Article.

                  The Board of Directors may from time to time adopt an Indemnification Plan implementing the rights granted in Section 5.01. This Indemnification Plan shall set forth in detail the mechanics of how the indemnification rights granted in Section 5.01 shall be exercised.

                  The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

 .         The Articles of Incorporation of Sterling Lending Insurance Agency,
Inc. provide:

                  The incorporators, officers, and directors of this Corporation claim the benefits of limitation of liability provided in the Louisiana Business Corporation Law, including, but not limited to, the limitation of liability provided in La.R.S. 12:24(c) to the fullest extent allowed by law as fully and completely as though the provisions were set forth in these Articles.

Reference is made to Title 12, Chapter 1 of the Louisiana Business Corporation Law which provides as follows:

                  SECTION 12:24C. The articles [of incorporation] may also contain the following:

                  ....
                  (4) A provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of a director or officer:
                  (a) For any breach of the director's or officer's duty of loyalty to the corporation or its shareholders;

                  (b) For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                  (c) For liability under R.S. 12:92(D); or (d) For any transaction from which the director or officer derived an improper personal benefit. No such provision shall eliminate or limi the liability of a director or officer for any act or omission occurring prior to the date when such provision becomes effective.

                  SECTION 12:92D. If any dividend shall be paid in violation of this Chapter, or if any other unlawful distribution, payment or return of assets be made to the shareholders, or if the corporation purchase or redeem any of its own shares in violation of this Chapter, the directors who knowingly, or without the exercise of reasonable care and inquiry, voted in favor thereof shall be liable jointly and severally to the corporation, or to creditors of the corporation, or to both, in an amount equal to the amount of the unlawful distribution. An action to enforce such liability must be brought within two years from the date on which the distribution was made, and this time limit shall not be subject to suspension on any ground, nor to interruption except by timely suit.

The by-laws of Sterling Lending Insurance Agency, Inc. provide:

                  The Corporation shall indemnify and hold harmless each director and officer now or hereafter serving the Corporation from and against any and all claims and liabilities to which he may be or become subject by reason of his now or hereafter being or having heretofore been a director or officer of the Corporation and/or by reason of his alleged acts of omissions as such director or officer, whether or not he continues to be such officer or director at the time when any such claim or liability is asserted, and shall reimburse each such director and officer for all legal and other expenses reasonably incurred by him in connection with defending any and all such claims or liabilities, including amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the Board of Directors, whether or not he continues to be such director or officer at the time such expenses are incurred; provided however, that no director or officer shall be indemnified against any claim or liability arising out of his own gross negligence or willful misconduct or shall be indemnified against or reimbursed for any expenses incurred in defending any or all such claims or liability or in settling the same unless in the judgment of the directors or the shareholders of the Corporation the director or officer should be reimbursed. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.

         The by-laws of Emergent Business Capital, Inc. provide:

                  The Corporation shall indemnify any individual made a party to a proceeding because he is or was a director o the Corporation against liability incurred in the proceeding to the fullest extent permitted by law.

                  The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding to the fullest extent permitted by law.

                  The board of directors may indemnify and advance expenses to any officer, employee or agent of the corporation, who is not a director of the corporation, to any extent, consistent with public policy, as determined by the general or specific action of the board of directors.

         The articles and by-laws of The Loan Pro$, Inc. and Premier Financial Services, Inc. do not have any provisions pertaining to indemnification of directors and officers.

THE REGISTRATION RIGHTS AGREEMENT

         Under the terms of the Registration Rights Agreement, the Company may require, as a condition to including any Registrable Securities (as defined in the Registration Rights Agreement) in any registration statement filed pursuant to the Registration Rights Agreement and to entering into any underwriting agreement with respect thereto, that the Company and the Subsidiary Guarantors shall have received an undertaking reasonably satisfactory to it from the holder of such Registrable Securities and from each underwriter named in any such underwriting agreement, severally and not jointly, to indemnify and hold harmless the Company and the Subsidiary Guarantors, each officer and director thereof, each person controlling the Company or the Subsidiary Guarantors within the meaning of the Securities Act, and all other holders of Registrable Securities, against any losses, claims, damages or liabilities to which the Company and the Subsidiary Guarantors or such other holders of Registrable Securities may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus contained therein or furnished by the Company and the Subsidiary Guarantors to any such holder, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter expressly for use therein, PROVIDED, HOWEVER, that no such holder shall be required to undertake liability to any person under Section 6(b) of the Registration Rights Agreement for any amounts in excess of the dollar amount of the proceeds to be received by such holder from the sale of such holder's Registrable Securities pursuant to such registration.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)        Exhibits

1.1 Purchase Agreement Relating to $125,000,000 10-3/4% Senior Notes due 2004, dated September 23, 1997, by and among the Company, the Subsidiary Guarantors and the Initial Purchasers.
1.2 Registration Rights Agreement, dated as of September 23, 1997, by and among the Company, the Subsidiary Guarantors and the Initial Purchasers.
3.1 Restated and Amended Certificates of Incorporation of the Subsidiary Guarantors. The Certificate of Incorporation of the Company is incorporated by reference to previous filings with the Commission. See "Incorporation of Certain Information by Reference."
3.2 Bylaws of the Subsidiary Guarantors. The Bylaws of the Company are incorporated by reference to previous filings with the Commission. See "Incorporation of Certain Information by Reference."
4.1 Indenture, dated as of September 23, 1997, by and among the Company, the Subsidiary Guarantors and Bankers Trust Company.
5.1        Opinion of Wyche, Burgess, Freeman & Parham, P.A. re Legality.
8.1        Opinion of Wyche, Burgess, Freeman & Parham, P.A. re Tax Matters.
10.1 See Exhibits 1.1, 1.2 and 4.1. Other material contracts are incorporated by reference to previous filings with the Commission. See "Incorporation of Certain Information by Reference."
12.1       Statements re Computation of Ratios.
21.1       Listing of subsidiaries.
23.1       Consent of Wyche, Burgess, Freeman & Parham, P.A.: Contained in
           Exhibit 5.1.
23.2       Consent of KPMG Peat Marwick LLP.
23.3       Consent of Elliott, Davis and Co., LLP.
24.1       Power of Attorney: Included on Signature Page.
25.1       Statement of Eligibility of Trustee.
27.1       Financial Data Schedule (electronic filing only).
99.1       Form of Letter of Transmittal.
99.2       Form of Notice of Guaranteed Delivery.
99.3       Form of Letter to Clients.
99.4       Form of Letter to Registered Holders and DTC Participants.
99.5       Instructions to Registered Holders and DTC Participants.

(b)        Certain Additional Financial Statement Schedules: Not applicable.

ITEM 22.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                               SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, State of South Carolina, on November 12, 1997.


EMERGENT GROUP, INC.

By: /s/ Kevin J. Mast
Kevin J. Mast
Vice President, Chief Financial
Officer and Treasurer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                     TITLE                                       DATE


 /s/ JOHN M. STERLING, JR.*                                   Chief Executive Officer &                    11/11/97
John M. Sterling, Jr.                                         and Chairman of the Board


 /s/ KEITH B. GIDDENS*                                        President, Chief Operating                   11/11/97
Keith B. Giddens                                              Officer and Director


 /s/ KEVIN J. MAST*                                           Vice President, Chief Financial              11/11/97
Kevin J. Mast                                                 Officer, Treasurer and Director


 /s/ CLARENCE B. BAUKNIGHT*                                   Director                                     11/11/97
Clarence B. Bauknight


 /s/ TECUMSEH HOOPER, JR.*                                    Director                                     11/11/97
Tecumseh Hooper, Jr.


 /s/ BUCK MICKEL*                                             Director                                     11/11/97
Buck Mickel


 /s/ PORTER B. ROSE*                                          Director                                     11/11/97
Porter B. Rose


 /s/ J. ROBERT PHILPOTT*                                      Director                                     11/11/97
J. Robert Philpott


 /s/ LARRY G. BLACKWELL*                                      Director                                     11/11/97
Larry G. Blackwell

*By Kevin J. Mast, Attorney in Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, State of South Carolina, on November 12, 1997.


EMERGENT MORTGAGE CORP.

By: /s/ Kevin J. Mast
Kevin J. Mast
Vice President, Treasurer and Assistant Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                     TITLE                                       DATE


 /s/ Keith B. Giddens*                                        Chief Executive Officer,                    11/11/97
                                                              Chairman and Director
Keith B. Giddens


 /s/ Kevin J. Mast*                                           Vice President, Treasurer,                  11/11/97
Kevin J. Mast                                                 Assistant Secretary and Director


 /s/ Dennis W. Canupp*                                        President and                               11/11/97
Dennis W. Canupp                                              Director


/s/ J. Phil Cox*                                              Senior Vice President,                      11/11/97
J. Phil Cox                                                   Secretary, and Director

*By Kevin J. Mast, Attorney in Fact.


                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, State of South Carolina, on November 12, 1997.

CAROLINA INVESTORS, INC.

By: /s/ Kevin J. Mast
Kevin J. Mast
Vice President, Treasurer
  and Assistant Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                     TITLE                                       DATE

/s/ Earl E. Morris, Jr.*                                       Chairman of the Board                      11/11/97
--------------------------
Earl E. Morris, Jr.

/s/ Keith B. Giddens*                                         Chief Executive Officer,                    11/11/97
--------------------------                                    Vice Chairman and Director
Keith B. Giddens

/s/ Kevin J. Mast*                                            Vice President, Treasurer,                  11/11/97
--------------------------                                    Assistant Secretary and Director
Kevin J.Mast

/s/ John M. Sterling, Jr.*                                    Director                                    11/11/97
--------------------------
John M. Sterling, Jr.

/s/ Robert S. Davis*                                          Director                                    11/11/97
--------------------------
Robert S. Davis

/s/ Dennis W. Canupp*                                         Chief Operating                             11/11/97
--------------------------                                    Officer and Director
Dennis W. Canupp

/s/ Larry Owen*                                               President and Director                      11/11/97
--------------------------
Larry Owen

/s/ J. Phil Cox*                                              Secretary and Director                      11/11/97
--------------------------
J. Phil Cox

/s/ Don Bobo*                                                 Director                                    11/11/97
--------------------------
Don Bobo

/s/ K.T. Ryan*                                                Chief Financial Officer                     11/11/97
--------------------------                                    and Director
K.T. Ryan

*By Kevin J. Mast, Attorney in Fact.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, State of South Carolina, on November 12, 1997.


STERLING LENDING CORPORATION

By: /s/ Kevin J. Mast
Kevin J. Mast
Vice President and Treasurer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                     TITLE                                       DATE


 /s/ KEITH B. GIDDENS*                                        Chairman of the Board
Keith B. Giddens

 /s/ KEVIN J. MAST*                                           Vice President, Treasurer,                  11/11/97
Kevin J. Mast                                                  and Director


/s/ DENNIS W. CANUPP*                                         Chief Executive Officer and                 11/11/97
A. Dennis W. Canupp                                             Director

 /s/ J. P. COX*                                               Secretary and Director                      11/11/97
J. Phil Cox

/s/ W. Roger Clark*                                           President and Director                      11/11/97
W. ROGER CLARK

/s/ SLATER W. SWARTWOOD*                                      Executive Vice President and                11/11/97
Slater W. Swartwood                                             Director

/s/ JOHN KUNST*                                               Chief Financial Officer and                  11/11/97
John Kunst                                                     Director

/s/ GEORGE ROBERSON*                                          Director                                    11/11/97
George Roberson

*By Kevin J. Mast, Attorney in Fact.


                               SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, State of South Carolina, on November 12, 1997.


STERLING LENDING INSURANCE AGENCY, INC.

By: /s/ Kevin J. Mast
Kevin J. Mast
Vice President and Treasurer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                     TITLE                                       DATE


/s/ PATRIC J. DARVIE                                      President and Director                          11/11/97
Patric J. Darvie*

/s/ SLATER W. SWARTWOOD*                                  Vice President and Director                     11/11/97
Slater W. Swartwood

/s/ W. ROGER CLARK*                                       Secretary, Treasurer,                           11/11/97
W. Roger Clark                                              and Director

*By Kevin J. Mast, Attorney in Fact.


                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, State of South Carolina, on November 12, 1997.


EMERGENT BUSINESS CAPITAL, INC.

By: /s/ Kevin J. Mast
Kevin J. Mast
Executive Vice President, Chief Financial
Officer, Treasurer and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                     TITLE                                       DATE


 /s/ John M. Sterling, Jr.*                                   Director
John M. Sterling, Jr.


 /s/ Keith B. Giddens*                                        Chief Executive Officer and                 11/11/97
Keith B. Giddens                                              Chairman of the Board


 /s/ Kevin J. Mast*                                           Executive Vice President, Chief Financial   11/11/97
Kevin J. Mast                                                 Officer, Secretary and Director


 /s/ A. Scott Lining                                          Senior Vice President,                      11/11/97
A. Scott Lining                                                Controller and Director

 /s/ Robert S. Davis*                                         Assistant Secretary                         11/11/97
Robert S. Davis                                                and Director

*By Kevin J. Mast, Attorney in Fact.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, State of South Carolina, on November 12, 1997.


EMERGENT COMMERCIAL MORTGAGE, INC.

By: /s/ Kevin J. Mast
Kevin J. Mast
Executive Vice President, Chief Financial
Officer, Treasurer and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                     TITLE                                       DATE


 /s/ Keith B. Giddens*                                        Chief Executive Officer                      11/11/97
Keith B. Giddens                                              and Chairman of the Board


 /s/ Kevin J. Mast*                                           Executive Vice President, Chief Financial    11/11/97
Kevin J. Mast                                                 Officer, Secretary and Director

*By Kevin J. Mast, Attorney in Fact.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, State of South Carolina, on November 12, 1997.


EMERGENT MORTGAGE CORP. OF TENNESSEE

By: /s/ Kevin J. Mast
Kevin J. Mast
Vice President
and Treasurer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                     TITLE                                       DATE


 /s/ KEITH B. GIDDENS*                                        Chief Executive                              11/11/97
Keith B. Giddens                                              Officer and Director


 /s/ KEVIN J. MAST*                                           Vice President,                              11/11/97
Kevin J. Mast                                                 Treasurer and Director


/s/ DENNIS W. CANUPP*                                         President and Director                       11/11/97
Dennis W. Canupp

/s/ J. PHIL COX*                                              Senior Vice President, Secretary,            11/11/97
J. Phil Cox                                                      and Director

/s/ GEORGE F. ROBERSON*                                       Director                                     11/11/97
George F. Roberson

*By Kevin J. Mast, Attorney in Fact.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, State of South Carolina, on November 12, 1997.


EMERGENT FINANCIAL CORP.

By: /s/ Kevin J. Mast
Kevin J. Mast
Executive Vice President, Chief Financial
Officer, Treasurer and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                     TITLE                                       DATE


 /s/ KEITH B. GIDDENS*                                        Chief Executive                              11/11/97
Keith B. Giddens                                              Officer and Director


 /s/ KEVIN J. MAST*                                           Executive Vice President, Chief Financial    11/11/97
Kevin J. Mast                                                 Officer, Treasurer, Secretary and Director

/s/ CONNIE WARNE*                                             President, Assistant Secretary               11/11/97
Connie Warne                                                  and Director

/s/ MONTE HARRELL*                                            Controller and Director                      11/11/97
Monte Harrell

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, State of South Carolina, on November 12, 1997.


EMERGENT EQUITY ADVISORS, INC.

By: /s/ Kevin J. Mast
Kevin J. Mast
Vice President, Chief Financial
Officer, Treasurer and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                     TITLE                                       DATE


 /s/ JOHN. M. STERLING, JR.*                                  Chairman of the Board                       11/11/97
John M. Sterling, Jr.


 /s/ KEITH B. GIDDENS*                                        Chief Executive Officer                     11/11/97
Keith B. Giddens                                              and Director


/s/ SAMUEL J. COUVILLION*                                     Chief Operating Officer and                 11/11/97
Samuel J. Couvillion                                          and Director

 /s/ KEVIN J. MAST*                                           Treasurer and Director                      11/11/97
Kevin J. Mast


/s/ CAPERS A. EASTERBY*                                       President and Director                      11/11/97
Capers A. Easterby


 /s/ A. SCOTT LINING*                                         Vice President, Controller,                 11/11/97
A. Scott Lining                                               and Director


 /s/ ROBERT S. DAVIS*                                         Director                                    11/11/97
Robert S. Davis

*By Kevin J. Mast, Attorney in Fact.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, State of South Carolina, on November 12, 1997.


THE LOAN PRO$, INC.

By: /s/ Kevin J. Mast
Kevin J. Mast
Executive Vice President, Chief Financial
Officer and Treasurer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                     TITLE                                       DATE


 /s/ KEITH B. GIDDENS*                                        Chief Executive Officer and                 11/11/97
Keith B. Giddens                                              Chairman of the Board


 /s/ KEVIN J. MAST*                                           Executive Vice President,                   11/11/97
Kevin J. Mast                                                 Treasurer, Chief Financial Officer,
                                                              and Director

 /s/ RON LONG*                                                President and Director                      11/11/97
Ron Long

 /s/ CHRIS LONG*                                              Vice President and Director                 11/11/97
Chris Long

 /s/ J. P. COX*                                               Director                                    11/11/97
J. Phil Cox

*By Kevin J. Mast, Attorney in Fact.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, State of South Carolina, on November 12, 1997.


PREMIER FINANCIAL SERVICES, INC.

By: /s/ Kevin J. Mast
Kevin J. Mast
Executive Vice President, Chief Financial
Officer and Treasurer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                     TITLE                                       DATE



/s/ KIMBERLEY BULLARD*                                        President and Director                      11/11/97
Kimberley Bullard

/s/ KENNETH BENTLEY*                                          Vice President and Director                 11/11/97
Kenneth Bentley

/s/ J. P. COX*                                                Director                                    11/11/97
J. Phil Cox

 /s/ KEITH B. GIDDENS*                                        Chief Executive Officer and                 11/11/97
Keith B. Giddens                                              Chairman of the Board


 /s/ KEVIN J. MAST*                                           Exective Vice President, Chief Financial    11/11/97
Kevin J. Mast                                                 Officer, Treasurer and Director

*By Kevin J. Mast, Attorney in Fact.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, State of South Carolina, on November 12, 1997.


EMERGENT INSURANCE AGENCY CORP.

By: /s/ Kevin J. Mast
Kevin J. Mast
Vice President and Treasurer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                     TITLE                                       DATE


 /s/ KEITH B. GIDDENS*                                        Chief Executive                              11/11/97
Keith B. Giddens                                              Chairman and Director


 /s/ KEVIN J. MAST*                                           Vice President,                              11/11/97
Kevin J. Mast                                                 Treasurer and Director

/s/ DENNIS W. CANUPP*                                         President and Director                       11/11/97
Dennis W. Canupp

*By Kevin J. Mast, Attorney in Fact.




                                      II-3